                                  EX-99.B12



                              FINANCIAL STATEMENTS

To the Shareholders and Trustees of
 The Victory Portfolios

We have audited the accompanying statements of assets and liabilities of The Victory Portfolios (comprising, respectively, the U.S. Government Obligations Fund, Prime Obligations Fund, Financial Reserves Fund (formerly the Financial Reserves Portfolio), Institutional Money Market Fund (formerly the Institutional Money Market Portfolio), Tax-Free Money Market Fund, Ohio Municipal Money Market Fund (formerly the Ohio Municipal Money Market Portfolio), Limited Term Income Fund, Intermediate Income Fund, Investment Quality Bond Fund, Government Bond Fund (formerly the Government Bond Portfolio), Government Mortgage Fund, Fund for Income (formerly the Fund for Income Portfolio), National Municipal Bond Fund (formerly the National Municipal Bond Portfolio), New York Tax-Free Fund (formerly the New York Tax-Free Portfolio), Ohio Municipal Bond Fund, Balanced Fund, Stock Index Fund, Diversified Stock Fund, Value Fund, Growth Fund, Special Value Fund, Special Growth Fund, Ohio Regional Stock Fund, and International Growth Fund), including the schedules of investments, as of October 31, 1995, and the related statements of operations and changes in net assets, and the financial highlights for each period presented except as noted in the next paragraph. These financial statements and financial highlights are the responsibility of The Victory Portfolios' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

The Financial Reserves Fund's statement of changes in net assets for the year ended October 31, 1994 and the financial highlights for each of the four years in the period ended October 31, 1994 were audited by other auditors, whose reports dated December 2, 1994 and December 17, 1993, respectively, expressed unqualified opinions on those financial statements and financial highlights. The Institutional Money Market Fund's statement of changes in net assets for each of the two years in the period ended April 30, 1995 and the financial highlights for each of the five years in the period ended April 30, 1995 were audited by other auditors, whose report dated June 20, 1995 expressed an unqualified opinion on those financial statements and financial highlights. The Ohio Municipal Money Market Fund's statement of changes in net assets for the year ended August 31, 1994 and the manual highlights for each of the four years in the period ended August 31, 1994 were audited by other auditors, whose reports dated October 7, 1994 and October 13, 1993, respectively, expressed unqualified opinions on those financial statements and financial highlights. The Government Bond Fund's statements of changes in net assets and financial highlights for the periods ended April 30, 1995 and 1994 were audited by other auditors, whose report dated June 20, 1995 expressed an unqualified opinion on those financial statements and financial highlights. The Fund for Income's statement of changes in net assets for the period ended October 31, 1994 and the financial highlights for the period ended October 31, 1994 and for each of the three years in the period ended January 31, 1994 were audited by other auditors, whose reports dated December 2, 1994 and February 28, 1994, respectively, expressed unqualified opinions on those financial statements and financial highlights. The National Municipal Bond Fund's statements of changes in net assets and financial highlights for the periods ended April 30, 1995 and 1994 were audited by other auditors, whose report dated June 20, 1995 expressed an unqualified opinion on those financial statements and financial highlights. The New York Tax-Free Fund's statement of changes in net assets for the period ended October 31, 1994 and the financial highlights for the period ended October 31, 1994, two years in the period ended December 31, 1993 and the period ended December 31, 1991 were audited by other auditors, whose reports dated December 2, 1994 and January 31, 1994, respectively, expressed unqualified opinions on those financial statements and financial highlights. The Special Growth Fund's statements of changes in net assets and financial highlights for the year ended April 30, 1995 and period ended April 30, 1994 were audited by other auditors, whose report dated June 20, 1995 expressed an unqualified opinion on those financial statements and financial highlights.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation and verification by examination of securities owned as of October 31, 1995, by correspondence with the custodians and brokers or other auditing procedures where confirmations from brokers were not received. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above, except as noted in the second paragraph present fairly, in all material respects, the financial position of each of the respective funds comprising The Victory Portfolios as of October 31, 1995, and the results of their operations, the changes in their net assets and the financial highlights for the periods then ended in conformity with generally accepted accounting principles.


                                           COOPERS & LYBRAND L.L.P.

Columbus, Ohio
December 19, 1995

                                 VICTORY FUNDS




                                 ANNUAL REPORT
                               THE VICTORY FUNDS
                                OCTOBER 31, 1995



                            vic-tor-y (vik'te-re)
                            n., 1. The act or fact
                            of winning in a contest
                            or struggle, as with an
                            opponent or difficulty;
                            a triumph.

"The ultimate victory in competition is derived from the inner satisfaction of knowing that you have done your best and that you have gotten the most out of what you had to give." - Howard Cosell Sports Broadcaster

TABLE OF CONTENTS


Shareholder Letter                               2
Investment Review and Outlook                    3

FUND REVIEW AND COMMENTARY

Introduction to Victory Money Market Funds       4
Introduction to Victory Fixed Income Funds       8
Introduction to Victory Municipal Bond Funds    15
Introduction to Victory Equity Funds            19
Question & Answers                              29
Glossary of Terms                               30
How to Read Your Financial Statements           31

FINANCIAL STATEMENTS

Schedules of Investments                        33
Statements of Assets and Liabilities           109
Statements of Operations                       115
Statements of Changes in Net Assets            121
Notes to Financial Statements                  129
Financial Highlights                           139
Report of Independent Accountants              158
Special Shareholder Meeting                    159


Society Asset Management, Inc. ("SAM"), a subsidiary of KeyCorp, is the investment adviser to The Victory Funds. The Victory Funds are sponsored and distributed by Victory Broker Dealer Services, Inc., which is not affiliated with SAM, KeyCorp, any KeyCorp bank or their affiliates. SAM and Key Trust Company of Ohio, N.A., also a subsidiary of KeyCorp, receive fees from The Victory Funds for their services.

This report is not authorized for distribution to prospective investors unless preceded or accompanied by a current prospectus for The Victory Funds.

NOT           Shares of The Victory Funds are not deposits or other obligations
FDIC          of, or guaranteed by, any KeyCorp bank, Society Asset Management,
INSURED       Inc., or their affiliates, and are subject to investment risks, including possible loss of the principal amount invested.




THE VICTORY FUNDS

LETTER FROM THE PRESIDENT

Dear Shareholder,

The Victory Funds are pleased to provide you with this annual report for the fiscal year ended October 31, 1995. This past fiscal year has been good for most investors as the equity markets excluding international, have posted impressive returns. Fixed income markets have also achieved impressive results after a disappointing 1994. The average one year total return of our Equity Funds, including the International Growth Fund, was 18% for the period ending 10/31/95. This compares favorably with the 15.5% average total return of all equity funds (3,321) in the Morningstar Principia database. There were some impressive returns in the marketplace during this period, but we believe that being consistent, being above average, is the best way to achieve an objective.

In this report you will find some very important information on the fund(s) in which you have invested. We hope that you will look through it carefully and read the comments of your portfolio manager(s). We have attempted to provide an overview of each fund's performance and style by interviewing each of the portfolio managers. We feel that this interview and performance discussion is the most important section of the annual report as it explains how economic conditions and market behavior affected the strategy and performance of your fund(s), outlines the portfolio manager's outlook for the future and more.

We seek to always provide you with interesting information that will continue to educate or intrigue you as an investor, and to offer you the opportunity to stay abreast of investment opportunities. In order to accomplish this objective, we have enclosed with this report a business reply card. Please use it to order information, send us your ideas and comments or simply to let us know how we are doing in servicing your investment needs.

The growth of $10,000 chart is information that funds are required to publish with the exception of money market funds. Each Fund's growth is compared to a an appropriate index. This chart is meant to provide general information of the market(s) and should be used only as a guide to the Fund's relative performance for two very important reasons:

        - The mutual fund must clearly define in its prospectus its investment objective and permissible investments. The index is a measure of the most appropriate broad market; however, it does not have an investment objective and may not accurately reflect the types of investments held by a particular fund.

        - In addition, it is important to remember that the index is a 'paper calculation' and does not reflect any expenses that accompany a real investment such as sales charges, management fees, portfolio transaction costs or the cash reserves required to provide daily liquidity. The performance of the Fund must reflect all expenses incurred by the Fund as well as the highest front-end or deferred sales charges that may be applied.

Additionally, each Fund's growth is also plotted without a sales charge. In some cases we have also included a second index or benchmark to help explain or highlight a specific aspect of fund performance.

We wish you all a prosperous and successful 1996. Thank you for choosing to invest in The Victory Funds.





Leigh A. Wilson, President
THE VICTORY FUNDS


P.S. For more information about any of the Victory Funds, request a prospectus by calling 1-800-539-FUND (3863). The prospectus contains more complete information, including charges and expenses. Read the prospectus carefully before you invest or send money.




THE VICTORY FUNDS

INVESTMENT REVIEW AND OUTLOOK

In our opinion, as of November 9, 1995.

THE U.S. ECONOMY "Soft landing" minimal turbulence. The 2.0% real annual growth rate during 1995's first half was followed by the third quarter's 4.2% growth rate (which included some "quirks"). The next few quarters?. . . Near a 2.0-2.5% real annual rate. The chance of recession remains slim.

THE BUDGET BATTLE - The political nonsense continues. Finger pointing, heated debate, name-calling, tears, hostility, screaming, mistruths. . . This must be Washington D.C. The Congress must soon approve a debt extension bill acceptable to the President. The Administration and the Congress must also reach an agreement on long-term deficit reduction in coming weeks. Expect the President to veto the first Republican plan. . . Then the real "fun" begins. When all is said and done, a legitimate "deal" is expected.

JOB GROWTH/UNEMPLOYMENT - More modest job creation. Impressive job growth during 1994 (roughly four million net new jobs) gave way to a more timid pace during 1995. Modest job growth should continue, partly due to a shortage of skilled labor in many areas of the country. The nation's relatively low unemployment rate (5.5%) is tied to a mysterious lack of labor force growth. Unemployment should remain in a range of 5.5-6.0% through mid-1996.

INFLATION - A major success story. The Fed's battle with inflation is temporarily over. . .The Fed won. Consumer prices rose at a 2.8% annual rate during 1995's first nine months, identical to consumer inflation of the past three years. We've lowered our forecast of 1996 consumer inflation to 2.7%.

THE FEDERAL RESERVE - Yes, "government" can work. The Fed is likely to trim rates more than once in coming months, in line with economic slowing and minimal inflation anxiety. The Fed will probably "reward" the expected Administration/Congress deficit reduction package (if completed and credible) with an easing move on December 19. A 5.0% federal funds rate and an 8.0% prime rate (versus 5.75% and 8.75% today) are reasonable bets by the end of 1996's first quarter.

LONG-TERM INTEREST RATES - Additional declines are possible. If the Administration/Congress finally agree on a legitimate deficit reduction package by year-end, long-term rates could test their lows of October '93. The result? Thirty-year fixed-rate mortgages again below 7.0%.

THE DOLLAR - More recent global respect. The dollar has rebounded impressively against the Japanese yen in recent months, less so versus the German mark. Additional global dollar strength could emerge following a viable deficit reduction package.

HOUSING - Very attractive mortgage rates. Today's fixed-rate mortgages - at a 20-month low - will help stimulate new construction and refinance activity. Even more housing activity is possible if mortgage rates decline further in coming months.

THE U.S. SUMMARY - Moderate U.S. economic expansion should continue throughout 1996 with. . .Legitimate prospects of smaller future budget deficits. . . Sluggish job creation/low unemployment. . .Stable consumer spending. . . Minimal inflation pressures. . . Expectations of lower short-term and long-term interest rates. . . stable dollar. . . Good housing markets. . .And balanced regional economic growth. All factors considered an "acceptable" combination.

NOTE: Economic data courtesy of Regional Financial Associates.
--------------------------------------------------------------

THE VICTORY FUNDS

"Don't be afraid to take a big step if one is indicated. You can't cross a chasm in two small jumps."- David Lloyd George

INTRODUCTION TO MONEY MARKET FUNDS

THE VICTORY MONEY MARKET FUNDS

Who should invest in money market funds?

- Money market funds may be most appropriate for investors looking for stability of principal and income.

- Money market funds are sometimes used by investors who have short-term investment goals.

- Individuals who need quick and easy access to their funds.

What type of securities are found in money market funds?

- Depending on the objectives of each fund, money market funds usually invest in shorter-term securities such as U.S. Treasury bills, Commercial Paper, Certificate of Deposit and repurchase agreements.

- A tax-free money market fund, such as The Ohio Municipal Money Market Fund, may invest in securities issued by municipalities of the state of Ohio, while a U.S. Government money market fund may limit its investments to government-issued/backed securities only.

Not sure how other Victory Funds can work for you, too? Let us send you our Consumer Brochure which gives an overview on each asset class and on how the Victory Funds can help you achieve your objectives. Please complete and return the business reply card found in this report, and we will promptly send you the information you request, or for more information about any of the Victory Fixed Income Funds in particular, including charges and expenses, obtain a prospectus by calling 1-800-539-FUND. Please read the prospectus carefully before you invest or send money.


THE VICTORY FUNDS

"If you don't invest very much, then defeat doesn't hurt very much and winning is not very exciting."

- Dick Vermeil, NFL Coach

VICTORY U.S. GOVERNMENT OBLIGATIONS FUND

Q Can you describe some of the major trends or events that affected your Fund this past year?

A Changes in Federal Reserve policy from a tightening mode (increasing interest rates) at the beginning of 1995 to an easing mode (lowering rates) by July shaped the government bond market. The Federal Reserve reversed direction due to signs that the economy was slowing, and that inflation had been subdued.

Q  How did you structure the Fund to take advantage of these conditions?

A While the Federal Reserve was tightening, I decreased the average maturity, and invested in repurchased agreements. This let the Fund yield rise in response to the market. When the Fed reversed course, I looked to extend the average maturity of the Fund and lock in yields through a mix of longer-dated fixed treasury coupons.

Q  What does this mean in laymen's terms?

A When rates are rising, repurchase agreements are the investment of choice because the yield adjusts daily. However, in a market characterized by declining interest rates, daily resets are not advantageous. Once it became evident that the Federal Reserve would be in an easing mode, I decided to lock in yields by investing in longer-dated fixed coupon treasury securities. In this way the fund is not as sensitive to declining rates.

Q  How did the Fund perform during the past year?

A The strategy I described allowed the Fund to outperform the Donoghue Government Money Market Fund Average1 during the year. In addition the Fund 7-day yield was better than the average 7-day yield for 51 of each of the past 52 weeks reported.

Q  What do you see going forward?

A We expect the Federal Reserve to further ease interest rates during the remainder of 1995 and into 1996. As a result, we will continue to look for opportunities to extend the Fund's maturity and lock in higher fixed rates to keep its yield as high as possible.

AS OF OCTOBER 31, 1995
Seven-day Yield                 5.25%
Seven-day Effective Yield       5.39%
One Year Total Return           5.38%

MATURITY SCHEDULE 2
As of 10/31/95
Days to
Maturity
Less Than 30 days               79.8%
31 to 60 days                    0.0%
61 to 90 days                    0.0%
Greater Than 90 days            20.2%

THE VICTORY FUNDS

Ellyn M. Morgan is an Assistant Vice-President with Society Asset Management, Inc. ("SAM"). She has been with SAM and/or an affiliate since 1987. Ms. Morgan received her B.A. from Cleveland State University.

The performance data quoted represent past performance and therefore are not indicative of future results. Yields will fluctuate with market conditions. There can be no assurance that any of the Victory Money Market Funds will be able to maintain a stable net asset value of $1.00 per share. An investment in a Victory Money Market Fund is neither insured not guaranteed by the U.S. Government.

1 IBC/Donoghue's Money Market Fund Averages are based on the unweighted averages of yields and total returns of funds which have similar investment policies and objectives. The Average is comprised of funds similar to, but not necessarily the same as, The Victory U.S. Government Obligations Fund.

2 The Funds Maturity Schedule is presented to illustrate examples of a barbell strategy and may not be representative of current or future strategies. Fund strategies may change at any time.

                       VICTORY PRIME OBLIGATIONS FUND
                       VICTORY FINANCIAL RESERVES FUND
                         VICTORY INSTITUTIONAL MONEY
                                 MARKET FUND



Q  Can you describe the interest rate environment during the year?

A 1995 began with expectations that short-term interest rates would continue to follow the upward trend initiated by the Federal Reserve in February 1994. However, as the year progressed, softening economic activity and a benign inflation outlook became the two most important economic factors affecting short-term rates. This environment influenced the Federal Reserve
   to lower     rates in July.

Q How did the market environment change your strategy for the funds you manage?

A Given the accommodative Federal Reserve policy and the tame inflation levels, I took the opportunity to extend the average maturity of the Funds
   in   order to capture and maintain higher yields for a longer period of time.

Q  Are the funds managed with the same strategy?

A Yes, each Fund is managed with the same basic strategy. However, due to the different liquidity needs and cash flows, the implementation may vary.

Q  Does this explain why the yields are different?

A Only partially, more importantly, each fund bears different expenses, depending on their target market and service features. For example, the Institutional MMKT Fund has the highest yield because the minimum account size is one million dollars, and it provides no additional services. On the other hand, Prime is targeted to smaller accounts with more frequent transactions and it offers extra service features such as check writing privileges which increases the Fund's costs.

Q  What was your strategy to keep the fund yields competitive?

A I used a combination of floating rate securities and a barbell maturity structure. The barbell strategy concentrated investments between short maturities (1-2 months) and longer maturities (10-12 months). The short maturities often carried yields equal to or greater than securities in the intermediate maturity range (3-9 months). By employing the barbell strategy a competitive yield was maintained for the Funds without sacrificing liquidity. The availability of liquidity provided the wherewithal for the Funds to take advantage of market opportunities as they became available in the longer end of the yield curve. In addition, floating rate notes were employed as they provided yield enhancement over other fixed rate securities of similar maturity.

Q  What are your expectations for the coming year?

A The main theme for the remainder of 1995 and the beginning of 1996 is the continued benign behavior of inflation, currently running at less than 3%. Since short-term rates are currently higher than the inflation rate, there is room for rates to decline. A further easing in rates could certainly materialize if the favorable inflation outlook is also accompanied by weaker economic conditions and credible fiscal reforms that lead to a balanced budget.

MATURITY SCHEDULE 1
As of 10/31/95

Days to                 Prime        Financial       Institutional
Maturity             Obligations      Reserves        Money Market
Less Than 30 days       65.5%           57.9%           59.7%
31 to 60 days           21.6%           27.4%           26.4%
61 to 90 days            2.0%            2.5%            3.0%
Greater Than 90 days    10.9%           12.2%           10.9%

AS OF OCTOBER 31, 1995

                  Prime        Financial     Institutional   Institutional
                Obligations    Reserves      Money Market    Service Class
Seven-Day Yield 5.13%           5.26%           5.53%           5.28%
One Year
Total Return    5.26%           5.50%           5.79%           N/A

THE VICTORY FUNDS

Michael Gabriel joined Society Asset Management Inc. in March 1995 as a Vice-President of Fixed Income Management. He was previously with Boston Safe Deposit & Trust Company. Mr. Gabriel received a B.S. in marketing and an MBA from Fordham University.


The performance data quoted represent past performance and are not indicative of future results. Yields will fluctuate with market conditions. The Victory Financial Reserves Fund and the Institutional Money Market Fund and Service Class yields reflect the waiver of a portion of certain fees for various periods. In such instances and without such waiver of fees, the current 7-day yields would have been 5.15%, 5.29% and 5.04% respectively. There can be no assurance that any of the Victory Money Market Funds will be able to maintain a stable net asset value of $1.00 per share. An investment in a Victory Money Market Fund is neither insured nor guaranteed by the U.S. Government.

1 The Funds Maturity Schedule is presented to illustrate examples of a barbell strategy and may not be representative of current or future strategies. Fund strategies may change at any time.

                     VICTORY TAX-FREE MONEY MARKET FUND
                  VICTORY OHIO MUNICIPAL MONEY MARKET FUND

Q Robin, during the past year how have economic events affected the markets in which these two Funds invest?

A Although the economy continued to improve during the past year, inflation remained at very subdued levels and did not pose any serious threat. Recent data has sent mixed signals regarding economic strength for the remainder of 1995. The Federal Reserve is expected to ease interest rates further to boost what has become a slowing economy.

Q
   Do you manage each Fund the same way?


A Yes, except that the Ohio Fund purchases only Ohio muni debt, while the Tax-Free Fund can buy any state's. Other than that the strategy and structure of the Funds are very similar.

Q  How did each Fund+s structure impact its performance?

A  Each Fund maintained a barbelled structure combining short-term variable rate securities with longer-term fixed-rate resets. As the anticipated Federal Reserve move to lower interest rates did not materialize in the third quarter, variable rates remained high, thus boosting the Fund's yield. The Fund's yield has also benefited from maturity extensions on a positively sloping yield curve. The maturity allocation schedule shows the recent barbell structure, with the bulk, over 60% of the funds allocated to maturities of 30 days or less.

Q What noteworthy changes were made in the Funds during the past year? Why were these changes made?

A  The main changes carried out in the
   Funds were the extension of maturities and the addition of more fixed-rate securities to lock in higher rates should the Federal Reserve decide to ease monetary policy and lower interest rates.

Q Given the current economic environment, what should investors expect of the Funds in the near future?

A Short-term money managers are closely watching weekly economic reports to determine the strength of the economy and whether the Fed will intervene to lower rates again this year. In light of the uncertainty surrounding the timing of this move, tax-exempt securities have been trading in a very narrow range. The Funds will continue to increase the percentage of fixed-rate bonds they hold in anticipation of a decline in short-term interest rates. The large percentage of shorter-term securities, however, will continue to provide liquidity and a hedge if the Fed is slower to ease and short-term rates remain high.

AS OF OCTOBER 31, 1995

                               Tax-Free        Ohio MMMKT
Seven-day Yield                 3.26%           3.36%
Tax Equivalent Yield1           5.09%           5.88%
One Year Total Return           3.42%           3.42%

MATURITY SCHEDULE 2
As of 10/31/95

Days to
Maturity                        Tax-Free        Ohio MMMKT
Less Than 30 days               59.2%           57.5%
31 to 60 days                   15.1%           20.8%
61 to 90 days                    4.7%            3.5%
Greater Than 90 days            20.7%           17.2%

THE VICTORY FUNDS

Robin M. Hudson is a Senior Investment Officer with Society Asset Management, Inc. ("SAM") and a Municipal Research Analyst. She has been with SAM and/or an affiliate since 1981. Ms. Hudson received her MBA from Baldwin-Wallace College.

The performance data quoted represent past performance and are not indicative of future results. Yields will fluctuate with market conditions. The Victory Ohio Funds MMMkt yields reflect the waiver of a portion of certain fees for various periods. In such instances and without such waiver of fees, the current 7-day yield and Tax-Equivalent Yield would have been 3.16% and 5.53% respectively. There can be no assurance that any of the Victory Money Market Funds will be able to maintain a stable net asset value of $1.00 per share. An investment in a Victory Money Market Fund is neither insured nor guaranteed by the U.S. Government. Certain investors may be subject to the Federal Alternative Minimum Tax and to certain state and local taxes.

1 The tax equivalent yield is for illustrative purposes only. The tax rate used to calculate the tax equivalent yield was based on the 36% Federal regular income rate, and the rate used for the Ohio MMMKT is the combined 36% federal and 6.9% Ohio state income tax rate are for illustrative purposes only. The tax bracket does not reflect the effects of the Federal AMT.

2 The Funds Maturity Schedule is presented to illustrate examples of a barbell strategy and may not be representative of current or future strategies. Fund strategies may change at any time.

INTRODUCTION TO FIXED-INCOME FUNDS

THE VICTORY FIXED INCOME FUNDS

Who should invest in a fixed-income fund?

- The Victory Fixed Income Funds may be most appropriate for investors looking for relative stability of principal and a steady source of income.

- The Victory Fixed Income Funds may also be appropriate for investors who look to "balance" by smoothing out some of the ups and downs of more aggressive investments.

What type of securities are found in fixed-income funds?

- Most of the securities found in our fixed-income funds are issued by the U.S. Government, Government Agencies, or major corporations that are generally of "Investment Quality," meaning they are rated no lower than B.1

- Many fixed-income bond funds can also invest in very liquid securities, such as commercial paper and overnight repurchase agreements so that assets are always available for investors who need to redeem their shares.

How does a fixed income fund fit into a complete portfolio? Let us send you our Client Guide to Asset Allocation, which describes asset allocation and why it is important. Please complete and return the business reply card found in this report, and we will promptly send you the information you request, or for more information about any of the Victory Fixed Income Funds in particular, including charges and expenses, obtain a prospectus by calling 1-800-539-FUND. Please read the prospectus carefully before you invest or send money.

THE VICTORY FUNDS

"Champions take responsibility. When the ball is coming over the net, you can be sure I want the ball." - Billy Jean King, tennis player


1 As reported by Standard & Poors. Investment Quality is generally defined as those issues rated either AAA, AA, A or B. Lower ratings may be subject to additional risk and are therefore not called Investment Quality.

VICTORY LIMITED TERM INCOME FUND

Q Can you summarize the short-term bond market environment over the course of the past year?

A For the first half of 1995 the bond market correctly anticipated a weaker economy following the Federal Reserve's increase in short-term rates in February. Benign inflation, coupled with a slower economy, eventually caused the Fed to reverse the course of its monetary policy in July but by then the bond market prices had already rallied over 3.5% in the two-year note sector. This has produced one of the best performance years in fixed-income history.

Q  Was the fund able to take advantage of the short-term rally?

A The Fund has been positioned with a slightly longer average life than its new benchmark, the Merrill Lynch 1-3 Year Treasury Index. This "bull market posture" helped the Fund outperform the index. The large allocation to Treasuries along with additional yield received in agency securities helped also.

Q Do you think the favorable conditions in the short-term market will continue?


A The economy is somewhat of an open question at the moment. The final resolution of the budget talks will certainly have a longer-term impact, while the strength of consumer demand during the important Christmas retail season is yet to be determined. The suspicion is that high debt levels will hold consumers back, and the economy will show only modest growth. However\ continued low inflation will probably allow the Fed the opportunity to ease rates further during 1996. As long as the outlook is favorable for lower rates, the Fund will stay longer than its benchmark and fully invested.


Q Can you briefly explain the change in the index for measuring the Fund's relative performance?


A The Limited Term Income Fund has an average life of over two years. This sets it apart from the longer (four-year) Intermediate Income Fund that I also manage. In order to more accurately represent the short (two-year) section of the Treasury curve, the Merrill Lynch 1-3 Year Treasury Index is now being used. By using an index with a similar average life and duration as the Fund, the market risk and performance are more comparable. The fund's 30-Day yield as of 10-31-95 was 4.99%


                                                 VICTORY LIMITED TERM INCOME FUND
                                                  VS. MERRILL LYNCH 1-3 YR TREAS
                                                         & GOV'T CORP 1-5

               10/89     4/90     10/90    4/91    10/91     4/92    10/92    4/93      10/93     4/94    10/94   4/95   10/95
$ 8,000
$ 9,000
$10,000
$11,000
$12,000
$13,000
$14,000
$15,000
$16,000

The graph that appears on page 9 of the annual report represents a comparison between a $10,000 investment made on October 20, 1989 in the Limited Term Income Fund and identical investments in the Merrill Lynch 1-3 Year Treasury and Merrill Lynch Government/Corporate Indexes. The chart indicates that $10,000 invested on October 20, 1989 in the Limited Term Income Fund would be worth $14,505 at maximum load and $14,794 at New Asset Value on October 31, 1995, as opposed to $15,272 and $15,818 had $10,000 been invested in the Merrill Lynch 1-3 Year Treasury or Merrill Lynch Government/Corporate 1-5 Indexes, respectively.

The Merrill Lynch 1-3 Year Treasury Index is a broad-based unmanaged index that represents the general performance of short-term (1-3 year) U.S. Treasury securities.

The Merrill Lynch Government/Corporate Index is a broad-based unmanaged index that represents the general performance of short-term (1-5 year), investment-grade, fixed-income securities.

TOTAL RETURN
As of 10/31/95

                    Net Asset       Maximum
                      Value      Offering Price
One Year           8.77%           6.62%
Annualized Return
Three Years        4.76%           4.06%
Five Years         6.54%           6.12%
Since Inception
10/20/89           6.77%           6.42%

THE VICTORY FUNDS

Robert H. Fernald is a Vice-President of Society Asset Management, Inc. ("SAM") and has managed the Fund since January 1995. He has been with SAM and/or an affiliate since 1991. Mr. Fernald received his BS from Trinity College.

The performance data quoted represent past performance and, therefore, are not indicative of future results. Total returns are historical and include the change in share price and reinvestment of dividends and capital gains distributions, and unless indicated, show the effect of the maximum 2.00% sales charge. Investment returns and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. The total return figures set forth above may reflect the waiver of a portion of certain fees for various periods since the Fund's inception date. In such instances and without such waiver of fees, the total returns would have been lower and the 30-Day yield would have been 4.96%.

VICTORY INTERMEDIATE INCOME FUND

Q What economic changes have occurred during the past year, and how have they affected the intermediate bond market?

A The intermediate sector of the bond market benefited from the tremendous rally that materialized during the past year. This rally, which started in January 1995 was propelled by the perception of a slowing economy, sustained low inflation, and large cash inflows into U.S. markets by foreign central banks as a result of dollar-support intervention. More recently, a positive long-term outlook for a balanced budget resolution has also helped the bullish sentiment in the marketplace.

Q  How did you respond to the market conditions you just described?

A Our strategy was to remain as fully invested as possible while maintaining a longer average life than the Index. Keeping pace with the market's rally was difficult at times as the market seemed to "get ahead of itself." The months of May and June were examples of this. The market moved sharply
   higher and then   experienced some retrenchment.


Q  What factors have most affected the performance of the Fund this year?

A  Two factors have caused the Fund to modestly underperform the Lehman
   Brothers Intermediate Government/Corporate Bond Index. First of all, our relative value approach to sector selection kept us invested in the mortgage-backed segment of the market, a sector that has experienced weakness for most of the year. Secondly, the average life of the Fund was shortened by the mortgage component, thus holding the Fund's performance back during the bond market rally.

Q What is your outlook for the coming year, and how do you plan to manage the Fund to provide the best return for shareholders?

A We expect that a more moderate pace of economic growth coupled with tame inflation levels (and possibly a favorable resolution of the balanced budget issue) will allow the Federal Reserve to continue on its path of lowering interest rates. In the very near term, the market is waiting to find out whether consumers can lift fourth quarter GDP with strong Christmas purchases. As long as our outlook for lower rates remain in place, the Fund will remain fully invested and maintain a longer average life relative to its benchmark in an attempt to lock in attractive yields. The fund's 30-Day yield as of 10-31-95 was 5.12%.

TOTAL RETURN
As of 10/31/95

                            Net Asset          Maximum
                              Value         Offering Price
One Year                      11.65%            6.36%
Since Inception Annualized
12/10/93                       4.60%            1.93%



                                                 VICTORY INTERMEDIATE INCOME FUND
                                                     VS. LEHMAN INT GOV'T/CORP

                12/93   2/94    4/94    6/94    8/94    10/94   12/94   2/95    4/95    6/95    8/95    10/95
$ 8,000
$ 8,500
$ 9,000
$ 9,500
$10,000
$10,500
$11,000
$11,500

The graph that appears on page 10 of the annual report represents a comparison between a $10,000 investment made on December 10, 1993 in the Intermediate Income Fund and an identical investment in the Lehman Brothers Intermediate Government/Corporate Bond Index. The chart indicates that $10,000 invested on December 10, 1993 in the Intermediate Income Fund would be worth $10,387 at maximum load and $10,909 at Net Asset Value on October 31, 1995, as opposed to $11,046 had $10,000 been invested in the Lehman Brothers Intermediate Government/Corporate Bond Index.

The Lehman Brothers Intermediate Government/Corporate Bond Index is an unmanaged index comprised of investment-grade corporate debt securities and U.S. Treasury and U.S. Government Agency debt securities that mature in one to ten years.


THE VICTORY FUNDS

Robert H. Fernald is a Vice-President of Society Asset Management, Inc. ("SAM") and has managed the Fund since January 1995. He has been with SAM and/or an affiliate, since 1991. Mr. Fernald received his BS from Trinity College.


The performance data quoted represent past performance and, therefore, are not indicative of future results. Total returns are historical and include the change in share price and reinvestment of dividends and capital gains distributions, and unless indicated show the effect of the maximum 4.75% sales charge. Investment returns and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. The total return figures set forth above may reflect the waiver of a portion of certain fees for various periods since the Fund's inception date. In such instances and without such waiver of fees, the total returns would have been lower and the 30-Day yield would have been 4.95%.

VICTORY INVESTMENT QUALITY BOND FUND

Q  Can you describe what happened in the high-quality bond market this year?

A The bond market experienced one of its best years ever. This follows on the heels of 1994, which is considered one of the worst bond markets in history. A number of positive forces fueled the bond market over the past year. These include low inflation, a slowing economy and a shift to an accommodative policy by the Federal Reserve.

Q  How did the Fund perform in this market?

A The market rally benefited well-structured issues that provided call protection as interest rates declined. Since the Fund is heavily weighted in high-quality issues, such as U.S. Treasuries, government mortgage-backed issues and corporates primarily A rated or above, the Fund was well-structured to participate in the rally. The Fund performed well, and was up 14.63% for the one-year period, compared to the Lehman Brothers Aggregate Bond Index, which was up 15.65%.

Q  What portion of the Fund contributed the most to performance?

A Fund performance was enhanced by the overweighting in longer-term Treasury bonds, industrial bonds and bank issues. These issues added significant price appreciation when long-term interest rates fell in response to the short-term rate cuts initiated by the Federal Reserve. On the other hand, the weighting in mortgage-backed issues caused a slight drag on performance as investor concerns over increased prepayments of mortgages caused them to underperform.

Q  Can you describe some of your strategies?

A We use what we like to call a "relative value sector approach," which means that we look for sectors or issues that have good value compared to similar sectors or issues. For example, right now the mortgage-backed sector has good value, with yields about 1.25% higher than a comparable Treasury issue. This type of approach helps to maintain a competitive yield. The fund's 30-Day yield as of 10-31-95 was 5.30%.

Q  What are your expectations for next year?

A The bond market should continue to ride the current good fundamentals of low inflation and moderate economic growth. However, areas of concern in the marketplace include the outcome of the current Federal budget negotiations, any temporary pick-up in the economy sparked by an improvement in the housing industry, and indications that the market is overbought.


TOTAL RETURN
As of 10/31/95

                           Net Asset          Maximum
                             Value         Offering Price
One Year                    14.63%             9.23%
Since Inception Annualized
12/10/93                     5.23%             2.55%



                                               VICTORY INVESTMENT QUALITY BOND FUND
                                                       VS. LEHMAN AGGREGATE

                12/93   2/94    4/94    6/94    8/94    10/94   12/94   2/95    4/95    6/95    8/95    10/95
$ 8,000
$ 8,500
$ 9,000
$ 9,500
$10,000
$10,500
$11,000
$11,500

The graph that appears on page 11 of the annual report represents a comparison between a $10,000 investment made on December 10, 1993 in the Investment Quality Bond Fund and an identical investment in the Lehman Brothers Aggregate Bond Index. The chart indicates that $10,000 invested on December 10, 1993 in the Investment Quality Bond Fund would be worth $10,527 at maximum load and $11,057 at Net Asset Value on October 31, 1995, as opposed to $11,175 had $10,000 been invested in the Lehman Brothers Aggregate Bond Index.

The Lehman Brothers Aggregate Bond Index is a broad-based unmanaged index that represents the general performance of longer-term (>1 year), investment-grade fixed-income securities.

THE VICTORY FUNDS

Richard T. Heine is a Chartered Financial Analyst and a Vice-President with Society Asset Management, Inc. ("SAM"), and has managed the Fund since its inception. He has been with SAM and/or an affiliate since 1974. Mr. Heine received his MBA from Case Western Reserve University.

The performance data quoted represent past performance and, therefore, are not indicative of future results. Total returns are historical and include the change in share price and reinvestment of dividends and capital gains distributions, and unless indicated show the effect of the maximum 4.75% sales charge. Investment returns and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. The total return figures set forth above may reflect the waiver of a portion of certain fees for various periods since the Fund's inception date. In such instances and without such waiver of fees, the total returns would have been lower and the 30-Day yield would have been 5.17%.

VICTORY GOVERNMENT BOND FUND

Q Can you summarize the government bond market environment over the course of the past year?

A Low inflation and expectations for a slowing economy for 1995 propelled the longer end of the fixed-income markets to achieve price gains and a resultant positive total rate of return that is among the highest we have seen in many years. A strong rally in short rates helped the long end rally as well. The high levels of return were due to the significant price appreciation that you get in longer securities over and above the income return. Finally, optimism about a balanced budget helped keep a bid in the longer end of the Treasury market, which caused some flattening of the yield curve from late summer levels.

Q  How did you manage the Fund during this period ?

A Since the Fund invests primarily in Treasury bonds, the two most important elements of performance are the Fund's duration and structure. The strategy employed was to invest in those parts of the Treasury curve that represented the best value, while at the same time, maintaining a longer duration than that of the Lehman Brothers Government Bond Index, the Fund's benchmark.

Q  Given your strategy, how did the Fund perform?

A The Fund performed in line with its benchmark. Having the duration longer than the benchmark during this period enhanced fund performance, but earlier in the year there was a larger concentration of securities in the short-end, thus not capturing all of the long-term rally. The Fund was structured using a barbell approach, with maturities weighted between two year and 30-year securities. Year-to-date, a bulleted approach with a concentration in the 10-year sector could have performed a little better. Toward mid-year the Fund was repositioned, with more emphasis on the 10-year sector.

Q What events are you looking for going forward, and what will your strategy be?

A While the economy seems to be moving toward a soft landing, the Treasury market has recently been range bound waiting for the next "shoe to fall." This could come either in the form of weak fourth quarter final sales, a Federal Reserve ease on December 19, or a budget resolution that results in near-term spending cuts and fiscal drag. If any of these scenarios come to pass, the rally should continue into 1996 and the strategy will be to stay longer than the Index. The fund's 30-Day yield as of 10-31-95 was 4.82%.

TOTAL RETURN
As of 10/31/95

                             Net Asset          Maximum
                               Value         Offering Price
GOVERNMENT BOND Class A
One Year                      14.40%              8.93%
Since Inception Annualized
5/3/93                         5.01%              2.98%

GOVERNMENT BOND Class B
                                              Contingent
                              Net Asset        Deferred
                                Value           Charge
One Year                        13.58%           9.58%
Since Inception Annualized
9/26/94                         11.88%           8.27%

                                                   VICTORY GOVERNMENT BOND FUND
                                                       VS. LEHMAN GOVERNMENT

                5/93   8/93    11/93    2/94    5/94    8/94   11/94   2/95    5/95    10/95
$ 8,000
$ 9,000
$10,000
$11,000
$12,000

The graph that appears on page 12 of the annual report represents a comparison between a $10,000 investment made on May 3, 1993 in the Government Bond Fund and an identical investment in the Lehman Brothers Government Bond Index. The chart indicates that $10,000 invested on May 3, 1993 in the Government Bond Fund would be worth $10,846 at maximum load and $11,383 at Net Asset Value on October 31, 1995, as opposed to $11,676 had $10,000 been invested in the Lehman Brothers Government Bond Index.

The Lehman Brothers Government Bond Index is a broad-based unmanaged index that represents the general performance of U.S. Treasury and U.S. Government agency debt securities.


THE VICTORY FUNDS

Robert H. Fernald is a Vice-President of Society Asset Management, Inc. ("SAM") and has managed the Fund since January 1995. He has been with SAM and/or an affiliate, since 1991. Mr. Fernald received his BS from Trinity College.

The performance data quoted represent past performance and are not indicative of future results. Total returns are historical and include the change in share price and reinvestment of dividends and capital gain distributions. Performance of the different classes of shares will vary based on the differences in sales charges and fees paid by shareholders. Class A performance with a sales charge shows the effect of the maximum 4.75% sales charge applied at the beginning of the reported period. Class B performance with sales charge shows the effect of the applicable contingent deferred sales charge, assuming a complete redemption as of October 31, 1995. Investment returns and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. The total return figures set forth above may reflect the waiver of a portion of certain fees for various periods since inception. In such instances and without such waiver of fees, the total returns would have been lower and the 30-Day yield would have been 4.65%. The yield on Class B was 4.44% and 4.27% without waiver.

VICTORY GOVERNMENT MORTGAGE FUND

Q What are the more significant trends affecting the government mortgage market over the course of the past year?

A I think that the most significant trend of the past year was definitely the rapid and significant decline in long-term rates. Ten-year Treasury notes have fallen nearly 2% so far in 1995. This shortened the duration of mortgage portfolios significantly as investors rushed to refinance their mortgages to take advantage of declining interest rates.

Q How have the developments you described above affected your strategy for managing the Fund?

A These developments in the mortgage market made it very difficult to maintain a bullish posture in the Fund. When the fixed-income market rallies you want to hold longer average-life securities, because they appreciate in value when rates drop. Mortgage investments tend to run counter to this, however. Mortgage pools tend to move to a shorter life, which means they don't appreciate in value as much, due to the fact that some of the homeowners in the pool refinance their mortgages at lower rate.

Q Despite the difficult conditions facing the mortgage market, have there been any positive accomplishments in the Fund?

A Yes, we successfully managed to consolidate smaller positions into more manageable larger blocks of mortgages. But, most importantly, after lagging the index early in the year, we have been able to turn the performance of the Fund around and the trend has been positive for the past several months.

Q  Can you briefly explain the performance of the Fund relative to the Index?

A The Fund has lagged the Lehman Brothers Mortgage-Backed Index during the year due to a higher concentration of high-coupon (premium price) mortgages compared to the Index. This type of security performs best in stable markets and in rising interest rate environments. As the year went on, we adjusted the Fund's asset mix to include more low-coupon (discount price) securities, which tend to perform better in a declining interest rate environment such as the one we have experienced in 1995. The fund's 30-Day yield as of 10-31-95 was 5.76%.

Q  What's ahead for the economy, the mortgage market and the Fund?

A Our current expectations for the economy call for lower growth and very moderate inflationary pressures. These conditions should be conducive to a continued rally in bonds. The Fund is currently positioned to capture the expected move to lower interest rates. However, should the economic scenario strengthen and rates move higher, we may move back to higher-coupon mortgages to benefit from better performance in this sector and decrease our small position in 10-year Treasury notes.


TOTAL RETURN
As of 10/31/95

                        Net Asset       Maximum
                          Value      Offering Price
One Year                13.55%          8.11%
Annualized Return
Three Years              6.30%          4.59%
Five Years               8.56%          7.50%
Since Inception
5/18/90                  8.85%          7.88%

                                          VICTORY GOVERNMENT MORTGAGE FUND
                                                 VS. LEHMAN MORTGAGE

                5/90    10/90   3/91    8/91    1/92    6/92    11/92   4/93    9/93    2/94    7/94    12/94   5/95    10/95
$ 7,000
$ 8,000
$ 9,000
$10,000
$11,000
$12,000
$13,000
$14,000
$15,000
$16,000
$17,000

The graph that appears on page 13 of the annual report represents a comparison between a $10,000 investment made on May 18, 1990 in the Government Mortgage Fund and an identical investment in the Lehman Brothers Mortgage-Backed Securities Index. The chart indicates that $10,000 invested on May 18, 1990 in the Government Mortgage Fund would be worth $15,001 at maximum load and $15,745 at Net Asset Value on October 31, 1995, as opposed to $16,059 had $10,000 been invested in the Lehman Brothers Mortgage-Backed Securities Index.

The Lehman Brothers Mortgage-Backed Securities Index is a broad-based unmanaged index that represents the general performance of fixed-rate mortgage pools.

THE VICTORY FUNDS

Robert H. Fernald is a Vice-President of Society Asset Management, Inc. ("SAM") and has managed the Fund since November 1994. He has has been with SAM and/or an affiliate since 1991. Mr. Fernald received his BS from Trinity College.

The performance data quoted represent past performance and are not indicative of future results. Total returns are historical and include the change in share price and reinvestment of dividends and capital gains distributions, and unless indicated show the effect of the maximum 4.75% sales charge. Investment returns and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. The total return figures set forth above may reflect the waiver of a portion of certain fees for various periods since the Fund's inception date. In such instances and without such waiver of fees, the total returns would have been lower.

VICTORY FUND FOR INCOME

Q Can you briefly comment on the bond market environment and, in particular, on the mortgage market for the past year?

A A combination of declining interest rates and tame inflation figures have made 1995 a good year for bonds, which have recovered impressively from their 1994 slump. However, in such an environment of declining interest rates, mortgage-backed securities usually find it difficult to keep pace with U.S. Treasury bonds and other high-grade bonds with a discrete maturity. The reason is that when interest rates are falling, homeowners rush to refinance their mortgages in an attempt to lock in lower rates and this causes the expected maturity of mortgage-backed securities to shorten.

Q What does the mortgage market situation you described above imply for performance of the Fund?

A As mortgage-backed securities represent the majority of the Fund's holdings, it has been difficult at times to invest in a sector of the market that has fallen temporarily out of favor. The Fund's shorter expected maturity explains why it generally underperforms when bond prices are rising and why it tends to outperform when bond prices are declining.

Q Despite your disappointment with the mortgage market performance this year, have there been any success stories in the Fund?

A Certainly, the Fund has been able to maintain a generous dividend yield despite the sharp decline in market interest rates and, at the same time, it has generated significant unrealized capital gains for its shareholders.

Q How is your 1996 outlook for the bond market and, specifically, the mortgage market?

A The backdrop for bond prices is quite good. The pace of economic growth is modest; inflation is benign; and the prospect for meaningful deficit reduction legislations appears good. However, since we believe that the good news is largely reflected in current bond prices, our expectation is for a relatively tame bond market. The effect on mortgage-backed securities should be positive because stable interest rates and bond prices increase the demand for these types of securities.

Q If you were to summarize the essence of your Fund in just one sentence, what would you say?

A Our goal for the Fund has always been to provide our shareholders with more income than short- and intermediate-term Government bonds, but, at the same time, less price fluctuation than long-term Government bonds through a portfolio of intermediate-term, high-grade, mortgage-backed securities. The fund's 30-Day yield as of 10-31-95 was 6.76%.

TOTAL RETURN
As of 10/31/95


                        Net Asset       Maximum
                          Value      Offering Price
One Year                12.75%          10.52%
Annualized Return
Three Years              5.49%           4.77%
Five Years               7.85%           7.42%
Since Inception
5/8/87                   8.66%           8.41%


                                                      VICTORY FUND FOR INCOME
                                                        VS. LEHMAN MORTGAGE

                5/87    1/88    9/88    5/89    1/90    9/90    5/91    1/92    9/92    5/93    1/94    9/94    10/95
$ 8,000
$10,000
$12,000
$14,000
$16,000
$18,000
$20,000
$22,000

The graph that appears on page 14 of the annual report represents a comparison between a $10,000 investment made on May 8, 1987 in the Fund For Income and an identical investment in the lehman Brothers Mortgage-Backed Securities Index. The chart indicates that $10,000 invested on May 8, 1987 in the Fund For Income would be worth $19,992 at maximum load and $20,397 at Net Asset Value on October 31, 1995, as opposed to $21,682 had $10,000 been invested in the Lehman Brothers Mortgage-Backed Securities Index.

The Lehman Brothers Mortgage-Backed Securities Index is a broad-based unmanaged index that represents the general performance of fixed-rate mortgage pools.


THE VICTORY FUNDS

Robert T. Hennes, Jr. has been with First Albany Asset Management Corporation as an Executive Vice-President since 1991. Mr. Hennes has managed the Fund since its inception in 1987.


The performance data quoted represent past performance and are not indicative of future results. Total returns are historical and include the change in share price and reinvestment of dividends and capital gains distributions, and unless indicated show the effect of the maximum 2.00% sales charge. Investment returns and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. The total return figures set forth above may reflect the waiver of a portion of certain fees for various periods since the Fund's inception date. In such instances and without such waiver of fees, the total returns would have been lower and the 30 Day Yield would have been 6.37%.

INTRODUCTION TO MUNICIPAL BOND FUNDS

THE VICTORY MUNICIPAL BOND FUNDS

Who should invest in a tax-exempt fixed-income fund?

- Tax-exempt fixed income funds may be most appropriate for investors looking for relative stability of principal, a steady source of income and an investment that can provide some shelter from taxation.

- Depending on your tax bracket, tax-exempt income may be greater than the after-tax equivalent income provided by a taxable investment.

  What type of securities are found in tax-exempt fixed-income funds?

- Most of the securities found in many tax-exempt funds are bonds issued by state and local municipalities and governments and can include bonds to pay for such items as the building of libraries, schools and hospitals and improving infrastructure, utilities and transportation.

- Many tax-exempt bond funds can also invest in very liquid securities such as tax-exempt commercial paper so that assets are always available for investors who need to redeem their shares.

  How do I compare my tax-exempt yield to a taxable yield?

- Yield + (1 - Tax Bracket) = Tax Equivalent Yield

1. The math is fairly simple, but you have to know your marginal tax rate.
   For example an individual earning between $117,000 and $256,000 would be in the 36% federal income tax bracket. For some states, such as New York and Ohio, you add your state income tax rate to the federal for a combined tax rate. However, if you invest in a New York or Ohio fund your income will likely be exempt from those taxes as well.1

2. Subtract the combined tax rate from 1.

             For the federal tax example, it would be (1-.36)=.64

3. You then take the yield of the tax-exempt fund, 4% for example and divide by the number in step 2.

             For example .04/.64=.0625, or 6.25%, which means that you would have to get 6.25% on a taxable investment to equal the 4% you get on the tax-exempt.


For more information about any of the Victory Municipal Bond Funds in particular, including charges and expenses, obtain a prospectus by calling 1-800-539-FUND. Please read the prospectus carefully before you invest or send money.



THE VICTORY FUNDS

"A winner is someone who sets his goals, commits himself to those goals, and then pursues his goals with all the ability given to him."
 - Anonymous

1 This example assures a maximum rate of 36% and is for illustrative purposes only. The tax-free yield is hypothetical and does not reflect the performance of the fund. The example does not reflect the possible effects of the federal alternative minimum tax.

VICTORY NATIONAL MUNICIPAL BOND FUND

Q Can you describe some of the trends that affected the municipal bond market this past year?

A Although Gross Domestic Product (GDP) grew at a robust annual rate of 4.20% during the third quarter of 1995, the expectation is for a slowing growth rate more in line with the Administration's goal of about 2.5%. Inflation appears to be in check, allowing fixed-income markets to achieve an impressive recovery from the tough times of 1994. When you look at after-tax returns, municipal investment returns look very attractive.

Q  What was your investment strategy during the past year?

A The fund was managed so that its characteristics were kept fairly close to the characteristics of the Lehman Brothers 10-Year Municipal Bond Index. The bull market of 1995, as well as strong net inflows into the Fund, have allowed for some excellent investment opportunities throughout the year as well as the attractive total return performance of 14.02% for the year ended October 31, 1995, compared to 14.77% for the Lehman 10-Year Municipal Bond Index.

Q  How does this performance compare to similar municipal bond funds?

A For the period 10/31/94 through 10/31/95, the Fund was ranked #1 in total return by Lipper Analytical, from a group of 115 intermediate municipal bond funds.1

Q  Can you describe some of the factors that led to this performance?

A During the past 12 months, the Fund's asset size has grown from less than $1 million to over $10 million. The still relatively small size of the Fund gives us the opportunity to make a major impact on the Fund's performance with a relatively small number of trades. In addition, the positive cash flow coming into the Fund allowed us to strategically purchase new issues that contributed to the positive performance. The fund's 30-Day yield as of 10-31-95 was 4.54%.

Q  What are your expectations for next year?

A We expect a slowing rate of economic growth during the next few months. If Congress can pass a favorable budget package including a plan to balance the budget in the year 2002 or 2003, the Federal Reserve should be more open to further easing of interest rates. If this happens, the fixed income markets should continue to provide good returns.

TOTAL RETURN
As of 10/31/95


NATIONAL MUNI Class A
                           Net Asset       Maximum
                             Value      Offering Price
One Year                    14.02%          8.62%

Since Inception Annualized
2/3/94                       4.93%          2.04%

NATIONAL MUNI Class B
                                          Contingent
                           Net Asset       Deferred
                             Value          Charge

One Year                     13.35%          9.35%

Since Inception Annualized
9/26/94                       9.76%          6.15%

                     VICTORY NATIONAL MUNICIPAL BOND FUND
                            VS. LEHMAN 10-YR MUNI

               2/94    4/94   6/94   8/94   10/94   12/94   2/95   4/95   6/95   8/95   10/95
$ 8,000
$ 9,000
$10,000
$11,000
$12,000


The graph that appears on page 16 of the annual report represents a comparison between a $10,000 investment made on February 3, 1994 in the National Municipal Bond Fund and an identical investment in the Lehman Brothers 10-Year Municipal Bond Index. The chart indicates that $10,000 invest on February 3, 1994 in the National Municipal Bond Fund would be worth $10,517 at maximum load and $11,041 at Net Asset Value on October 31, 1995, as opposed to $11,114 had $10,000 been invested in the Lehman Brothers 10-Year Municipal Bond Index.

The Lehman Brothers 10-Year Municipal Bond Index is a broad-based unmanaged index that represents the general performance of investment-grade municipal bonds with maturities of 8 to 12 years.

THE VICTORY FUNDS

Paul Toft is a Vice-President with Society Asset Management, Inc. ("SAM"). He has been with SAM since 1994. Prior to his affiliation with Society, Mr. Toft was Vice-President and Manager of Nike Securities (1991-1994) and Assistant Vice-President with Van Kampen Merritt (1990-1991). Mr. Toft obtained his MBA from Northwestern University.

The performance data quoted represent past performance and are not indicative of future results. Total returns are historical and include the change in share price and reinvestment of dividends and capital gain distributions. Performance of the different classes of shares will vary based on the differences in sales charges and fees paid by shareholders. Class A performance with a sales charge shows the effect of the maximum 4.75% sales charge applied at the beginning of the reported period. Class B performance with sales charge shows the effect of the applicable contingent deferred sales charge, assuming a complete redemption as of October 31, 1995. Investment returns and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. The total returns figures set forth above may reflect the waiver of a portion of certain fees for various periods since inception. In such instances and without such waiver of fees, the total returns would have been lower and the 30-Day yield would have been 3.87%. The yield on Class B was 3.77% and 3.08% without waiver.

1 Lipper bases this ranking on total return and does not include the effect of a sales charge, in addition in the absence of the fee waiver the return and ranking may have been lower.

VICTORY NEW YORK TAX-FREE FUND


Q  What was the market like for New York municipal bonds this past year?

A The New York municipal market benefited from the rally in interest rates that was started when the Federal Reserve lowered short-term rates earlier this year. Municipal bond markets in general performed very nicely, posting returns comparable to taxable alternatives.

Q Is your strategy for managing this Fund similar to the other two funds you manage?

A No, the emphasis is a little different. This Fund is being managed with the primary focus on generating as much tax-free income as possible while maintaining the high quality of the issues purchased. The Fund holds a lot of high coupon issues, which helps maintain a high payout rate. However these same high coupon issues were priced to the first call date, which means that they behaved like a shorter maturity note, and therefore caused the Fund to not fully participate in the market rebound this year.

Q  How did Fund performance compare to the Index?

A The Fund underperformed the Lehman Brothers 10-Year Municipal Bond Index due to the shorter duration during the bond market rally. In order to extend the duration of the Fund at the beginning of the year, it would have been necessary to take large capital gains and cut the dividend rate substantially. We chose to focus on maximizing tax-free income instead. For New York investors, the Fund offers a very competitive distribution yield with a short duration. Since the dividend income is exempt from New York state income tax, the gap narrows somewhat when compared to the Lehman Index which is a national index.1 The fund's 30-Day yield as of 10-31-95 was 3.46%.

Q  What do you see for next year?

A If the economy continues to grow at the current rate and inflation remains under control, then the Federal Reserve may lower interest rates again. In this environment the municipal bond market rally will most likely continue. This Fund would participate in any rally, but may continue to lag the Index. On the other hand, as yields fall for alternative investments, this Fund's dividend should continue to stay near the same level.

TOTAL RETURN
As of 10/31/95

NY TAX FREE CLASS A
                        Net Asset       Maximum
                          Value      Offering Price
One Year                10.82%          5.54%
Annualized Return
Three Years              7.22%          5.50%
Since Inception
2/11/91                  7.65%          6.54%
NY TAX-FREE CLASS B
                                      Contingent
                        Net Asset      Deferred
                          Value         Charge

One Year                10.18%          6.18%
Since Inception
Annualized 9/26/94       7.98%          4.36%

                                                  VICTORY NEW YORK TAX-FREE FUND
                                                       VS. LEHMAN 10-YR MUNI

                2/91    7/91    12/91   5/92    10/92   3/93    8/93    1/94    6/94    11/94   4/95    10/95
$ 7,000
$ 8,000
$ 9,000
$10,000
$11,000
$12,000
$13,000
$14,000
$15,000

The graph that appears on page 17 of the annual report represents a comparison between a $10,000 investment made on February 11, 1991 in the New York Tax-Free Fund and an identical investment in the Lehman Brothers 10-Year Municipal Bond Index. The chart indicates that $10,000 invested on February 11, 1991 in the New York Tax-Free Fund would be worth $13,625 at maximum load and $14,302 at Net Asset Value on October 31, 1995, as opposed to $14,696 had $10,000 been invested in the Lehman Brothers 10-Year Municipal Bond Index.

The Lehman Brothers 10-Year Municipal Bond Index is a broad-based unmanaged index that represents the general performance of investment-grade municipal bonds with maturities of 8 to 12 years.

THE VICTORY FUNDS

Paul Toft is a Vice-President with Society Asset Management, Inc. ("SAM"). He has been with SAM since 1994. Prior to his affiliation with Society, Mr. Toft was Vice-President and Manager of Nike Securities (1991-1994) and Assistant Vice-President with Van Kampen Merritt (1990-1991). Mr. Toft obtained his MBA from Northwestern University.

The performance data quoted represent past performance and are not indicative of future results. Total returns are historical and include the change in share price and reinvestment of dividends and capital gain distributions.
Performance of the different classes of shares will vary based on the differences in sales charges and fees paid by shareholders. Class A performance with a sales charge shows the effect of the maximum 4.75% sales charge applied at the beginning of the reported period. Class B performance with sales charge shows the effect of the applicable contingent deferred sales charge, assuming a complete redemption as of October 31, 1995. Investment returns and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. The total returns figures set forth above may reflect the waiver of a portion of certain fees for various periods since inception. In such instances and without such waiver of fees, the total returns would have been lower and the 30-Day Yield would have been 2.85%. The yield on Class B was 3.22% and 2.58% without waiver.


1 Some investors may be subject to the federal alternative minimum tax and certain state and local taxes.

VICTORY OHIO MUNICIPAL BOND FUND

Q Can you describe some of the trends that affected the Ohio municipal bond market this past year?

A The Ohio municipal bond market participated in the bond market rally much like the national municipal bond market. Municipal markets were impacted primarily by the actions taken by the Federal Reserve in the taxable market. When the Federal Reserve lowered short-term interest rates, most fixed income markets rallied in response.

Q  How did these market conditions affect the Fund?

A The Fund participated nicely in the rally. The Fund is managed similarly to the National Municipal Bond Fund. Both Funds are managed so that their characteristics are kept fairly close to the characteristics of the 10-Year Lehman Brothers Municipal Bond Index. This fund however, is limited to Ohio municipal bonds only.

Q  How did the Fund perform during this period?

A We are very satisfied with the performance of the Fund. The Fund outperformed the Lehman Index with a total return of 15.03% compared to 14.77% respectively for the period ended 10-31-95. The fund's 30-Day yield as of 10-31-95 was 4.13%.

Q  Can you describe your strategy?

A Through active relative value trading, we were able to outperform the benchmark without taking any significant interest rate risk by keeping the Fund's duration similar to the benchmark.

Q  Do you think the rally will continue into 1996?

A I think it is very possible. If the economy continues at the current growth rate, and inflation remains subdued then the Federal Reserve may lower interest rates again. This would most likely set the tone for the market causing the rally to continue. Only if inflation heats up, or the economy starts to grow too fast should the rally falter.

TOTAL RETURN
As of 10/31/95


                        Net Asset       Maximum
                          Value      Offering Price
One Year                15.03%          9.52%
Annualized Return
Three Years              8.18%          6.45%
Five Years               8.34%          7.30%
Since Inception
5/18/90                  8.25%          7.29%


                                                 VICTORY OHIO MUNICIPAL BOND FUND
                                                       VS. LEHMAN 10-YR MUNI

                5/90    10/90   3/91    8/91    1/92    6/92    11/92   4/93    9/93    2/94    7/94    12/94   5/95    10/95
$ 7,000
$ 8,000
$ 9,000
$10,000
$11,000
$12,000
$13,000
$14,000
$15,000
$16,000

The graph that appears on page 18 of the annual report represents a comparison between a $10,000 investment made on May 18, 1990 in the Ohio Municipal Bond Fund and an identical investment in the Lehman Brothers 10-Year Municipal Bond Index. The chart indicates that $10,000 invested on May 18, 1990 in the Ohio Municipal Bond Fund would be worth $14,641 at maximum load and $15,371 at Net Asset Value on October 31, 1995, as opposed to $15,890 had $10,000 been invested in the Lehman Brothers 10-Year Municipal Bond Index.

The Lehman Brothers 10-Year Municipal Bond Index is a broad-based unmanaged index that represents the general performance of investment-grade municipal bonds with maturities of 8 to 12 years.

THE VICTORY FUNDS

Paul Toft is a Vice-President with Society Asset Management, Inc. ("SAM"). He has been with SAM since 1994. Prior to his affiliation with Society, Mr. Toft was Vice-President and Manager of Nike Securities (1991-1994) and Assistant Vice-President with Van Kampen Merritt (1990-1991). Mr. Toft obtained his MBA from Northwestern University.

The performance data quoted represent past performance and are not indicative of future results. Total returns are historical and include the change in share price and reinvestment of dividends and capital gains in distributions, and unless indicated show the effect of the maximum 4.75% sales charge. Investment returns and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. The total return figures set forth above may reflect the waiver of a portion of certain fees for various periods since the Fund's inception date. In such instances and without such waiver of fees, the total returns would have been lower and the 30-Day Yield would have been 4.04%.

INTRODUCTION TO EQUITY FUNDS

THE VICTORY EQUITY FUNDS

Who should invest in an equity fund?


- Equity funds may be most appropriate for investors looking for long-term growth over an intermediate- to longer-term time horizon.


- Many individuals look to equity investments when considering options for retirement plans and funding for their children+s college education.

  What are some of the types of equity funds?


- There are many different types of equity funds. Some equity funds are known as "large-capitalization funds" because they invest in major U.S. corporations. Some examples of large cap stocks may include AT&T, IBM, McDonalds, Coca-Cola, General Motors, etc.


- Others, often known as aggressive equity funds or small-capitalization stock funds, may invest in newer, start-up companies. Keep in mind that small-cap funds carry additional risks and have historically experienced a greater degree of market volatility than average.


- Global equity funds invest in companies located in the United States and overseas. Foreign funds invest overseas, but not in the U.S. There are also country specific funds [like a Japan fund or a Germany fund] that invest primarily in companies headquartered in one country. Keep in mind that international investing is subject to certain factors such as currency exchange rate volatility, country risks, foreign taxation, and/or differences in auditing and other financial standards.


- Another type of equity fund is an "index" fund. These funds invest in the same securities in the same proportion of a specific index, like the Standard and Poor's 500. The goal of these funds is to perform as well as the index after which they are modeled.


- And of course, there are also equity funds that have a portion of their assets invested in bonds. These are known as balanced funds and can provide investors with longer-term growth potential as well as current income.


- Many equity funds also invest in very liquid securities such as commercial paper and overnight repurchase agreements so that assets are always available for investors who need to redeem their shares.


Curious about the different types of equity fund management? Let us send you our brochure called "The Art of Portfolio Management," which explains some of the aspects of stock selection, and the styles of management using an artist metaphor. Please complete and return the business reply card found in this this report, and we will promptly send you the information you request, or for more information about any of the Victory Equity Funds in particular, including charges and expenses, obtain a prospectus by calling 1-800-539-FUND. Please read the prospectus carefully before you invest or send money.


"Yesterday I dared to struggle. Today I dare to win."
 - Bernadette Devlin

VICTORY BALANCED FUND

Q  How was the market environment for the Balanced Fund during the past year?

A A combination of lower interest rates, improving corporate earnings and modest inflation propelled the S&P 500 to all-time high levels in 1995. A "soft landing" of the economy along with merger activity and corporate restructurings had a positive impact on stock price and fixed-income performance. The fixed-income markets came back strongly compared to 1994, as soon as the Federal Reserve reversed course by lowering interest rates.

Q  How has the Fund been structured during this period?

A A "soft landing" economic scenario and our generally positive outlook for the equity and bond market led us to maintain a relatively high equity (55%) and fixed-income (42%) exposure and minimal exposure (3%) to cash. This allocation helped the Fund deliver good returns, as equities have outperformed both bonds and cash over the past year. While the equity weighting was important to the overall return, the strong bond market also contributed. We believe that allocation is the most important determinant of performance, and we also believe that while this type of fund may lag a bull equity market, it will capture most of the returns with less risk along the way.

Q  Tell us about the equity process.

A We continue to have a strong value orientation with an above-market dividend yield and below-market price-earnings ratio. The equity performance of the Fund was enhanced by an overweight position in financials and an underweight position in consumer cyclicals relative to the S&P 500. Unfortunately the Fund was underweighted in technology, a sector that significantly outperformed the S&P 500 over the past year.

Q  Have there been any changes in the Fund this year?

A Yes, we started to allocate some of the equity portion of the Fund to international stocks. As of October 31, 3.8% of the Fund was invested in international stocks. As the Fund grows larger, we have added flexibility in stock selection, and, in this case, flexibility in its allocation of a portion of investments to international stocks. Based on the historical relationship between domestic and international investments, an allocation that includes international stocks may enhance returns and improve risk.1

Q  How is the fixed income portion of the Fund managed?

A The fixed-income portion is managed using the same strategy as is employed in the Investment Quality Bond Fund. We invest primarily in high credit quality issues, and we utilize a relative value approach to seek good values in the fixed-income market segments. This year we maintained a longer duration which contributed to good returns. On the other and, we were overweighted in government mortgage-backed issues, which did not perform as strongly when interest rates fell and consumers refinanced their mortgages.

TOTAL RETURN
As of 10/31/95

                               Net Asset       Maximum
                                 Value      Offering Price
One Year                        19.24%          13.57%
Since Inception Annualized
12/10/93                         9.41%           6.63%


                                                       VICTORY BALANCED FUND
                                                   VS. S&P 500 & LIPPER BALANCED

                12/93   2/94    4/94    6/94    8/94    10/94   12/94   2/95    4/95    6/95    8/95    10/95
$ 7,000
$ 8,000
$ 9,000
$10,000
$11,000
$12,000
$13,000
$14,000

The graph that appears on page 20 of the annual report represents a comparison between a $10,000 investment made on December 10, 1993 in the Balanced Fund and identical investments in the Standard & Poor's 500 Stock and Lipper Balanced Fund Indexes. The chart indicates that $10,000 invested on December 10, 1993 in the Balanced Fund would be worth $11,251 at maximum load and $11,813 at Net Asset Value on October 31, 1995, as opposed to $13,100 and $11,628 had $10,000 been invested in the Standard & Poor's 500 Stock or Lipper Balanced Indexes, respectively.

The Standard & Poor's 500 Stock Index (S&P 500) is a broad-based unmanaged index that represents the general performance of domestically traded common stocks of mid- to large-size companies.

The Lipper Balanced Fund Index is a non-weighted index of the 30 largest funds within the Lipper Balanced Fund investment category.


THE VICTORY FUNDS

Denise M. Coyne is a Chartered Financial Analyst as well as a Certified Public Accountant. She is a Vice-President with Society Asset Management, Inc. ("SAM") and has been with SAM and/or an affiliate, since 1985. Ms. Coyne received her MBA from Miami University.

Richard T. Heine is a Chartered Financial Analyst, Vice-President and Portfolio Manager with Society Asset Management, Inc. ("SAM"). He has been with SAM and/or an affiliate since 1974. Mr. Heine received his MBA from Case Western Reserve University.

The performance data quoted represent past performance and, therefore, are not indicative of future results. Total returns are historical and include the change in share price and reinvestment of dividends and capital gains distributions, and unless indicated show the effect of the maximum 4.75% sales charge. Investment returns and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. The total return figures set forth above may reflect the waiver of a portion of certain fees for various periods since the Fund's inception date. In such instances and without such waiver of fees, the total returns would have been lower.

1 Source: Ibbotson & Associates Inc., Chicago. 1995 Asset Allocation Seminar

VICTORY STOCK INDEX FUND

Q To what factors do you attribute the outstanding performance of the stock market during the past year?

A I think that a combination of lower interest rates, improving corporate earnings and modest inflation propelled the S&P 500 to all time high levels in 1995. Through its careful maneuvering of monetary policy, the Federal Reserve was successful in carrying out a "soft landing" of the economy, slowing down the pace of economic growth to more moderate and sustainable levels. This had a major positive impact on stock price performance throughout the year.

Q What impact did this favorable climate for equities have on the strategy and performance of your Fund?

A An index fund, by definition, strives to replicate the performance of a specific index. In our case, the Fund seeks to replicate the performance of the S&P 500. In order to achieve our objective, we invest exclusively in S&P 500 stocks keeping our sector weights as close as possible to those of the Index. As a result, the Fund has participated in the outstanding performance of the stock market during the past year, and its performance closely followed the S&P 500.

Q What are your future expectations for the economy and the market and how will they affect your Fund's strategy?

A Our long-term market outlook remains positive although we are somewhat cautious near term, due to our expectation of a slower economy and corporate earnings growth in 1996. As stated in the investment objective, the Fund will continue to be fully invested in S&P 500 stocks in an attempt to match the performance of this index.

TOTAL RETURN
As of 10/31/95

                              Net Asset          Maximum
                                Value         Offering Price
------------------------------------------------------------
One Year                        25.72%          19.72%
------------------------------------------------------------
Since Inception Annualized
12/03/93                        14.85%          11.96%
------------------------------------------------------------

                           VICTORY STOCK INDEX FUND
                                 VS. S&P 500

               12/93     2/94     4/94     6/94     8/94     10/94     12/94     2/95     4/95     6/95     8/95     10/95
$ 7,000
$ 8,000
$ 9,000
$10,000
$11,000
$12,000
$13,000
$14,000

The graph that appears on page 21 of the annual report represents a comparison between a $10,000 investment made on December 3, 1993 in the Stock Index Fund and an identical investment in the Standard & Poor's 500 Stock Index. The chart indicates that $10,000 invested on December 3, 1995 in the Stock Index Fund would be worth $12,350 at maximum load and $12,965 at Net Asset Value on October 31, 1995, as opposed to $13,100 had $10,000 been invested in the Standard & Poor's 500 Stock Index.

The Standard & Poor's 500 Stock Index (S&P 500) is a broad-based unmanaged index that represents the general performance of domestically traded common stocks of mid- to large-size companies.

THE VICTORY FUNDS

Denise M. Coyne is a Chartered Financial Analyst as well as a Certified Public Accountant. She is a Vice-President with Society Asset Management, Inc. ("SAM") and has been with SAM and/or an affiliate, since 1985. Ms. Coyne received her MBA from Miami University.

The performance data quoted represent past performance and, therefore, are not indicative of future results. Total returns are historical and include the change in share price and reinvestment of dividends and capital gains distributions, and unless indicated show the effect of the maximum 4.75% sales charge. Investment returns and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. The total return figures set forth above may reflect the waiver of a portion of certain fees for various periods since the Fund's inception date. In such instances and without such waiver of fees, the total returns would have been lower.

VICTORY DIVERSIFIED STOCK FUND

Q  Can you briefly comment on the equity market environment over the past year?

A The equity market has performed extremely well in the past year primarily due to low and declining interest rates, restrained inflation and solid corporate profitability. In addition, large capitalization stocks have benefited from the phenomenal growth of mutual funds as the investment vehicle of choice for many people.

Q How was the Fund's strategy shaped by the market conditions you described above?

A We maintained a bullish posture all year long but, from time to time, we had a higher cash position than desired due to our underestimation of the cash flows in the Fund.

Q Can you describe some of your Fund's success stories and disappointments during the year?

A The Fund successfully entered 1995 with a significantly overweighted position in the technology sector, which delivered outstanding returns over the year. This allowed us the flexibility to reduce our holdings on strength to a more neutral market weighted position as the year went on. On the other hand, we were a little late in recognizing the economic slowdown taking place late in the year. The Fund's underweight in the consumer non-durable sector, which performed very well in this environment despite high valuations, caused it to underperform its benchmark.

Q What are your expectations for the stock market and the Fund for the coming year?

A Our outlook remains positive because most of the factors that have been supporting higher stock prices remain in place. The Fund continues to be fully invested but has shifted to an emphasis on the more defensive financial, utility, and energy sectors.

Q   Is there anything else you would like us to know about your Fund?

A The Fund's investment approach has always been to balance risk with reward. With many investors concerned about the high level reached by the market, it should be noted that we aim to continue our historical approach of balancing the potential for return with minimization of risk.

TOTAL RETURN
As of 10/31/95

                        Net Asset          Maximum
                          Value         Offering Price
One Year                23.54%          17.69%
Annualized Return
Three Years             14.78%          12.92%
Five Years              16.55%          15.42%
Since Inception
10/20/89                12.52%          11.61%


                                                  VICTORY DIVERSIFIED STOCK FUND
                                                            VS. S&P 500

                10/89   4/90    10/90   4/91    10/91   4/92    10/92   4/93    10/93   4/94    10/94   4/95    10/95
$ 8,000
$10,000
$12,000
$14,000
$16,000
$18,000
$20,000
$22,000

The graph that appears on page 22 of the annual report represents a comparison between a $10,000 investment made on October 20, 1989 in the Diversified Stock Fund and an identical investment in the Standard & Poor's 500 Stock Index. The chart indicates that $10,000 invested on October 20, 1989 in the Diversified Stock Fund would be worth $19,612 at maximum load and $20,502 at Net Asset Value on October 31, 1995, as opposed to $20,583 had $10,000 been invested in the Standard & Poor's 500 Stock Index.

The Standard & Poor's 500 Stock Index (S&P 500) is a broad-based unmanaged index that represents the general performance of domestically traded common stocks of mid- to large-size companies.

THE VICTORY FUNDS

Lawrence G. Babin is a Chartered Financial Analyst and a Vice-President at Society Asset Management, Inc. ("SAM"). He has managed the Fund since its inception, and he has been with SAM and/or an affiliate, since 1982. Mr. Babin received his MBA from the University of Michigan.

The Performance data quoted represent past performance and, therefore, are not indicative of future results. Total returns are historical and include the change in share price and reinvestment of dividends and capital gains distributions, and unless indicated show the effect of the maximum 4.75% sales charge. Investment returns and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. The total return figures set forth above may reflect the waiver of a portion of certain fees for various periods since the Fund's inception date. In such instances and without such waiver of fees, the total returns would have been lower.

VICTORY VALUE FUND

Q  What have been the major trends in the stock market over the past year?

A Throughout the past year, merger activity and restructuring stories continued to boost stock prices. Growth stocks, led by the technology sector, outperformed value stocks for the period. Small- and mid-cap stocks outperformed large-cap stocks as investors became more risk oriented.

Q  How have these trends shaped the Fund's performance?

A The Victory Value Fund concentrates its holdings in large-cap, high-yield, low price-to-earnings ratio issues. While these types of stocks (known as value stocks) performed very well, smaller-cap growth issues did even better. Thus, the Fund underperformed its benchmark as the value style was out of favor during this period of time.

Q Can you share some of the Fund's successes or disappointments during the past year?

A The Fund's largest holding, AT&T rose 20.5% during the third calendar quarter as the company announced that it will break up into three separate companies. Financial stocks also had outstanding performance as they benefited from consolidation and lower interest rates. On the other hand, we were disappointed by the performance of energy stocks which despite excellent earnings were hurt by the uncertainty over oil prices. We feel that this uncertainty will be diminished over the next several quarters and the oils relative attractiveness is still intact.

Q  What do you think 1996 has in store for the economy and the stock market?

A Our economic outlook in 1996 calls for a moderate growth rate of about 2.3%. U.S. profit growth could be further tamed by slowing global industrial production and a stronger dollar. We therefore expect a choppy stock market performance in the near term. However, we strive to maintain a high dividend yield in the Fund to attempt to provide investors with a safety net should the stock market undergo some degree of correction. We continue to believe that value investing will outperform growth over time. Academic studies of total rate of return support the conclusion that value investing offers higher returns with lower volatility than the growth style.1

TOTAL RETURN
As of 10/31/95

                           Net Asset          Maximum
                             Value         Offering Price
One Year                     22.28%            16.42%
Since Inception Annualized
12/03/93                     12.97%            10.13%




                              VICTORY VALUE FUND
                       VS. LIPPER GRTH & INC & S&P 500


                    12/93    2/94    4/94    6/94    8/94    10/94    12/94    2/95    4/95    6/95    8/95    10/95
$ 7,000
$ 8,000
$ 9,000
$10,000
$11,000
$12,000
$13,000
$14,000

The graph that appears on page 23 of the annual report represents a comparison between a $10,000 investment made on December 3, 1993 in the Value Fund and identical investments in the Lipper Growth & Income and Standard & Poor's 500 Stock Indexes. The chart indicates that $10,000 invested on December 3, 1993 in the Value Fund would be worth $11,899 at maximum load and $12,488 at Net Asset Value on October 31, 1995, as opposed to $12,285 and $13,100 had $10,000 been invested in the Lipper Growth & Income or Standard & Poor's 500 Stock Indexes, respectively.

The Lipper Growth & Income Index is a non-weighted index of the 30 largest funds within the Lipper Growth & Income Fund investment category.


The Standard & Poor's 500 Stock Index (S&P 500) is a broad-based unmanaged index that represents the general performance of domestically traded common stocks of mid- to large-size companies.


THE VICTORY FUNDS

Judith Jones is a Chartered Financial Analyst as well as a Certified Financial Planner. She is a Vice-President with Society Asset Management, Inc. ("SAM") and has managed the Fund since its inception. She has been with SAM and/or an affiliate since 1965. Ms. Jones received her MBA from Kent State University.


The performance data quoted represent past performance and, therefore, is not indicative of future results. Total returns are historical and include the change in share price and reinvestment of dividends and capital gains distributions, and unless indicated show the effect of the maximum 4.75% sales charge. Investment returns and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. The total return figures set forth above may reflect the waiver of a portion of certain fees for various periods since the Fund's inception date. In such instances and without such waiver of fees, the total returns would have been lower.


1 Source: Ibbotson & Associates Inc., Chicago. 1995 Asset Allocation Seminar

VICTORY GROWTH FUND

Q  What are some of the highlights of the 1995 market environment?


A The economic and financial backdrop for the equity market during the past year was extraordinarily favorable. The economy achieved a "soft landing"; the inflation rate remained moderate, and interest rates dropped sharply. Corporate profits, benefiting from improving international economies and strong productivity gains in the U.S., turned in an exceptional performance and exceeded optimistic expectations.


Q Can you explain the meaning of "soft landing" and what it implies for the Fund's strategy?


A A "soft landing" generally indicates a mixed economy with some weak areas and some strong areas. The consumer cyclical sector and, more recently, the basic industry sector are two areas that in the past year have experienced weaker sales and earnings. As a result, we decided to underweight these two sectors and instead overweight the consumer staples sector, an area that showed a more consistent and predictable earnings pattern.


Q   Have there been any major changes in the Fund over the course of 1995?


A During the past year, we have changed the Fund's diversification strategy from "sector neutral" relative to the S&P 500 to a more growth-oriented approach. As a result, in the future we will emphasize growth-oriented sectors such as consumer staples and technology while lessening our exposure to such value-oriented sectors as utilities and finance. This new approach has already improved the performance of the Fund over the past four months.


Q   Can you briefly comment on the performance of the Fund for the past year?


A The Fund has underperformed its benchmark over the past year for three reasons: a large cash withdrawal in the first calendar quarter of 1995 increased our cash position in a strongly rising equity market; an overweight in the underperforming energy sector and an underweight in the outperforming consumer staples sector; and, finally, poor performance of a few issues, namely Telefonos de Mexico, International Game Technology, El Paso Natural Gas and Home Depot (the first three have been sold from the portfolio).


Q What is your outlook for 1996, and how is the Fund positioned as we enter the new year?


A At this time we remain optimistic about the potential for the market to achieve modest additional gains in the latter part of 1995 and in 1996. Interest rate cuts by the Federal Reserve, in response to a credible deficit reduction plan, could be a major positive for the equity market as could a cut in the capital gains tax rate. Currently we remain overweighted relative to the S&P 500 in those sectors showing an improving rate of earnings growth, such as consumer staples, technology and capital goods.

                             VICTORY GROWTH FUND
                                 VS. S&P 500

                  12/93    2/94    4/94    6/94    8/94    10/94    12/94    2/95    4/95    6/95    8/95    10/95
$ 7,000
$ 8,000
$ 9,000
$10,000
$11,000
$12,000
$13,000
$14,000

The graph that appears on page 24 of the annual report represents a comparison between a $10,000 investment made on December 3, 1993 in the Growth Fund and an identical investment in the Standard & Poor's 500 Stock Index. The chart indicates that $10,000 invested on December 3, 1993 in the Growth Fund would be worth $11,808 at maximum load and $12,397 at Net Asset Value on October 31, 1995, as opposed to $13,100 had $10,000 been invested in the Standard & Poor's 500 Stock Index.

The Standard & Poor's 500 stock Index (S&P 500) is a broad-based unmanaged index that represents the general performance of domestically traded common stocks of mid- to large-size companies.


                 TOTAL RETURN
                 As of 10/31/95

                       Net Asset       Maximum
                        Value      Offering Price
One Year               20.54%          14.81%
Since Inception Annualized
12/03/93               12.10%           9.28%


THE VICTORY FUNDS

William Ruple is a Vice-President and a Portfolio Manager with Society Asset Management, Inc. (SAM). He has been with SAM and/or an affiliate, since 1970. Mr. Ruple received a BS from Ohio Wesleyan University and an MBA from Case Western Reserve University.

The performance data quoted represent past performance and, therefore are not indicative of future results. Total returns are historical and include the change in share price and reinvestment of dividends and capital gains distributions, and unless indicated show the effect of the maximum 4.75% sales charge. Investment returns and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. The total return figures set forth above may reflect the waiver of a portion of certain fees for various periods since the Fund's inception date. In such instances and without such waiver of fees, the total returns would have been lower.

VICTORY SPECIAL VALUE FUND

Q Can you give us a brief overview of the mid-cap market's performance over the course of the past year?

A The equity markets posted impressive gains in the past year due to the ideal combination of declining interest rates and stronger than expected corporate earnings reports. Mid/small-market capitalization equities participated in the rally, but lagged the larger-market cap sector by a few percentage points for much of the year. Momentum/growth stocks dominated the advance among the mid/small-capitalization companies this past year, creating a particularly challenging environment for value investors. The technology sector alone generated nearly half of the total return of the S&P 400 Mid-Cap Index for the year.

Q  How did these conditions affect the performance of the Fund?

A Although we participated in the technology rally, our underweighting of this sector throughout the year caused the Fund to underperform the S&P 400 Mid-Cap Index. Our value discipline typically causes the Fund to fall short of the benchmark in very strong markets but it should better protect capital in weaker markets.

Q What sectors of the mid/small capitalization equity market worked best for the Fund ?

A The financial sector was a continuous source of favorable surprises for the Fund. We started the year with an overweighting in financials, thus participating in the sector's strong rally. Three of the companies we owned were the targets of buyouts, starting with Michigan National in February, which was one of our largest holdings at the time, and continuing with other outright acquisitions including Kemper and Integra Financial.

Q What are your future expectations for the economy and the markets? How will they shape your strategy for managing the Fund?

A We believe high valuations and lofty expectations of the technology sector are a potentially dangerous combination and we remain underweighted in this sector. We are also reducing our exposure to the financial sector. We expect valuation to play a more important role in equity performance in the coming year. As a result, we remain overweighted in the basic industry and capital goods sectors where expectations and valuations remain generally low following a lackluster performance in 1995.

Q  Can you explain to your shareholders why your Value Fund is "Special"?

A Although the Special Value Fund invests in mid/small-size companies, it is somewhat unique from most small-cap funds. The Fund is managed with a disciplined value approach versus the aggressive growth style most commonly associated with smaller-cap funds. Over time, smaller-cap stocks have outperformed larger-cap stocks and value stocks have outperformed growth stocks.(1) By combining the two approaches, we attempt to capture the above average returns of the small-cap sector, with less volatility than is typical of small/ mid-cap investing.

                                 TOTAL RETURN
                                As of 10/31/95

                        Net Asset               Maximum
                         Value               Offering Price
One Year                18.01%                  12.44%
Since Inception Annualized
12/3/93                 12.37%                   9.54%

                          VICTORY SPECIAL VALUE FUND
                             VS. S&P 400 MID CAP

                12/93    2/94    4/94    6/94   8/94    10/94    12/94    2/95    4/95    6/95    8/95    10/95
$ 8,000
$ 9,000
$10,000
$11,000
$12,000
$13,000

The graph that appears on page 25 of the annual report represents a comparison between a $10,000 investment made on December 3, 1993 in the Special Value Fund and an identical investment in the Standard & Poor's 400 Mid-Cap Index. The chart indicates that $10,000 invested on December 3, 1993 in the Special Value Fund would be worth $11,566 at maximum load and $12,139 at Net Asset Value on October 31, 1995, as opposed to $12,126 had $10,000 been invested in the Standard & Poor's 400 Mid-Cap Index.

The Standard & Poor's 400 Mid-Cap Index is a broad-based unmanaged index that represents the general performance of domestically traded common stocks of mid-size companies.

THE VICTORY FUNDS

Anthony Aveni is a Chartered Financial Analyst and a Senior Vice-President with Society Asset Management, Inc. ("SAM"). Mr. Aveni has been a Fund Manager with SAM since 1987 and is the Managing Director of the Small/Mid-Cap Equity Investments for SAM. He received his MBA from Case Western Reserve University.

Barbara Myers is a Chartered Financial Analyst, a Portfolio Manager and a Vice-President with Society Asset Management, Inc. ("SAM"). She joined SAM in 1994 and has seven years of previous investment experience. Ms. Myers received a BBA from Cleveland State University and an MBA from Baldwin Wallace.

The performance data quoted represent past performance and is not indicative of future results. Total returns are historical and include the change in share price and reinvestment of dividends and capital gains distributions, and unless indicated show the effect of the maximum 4.75% sales charge. Investment returns and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. The total return figures set forth above may reflect the waiver of a portion of certain fees for various periods since the Fund's inception date. In such instances and without such waiver of fees, the total returns would have been lower.

1 Source: Ibbottson & Associates Inc, Chicago.

                         VICTORY SPECIAL GROWTH FUND

Q Can you give us a brief overview of the small-cap market's performance over the course of the past year?

A The broad stock market delivered outstanding returns during the past year fueled by a favorable environment of lower interest rates, tame inflation levels and positive corporate profits. Bigger was better this year; in fact, smaller-capitalization companies underperformed larger capitalization companies for most of the year with the exception of the third quarter. Early in the year, earnings of large-cap companies benefited to a greater extent from the weakness of the U.S. dollar due to their higher exposure to foreign sales. In addition, small cap stocks lagged towards the end of the year as investors began to favor large cap growth stocks which were seen as a safe haven in the midst of a slowing economy.

Q  With this market environment, how did the fund perform?

A The Special Growth Fund lagged the large cap market, as many small cap investments did. For the one year period ending 10/31/95, the Fund outperformed its benchmark, the Russell 2000 Growth Index, with a return of 20.83% compared to 18.35% for the Index.

Q  Since you took over in June what changes have you made in the Fund?

A The Fund inherited investments in small-cap and mid-cap growth stocks from the merger of the Victory Aggressive Growth Fund and the Victory Special Growth Fund. The old Special Growth invested primarily in mid-cap stocks, but the new Special Growth Fund adopted the style and universe of the Aggressive Growth Fund. In other words, the Fund is now concentrated in small-cap issues, with a weighted average market cap of about 700 million, which is much smaller than before. In addition, we increased the number of holdings from less than a hundred to about 300 as of October 31, 1995.

Q  Why the large increase in the number of holdings?

A We believe that this gives a more risk controlled return, one that is not dependent (good or bad) on large bets in a low number of stocks. This approach should help the Fund perform well through broader exposure to the small-cap market, but with less risk than a concentrated style.

Q  Did you make any other changes?

A Yes, we also changed the sector weightings considerably. As with our stock selection approach, we prefer not to make large bets, but to carefully balance sector weights versus the market. The Fund's sector weights are much more closely aligned to the Russell 2000 Growth Index, which is the "Growth" portion of the Russell 2000.

Q  What is your outlook going forward?

A We believe that the outlook for small-cap growth companies still looks good. If this market does well, we believe that the Fund will continue to participate.


TOTAL RETURN
As of 10/31/95

                                Net Asset       Maximum
                                Value           Offering Price
One Year                        20.83%          15.07%
Since Inception Annualized
1/11/94                          9.75%           6.82%

                         VICTORY SPECIAL GROWTH FUND
                               VS. RUSSELL 2000

                   1/94    3/94     5/94     7/94     9/94     11/94     1/95     3/95     5/95     7/95     10/95
$ 8,000
$ 8,500
$ 9,000
$ 9,500
$10,000
$10,500
$11,000
$11,500
$12,000
$12,500


The graph that appears on page 26 of the annual report represents a comparison between a $10,000 investment made on January 11, 1994 in the Special Growth Fund and an identical investment in the Russell 2000 Growth Index. The chart indicates that $10,000 invested on January 11, 1994 in the Special Growth Fund would be worth $11,266 at maximum load and $11,829 at Net Asset Value on October 31, 1995, as opposed to $11,433 had $10,000 been invested in the Russell 2000 Growth Index.

The Russell 2000 Growth Index is a broad-based unmanaged index that represents the general performance of domestically traded common stocks of small- to mid-sized companies.


THE VICTORY FUNDS

Jonathan M. Greene is Vice-President of T. Rowe Price. The Investment Advisory Committee of T. Rowe Price is primarily responsible for the investment management of the Special Growth Fund. Mr. Greene has been with T. Rowe Price since 1974, and has been managing investments since 1979. Mr. Greene received his MBA from Dartmouth.

The performance data quoted represent past performance and is not indicative of future results. Total returns are historical and include the change in share price and reinvestment of dividends and capital gains distributions, and unless indicated show the effect of the maximum 4.75% sales charge. Investment returns and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. The total return figures set forth above may reflect the waiver of a portion of certain fees for various periods since the Fund's inception date. In such instances and without such waiver of fees, the total returns would have been lower. Small-Cap Funds carry additional risks and historically have experienced a greater degree of market volatility than average.

                      VICTORY OHIO REGIONAL STOCK FUND

Q Your Fund limits the majority of its holdings to stocks of companies based in the state of Ohio. How did these stocks compare to the broader stock market during the past year?

A The universe of Ohio-based stocks from which we chose the Fund's holdings is heavily weighted toward financial, basic industry and capital goods issues. In 1995, the basic industry and capital goods sectors have underperformed the S&P 500, whose performance throughout the year was fueled by the impressive rally in technology stocks. Unfortunately the technology sector is severely underrepresented in Ohio.

Q  How did the Fund perform versus Ohio companies?

A As of November 24, 1995, the Fund was leading an index constructed of Ohio-based companies with a return of 23% versus 17%.(1) But just because the fund has lagged the S&P this year, don't count it out. Coincidentally, the Fund has outperformed the S&P 500 with an annualized return of 23% versus only 17.25% for the five years ended 10/31/95. So even though the Fund invests primarily in Ohio companies, that does not mean that its performance is limited or less competitive.

Q Can you share some of your success stories or disappointments during the past year?

A Keithley Instruments, Comair, Invacare, Acme Cleveland, Owens Corning, Omnicare and Telxon were among the better performing issues in the Fund. On the other hand, disappointments included Mid-American Waste, Corrpro, Sun TV and The Limited.

Q  What is one of the things to which you attribute your successes?

A Since the Fund invests primarily in Ohio companies, I have the opportunity to talk to the managers of the companies in which we invest. I spend a considerable amount of time visiting the companies, talking to their suppliers, competitors and customers. This allows me to become very familiar with and closer to what is happening with a company. I use a value discipline coupled with a strong "bottom-up" analysis of companies.

Q  What is your "top-down" strategy?

A As the market climbs to higher levels, the Fund has become more defensive, giving greater weights to utilities, energy and financial issues. Long-term, we favor the capital goods sector.

THE VICTORY FUNDS

Lynn Hamilton is a Vice-President with Society Asset Management, Inc. ("SAM") and has been managing the Fund since its inception. Mr. Hamilton has been a Fund Manager with SAM since 1993. Prior to this position, he was a Fund Manager with Society National Bank. Mr. Hamilton obtained his MBA from Miami University.


                                 TOTAL RETURN
                                As of 10/31/95

                                Net Asset       Maximum
                                  Value      Offering Price
One Year                        16.93%          11.35%
Annualized Return
Three Years                     14.40%          12.57%
Five Years                      23.00%          21.80%
Since Inception
10/20/89                        11.73%          10.83%

                       VICTORY OHIO REGIONAL STOCK FUND
                                 VS. S&P 500

               10/89     4/90     10/90     4/91     10/91     4/92     10/92     4/93     10/93     4/94    10/94    4/95    10/95
$ 6,000
$ 8,000
$10,000
$12,000
$14,000
$16,000
$18,000
$20,000
$22,000

The graph that appears on page 27 of the annual report represents a comparison between a $10,000 investment made on October 20, 1989 in the Ohio Regional Stock Fund and an identical investment in the Standard & Poor's 500 Stock Index. The chart indicates that $10,000 invested on October 20, 1989 in the Ohio Regional Stock Fund would be worth $19,149 at maximum load and $20,095 at Net Asset Value on October 31, 1995, as opposed to $20,502 had $10,000 been invested in the Standard & Poor's 500 Stock Index.

The Standard & Poor's 500 Stock Index (S&P 500) is a broad-based unmanaged index that represents the general performance of domestically traded common stocks of mid- to large-size companies.

The performance data quoted represent past performance and is not indicative of future results. Total returns are historical and include the change in share price and reinvestment of dividends and capital gains distributions, and unless indicated show the effect of the maximum 4.75% sales charge. Investment returns and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. The total return figures set forth above may reflect the waiver of a portion of certain fees for various periods since the Fund's inception date. In such instances and without such waiver of fees, the total returns would have been lower.

1 Ohio index constructed by William O'Neil & Company. The index is composed of approximately 200 Ohio based companies with revenues equal to or greater than $25 million. KeyCorp is excluded from the index, since the Fund is prohibited from investing in an affiliated company.

VICTORY INTERNATIONAL GROWTH FUND

Q What developments have characterized the international equity markets over the past year?

A Investors focused on actual and effected changes in interest rates around the world this past year. In December of 1994, the meltdown of the Mexican peso became known as the "Tequila Effect" because, as most risk premiums widened, most emerging markets suffered from fears that similar radical interest rate increases would cause a collapse in their currencies. On the other hand, markets have also continued to focus on potential rate cuts by the Bundesbank, which also would allow the Banque de France to follow through with cuts of its own. Inflation remained extremely well-behaved around the world, both directionally and in absolute terms. Global liquidity remains high.

Q Did the performance of the U.S. dollar relative to other major foreign currencies have any impact on returns to dollar-based investors?

A The U.S. dollar experienced wide swings relative to the Japanese yen and German Deutschemark during the 12 months ended October 31, 1995. For the period, however, on an EAFE-weighted basis, the dollar's strength had only a small negative effect on returns to dollar-based investors.

Q How did you position the Fund given the market developments you outlined above and how did your strategy impact the Fund's performance?

A We reduced our exposure to higher risk emerging markets. In addition, the Fund was underweighted in Japan during the entire period, which was beneficial overall, but hurt performance in the third calendar quarter of 1995, when the Japanese market rallied briefly. Our overweight in the Nordic countries benefited the Fund's performance throughout the year.

Q What is your outlook for the coming months and how will it shape your strategy for managing the Fund?

A We continue to believe in the longer-term merits of international investments, especially given the likelihood of recovery following the U.S. market outperformance in recent years. We are looking to increase the Fund's weightings in energy and finance and lighten the capital goods and services sectors. This will result in greater diversification across industry segments. With Japan having performed so poorly over the last several years, this market is certainly cheap on a historic basis. The latter, combined with Japan's apparent willingness to let the banks accelerate the recognition and write-off of non-performing loans, could bode well for the Japanese market. We could be looking to at least neutral weight Japan in the first half of 1996. Finally, we anticipate continuing to reduce our weightings in the emerging markets because we believe that, over the near-term on a risk-adjusted basis, the developed markets could offer more stable returns.


                           TOTAL RETURN
                          As of 10/31/95

                                Net Asset       Maximum
                                  Value      Offering Price
One Year                        -2.50%          -7.10%
Annualized Return
Three Years                     13.30%          11.46%
Five Years                       7.95%           6.91%
Since Inception
5/18/90                          6.35%           5.40%


                                                 VICTORY INTERNATIONAL GROWTH FUND
                                                           VS. MSCI EAFE


          5/90    10/90    3/91   8/91     1/92     6/92    11/92     4/93     9/93     2/94     7/94     12/94    5/95   10/95

$  7,000
$  8,000
$  9,000
$ 10,000
$ 11,000
$ 12,000
$ 13,000
$ 14,000
$ 15,000

The graph that appears on page 28 of the annual report represents a comparison between a $10,000 investment made on May 18, 1990 in the International Growth Fund and an identical investment in the Morgan Stanley Capital International Europe, Australia and Far East Index. The chart indicates that $10,000 invested on May 18, 1990 in the International Growth Fund would be worth $13,238 at maximum load and $13,895 at Net Asset Value on October 31, 1995, as opposed to $12,633 had $10,000 been invested in the Morgan Stanley Capital International Europe, Australia and Far East Index.

The Morgan Stanley Capital International Europe, Australia and Far East Index
(EAFE) is a broad-based unmanaged index that represents the general performance of international equity markets.

THE VICTORY FUNDS

Conard R. Metz is a Vice president of International Equity Investments and Portfolio Manager with Society Asset Management Inc. ("SAM"). He has managed the International Growth Fund since October 1995. Mr. Metz received a BS from the University of California at Berkeley.

The performance data quoted represent past performance and are not indicative of future results. Total returns are historical and include the change in share price and reinvestment of dividends and capital gains distributions, and unless indicated show the effect of the maximum 4.75% sales charge. Investment returns and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. The total return figures set forth above may reflect the waiver of a portion of certain fees for various periods since the Fund's inception date. In such instances and without such waiver of fees, the total returns would have been lower. International investing is subject to certain factors such as currency fluctuation and differences in accounting and taxation standards.

                           QUESTIONS AND ANSWERS

THESE ARE SOME OF THE QUESTIONS THAT SHAREHOLDERS HAVE ASKED US ABOUT ANNUAL REPORTS.

Q  Who prepares the annual report for The Victory Funds?

A The annual report for The Victory Funds is sent to current shareholders and is available to anyone interested in learning more about the Fund complex and the securities held by each portfolio. The report is prepared by the Fund complex, and the financial pages are audited by an independent public accounting firm. In the case of The Victory Funds, the independent auditing firm is Coopers & Lybrand L.L.P.

Q  What type of information is available in an annual report?

A Our annual report usually contains a letter to the shareholders written by the President of the Board of Trustees, an economic review or outlook and any other educational material the Fund complex feels benefits its shareholders. Each Fund other than money market funds, must give the performance for certain periods, as well as show the growth of $10,000 from inception versus an applicable securities index. In addition each Fund's performance and strategies are reviewed by the portfolio manager. You can also find standard financial statements and the holdings of each Fund as of the close of the fiscal year.

Q  When are annual reports issued?

A Usually, annual reports are issued at the end of a company's fiscal year, which in the case of The Victory Funds is October 31, 1995. Companies are allowed no more than 60 days after the Fund's books are closed to assemble the report, complete the audit and mail to shareholders.

Q  Where can I find specific information on the Fund[s] I have invested in?

A The annual report is divided in two sections. You can find your Fund[s] in the front section, which lists each Fund individually according to asset class.Information on each Fund is also found in the financial statements.

Q  Why are annual reports necessary?

A It is important for you as a shareholder and for other interested parties to have access to an objective, independently audited review of the Funds. It is also a requirement of the Securities and Exchange Commission that shareholders be provided with annual reports. This is the same rule that applies to most corporations. Shareholders (owners) can check their company or fund to see what progress it has made over the year. Corporations and mutual funds are also required to publish a semi-annual report which is not as detailed; ours is published as of April 30.

Q  How can I learn more about The Victory Funds?

A For more information, including a prospectus, on any of The Victory Funds, please call 1-800-539-FUND. You can also get information on specific topics by returning the business reply card found in this report.

The Victory Funds

"You have to learn the rules of the game. And then you have to play better than anyone else." - Dianne Feinstein

                              GLOSSARY OF TERMS

A GLOSSARY OF OFTEN-USED INVESTMENT TERMS

ANNUAL REPORT : A legally required document published annually for each fund. It includes a list of fund holdings, full financial statements, performance figures and other pertinent information.

ASSET ALLOCATION: A way to diversify your investments among stocks, bonds and money-market securities. The appropriate asset allocation for you depends on several factors - your time horizon, tolerance for risk and investment objectives.

BOND [fixed-income security]: A debt security issued by a company, municipality or government agency. The purpose of a bond is to lend money to the issuer. In exchange, the issuer promises to repay the amount of the loan on a specified maturity date. The issuer is also obligated to pay the bond holder periodic, fixed interest payments over the life of the loan.

CAPITAL APPRECIATION: An increase in an investment's value.

CAPITAL GAIN/LOSS: A profit or loss on the sale of a security or other assets.

COMMON STOCK: A security representing proportionate ownership of a corporation's assets.

INVESTMENT OBJECTIVE: The investment strategy of a shareholder or mutual fund designed to achieve a particular goal.

INFLATION RISK: The risk that the purchasing power of your investment will be eroded by inflation.

LIQUIDATE: To convert shares into cash. Equivalent terms include redeem and sell.

LIQUIDITY: The ease and speed with which an investment can be converted into cash.

MARKET VALUE: The current price of an investment. Market value is generally determined by the most recent price at which the investment is traded on the open market.

MAXIMUM OFFERING PRICE [MOP]: The purchase price of a fund plus applicable sales charges.

MUTUAL FUND: An investment company that pools money from shareholders and invests in a variety of securities, including stocks, bonds and money-market instruments. An open-ended mutual fund stands ready to buy back [redeem] its shares at their current net asset value. This value depends on the market value of the fund's portfolio of securities at the time of redemption. Open-ended mutual funds continuously offer new shares to investors.

NET ASSET VALUE (NAV): The market value of one share of a mutual fund. NAV is calculated by taking the total value of a mutual fund's assets, less fund liabilities and dividing them by the number of shares outstanding. NAVs are commonly listed in the business pages of many newspapers.

PORTFOLIO: Any combination of more than one security. A mutual fund typically has a large, diversified portfolio of securities or of investments in order to lower investment risks.

PRINCIPAL: The actual amount of money you invest.

STOCK: [Equity Security] Common stock represents ownership in a company. Stocks entail the most risk of price fluctuation, however, they also offer the highest potential reward if the underlying companies perform well.

TOTAL RETURN: A measure of an investment's performance that takes into account all three components of earnings per share: dividends, capital gain distribution and price appreciation.

YIELD: The annual rate of return of an investment. Yield is computed by dividing an investment's interest or dividend by its current market value. Yield and capital appreciation are the two components of total return.

THE VICTORY FUNDS

HOW TO READ YOUR FINANCIAL STATEMENTS

This guide will assist you in extracting information from the report which is most important to you.

THE FINANCIAL STATEMENTS summarize and describe the Fund's financial transactions. They are broken down into four different statements, which are illustrated below:

THE STATEMENT OF ASSETS AND LIABILITIES presents all of the assets and liabilities of each mutual Fund. This is each individual Fund's "balance sheet" as of the date of the statement.

SUMMARY OF THE MUTUAL FUND'S ASSETS STATED AT MARKET VALUE INCLUDING INVESTMENTS OWNED, DIVIDENDS, INTEREST AND OTHER AMOUNTS OWED TO EACH FUND BY OUTSIDE PARTIES, AND OTHER ASSETS OWNED BY EACH FUND.

SUMMARY OF ALL AMOUNTS OWED BY EACH FUND INCLUDING DISTRIBUTIONS DECLARED BUT NOT YET PAID TO SHAREHOLDERS AND OTHER AMOUNTS DUE TO OUTSIDE PARTIES.

SUMMARY OF THE AMOUNTS THAT COMPRISE EACH FUND'S NET ASSETS INCLUDING CAPITAL, UNDISTRIBUTED NET INVESTMENT INCOME, UNREALIZED GAINS FROM INVESTMENTS OWNED AND REALIZED GAINS FROM INVESTMENTS SOLD.

THE NUMBER OF SHARES OWNED BY SHAREHOLDERS OF EACH FUND.

THE MARKET WORTH OF EACH MUTUAL FUND'S TOTAL NET ASSETS DIVIDED BY THE NUMBER OF OUTSTANDING SHARES.

THE NET ASSET VALUE PER SHARE PLUS SALES CHARGES.

THE STATEMENT OF OPERATIONS presents the results of operating activities during the period.

INVESTMENT INCOME INCLUDES DIVIDEND AND INTEREST INCOME EARNED FROM HOLDING INVESTMENTS.

SUMMARY OF EXPENSES INCURRED BY EACH FUND FROM ITS OPERATIONS.

SUMMARY OF REALIZED GAINS OR LOSSES FROM SELLING EACH FUND'S INVESTMENTS AND THE CHANGE DURING THE PERIOD IN UNREALIZED GAINS OR LOSSES FROM HOLDING EACH FUND'S INVESTMENTS.

NET CHANGE DUE TO MUTUAL FUND OPERATIONS.


THE VICTORY FUNDS

HOW TO READ YOUR FINANCIAL STATEMENTS

THE STATEMENT OF CHANGES IN NET ASSETS presents the activity that affects the value of total net assets of each Fund during the two most recent reporting periods.

SEE STATEMENT OF OPERATIONS.

DISTRIBUTIONS DECLARED TO SHAREHOLDERS FROM NET INVESTMENT INCOME OR FROM NET REALIZED GAINS DURING THE PERIODS. EACH FUND DECLARES DISTRIBUTIONS BASED ON TAXABLE INCOME AND TAXABLE REALIZED GAINS, WHICH MAY DIFFER FROM THE FUND'S OPERATIONS FOR FINANCIAL STATEMENT PURPOSES. THUS, DISTRIBUTIONS MAY EXCEED NET INVESTMENT INCOME OR REALIZED GAINS.

DOLLAR AMOUNT OF MUTUAL FUND SHARES ISSUED, REINVESTED AND REDEEMED DURING THE PERIODS. DETAIL OF THIS ACTIVITY PERTAINING TO FUNDS WITH TWO SHARE CLASSES IS PRESENTED IN THE FOOTNOTES.

COMPARES TOTAL NET ASSETS AS OF THE END OF THE CURRENT AND PRIOR PERIODS.

NUMBER OF MUTUAL FUND SHARES ISSUED, REINVESTED AND REDEEMED DURING THE PERIODS. DETAIL OF THIS ACTIVITY PERTAINING TO FUNDS WITH TWO SHARE CLASSES IS PRESENTED IN THE FOOTNOTES.

THE NOTES TO FINANCIAL STATEMENTS provide explanatory information to the financial statements. These include information on accounting methods used by the mutual Fund, contractual arrangements between the Fund and its service providers, certain transactions affecting the Fund, and other general information about the Fund.

THE FINANCIAL HIGHLIGHTS present changes in net asset value per share as well as certain ratios and supplementary data for the five most recent reporting periods.

THE TABLE PRESENTS CHANGES IN THE NET ASSET VALUE PER SHARE CAUSED BY THE FUND'S INVESTMENT ACTIVITIES AND DISTRIBUTIONS.

TOTAL RETURN PRESENTS THE HISTORICAL RETURN ON AN INVESTMENT IN THE FUND THROUGHOUT THE PERIOD INCLUDING CHANGES IN NET ASSET VALUE PER SHARE AND REINVESTMENT OF DIVIDENDS. THE TOTAL RETURN PRESENTED EXCLUDES SALES CHARGES.

ACTUAL RATIOS OF EXPENSES AND NET INVESTMENT INCOME TO AVERAGE NET ASSETS DURING THE PERIOD.

HYPOTHETICAL RATIOS OF EXPENSES AND NET INVESTMENT INCOME TO AVERAGE NET ASSETS DURING THE PERIOD ASSUMING NO FEE WAIVERS OR EXPENSE REIMBURSEMENTS HAD OCCURRED.

PORTFOLIO TURNOVER PRESENTS THE RATE OF INVESTMENT ACTIVITY. HIGHER TURNOVER INDICATES MORE ACTIVE INVESTMENT PURCHASES AND SALES.


THE VICTORY FUNDS

                                                         Schedule of Investments
THE VICTORY PORTFOLIOS                                          October 31, 1995
U.S. GOVERNMENT OBLIGATIONS FUND                          (Amounts in Thousands)
--------------------------------------------------------------------------------

     PRINCIPAL                                 AMORTIZED
     AMOUNT        SECURITY DESCRIPTION          COST
-------------------------------------------
  U.S. TREASURY NOTES (20.1%)
     $25,000   4.25%, 5/15/96                  $ 24,803
      25,000   4.63%, 2/29/96                    24,911
      25,000   5.13%, 3/31/96                    24,931
      80,000   5.50%, 4/30/96                    79,925
      40,000   6.13%, 7/31/96                    40,121
-------------------------------------------------------
TOTAL U.S. TREASURY NOTES                       194,691
-------------------------------------------------------
TOTAL INVESTMENTS                               194,691
-------------------------------------------------------
-------------------------------------------------------
  REPURCHASE AGREEMENTS (79.9%)
      45,000   Barclays Bank,
                 5.88%, 11/1/95,
                 (Collateralized by $44,944
                 various U.S. Treasury
                 securities, 0.00%-9.00%,
                 7/31/97-5/15/98,
                 market value-$45,901)           45,000
      45,000   Chase Securities,
                 5.85%, 11/1/95,
                 (Collateralized by $47,539
                 U.S. Treasury Securities,
                 0.00%, 5/30/96-6/27/96,
                 market value-$45,901)           45,000
      45,000   Dean Witter,
                 5.85%, 11/1/95,
                 (Collateralized by $48,380
                 various U.S. Treasury
                 securities, 0.00%-7.88%,
                 11/15/95-8/15/00,
                 market value-$45,900)           45,000
      45,000   Deutsche Bank,
                 5.85%, 11/1/95,
                 (Collateralized by $45,588
                 various U.S. Treasury
                 securities, 0.00%-7.37%,
                 11/2/95-8/15/96,
                 market value-$45,900)           45,000
      41,227   Donaldson-Lufkin Jenrette,
                 5.88%, 11/1/95,
                 (Collateralized by $49,847
                 various U.S. Treasury
                 securities, 0.00%-8.88%,
                 5/15/96-8/15/00,
                 market value-$42,052)           41,227

     PRINCIPAL                                 AMORTIZED
     AMOUNT        SECURITY DESCRIPTION          COST
     $45,000   Goldman Sachs,
                 5.88%, 11/1/95,
                 (Collateralized by $52,348
                 various U.S. Treasury
                 securities, 0.00%-5.38%,
                 5/31/98-2/15/99,
                 market value-$45,901)         $ 45,000
      45,000   Harris Securities,
                 5.87%, 11/1/95,
                 (Collateralized by $51,292
                 various U.S. Treasury
                 securities, 0.00%-5.63%,
                 11/15/95-5/15/00,
                 market value-$45,901)           45,000
      45,000   Lehman Brothers,
                 5.85%, 11/1/95,
                 (Collateralized by $45,000
                 various U.S. Treasury
                 securities, 6.00%-7.25%,
                 12/31/97-2/15/98,
                 market value-$46,001)           45,000
      45,000   Merrill Lynch,
                 5.75%, 11/1/95,
                 (Collateralized by $45,000
                 U.S. Treasury Notes,
                 5.63%, 6/30/97,
                 market value-$45,844)           45,000
     235,000   NationsBank,
                 5.88%, 11/1/95,
                 (Collateralized by
                 $251,009
                 various U.S. Treasury
                 securities, 0.00%-9.50%,
                 11/15/95-8/15/00,
                 market value-$239,704)         235,000
      45,000   Nomura Securities,
                 5.87%, 11/1/95,
                 (Collateralized by $45,365
                 various U.S. Treasury
                 securities, 0.00%-7.00%,
                 5/30/96-8/31/99,
                 market value-$45,901)           45,000
      45,000   Sanwa Bank,
                 5.85%, 11/1/95,
                 (Collateralized by $45,679
                 various U.S. Treasury
                 securities & U.S.
                 Government Agencies,
                 0.00%-6.75%,
                 1/22/96-8/10/00,
                 market value-$45,901)           45,000

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1995
U.S. GOVERNMENT OBLIGATIONS FUND                          (Amounts in Thousands)
--------------------------------------------------------------------------------

     PRINCIPAL                                 AMORTIZED
     AMOUNT        SECURITY DESCRIPTION          COST
     $45,000   UBS Securities,
                 5.87%, 11/1/95,
                 (Collateralized by $45,082
                 U.S. Treasury Notes,
                 4.25%-9.38%,
                 2/15/96-7/15/96,
                 market value-$45,903)         $ 45,000
-------------------------------------------------------
TOTAL REPURCHASE AGREEMENTS                     771,227
-------------------------------------------------------
TOTAL (COST $965,918)(a)                       $965,918
-------------------------------------------------------

---------------

Percentages indicated are based on net assets of $964,929.

(a) Cost for federal income tax and financial reporting purposes are the same.

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                                         Schedule of Investments
THE VICTORY PORTFOLIOS                                          October 31, 1995
PRIME OBLIGATIONS FUND                                    (Amounts in Thousands)
--------------------------------------------------------------------------------

     PRINCIPAL                                      AMORTIZED
       AMOUNT         SECURITY DESCRIPTION             COST
----------------------------------------------
  BANKER'S ACCEPTANCES (1.1%)
     $    5,000   ABN Amro,
                    5.61%, 11/20/95                 $    4,985
--------------------------------------------------------------
TOTAL BANKER'S ACCEPTANCES                               4,985
--------------------------------------------------------------
----------------------------------------------
  CERTIFICATES OF DEPOSIT (3.6%)
          2,500   Banque Nationale De Paris,
                    6.27%, 8/28/96                       2,500
          5,000   Deutsche Bank,
                    6.07%, 9/13/96                       5,000
          4,000   Deutsche Bank,
                    5.98%, 10/4/96                       4,000
          5,000   Huntington National Bank,
                    6.05%, 8/1/96                        4,996
--------------------------------------------------------------
TOTAL CERTIFICATES OF DEPOSIT                           16,496
--------------------------------------------------------------
----------------------------------------------
  COMMERCIAL PAPER (55.9%)
          5,000   A T & T Capital Corp.,
                    5.78%*, 11/17/95**                   5,000
          2,000   A T & T Capital Corp.,
                    6.30%, 7/30/96                       2,004
          3,000   American General Finance
                    Corp., 4.65%, 4/22/96                2,977
          2,000   Associates Corp.,
                    7.50%, 10/15/96                      2,029
          6,000   Bankers Trust,
                    5.87%*, 11/20/95                     6,000
          8,900   Bankers Trust,
                    5.69%, 12/1/95                       8,858
          5,000   Bear Stearns Cos.,
                    6.08%*, 5/23/96**                    5,000
         10,000   Beta Finance,
                    5.53%*, 11/7/95                      9,999
          5,000   Beta Finance,
                    5.54%*, 4/9/96                       4,991
         20,000   Bishopgate Funding Corp.,
                    5.78%, 11/20/95                     19,939
          5,000   Boatmans First National
                    Bank,
                    5.87%*, 6/12/96                      5,000
          2,000   Broadway Capital Corp.,
                    5.75%, 11/20/95                      1,994
          8,000   Fleet Funding Corp.,
                    5.73%, 12/7/95                       7,954
          3,000   Ford Motor Credit Corp.,
                    9.00%, 6/28/96                       3,069
          4,185   Ford Motor Credit Corp.,
                    5.63%, 12/1/95                       4,165
          1,100   Ford Motor Credit Corp.,
                    8.25%, 7/15/96                       1,119

     PRINCIPAL                                      AMORTIZED
       AMOUNT         SECURITY DESCRIPTION             COST
     $    5,000   Galicia Funding Corp.,
                    5.85%, 11/28/95                 $    4,978
          2,000   General Electric Capital
                    Corp.,
                    5.97%, 8/21/96                       2,000
          5,350   General Electric Capital
                    Corp.,
                    5.60%*, 8/1/96**                     5,343
         15,000   Goldman Sachs Group,
                    5.81%*, 8/5/96**                    14,979
          5,000   Hansen Finance,
                    5.66%, 11/15/95                      4,989
          9,500   Hansen Finance,
                    5.67%, 11/30/95                      9,457
          5,000   Hanson Overseas,
                    5.50%, 1/15/96                       4,988
          7,000   Intel Corp.,
                    5.71%, 11/10/95                      6,990
         10,000   Merrill Lynch Corp.,
                    5.68%*, 1/17/96**                    9,998
          4,000   Merrill Lynch Corp.,
                    5.59%*, 3/26/96                      3,995
            900   Merrill Lynch Corp.,
                    4.75%, 6/24/96                         892
          3,779   New Hampshire Higher
                    Education Loan,
                    5.75%, 11/16/95                      3,767
          5,000   Oakland Alameda County
                    Coliseum Authority,
                    5.78%, 11/15/95                      5,000
          5,000   Oakland Alameda County
                    Coliseum Authority,
                    5.82%, 11/28/95                      5,000
          5,000   PHH Corp.,
                    5.77%*, 8/21/96**                    4,998
          2,500   Philip Morris,
                    5.88%, 7/1/96                        2,564
          9,000   Pitney Bowes Credit Corp.,
                    5.72%, 11/16/95                      8,979
          3,000   Pitney Bowes Credit Corp.,
                    5.65%, 12/4/95                       2,985
          4,000   Pitney Bowes Credit Corp.,
                    5.61%, 12/12/95                      3,974
          5,000   Sara Lee Co.,
                    5.67%, 12/28/95                      4,955
          5,000   Sony Capital Corp.,
                    5.74%, 11/20/95                      4,985
         10,000   Sony Capital Corp.,
                    5.72%, 12/4/95                       9,948
         10,000   Transamerica Finance Corp.,
                    5.74%, 11/3/95                       9,997
          5,000   Transamerica Finance Corp.,
                    5.68%, 11/5/95                       4,989
          8,000   United States Leasing
                    Capital Corp., 5.69%,
                      11/3/95                            7,998

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1995
PRIME OBLIGATIONS FUND                                    (Amounts in Thousands)
--------------------------------------------------------------------------------

     PRINCIPAL                                      AMORTIZED
       AMOUNT         SECURITY DESCRIPTION             COST
     $    5,000   United States Leasing
                    Capital Corp., 5.70%,
                    12/5/95                         $    4,973
          4,500   Vehicle Services,
                    5.73%, 12/6/95                       4,475
          1,000   Vehicle Services,
                    5.76%, 1/16/96                         988
          5,725   WMX Technologies,
                    4.88%, 6/15/96                       5,673
--------------------------------------------------------------
TOTAL COMMERCIAL PAPER                                 254,955
--------------------------------------------------------------
----------------------------------------------
  CORPORATE NOTES (19.2%)
          3,525   Astro Aluminum,
                    5.95%*, 4/1/05**                     3,525
          3,500   Baylis Group Partnership,
                    6.10%*, 1/1/10**                     3,500
            275   Carelife, Inc.,
                    5.95%*, 8/1/11**                       275
          2,350   Carelife, Inc.,
                    5.95%, 8/1/11**                      2,350
          1,560   Cleveland Steel Container,
                    5.95%*, 12/1/08**                    1,560
          2,000   Cuyahoga County, Ohio
                    Taxable Economic
                    Development Revenue,
                    6.23%*, 6/1/22**                     2,000
            900   Dietz Road Ltd. Partnership,
                    5.95%*, 11/1/08**                      900
          3,000   Dome Corp. -- Dome Corp.
                    Project, 5.96%*, 8/31/16**           3,000
            320   Fremont Plastics,
                    5.95%*, 4/1/03**                       320
          1,900   GMH Enterprises,
                    5.95%*, 7/1/03**                     1,900
            435   Highland Road Partners,
                    5.95%*, 10/1/04**                      435
          5,000   Lehman Brothers Holding,
                    Inc., 6.18%*, 3/11/16**              5,000
         22,000   Lehman Government Securities
                    Master Note,
                    6.08%*, 11/1/95**                   22,000
          1,800   Letts Industries,
                    5.95%*, 2/1/20                       1,800
          1,000   MCMC Pob LII,
                    5.95%*, 8/1/14**                     1,000
            950   McKinley Air Transport,
                    5.95%*, 8/1/09**                       950
            900   Olen Corp.,
                    5.95%*, 12/1/04**                      900
          1,610   Olen Corp.,
                    5.95%*, 8/1/08**                     1,610

     PRINCIPAL                                      AMORTIZED
       AMOUNT         SECURITY DESCRIPTION             COST
     $      500   Olympic Steel Corp.,
                    6.01%*, 10/1/08**               $      500
            350   Presrite Corp.,
                    5.90%*, 1/1/04**                       350
            700   Rivnut Engineered Products,
                    5.95%*, 2/1/01**                       700
            940   S & SLP Project,
                    5.95%*, 12/1/07**                      940
         15,000   Sea River Maritime Exxon
                    Shipping, 5.87%*,
                    10/1/01**                           15,000
             60   D.J. Schipper Enterprise,
                    5.90%*, 4/1/09**                        60
            420   Schipper -- DJA Properties,
                    5.91%*, 10/1/05**                      420
          3,060   Schipper Enterprises,
                    5.91%*, 4/1/09**                     3,060
          1,395   Technisand, Inc.,
                    5.95%*, 11/1/01**                    1,395
          1,800   Tell-Schipper Properties,
                    Inc.,
                    5.91%*, 10/1/03**                    1,800
          8,300   Tyler Health Facilities,
                    6.10%*, 11/1/25**                    8,300
          1,945   Zanetos Partnership Project,
                    5.95%*, 7/1/13**                     1,945
--------------------------------------------------------------
TOTAL CORPORATE NOTES                                   87,495
--------------------------------------------------------------
----------------------------------------------
  MUNICIPAL BONDS (0.4%)
KENTUCKY (0.4%):
          2,000   Bardstown, GO,
                    5.90%, 3/1/25**                      2,000
--------------------------------------------------------------
TOTAL MUNICIPAL BONDS                                    2,000
--------------------------------------------------------------
----------------------------------------------
  U.S. GOVERNMENT AGENCIES (7.3%)
FEDERAL HOME LOAN BANK:
           12,000   5.75%*, 12/15/95                    11,999
FEDERAL NATIONAL MORTGAGE ASSOC.:
            5,000   5.60%, 11/28/95                      4,979
            5,000   5.55%, 1/29/96                       4,931
            5,000   5.82%, 9/27/96                       5,000
STUDENT LOAN MORTGAGE ASSOC.:
            3,500   6.20%*, 5/1/96                       3,506
            3,000   6.08%*, 7/1/96**                     3,009
--------------------------------------------------------------
TOTAL U.S. GOVERNMENT AGENCIES                          33,424
--------------------------------------------------------------
TOTAL INVESTMENTS                                      399,355
--------------------------------------------------------------

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1995
PRIME OBLIGATIONS FUND                                    (Amounts in Thousands)
--------------------------------------------------------------------------------

     PRINCIPAL                                    AMORTIZED
       AMOUNT         SECURITY DESCRIPTION           COST
----------------------------------------------
  REPURCHASE AGREEMENTS (12.5%)
     $   22,203   Donaldson-Lufkin Jenrette,
                  5.88%, 11/1/95
                  (Collateralized by $25,056
                    various U.S. Treasury
                    securities, 0.00%-8.88%,
                    11/15/95-11/15/99,
                    market value-$22,647)         $   22,203
         17,000   NationsBank,
                  5.88%, 11/1/95
                    (Collateralized by $20,360
                    U.S. Treasury Securities,
                    0.00%,
                    5/15/98-2/15/99,
                    market value-$17,343)             17,000
         18,000   UBS Securities,
                  5.87%, 11/1/95
                    (Collateralized by $18,095
                    U.S. Treasury Notes,
                    6.25%-6.50%,
                    8/31/96-9/30/96, market
                    value-$18,361)                    18,000
------------------------------------------------------------
TOTAL REPURCHASE AGREEMENTS                           57,203
------------------------------------------------------------
TOTAL (COST $456,558)(a)                          $  456,558
---------------------------------------------------------

---------------

Percentages indicated are based on net assets of $456,266.

(a) Cost for federal income tax and financial reporting purposes are the same.

* Variable rate securities having liquidity sources through bank letters of credit or other credit and/or liquidity arrangements. The interest rate, which will change periodically, is based upon bank prime rates or an index of market interest rates. The rate reflected on the Schedule of Investments is the rate in effect on October 31, 1995.

** Put and demand features exist allowing the Fund to require the repurchase of the instrument within variable time periods ranging from daily, weekly, monthly or semi-annually.

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                                         Schedule of Investments
THE VICTORY PORTFOLIOS                                          October 31, 1995
FINANCIAL RESERVES FUND                                   (Amounts in Thousands)
--------------------------------------------------------------------------------

     PRINCIPAL                                    AMORTIZED
       AMOUNT         SECURITY DESCRIPTION          COST
----------------------------------------------
  $10,000 BANKER'S ACCEPTANCES (1.3%)
                  ABN Amro,
                    5.61%, 11/20/95               $  9,970
----------------------------------------------------------
TOTAL BANKER'S ACCEPTANCES                           9,970
----------------------------------------------------------
----------------------------------------------
  CERTIFICATES OF DEPOSIT (3.9%)
          5,000   Banque Nationale De Paris,
                    6.27%, 8/28/96                   5,000
          8,000   Deutsche Bank,
                    6.07%, 9/13/96                   8,000
          7,000   Deutsche Bank,
                    5.98%, 10/4/96                   7,000
         10,000   Huntington National Bank,
                    6.05%, 8/1/96                    9,993
----------------------------------------------------------
TOTAL CERTIFICATES OF DEPOSIT                       29,993
----------------------------------------------------------
----------------------------------------------
  COMMERCIAL PAPER (59.8%)
          1,700   A T &T Capital Corp.,
                    6.30%, 7/25/96                   1,703
         10,000   A T &T Capital Corp.,
                    5.78%*, 11/17/95                10,000
          3,244   Banc One, Auto Receivable
                    Trust, 95-A,
                    6.36%*, 4/15/96                  3,244
         30,000   Banc One Industries,
                    7.18%, 2/6/96                   30,000
         14,000   Bankers Trust,
                    5.87%, 11/20/95                 14,000
         16,000   Bankers Trust,
                    5.69%, 12/1/95                  15,924
         10,000   Bear Stearns Cos.,
                    5.70%, 12/11/95                  9,937
          9,000   Bear Stearns Cos.,
                    6.08%*, 5/23/96                  9,000
         10,000   Beta Finance,
                    5.53%*, 11/7/95                  9,999
         25,000   Bishopgate Funding Corp.,
                    5.78%, 11/20/95                 24,924
          5,343   Blue Hawk Funding Corp.,
                    5.80%, 11/1/95                   5,343
         13,500   Blue Hawk Funding Corp.,
                    5.75%, 11/8/95                  13,485
         10,000   Boatmen's First National
                    Bank
                    5.87%*, 6/12/96                 10,000
          7,000   Canadian Imperial Bank
                    Holdings,
                    5.74%, 1/24/96                   6,906
          2,800   Compaigne Bancaire,
                    5.93%*, 4/29/96                  2,799

     PRINCIPAL                                    AMORTIZED
       AMOUNT         SECURITY DESCRIPTION          COST
     $   20,000   Fleet Funding Corp.,
                    5.75%, 11/21/95               $ 19,936
          5,312   Fleet Funding Corp.,
                    5.73%, 12/7/95                   5,282
          8,000   Ford Motor Credit Corp.,
                    5.63%, 12/1/95                   7,963
          5,000   Ford Motor Credit Corp.,
                    6.13%, 12/11/95                  5,001
         10,000   Galicia Funding Corp.,
                    5.85%, 11/28/95                  9,956
          4,000   General Electric Capital
                    Corp.,
                    5.71%, 12/7/95                   3,977
         10,000   General Electric Capital
                    Corp.,
                    5.72%, 12/15/95                  9,930
         20,000   Hanson Finance,
                    5.68%, 11/22/95                 19,934
         12,000   Hanson Finance,
                    5.72%, 1/8/96                   11,870
         10,000   Intel Corp.,
                    5.71%, 11/10/95                  9,986
         11,500   Intel Corp.,
                    5.70%, 12/29/95                 11,394
         25,000   Lehman Brothers Holdings,
                    6.18%*, 3/18/96                 25,000
         10,000   Merrill Lynch Corp.,
                    5.59%*, 3/26/96                  9,987
          9,000   Oakland Alameda County,
                    Colliseum Authority,
                    5.78%, 11/15/95                  9,000
          5,000   Oakland Alameda County,
                    Colliseum Authority,
                    5.82%, 11/28/95                  5,000
         10,000   PHH Corp.,
                    5.77%*, 8/21/96                  9,997
          8,000   Pitney Bowes Credit Corp.,
                    5.65%, 12/4/95                   7,959
         10,000   Pitney Bowes Credit Corp.,
                    5.61%, 12/12/95                  9,936
          7,557   Retailer Funding Corp.,
                    5.75%, 11/14/95,                 7,541
         10,000   Sara Lee,
                    5.67%, 12/28/95                  9,910
          9,246   Secondary Market Services,
                    5.70%, 11/8/95                   9,236
          8,000   Secondary Market Services,
                    5.68%, 11/15/95                  7,982
          6,900   Sony Capital Corp.,
                    5.74%, 11/20/95                  6,879
         15,000   Sony Capital Corp.,
                    5.72%, 12/4/95                  14,921
          8,000   Transamerica Finance,
                    5.68%, 11/5/95                   7,982

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1995
FINANCIAL RESERVES FUND                                   (Amounts in Thousands)
--------------------------------------------------------------------------------

     PRINCIPAL                                    AMORTIZED
       AMOUNT         SECURITY DESCRIPTION          COST
     $   12,000   USL Capital Corp.,
                    5.69%, 11/3/95                $ 11,996
          9,000   Vehicle Services,
                    5.73%, 12/6/95                   8,950
         11,000   WMX Technologies,
                    4.88%, 6/15/96                  10,901
----------------------------------------------------------
TOTAL COMMERCIAL PAPER                             455,670
----------------------------------------------------------
----------------------------------------------
  CORPORATE NOTES (13.2%)
          2,440   Austin Printing Co.,
                    5.95%*, 8/1/14**                 2,440
            100   Auto Tracking System,
                    5.95%*, 5/1/99**                   100
          2,640   Automated Packaging System,
                    5.95%*, 10/1/08**                2,640
          1,000   Bee Holdings, Inc.,
                    5.95%*, 9/1/15**                 1,000
          1,750   Best Sand Corp.,
                    5.95%*, 7/1/02**                 1,750
          4,525   Buckeye Corrugated,
                    5.95%*, 1/1/05**                 4,525
          6,000   General Electric Capital
                    Corp.,
                    5.95%, 8/22/96                   5,998
          1,500   Hancor, Inc.,
                    5.95%*, 12/1/04**                1,500
         31,982   Lehman Brothers Government
                    Security,
                    5.99%*, 1/1/99**                31,982
         14,300   Pacific Mutual Funding,
                    5.82%*, 1/1/99**GIC             14,300
            700   Parkway Business Plaza,
                    5.95%*, 4/1/13**                   700
          1,985   SGS Tool Co.,
                    5.95%*, 8/1/08**                 1,985
          3,750   Sandridge Foods,
                    5.95%*, 12/1/00**                3,750
         25,000   Sea River Maritime, Inc.,
                    5.87%*, 10/1/11**               25,000
            675   TPC Properties, Inc.,
                    5.95%*, 11/1/09**                  675
          2,450   Zanetos Partnership Project,
                    5.95%*, 7/1/13**                 2,450
----------------------------------------------------------
TOTAL CORPORATE NOTES                              100,795
----------------------------------------------------------
----------------------------------------------
  U.S. GOVERNMENT AGENCIES (11.7%)
FEDERAL NATIONAL MORTGAGE ASSOC.:
         10,000   5.60%, 11/28/95                    9,958
         10,000   5.55%, 1/29/96                     9,863
         10,000   5.81%*, 9/27/96                   10,000
         15,000   5.63%*, 5/25/99**                 15,000
         20,000   5.55%*, 7/14/99**                 20,000

     PRINCIPAL                                    AMORTIZED
       AMOUNT         SECURITY DESCRIPTION          COST
STUDENT LOAN MARKETING ASSOC.:
     $   10,000   5.80%*, 10/30/97**              $ 10,037
         10,000   5.64%*, 9/28/98**                  9,996
          4,500   5.66%*, 2/8/99**                   4,502
----------------------------------------------------------
TOTAL U.S. GOVERNMENT AGENCIES                      89,356
----------------------------------------------------------
TOTAL INVESTMENTS                                  685,784
----------------------------------------------------------
----------------------------------------------
  REPURCHASE AGREEMENTS (10.1%)
         20,787   Donaldson-Lufkin Jenrette,
                    5.88%, 11/1/95
                    (Collateralized by $42,977
                    various U.S. Government
                    securities, 0.00%,
                    1/15/96-2/15/00, market
                    value-$38,927)                  20,787
         28,000   NationsBank,
                    5.88%, 11/1/95
                    (Collateralized by $34,965
                    U.S. Treasury Strip's
                    9.13%, 5/15/99, market
                    value-$28,562)                  28,000
         28,000   UBS Securities,
                    5.87%, 11/1/95
                    (Collateralized by $27,725
                    U.S. Treasury Notes, 6.25-
                    7.88%, 7/15/96-8/31/96,
                    market value-$28,561)           28,000
----------------------------------------------------------
TOTAL REPURCHASE AGREEMENTS                         76,787
----------------------------------------------------------
TOTAL (COST $762,571)(a)                          $762,571
----------------------------------------------

---------------

Percentages indicated are based on net assets of $762,693.

(a) Cost for federal income tax and financial reporting purposes are the same.

 * Variable rate securities having liquidity sources through bank letters of credit or other liquidity arrangements. The interest rate, which will change periodically, is based upon bank prime rates or an index of market interest rates. The rate reflected on the Schedule of Investments is the rate in effect at October 31, 1995.

** Put and demand features exist allowing the Fund to require the repurchase of the instrument within variable time periods ranging from daily, weekly, monthly or semi-annually.

GIC -- Guaranteed Insurance Contract.

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                                         Schedule of Investments
THE VICTORY PORTFOLIOS                                          October 31, 1995
INSTITUTIONAL MONEY MARKET FUND                           (Amounts in Thousands)
--------------------------------------------------------------------------------

     PRINCIPAL                                    AMORTIZED
       AMOUNT         SECURITY DESCRIPTION          COST
----------------------------------------------
  ALTERNATIVE MINIMUM TAX PAPER (1.7%)
     $    9,000   Oakland, Alameda County,
                    Colliseum Authority,
                    5.78%, 11/15/95, LOC
                    Canadian Imperial Bank        $  9,000
----------------------------------------------------------
TOTAL ALTERNATIVE MINIMUM TAX PAPER                  9,000
----------------------------------------------------------
----------------------------------------------
  BANKER'S ACCEPTANCES (2.3%)
          5,000   ABN Amro,
                    5.61%, 11/20/95                  4,985
          2,000   NationsBank, Texas,
                    5.73%, 1/24/96                   1,973
          5,000   NationsBank, Texas,
                    5.64%, 2/28/96                   4,908
----------------------------------------------------------
TOTAL BANKER'S ACCEPTANCES                          11,866
----------------------------------------------------------
----------------------------------------------
  CERTIFICATES OF DEPOSIT (3.6%)
          7,000   Deutsche Bank,
                    6.07%, 9/13/96                   7,000
          4,000   Deutsche Bank,
                    5.98%, 10/4/96                   4,000
          2,500   Banque Nationale De Paris,
                    6.27%, 8/28/96                   2,500
          5,000   Huntington National Bank,
                    6.05%, 8/1/96                    4,996
----------------------------------------------------------
TOTAL CERTIFICATES OF DEPOSIT                       18,496
----------------------------------------------------------
----------------------------------------------
  COMMERCIAL PAPER (45.5%)
          5,000   A T &T Capital Corp.,
                    5.78%*, 11/17/95                 5,000
         17,000   Bankers Trust,
                    5.69%, 12/1/95                  16,919
          5,000   Bear Stearns,
                    6.08%*, 5/23/96                  5,000
          5,000   Beta Finance,
                    5.53%*, 11/7/95                  5,000
         15,000   Bishopgate Funding Corp.,
                    5.78%, 11/20/95                 14,955
         10,280   Blue Hawk Funding,
                    5.75%, 11/30/95                 10,232
          5,000   Boatmen's First National
                    Bank, Kansas City,
                    5.87%*, 6/12/96                  5,000
          2,060   Broadway Capital Corp.,
                    5.80%, 12/22/95                  2,043
          5,000   Canadian Imperial Bank
                    Holdings,
                    5.74%, 1/24/96                   4,933

     PRINCIPAL                                    AMORTIZED
       AMOUNT         SECURITY DESCRIPTION          COST
     $   10,000   Comerica Bank,
                    5.56%*, 11/15/95              $ 10,000
          2,000   Dean Witter,
                    6.06%*, 1/29/96                  2,002
          1,000   Dean Witter,
                    6.01%*, 2/12/96                  1,001
          1,500   Exxon Capital Corp.,
                    8.00%, 12/1/95                   1,502
          2,000   Ford Motor Credit Corp.,
                    9.00%*, 7/24/96                  2,043
         12,000   Ford Motor Credit Corp.,
                    5.90%, 11/1/95                  12,000
          8,000   Ford Motor Credit Corp.,
                    5.63%, 12/1/95                   7,962
          4,000   General Electric Capital
                    Corp.,
                    7.63%, 7/30/96                   4,051
          3,800   General Electric Capital
                    Corp.,
                    7.63%, 7/24/96                   3,851
         10,000   Hanson Finance,
                    5.66%, 11/15/95                  9,978
         12,000   Hanson Finance,
                    5.67%, 11/30/95                 11,945
          7,500   Merrill Lynch Corp.,
                    5.97%*, 2/14/96                  7,502
          2,500   Merrill Lynch Corp.,
                    4.75%, 6/24/96                   2,484
          5,000   Oakland, Alameda County,
                    Colliseum Authority,
                    5.82%, 11/28/95, LOC
                    Canadian Imperial Bank           5,000
          5,000   Oakland, Alameda County,
                    Colliseum Authority,
                    5.80%, 11/30/95, LOC
                    Canadian Imperial Bank           5,000
          5,000   PHH Corp.,
                    5.77%*, 8/21/96                  4,998
          4,000   Pitney Bowes Credit Corp.,
                    5.65%, 12/4/95                   3,979
          6,000   Pitney Bowes Credit Corp.,
                    5.61%, 12/12/95                  5,963
          5,062   Retailer Funding Corp.,
                    5.73%, 12/7/95                   5,033
          5,000   Sara Lee,
                    5.67%, 12/28/95                  4,955
          5,000   Secondary Market Services,
                    5.70%, 11/8/95                   4,994
          7,906   Secondary Market Services,
                    5.68%, 11/15/95                  7,889
          5,000   Sony Capital Corp.,
                    5.74%, 11/20/95                  4,985
          5,000   Sony Capital Corp.,
                    5.72%, 12/4/95                   4,974

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1995
INSTITUTIONAL MONEY MARKET FUND                           (Amounts in Thousands)
--------------------------------------------------------------------------------

     PRINCIPAL                                    AMORTIZED
       AMOUNT         SECURITY DESCRIPTION          COST
     $   10,000   Transamerica Financial
                    Corp.,
                    5.68%, 11/5/95                $  9,978
            750   Transamerica Financial
                    Corp.,
                    9.68%, 12/7/95                     753
          3,000   Transamerica Financial
                    Corp.,
                    5.69%, 12/29/95                  2,972
          7,810   Transamerica Financial
                    Corp.,
                    5.75%, 1/17/96                   7,714
          5,000   USL Capital Corp.,
                    5.69%, 11/3/95                   4,998
          5,000   Vehicle Services,
                    5.73%, 12/6/95                   4,972
----------------------------------------------------------
TOTAL COMMERCIAL PAPER                             234,560
----------------------------------------------------------
----------------------------------------------
  CORPORATE NOTES (17.8%)
          2,375   Akron Welding,
                    5.95%*, 12/1/01**                2,375
            400   Auto Tracking System,
                    5.95%*, 5/1/99**                   400
          2,555   Automated Packaging System,
                    5.95%*, 10/1/08**                2,555
          1,800   Buckeye Corrugated, Inc.
                    Project,
                    5.95%*, 1/3/05**                 1,800
          3,340   Burton I Saltzman,
                    5.95%*, 8/1/08**                 3,340
          1,150   Cardinal Packaging,
                    5.95%*, 8/1/01**                 1,150
          1,250   Fairborn Christel Mann,
                    6.06%*, 6/10/10**                1,250
          3,000   General Electric Capital
                    Corp.,
                    5.95%, 8/22/96                   2,999
          3,850   Hannah Boulevard Ltd.
                    Partnership,
                    5.95%*, 9/1/15**                 3,850
          2,160   Industrial Dimensions Inc.,
                    5.95%*, 1/1/00**                 2,160
          1,100   L & B Realty,
                    5.95%*, 11/1/04**                1,100
          5,000   Lehman Brothers Holding,
                    Inc.,
                    6.18%*, 3/11/16**                5,000
          8,293   Lehman Government Securities
                    Master Note,
                    6.02%*, 1/1/99**                 8,293
          2,250   Maximum Principal Mubea
                    Project,
                    5.95%*, 12/1/04**                2,250
          2,400   Monticello Investments,
                    5.95%*, 7/1/04**                 2,400

     PRINCIPAL                                    AMORTIZED
       AMOUNT         SECURITY DESCRIPTION          COST
     $      745   Muffin Lane Ltd.
                    Partnership,
                    5.95%*, 3/1/06**              $    745
         15,000   Pacific Mutual Funding,
                    5.82%*, 1/1/99**, GIC           15,000
            615   Perfection Corp.,
                    5.95%*, 4/1/09**                   615
          2,250   Pomeroy Investments,
                    6.01%*, 9/1/15**                 2,250
          1,550   Professional Center
                    Associates Ltd.,
                    5.95%*, 8/1/15**                 1,550
          5,000   Republic New York Corp.,
                    5.99%*, 1/1/99**                 5,000
         14,600   Sea River Maritime Inc.,
                    5.87%*, 10/1/11**               14,600
          2,700   Sedlak Interiors Inc.,
                    6.06%*, 5/1/10**                 2,700
            500   Tube Products,
                    5.95%*, 11/1/09**                  500
          7,000   WMX Technologies,
                    4.88% 6/15/96                    6,937
          1,000   Xerox Credit Corp.,
                    6.25%, 1/15/96                   1,001
----------------------------------------------------------
TOTAL CORPORATE NOTES                               91,820
----------------------------------------------------------
----------------------------------------------
  MUNICIPAL BONDS (0.2%)
          1,030   Ottawa County Michigan,
                    Series C, Old Kent Bank,
                    6.05%*, 3/1/16**                 1,030
----------------------------------------------------------
TOTAL MUNICIPAL BONDS                                1,030
----------------------------------------------------------
----------------------------------------------
  U.S. GOVERNMENT AGENCIES (21.8%)
FEDERAL NATIONAL MORTGAGE ASSOC.:
          5,000   5.55%, 1/29/96                     4,931
          5,000   5.81%, 9/27/96                     5,000
         25,000   5.63%*, 5/25/99**                 25,000
         33,000   5.55%*, 7/26/99**                 33,000
STUDENT LOAN MORTGAGE ASSOC.:
          1,000   5.82%*, 11/27/96**                 1,002
          1,190   5.80%*, 10/30/97**                 1,194
          4,000   5.64%*, 9/28/98**                  4,000
          6,000   5.66%*, 1/13/99**                  5,999
         32,500   5.67%*, 8/2/99**                  32,500
----------------------------------------------------------
TOTAL U.S. GOVERNMENT AGENCIES                     112,626
----------------------------------------------------------
TOTAL INVESTMENTS                                  479,398
----------------------------------------------------------

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1995
INSTITUTIONAL MONEY MARKET FUND                           (Amounts in Thousands)
--------------------------------------------------------------------------------

     PRINCIPAL                                    AMORTIZED
       AMOUNT         SECURITY DESCRIPTION          COST
----------------------------------------------
  REPURCHASE AGREEMENTS (7.1%)
     $   17,000   Chase Securities,
                    5.85%, 11/1/95
                    (Collateralized by 17,340
                    U.S. Treasury Notes,
                    5.63%, 10/31/97, market
                    value-$17,340)                $ 17,000
         19,464   Donaldson-Lufkin Jenrette,
                    5.88%, 11/1/95
                    (Collateralized by 19,638
                    various U.S. Treasury
                    securities, 0.00%-9.13%,
                    1/31/96-5/15/99, market
                    value-$19,853)                  19,464
----------------------------------------------------------
TOTAL REPURCHASE AGREEMENTS                         36,464
----------------------------------------------------------
TOTAL (COST $515,862)(a)                          $515,862
----------------------------------------------

---------------

Percentages indicated are based on net assets of $516,015.

(a) Cost for federal income tax and financial reporting purposes are the same.

 * Variable rate securities collateralized by bank letters of credit or other liquidity arrangements. The interest rate, which will change periodically, is based upon bank prime rates or an index of market interest rates. The rates reflected on the Schedule of Investments is the rate in effect at October 31, 1995.

** Put and demand features exist allowing the Fund to require the repurchase of the instrument within variable time periods ranging from daily, weekly, monthly or semi-annually.
GIC -- Guaranteed Insurance Contract
LOC -- Letter of credit

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                                         Schedule of Investments
THE VICTORY PORTFOLIOS                                          October 31, 1995
TAX-FREE MONEY MARKET FUND                                (Amounts in Thousands)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                      AMORTIZED
       AMOUNT         SECURITY DESCRIPTION             COST
----------------------------------------------
  MUNICIPAL BONDS (96.6%)
ALABAMA (2.0%):
     $    3,740   Ardmore IDR,
                    4.15%*, 6/1/04**, LOC Bank
                    One                             $    3,740
            900   Montgomery IDR, 3.85%*
                    12/1/30**, AMBAC, LOC First
                    National Bank Chicago                  900
          1,500   Montgomery IDR, 3.85%*,
                    12/1/30**, AMBAC, LOC First
                    National Bank Chicago                1,500
                                                    ----------
                                                         6,140
                                                    ----------
ARIZONA (4.2%):
          1,500   Maricopa County, Southern
                    California Education,
                    3.70%, 11/15/95                      1,500
          5,100   Maricopa County, Southern
                    California Education
                    3.85%, 2/8/96                        5,100
          3,700   Maricopa County, Southern
                    California Education
                    3.85%, 2/9/96                        3,700
          1,500   Maricopa County, Southern
                    California Education
                    3.75%, 1/11/96                       1,500
          1,000   Pima County IDR,
                    4.10%*, 9/1/09**, LOC
                    National City Bank                   1,000
                                                    ----------
                                                        12,800
                                                    ----------
ARKANSAS (1.6%):
          5,000   University of Arkansas,
                    3.90%*, 12/1/19**, LOC
                    Credit Suisse                        5,000
                                                    ----------
CALIFORNIA (0.8%):
          2,500   California Housing Finance,
                    4.60%, 2/1/96, FGIC                  2,500
                                                    ----------
COLORADO (1.1%):
          3,400   Pitkin County Colorado IDR,
                    4.45%*, 4/1/14**, LOC First
                    National Bank Chicago                3,400
                                                    ----------

     SHARES OR
     PRINCIPAL                                      AMORTIZED
       AMOUNT         SECURITY DESCRIPTION             COST
FLORIDA (7.8%):
     $    4,500   Broward County, Housing
                    Finance Authority
                    4.15%*, 12/1/29**, LOC John
                    Hancock                         $    4,500
          9,700   Dade County, Housing Finance
                    Authority,
                    3.30%*, 8/1/05**, LOC John
                    Hancock                              9,700
          5,000   Dade County, Solid Waste
                    4.15%*, 12/1/13**, LOC
                    Banque Paribas                       5,000
            490   Florida State Board of
                    Education, GO,
                    5.50%, 1/1/96**                        490
          1,500   Jacksonville, Electric
                    Authority,
                    3.70%, 11/13/95                      1,500
          1,000   Jacksonville, Electric
                    Authority,
                    3.70%, 11/17/95                      1,000
          1,200   Jacksonville, Electric
                    Authority,
                    3.85%, 2/7/96                        1,200
            625   Orlando, Orange County,
                    7.50%, 7/1/96                          651
                                                    ----------
                                                        24,041
                                                    ----------
GEORGIA (3.8%):
          2,800   Burke County IDR,
                    3.55%, 12/5/95, LOC Credit
                    Swiss                                2,800
          1,000   Clayton County IDR,
                    3.90%*, 1/1/21**, LOC
                    Barclays                             1,000
          3,900   Georgia Municipal Gas
                    Authority,
                    3.55%, 12/7/95, LOC Wachovia         3,900
          2,140   Georgia State Residential,
                    4.05%, 12/1/95                       2,140
          1,190   Georgia State Residential,
                    4.05%, 12/1/95                       1,190
            575   Warner Robins, Georgia Water
                    & Sewer, prerefunded,
                    7.76%, 7/1/96                          600
                                                    ----------
                                                        11,630
                                                    ----------

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1995
TAX-FREE MONEY MARKET FUND                                (Amounts in Thousands)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                      AMORTIZED
       AMOUNT         SECURITY DESCRIPTION             COST
ILLINOIS (6.6%):
     $    1,000   Dupage Illinois Water
                    Commercial, prerefunded
                    7.88%, 3/1/96                   $    1,034
          1,100   Illinois Development IDR,
                    4.00%*, 11/1/08**, LOC ABN
                    Amro                                 1,100
          1,600   Illinois Development,
                    Kindlen,
                    4.15%*, 5/1/06**, LOC
                    La Salle National Bank               1,600
          5,000   Illinois Development, Power
                    & Light, 3.70%, 11/1/95,
                    LOC
                    Canadian Imperial Bank               5,000
          3,600   Illinois Development Finance
                    Authority, 4.00%*,
                    12/1/95,
                    LOC ABN Amro                         3,600
          1,000   Illinois State,
                    7.75%, 6/1/96                        1,043
          2,800   Kankakee County, IDR,
                    4.15%*, 12/1/07**, LOC
                    Societe Generale                     2,800
          4,000   Tinley Park Multi-Family
                    Revenue,
                    3.95%*, 12/1/08**, LOC La
                    Salle National Bank                  4,000
                                                    ----------
                                                        20,177
                                                    ----------
INDIANA (9.0%):
          1,575   Crawfordsville,
                    4.10%*, 4/1/30**, GTD
                    Federal Home Loan Bank               1,575
          4,200   Fort Wayne, Economic
                    Development,
                    4.15%*, 7/1/09**, LOC
                    Societe Generale                     4,200
          1,150   Indianapolis, Calderon,
                    4.15%*, 2/1/99**, LOC Bank
                    One                                  1,150
          4,900   Indianapolis, GO,
                    4.25%, 1/11/96                       4,904
          2,800   Mt. Vernon, Pollution
                    Control,
                    3.80%, 12/12/95, GTD G.E.
                    Capital Corp.                        2,800
          1,995   Scottsburg, IDR,
                    4.45%*, 10/1/09**, LOC
                    Pittsburg National City
                    Bank                                 1,995
          1,020   Syracuse, Economic
                    Development Revenue,
                    4.00%*, 12/1/05**, LOC Bank
                    One                                  1,020

     SHARES OR
     PRINCIPAL                                      AMORTIZED
       AMOUNT         SECURITY DESCRIPTION             COST
     $    1,130   Wakarusa, Economic
                    Development,
                    4.00%*, 7/1/03**, LOC Bank
                    One                             $    1,130
          9,000   Washington Township Metro
                    School District,
                    4.04%, 12/29/95                      9,002
                                                    ----------
                                                        27,776
                                                    ----------
IOWA (1.4%):
          4,325   City of Urbandale IDR,
                    4.15%*, 10/1/15**, GTD
                    Principal Mutual                     4,325
                                                    ----------
KANSAS (1.2%):
          2,300   Fairway IDR,
                    4.15%*, 11/1/14**, GTD
                    Principle Mutual                     2,300
          1,500   Wamego, PCR,
                    3.90%*, 11/1/14**, LOC
                    Credit Suisse                        1,500
                                                    ----------
                                                         3,800
                                                    ----------
KENTUCKY (2.9%):
          2,475   Boone County,
                    4.45%*, 12/1/09**, LOC
                    Pittsburg National City
                    Bank                                 2,475
          2,465   Covington IDR,
                    4.00%*, 4/1/05**, LOC
                    Fifth-Third Bank                     2,465
          1,100   Lewis County IDR,
                    4.15%*, 12/1/03**, LOC
                    Fifth-Third                          1,100
          3,000   Pendelton IDR,
                    4.00%, 7/1/96, LOC
                    Pittsburgh National Bank             3,000
                                                    ----------
                                                         9,040
                                                    ----------
LOUISIANA (0.5%):
          1,450   Louisiana Public Facilities
                    Authority Revenue,
                    3.90%*, 9/1/10**, LOC
                    Societe Generale                     1,450
                                                    ----------
MAINE (0.3%):
            770   Maine, State GO,
                    5.90%, 7/1/96                          779
                                                    ----------
MASSACHUSETTS (0.7%):
          2,200   Massachusetts Water
                    Development Authority,
                    3.80%, 2/7/96, LOC Morgan
                    Stanley                              2,200
                                                    ----------

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1995
TAX-FREE MONEY MARKET FUND                                (Amounts in Thousands)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                    AMORTIZED
       AMOUNT         SECURITY DESCRIPTION           COST
MICHIGAN (1.7%):
     $    1,250   Detroit Wayne County School
                    District,
                    4.50%, 5/1/96, LOC St. Aid    $    1,254
          1,000   Farmington Hills, Economic
                    Development,
                    4.10%*, 11/1/10**, LOC
                    CoAmerica                          1,000
          1,725   Michigan State Strategic,
                    3.95%*, 4/1/06**, LOC
                    CoAmerica                          1,725
          1,120   Michigan State Strategic,
                    4.10%*, 5/1/05**, LOC
                    CoAmerica                          1,120
                                                  ----------
                                                       5,099
                                                  ----------
MINNESOTA (2.1%):
          3,000   Minnesota School Districts
                    Tax & Aid,
                    4.25%, 9/18/96                     3,005
          3,340   St. Cloud Housing &
                    Redevelopment Authority,
                    4.25%*, 11/1/05**, LOC
                    National City Bank                 3,340
                                                  ----------
                                                       6,345
                                                  ----------
MISSOURI (5.6%):
          1,200   Cuba IDR,
                    4.15%*, 10/1/05**, LOC Bank
                    One                                1,200
          3,600   Kansas City,
                    4.15%*, 5/1/15**, GTD
                    Principle Mutual                   3,600
          5,000   St. Louis GO,
                    4.50%, 6/20/96                     5,021
          2,830   St. Charles County, Cedar
                    Ridge,
                    3.95%*, 10/1/07**, LOC Bank
                    One                                2,830
          4,600   St. Louis IDR,
                    4.15%*, 2/1/07**, GTD John
                    Hancock                            4,600
                                                  ----------
                                                      17,251
                                                  ----------
NEBRASKA (1.7%):
          5,145   Nebraska Investment Finance
                    Authority, GNMA,
                    3.75%, 1/15/96**, FGIC             5,145
                                                  ----------

     SHARES OR
     PRINCIPAL                                    AMORTIZED
       AMOUNT         SECURITY DESCRIPTION           COST
NEVADA (2.5%):
     $    5,000   Clark County,
                    3.95%*, 10/1/30**, LOC
                    Barclays                      $    5,000
          1,375   Director State Department
                    Business & Industry,
                    4.15%*, 8/1/01**, LOC Bank
                    One                                1,375
          1,290   Director State Department
                    Business & Industry,
                    4.15%*, 8/1/14**, LOC Bank
                    One                                1,290
                                                  ----------
                                                       7,665
                                                  ----------
NEW HAMPSHIRE (1.3%):
          1,800   New Hampshire Higher
                    Education,
                    3.85%*, 12/1/25**, LOC First
                    National Bank of Chicago           1,800
          2,300   Strafford,
                    4.00%, 12/28/95                    2,301
                                                  ----------
                                                       4,101
                                                  ----------
NEW YORK (1.9%):
          5,800   New York, Water,
                    4.00%*, 6/15/25**, FGIC            5,800
                                                  ----------
NORTH CAROLINA (4.3%):
          5,000   North Carolina Eastern
                    Municipal,
                    3.80%, 1/1/26**, LOC Union
                    Bank Swiss, GTD JP Morgan          5,000
          8,240   Person County, Carolina
                    Power & Light, PCR,
                    3.95%*, 11/1/19**                  8,240
                                                  ----------
                                                      13,240
                                                  ----------
OHIO (12.9%):
            430   Akron Bath Copley Township
                    Hospital,
                    4.10%*, 5/1/13**, LOC
                    National City Bank                   430
          1,000   Chillicothe,
                    4.04%, 7/5/96                      1,001
          2,850   Dublin School District,
                    5.57%, 12/20/95                    2,851
          4,800   East Palestine School
                    District,
                    3.85%, 4/4/96                      4,800
          2,550   Fayetteville Perry,
                    4.68%, 4/12/96                     2,552

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1995
TAX-FREE MONEY MARKET FUND                                (Amounts in Thousands)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                    AMORTIZED
       AMOUNT         SECURITY DESCRIPTION           COST
     $    2,300   Franklin County, Childrens
                    Hospital,
                    4.10%*, 12/1/14**             $    2,300
          2,250   Franklin County IDR,
                    4.15%*, 6/1/10**, LOC
                    Fifth-Third Bank,                  2,250
          2,680   Gallia County IDR,
                    3.85%*, 12/15/10**, LOC
                    Fifth-Third Bank                   2,680
          3,000   Highland Heights,
                    5.65%, 12/28/95                    3,002
          2,500   Hillsborough County,
                    Ringhaven,
                    4.20%*, 12/1/11**, LOC
                    Mellon Bank                        2,500
          1,700   Hudson, Ohio 4.20%, 8/15/96          1,703
          1,800   Ohio Housing Finance
                    Authority,
                    3.95%*, 3/1/15**, LOC
                    Bayerische Landesbank              1,800
            100   Ohio Housing Finance
                    Authority,
                    3.95%*, 3/1/15**, LOC
                    Bayerische Landesbank                100
          2,000   Ohio State Air Quality Bond,
                    3.50%, 11/6/95, FGIC               2,000
          1,500   Ohio State Air Quality Bond,
                    3.90%, 11/9/95, LOC Toronto
                    Dominion                           1,500
            775   Pickerington,
                    4.15%, 6/28/96                       776
          1,400   Portage County,
                    4.15%, 7/11/96                     1,401
            300   Scioto County, VHA,
                    3.80%*, 12/1/25**, LOC
                    Mellon Bank                          300
            735   Summit County,
                    4.40%, 11/195                        735
          5,000   Sylvania, School District,
                    4.25%, 12/28/95                    5,002
                                                  ----------
                                                      39,683
                                                  ----------
OREGON (0.6%):
          2,000   Klamath Falls,
                    4.40%, 5/1/96                      2,000
                                                  ----------

     SHARES OR
     PRINCIPAL                                    AMORTIZED
       AMOUNT         SECURITY DESCRIPTION           COST
PENNSYLVANIA (1.1%):
     $    1,000   E. Lycoming,
                    4.25%, 6/28/96                $    1,002
          2,400   Montgomery County, Pollution
                    Control,
                    3.70%, 1/10/96, LOC Deutsche
                    Bank                               2,400
                                                  ----------
                                                       3,402
                                                  ----------
SOUTH CAROLINA (0.8%):
          2,500   South Carolina, Job Economic
                    Development,
                    4.15%*, 12/1/99**, LOC Bank
                    One                                2,500
                                                  ----------
TENNESSEE (2.0%):
          6,200   Hawkins County, Kingston,
                    4.50%*, 8/1/09**, LOC
                    Chemical Bank                      6,200
                                                  ----------
TEXAS (4.7%):
          1,251   Austin, Utility Development
                    Systems,
                    3.85%, 2/8/96, LOC Swiss
                    Bank                               1,251
          4,000   Grapevine IDR,
                    4.15%*, 4/1/19**, LOC First
                    National Bank Chicago              4,000
          4,140   Harris County, IDR
                    4.15%*, 10/1/16**. GTD JP
                    Morgan                             4,140
          5,000   Texas State GO,
                    4.75%, 8/30/96                     5,028
                                                  ----------
                                                      14,419
                                                  ----------
UTAH (0.3%):
          1,000   Tooele County IDR,
                    3.85%, 6/1/20**, LOC Union
                    Bank Swiss                         1,000
                                                  ----------
VIRGINIA (0.3%):
            800   Lynchburg IDR, 3.85%*,
                  12/1/25**, AMBAC, LOC First
                    National Bank Chicago                800
                                                  ----------
WASHINGTON (0.6%):
          1,000   Pierce County IDR,
                    4.55%, 11/1/95, LOC Deutsche
                    Bank                               1,000
          1,000   Port Seattle, Revenue Bond,
                    5.00%, 11/1/95                     1,000
                                                  ----------
                                                       2,000
                                                  ----------

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1995
TAX-FREE MONEY MARKET FUND                                (Amounts in Thousands)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                    AMORTIZED
       AMOUNT         SECURITY DESCRIPTION           COST
WISCONSIN (6.5%):
     $    1,030   Appleton IDR,
                    4.15%*, 8/1/01**, LOC Bank
                    One                           $    1,030
          3,900   Evansville IDR,
                    4.15%*, 12/1/08**, LOC Bank
                    One                                3,900
          3,870   Kenosha Metalmen IDR,
                    4.15%*, 9/1/14**, LOC Bank
                    One                                3,870
          1,525   New Berlin IDR,
                    4.15%*, 4/1/07**, LOC Bank
                    One                                1,525
          1,400   Oshkosh, Schloesser IDR,
                    4.15%*, 3/1/02**, LOC Bank
                    One                                1,400
          2,800   Plymouth IDR,
                    4.25%*, 8/1/04**, LOC
                    Rabobank                           2,800
          1,600   Prairie Du Chien, 4.15%*,
                    6/1/02**, LOC
                    La Salle National Bank             1,600
          4,000   Wausaw, School District,
                    4.05%, 9/20/96                     4,002
                                                  ----------
                                                      20,127
                                                  ----------
WYOMING (1.9%):
          3,600   Gillette County, PCR,
                    3.85%, 12/6/95, LOC Deutsche
                    Bank                               3,600
          2,100   Sweetwater County, PCR,
                    3.75%, 11/16/95, LOC Union
                    Bank Switzerland                   2,100
                                                  ----------
                                                       5,700
------------------------------------------------------------
TOTAL MUNICIPAL BONDS                                297,535
------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                    AMORTIZED
       AMOUNT         SECURITY DESCRIPTION           COST
----------------------------------------------
  INVESTMENT COMPANIES (3.0%)
     $    9,109   Federated #15 Tax-Free Money
                    Market                        $    9,109
              1   Fidelity Ohio Tax-Free                   1
------------------------------------------------------------
TOTAL INVESTMENT COMPANIES                             9,110
------------------------------------------------------------
TOTAL (COST $306,645)(a)                          $  306,645
------------------------------------------------------------

---------------

Percentages indicated are based on net assets of $307,726.

(a) Cost for federal income tax and financial reporting purposes are the same.

* Variable rate securities collateralized by bank letters of credit or other credit arrangements. The interest rate will change periodically. The rates reflected on the Schedule of Investments is the rate in effect at October 31, 1995.

** Put and Demand features exist allowing the Fund to require the repurchase of the instrument within variable time periods ranging from daily, weekly, monthly or semi-annually.

AMBAC -- American Municipal Bond Assurance Corp.
FGIC -- Financial Guaranty Insurance Company
GO -- General Obligation
GTD -- Guaranteed by
IDR -- Industrial Development Revenue
LOC -- Letter of Credit
PCR -- Pollution Control Revenue
VHA -- Voluntary Hospitals of America

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                                         Schedule of Investments
THE VICTORY PORTFOLIOS                                          October 31, 1995
OHIO MUNICIPAL MONEY MARKET FUND                          (Amounts in Thousands)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                    AMORTIZED
       AMOUNT         SECURITY DESCRIPTION           COST
----------------------------------------------
  MUNICIPAL BONDS (98.3%)
OHIO (98.3%):
     $    1,950   Akron, 5.25%, 12/14/95          $    1,951
          3,240   Akron Sewer System Revenue,
                    3.95%*, 12/4/14**, LOC
                    Credit Suisse                      3,240
          3,400   Anthony Wayne Local School,
                    4.00%, 12/14/95                    3,401
            870   Avon, 4.14%, 7/3/96                    871
            970   Barberton, 4.05%, 10/4/96              970
          1,200   Barberton, 4.86%, 5/16/96            1,202
          1,900   Bedford Heights, IDR,
                    4.15%*, 12/1/04**, LOC
                    National City Bank                 1,900
          1,000   Belmont County, 4.34%,
                    8/30/96                            1,002
          1,000   Berea, 5.20%, 12/21/95               1,000
          1,525   Berea, 4.20%, 7/18/96                1,527
          1,240   Blue Ash IDR, 3.90%, 3/1/96,
                    LOC Society National Bank          1,240
          2,000   Bowling Green, 4.30%,
                    9/12/96                            2,006
          2,600   Bowling Green IDR, 4.15%*,
                    8/1/09**, LOC GECC                 2,600
            950   Brecksville, 4.59%, 5/2/96             951
          1,235   Brecksville, 4.10%, 8/9/96           1,236
          3,925   Brecksville-Broadview
                    Heights, City School
                    district, 5.71%, 1/18/96           3,926
            630   Brooklyn Heights IDR,
                    4.15%*, 2/1/02**, LOC Bank
                    One                                  630
            700   Cardington, 4.58%, 4/11/96             702
          3,500   Centerville Health Bethany,
                    4.00%*, 11/1/13**, LOC
                    Pittsburgh National Bank           3,500
          2,325   Chillicothe IDR, 4.05%*,
                    10/1/15**, LOC Pittsburgh
                    National Bank                      2,325
          7,400   Cincinnati & Hamilton IDR,
                    4.05%*, 5/1/15**                   7,400
            480   Circleville, 4.45%, 6/13/96            481
            200   Clark County IDR, 4.05%,
                    4/1/96**, LOC Huntington
                    Nationall Bank                       200
            290   Clark County IDR, 4.05%,
                    4/1/96**, LOC Huntington
                    National Bank                        290
            500   Clark County IDR, 4.05%,
                    4/1/96**, LOC Huntington
                    National Bank                        500

     SHARES OR
     PRINCIPAL                                    AMORTIZED
       AMOUNT         SECURITY DESCRIPTION           COST
     $      935   Clark County, 3.93%, 7/5/96     $      936
          6,000   Cleveland-Cuyahoga County
                    IDR, 3.95%*, 12/1/15**,
                    LOC Credit Locale De
                    France                             6,000
            500   Cleveland Heights, 4.15%,
                    8/29/96                              501
            500   Clinton County IDR, 4.15%*,
                    11/1/99**, LOC Fifth-Third
                    Bank                                 500
          6,000   Clinton County IDR, 3.95%*,
                    6/1/11**, LOC Wachovia
                    Bank                               6,100
            460   Cuyahoga County IDR, 3.95%,
                    4/15/96**, Bank One                  460
          3,300   Cuyahoga County IDR, 4.10%*,
                    12/1/12**, LOC National
                    City Bank                          3,300
          4,650   Cuyahoga County IDR, 4.07%*,
                    9/1/09**, LOC Banque
                    Nationale De Paris                 4,650
            300   Cuyahoga County IDR, 4.20%*,
                    12/1/98**, LOC National
                    City Bank                            300
          4,220   Cuyahoga County IDR, 4.28%*,
                    12/7/05**, LOC National
                    City Bank                          4,220
            405   Cuyahoga County IDR, 4.45%*,
                    11/2/09**, LOC Huntington
                    National Bank                        405
          1,300   Cuyahoga County Hospital,
                    4.00%*, 11/15/20**, LOC
                    First National Bank of
                    Chicago                            1,300
          2,700   Cuyahoga County Revenue,
                    4.00%*, 4/1/12**, LOC
                    Union Bank of Switzerland          2,700
          2,500   Cuyahoga Falls Ohio IDR,
                    4.15%*, 9/1/14**, LOC
                    Fifth-Third Bank                   2,500
          3,400   Cuyahoga Falls Ohio IDR,
                    4.15%*, 5/1/15**, LOC
                    Fifth-Third Bank                   3,400
          4,500   Dayton, 4.00%, 12/29/95              4,500
          1,760   Defiance County IDR, 4.15%*,
                    12/1/97**, LOC Pittsburgh
                    National Bank                      1,760
            900   Delaware County IDR, 3.85%*,
                    12/1/04**, LOC Wells Fargo           900
          1,575   Elyria, 4.18%, 7/25/96               1,576

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1995
OHIO MUNICIPAL MONEY MARKET FUND                          (Amounts in Thousands)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                    AMORTIZED
       AMOUNT         SECURITY DESCRIPTION           COST
     $    1,200   Elyria, City School
                    District, 4.59%, 4/11/96      $    1,200
            900   Erie County, 4.17%, 7/19/96            901
          1,200   Euclid IDR, 3.95%, 4/15/96,
                    LOC Bank One                       1,200
          2,500   Fairfield, 4.08%, 8/30/96            2,502
            767   Fairfield County, 4.75%,
                    9/4/95                               770
            900   Findlay, 4.75%, 6/11/96                904
          2,205   Franklin County IDR, 4.05%,
                    3/1/96, LOC Society
                    National Bank                      2,205
          1,560   Franklin County IDR, 4.15%*,
                    10/1/15**, LOC Fifth-Third
                    Bank                               1,560
          7,200   Franklin County IDR, 4.25%*,
                    12/1/15**, LOC Banc One            7,200
          2,600   Franklin County IDR, 4.00%*,
                    12/1/16**, LOC Fifth-Third
                    Bank                               2,600
          1,000   Franklin County IDR, 4.20%*,
                    4/1/19**, LOC Huntington
                    National Bank                      1,000
          3,500   Franklin County, Childrens
                    Hospital, 4.10%*,
                    12/1/14**                          3,500
          1,860   Franklin County, Health Care
                    Facilities, 4.00%*,
                    6/1/15**, LOC Fifth-Third
                    Bank                               1,860
          1,000   Franklin County, Hospital
                    Revenue, 3.95%*, 5/1/15**,
                    LOC NBD Bank                       1,000
          4,800   Franklin County, Holy Cross
                    Hospital, 3.90%*, 6/1/16**         4,800
          3,800   Franklin County IDR, 4.25%*,
                    12/1/02**, LOC Huntington
                    National Bank                      3,800
          1,500   Franklin County IDR, 4.07%*,
                    4/1/13**, LOC Fifth-Third
                    Bank                               1,500
          5,280   Franklin County IDR, 4.07%*,
                    4/1/13**, LOC Fifth-Third
                    Bank                               5,280
          1,650   Geauga County, 5.30%,
                    12/14/95                           1,650
          3,300   Greene County, Apple Valley,
                    3.85%*, 8/1/09**, LOC
                    Pittsburgh National Bank           3,300
          3,615   Hamilton County IDR, 4.15%*,
                    12/1/04**, LOC Fifth-Third
                    Bank                               3,615

     SHARES OR
     PRINCIPAL                                    AMORTIZED
       AMOUNT         SECURITY DESCRIPTION           COST
     $    2,870   Hamilton County IDR, 4.15%*,
                    12/1/08**, LOC Fifth-Third
                    Bank                          $    2,870
          1,650   Hamilton County IDR, 4.00%*,
                    6/15/05**, LOC Fifth-Third
                    Bank                               1,650
          1,360   Hancock County IDR, 4.40%,
                    12/1/95**, Bank One                1,360
          1,305   Hancock County, 4.40%,
                    4/15/96                            1,309
          1,870   Hancock County, 4.77%,
                    3/7/96                             1,871
          1,600   Highland County, 3.90%,
                    3/1/96                             1,600
            890   Hilliard IDR, 4.15%*,
                    12/1/14**, LOC Fifth-Third
                    Bank                                 890
          1,395   Holmes County, 4.65%,
                    11/21/95                           1,395
            500   Holmes County IDR, 4.10%*,
                    4/1/09**, LOC Rabobank               500
          2,955   Independence IDR, 4.45%*,
                    1/1/96, LOC Huntington
                    National Bank                      2,955
          1,000   Independence, 3.98%, 3/6/96          1,000
          2,000   Licking County IDR, 4.15%*,
                    4/1/05**, LOC Bank One             2,000
          1,455   Lorain County IDR, 3.95%,
                    4/15/96**, LOC Bank One            1,455
          3,450   Lorain County, Elyria Home,
                    3.95%*, 6/1/12**, LOC
                    Fifth-Third Bank                   3,450
            990   Lorain County Hospital,
                    4.00%*, 5/1/01**, LOC
                    Pittsburgh National Bank             990
          1,050   Lorain County IDR, 4.15%*,
                    6/1/09**, LOC Bank One             1,050
          1,065   Lucas County IDR, 4.40%,
                    12/1/95**, LOC Bank One            1,065
            620   Lucas County IDR, 4.10%*,
                    3/1/06**, LOC National
                    City Bank                            620
          6,000   Lucas County IDR, 4.10%*,
                    12/1/12**, LOC National
                    City Bank                          6,000
            450   Lucas County IDR, 4.10%*,
                    12/1/07**, LOC National
                    Cilty Bank                           450
          2,770   Mahoning County IDR, 4.00%*,
                    4/1/17**, LOC Bank One             2,770

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1995
OHIO MUNICIPAL MONEY MARKET FUND                          (Amounts in Thousands)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                    AMORTIZED
       AMOUNT         SECURITY DESCRIPTION           COST
     $      440   Mahoning County IDR, 4.00%*,
                    6/1/03**, LOC Bank One        $      440
          2,405   Mahoning County Healthcare,
                    4.00%*, 9/1/20**, LOC Bank
                    One                                2,405
          3,310   Marion County Hospital Pool,
                    4.25%*, 11/1/95**, LOC
                    Bank One                           3,310
          1,125   Marion County, 5.10%,
                    2/15/96                            1,125
          1,475   Marion County, 5.35%,
                    2/15/96                            1,477
            630   Marion County Hospital Pool,
                    4.00%*, 5/1/19**, LOC Bank
                    One                                  630
          1,305   Marion County Hospital Pool,
                    4.00%*, 10/1/22**, LOC
                    Bank One                           1,305
              5   Marion County Hospital Pool,
                    4.00%*, 3/1/16**, LOC Bank
                    One                                    5
            241   Marion County Hospital Pool,
                    4.00%*, 8/1/20**, LOC Bank
                    One                                  241
            715   Marion County Hospital,
                    4.00%*, 4/1/17**, LOC Bank
                    One                                  715
          1,200   Marysville School District,
                    4.27%, 12/20/95                    1,201
          3,700   Mason School District,
                    4.33%, 12/19/95                    3,703
            550   Mayfield Heights, 4.00%,
                    7/5/96                               550
            850   Mayfield Heights, 4.00%,
                    7/25/96                              851
          3,500   Medina County, 4.25%,
                    10/10/96                           3,509
          1,700   Mentor, 4.74%, 11/30/95              1,700
          1,200   Middlefield, 5.25%, 3/1/96           1,202
          1,700   Milford, 3.92%, 2/1/96               1,701
            875   Montgomery County, Health
                    Care Facility, 4.00%*,
                    9/1/01**, LOC Society
                    National Bank                        875
          2,830   Montgomery Industrial
                    Development, 4.45%*,
                    5/2/05**, LOC Huntington
                    National Bank                      2,830
          1,945   Muskingum County, Hospital,
                    4.45%* 1/1/01**, LOC
                    Huntington National Bank           1,945

     SHARES OR
     PRINCIPAL                                    AMORTIZED
       AMOUNT         SECURITY DESCRIPTION           COST
     $   10,000   North Olmsted, 4.67%,
                    6/20/96                       $   10,025
          1,300   Northwood, 4.70%, 8/1/96             1,306
          1,945   Ohio Higher Education, Mt.
                    Union College, 3.95%*,
                    9/1/20**, LOC NBD Bank             1,945
         10,200   Ohio Housing Finance
                    Authority, 3.95%*,
                    3/1/15**, LOC Bayerische
                    Landesbank                        10,200
          1,500   Ohio Housing Finance
                    Authority, 3.95%*,
                    3/1/15**, LOC Bayerische
                    Landesbank                         1,500
         16,530   Ohio Housing Finance
                    Authority, 4.15%*,
                    3/1/22**, LoC Bayerische
                    Landesbank                        16,530
          2,000   Ohio School District Cash
                    Flow, 4.52%, 6/28/96               2,008
          2,500   Ohio State Air Quality
                    Development Revenue,
                    3.90%, 11/9/95, LOC
                    Toronto Dominion                   2,500
          6,000   Ohio State Air Quality
                    Development Revenue,
                    9.50%, 12/1/95, LOC
                    Societe Generale                   6,177
          5,000   Ohio State Air Quality
                    Development Revenue,
                    3.75%, 12/4/95, LOC
                    Toronto Dominion                   5,000
          7,400   Ohio State Air Quality
                    Development Revenue,
                    3.50%, 12/7/95, FGIC               7,400
          4,000   Ohio State Air Quality
                    Development Revenue,
                    3.80%, 1/10/96, FGIC               4,000
          1,000   Ohio State Air Quality
                    Development Revenue,
                    3.45%, 2/1/96, LOC Toronto
                    Dominion                             995
          3,000   Ohio State Air Quality
                    Development Revenue,
                    3.70%, 12/4/95                     3,000
          2,800   Ohio State Air Quality
                    Development Revenue,
                    3.50%, 12/15/95                    2,800
          3,000   Ohio State Air Quality
                    Development Revenue,
                    3.70%, 12/15/95                    3,000

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1995
OHIO MUNICIPAL MONEY MARKET FUND                          (Amounts in Thousands)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                    AMORTIZED
       AMOUNT         SECURITY DESCRIPTION           COST
     $    2,000   Ohio State Air Quality
                    Development Revenue,
                    3.50%, 12/6/95, LOC J.P.
                    Morgan                        $    2,000
          2,500   Ohio State Air Quality
                    Development Revenue,
                    3.90%, 11/1/95, LOC
                    Toronto Dominion                   2,500
          2,000   Ohio State Air Quality
                    Development Revenue,
                    3.65%, 11/7/95, LOC
                    Toronto; Dominion                  2,000
          1,500   Ohio State Air Quality
                    Development Revenue,
                    3.55%, 11/8/95, LOC Union
                    Bank of Switzerland                1,500
          1,300   Ohio State Air Quality
                    Development Revenue,
                    3.60%, 12/5/95, LOC Union
                    Bank of Switzerland                1,300
          6,400   Ohio State Air Quality
                    Development Revenue,
                    3.55%, 12/8/95, LOC Union
                    Bank of Switzerland                6,400
          2,200   Ohio State Air Quality
                    Development Revenue,
                    3.50%, 1/12/96, LOC Union
                    Bank of Switzerland                2,200
          1,000   Ohio State Air Quality
                    Development Revenue,
                    Cincinnati G&E, 3.55%,
                    12/7/95, LOC J.P. Morgan           1,000
          6,000   Ohio State Air Quality
                    Development Revenue,
                    Series 1992B, 4.05%*,
                    4/1/28**, LOC Societe
                    Generale                           6,000
          1,000   Ohio State Environmental
                    IDR, 3.95%*, 12/1/01**,
                    LOC Pittsburgh National
                    Bank                               1,000
          1,000   Ohio State Higher Education,
                    4.10%*, 9/1/09**, LOC
                    National City Bank                 1,000
          1,400   Ohio State Higher Education,
                    Kenyon College, 3.90%*,
                    4/1/22**                           1,400
            210   Ohio State IDR, 4.10%*,
                    7/1/02**, LOC Bank One               210
          2,845   Ohio State IDR, 4.10%*,
                    1/2/03**, LOC Bank One             2,845

     SHARES OR
     PRINCIPAL                                    AMORTIZED
       AMOUNT         SECURITY DESCRIPTION           COST
     $      995   Ohio State IDR, 4.10%*,
                    6/7/06**, LOC National
                    City Bank                     $      995
            950   Ohio State IDR, 4.10%*,
                    7/1/07**, LOC Bank One               950
            875   Ohio State IDR, 4.10%*,
                    12/1/11**, LOC Bank One              875
            720   Ohio State IDR, 4.10%*,
                    6/1/16**, LOC National
                    Cilty Bank                           720
          2,500   Ohio State IDR, 4.15%*,
                    6/1/20**, LOC Bank One             2,500
          6,300   Ohio State Water Development
                    Authority, 3.90%, 11/9/95,
                    LOC Toronto Dominion               6,300
          1,500   Ohio State Water Development
                    Authority, 3.85%, 12/6/95          1,500
          2,435   Ohio State Water Development
                    Authority, 3.50%, 12/7/95,
                    FGIC                               2,435
          7,000   Ohio State Water Development
                    Authority, 3.60%, 12/8/95,
                    FGIC                               7,000
          5,300   Ohio State Water Development
                    Authority, 3.75%, 12/8/95,
                    LOC Toronto Dominion               5,300
          3,050   Ohio State Water Development
                    Authority, 3.80%, 12/8/95,
                    LOC Toronto Dominion               3,050
          5,600   Ohio State Water Development
                    Authority, 3.70%,
                    12/15/95, FGIC                     5,600
          4,300   Ohio State Water Development
                    Authority, 3.80%, 1/12/96,
                    FGIC                               4,300
            200   Orrville IDR, 4.20%*,
                    9/1/00**, LOC National
                    City Bank                            200
            250   Orrville IDR, 4.20%*,
                    8/1/03**, LOC National
                    City Bank                            250
          4,400   Ottawa County, 4.70%,
                    4/11/96                            4,403
          1,280   Ottoville, 5.72%, 11/1/95            1,280
          1,600   Paulding County IDR, 4.00%*,
                    3/1/99**, LOC Fifth-Third
                    Bank                               1,600
            750   Perrysburg, 4.65%, 8/22/96             753

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1995
OHIO MUNICIPAL MONEY MARKET FUND                          (Amounts in Thousands)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                    AMORTIZED
       AMOUNT         SECURITY DESCRIPTION           COST
     $      590   Pickerington, 4.07%, 8/9/96     $      590
          3,500   Pike County IDR, 4.15%*,
                    6/1/13**, LOC Fifth-Third
                    Bank                               3,500
          2,090   Portsmouth IDR, 4.15%*,
                    10/1/02**, LOC Bank One            2,090
          1,000   Portsmouth IDR, 4.15%*,
                    12/1/09**, LOC National
                    City Bank                          1,000
          2,820   Richland County IDR, 4.15%*,
                    12/1/16**, LOC Huntington
                    National Bank                      2,820
          4,000   Rickenbacker Port Authority,
                    4.00%*, 12/1/10**, LOC
                    Bank One                           4,000
          2,750   Ross County, Ohio Medical
                    Center, 3.95%*, 12/1/20**,
                    LOC Fifth-Third                    2,750
            100   Scioto County Hospital,
                    3.85%*, 12/1/25**, AMBAC,
                    LOC Mellon Bank                      100
            700   Scioto County Hospital,
                    3.85%*, 12/1/25**, AMBAC,
                    LOC Mellon Bank                      700
          1,600   Seneca County, St. Francis
                    Hospital, 4.05%*,
                    12/15/13**, LOC National
                    City Bank                          1,600
          1,560   Seven Hills, 3.95%, 5/9/95           1,560
          1,000   Sharonville IDR, 4.07%*,
                    11/1/09**, LOC Banque
                    Nationale De Paris                 1,000
          1,800   Sharonville IDR, 4.20%*,
                    10/1/98**, LOC Fifth-Third
                    Bank                               1,800
          6,155   Sharonville IDR, 4.00%*,
                    9/1/14**, LOC National
                    City Bank                          6,155
            585   Sheffield Village, 4.50%,
                    9/20/96                              587
          2,430   Stark Health Care Facility,
                    4.00%*, 3/1/13**                   2,430
          1,950   Stow, 5.10%, 12/21/95                1,950
          1,190   Streetsboro, 4.26%, 10/10/96         1,191
          1,150   Strongsville, 4.20%, 9/12/96         1,152
          9,700   Student Loan Funding Corp.,
                    Cincinnati, 4.05%*,
                    1/1/07**                           9,700

     SHARES OR
     PRINCIPAL                                    AMORTIZED
       AMOUNT         SECURITY DESCRIPTION           COST
     $    1,000   Student Loan Funding Corp.,
                    Cincinnati, 4.05%*,
                    1/1/07**                      $    1,000
          4,100   Student Loan Funding Corp.,
                    Cincinnati, 4.05%*,
                    1/1/07**, LOC Nation West          4,100
         13,145   Student Loan Funding Corp.,
                    Cincinnati, Student Loan
                    Revenue, 4.00%*,
                    12/29/98**                        13,145
            445   Summit County IDR, 4.05%,
                    3/1/96**, LOC Bank One               445
            980   Summit County IDR, 3.80%,
                    4/1/96**, LOC Bank One               980
          1,290   Summit County, 4.25%, 6/6/96         1,292
          2,300   Summit County IDR, 4.20%*,
                    8/1/05**, LOC Huntington
                    National Bank                      2,300
          2,000   Summit County, Cuyahoga
                    Falls Hospital, 4.00%*,
                    7/1/99**, LOC Bank One             2,000
            515   Summit County IDR, 4.50%,
                    3/1/96**, LOC Bank One               515
            700   Summit County IDR, 4.15%*,
                    9/1/01**, LOC Bank One               700
          1,100   Summit County IDR, 4.15%*,
                    9/1/11**, LOC Bank One             1,100
          2,335   Summit County IDR, 4.00%*,
                    9/1/05**, LOC Bank One             2,335
          1,815   Summit County IDR, 4.00%*,
                    9/1/11**, LOC Bank One             1,815
          2,680   Toledo, 3.90%, 6/1/96, LOC
                    Canadian Imperial Bank of
                    Commerce                           2,682
          3,500   Toledo, Lucas County, 3.55%,
                    11/9/95, LOC Bank of Nova
                    Scotia                             3,500
          2,800   Toledo, Lucas County IDR,
                    4.25%*, 12/1/06**, LOC
                    Pittsburgh National Bank           2,800
          3,000   Toledo, Lucas County, 3.55%,
                    1/12/96, LOC Bank of Nova
                    Scotia                             3,000
          3,200   Toledo, Lucas County, 4.00%,
                    12/15/21, LOC Bank of Nova
                    Scotia                             3,200
          1,205   Toledo, Lucas County, Port
                    Authority, 4.40%*,
                    12/1/13**, LOC Old Kent
                    Bank                               1,205

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1995
OHIO MUNICIPAL MONEY MARKET FUND                          (Amounts in Thousands)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                    AMORTIZED
       AMOUNT         SECURITY DESCRIPTION           COST
     $      940   Troy IDR, 4.35%, 12/1/95,
                    LOC Societe Generale          $      940
            300   Trumbull County IDR, 4.15%*,
                    6/1/05**, LOC Pittsburgh
                    National Bank                        300
          7,000   Trumbull County IDR, 4.20%*,
                    12/1/06**, LOC Mellon Bank         7,000
            750   Twinsburg IDR, 4.20%*,
                    7/1/98**, LOC National
                    City Bank                            750
          1,955   Union County, 4.19%, 6/28/96         1,959
          1,000   University of Cincinnati,
                    General Receipts, 5.00%,
                    3/21/96                            1,001
            600   Wauseon, 5.25%, 5/23/96                602
          2,330   Westerville IDR, 3.95*,
                    12/1/11**, LOC National
                    City Bank                          2,330
          1,440   West Clermont, Local School
                    District, 4.23%, 4/15/96           1,442
          6,750   Westlake IDR, 4.28%*,
                    7/2/08**, LOC National
                    City Bank                          6,750
          2,900   Westlake IDR, 4.00%*,
                    3/1/02**, LOC Bayerische
                    Landesbank                         2,900
          2,600   Williams County, 5.25%,
                    5/16/96                            2,609
          3,500   Williams County IDR, 4.00%*,
                    11/1/08**, LOC NBD Bank            3,500
          1,500   Wilmington, 4.39%, 4/10/96           1,502

     SHARES OR
     PRINCIPAL                                    AMORTIZED
       AMOUNT         SECURITY DESCRIPTION           COST
     $      300   Wooster, IDR, 3.85%*,
                    12/1/10**, LOC Dresdner
                    Bank                          $      300
            928   Wyoming, 4.19%, 7/10/96                929
------------------------------------------------------------
  TOTAL MUNICIPAL BONDS                              501,731
------------------------------------------------------------
----------------------------------------------
  INVESTMENT COMPANIES (1.3%)
          6,547   Federated Ohio Municipal
                    Cash Trust Fund                    6,547
------------------------------------------------------------
  TOTAL INVESTMENT COMPANIES                           6,547
------------------------------------------------------------
TOTAL (COST-$508,278)(a)                          $  508,278
------------------------------------------------------------

---------------

Percentages indicated are based on net assets of $510,414.

(a) Cost for federal income tax and financial reporting purposes are the same.

* Variable rate securities having liquidity sources through bank letters of credit or other credit and/or liquidity arrangements. The interest rate, which will change periodically. The rate reflected on the Schedule of Investments is the rate in effect on October 31, 1995.

** Put and demand features exist allowing the Fund to require the repurchase of the investment within variable time periods of less than one year.

AMBAC -- American Municipal Bond Assurance Corp.
FGIC -- Financial Guaranty Insurance Company
GECC -- General Electric Capital Corp.
GTD -- Guaranteed
IDR -- Industrial Development Revenue
LOC -- Letter of Credit

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                                         Schedule of Investments
THE VICTORY PORTFOLIOS                                          October 31, 1995
LIMITED TERM INCOME FUND                   (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                     MARKET
      AMOUNT         SECURITY DESCRIPTION          VALUE
---------------------------------------------------------
  ASSET BACKED SECURITIES (0.8%)
      $   227    Capital Auto Receivables
                   Asset Trust, 1993-1 Class
                   A-6, 4.90%, 2/17/98            $    227
        1,000    Capital Auto Receivables
                   Asset Trust, 1993-1 Class
                   A-7, 5.35%, 2/15/98                 997
          121    GMAC 1993 A Grantor Trust,
                   Class A, 4.15%, 3/15/98             120
----------------------------------------------------------
TOTAL ASSET BACKED SECURITIES                        1,344
----------------------------------------------------------
---------------------------------------------------------
  COLLATERALIZED MORTGAGE
  OBLIGATIONS (7.7%)
FEDERAL HOME LOAN MORTGAGE CORP.:
        1,321    7.00%, 7/15/98                      1,334
        2,000    5.50%, 10/15/02                     1,979
        2,000    5.50%, 11/15/03                     1,975
          359    8.40%, 1/15/05                        362
          519    6.00%, 2/15/13                        517
           52    8.00%, 1/15/18                         52
        1,300    8.50%, 9/15/19                      1,315
FEDERAL NATIONAL MORTGAGE ASSOC.:
        2,000    6.00%, 10/25/03                     1,993
        1,000    8.00%, 3/25/04                      1,014
        1,373    5.75%, 6/25/06                      1,359
          585    7.00%, 2/25/18                        584
          765    7.50%, 7/25/18                        777
----------------------------------------------------------
TOTAL COLLATERALIZED MORTGAGE OBLIGATIONS           13,261
----------------------------------------------------------
----------------------------------------------
  CORPORATE BONDS (15.3%)
BROKERAGE SERVICES (2.0%):
        1,500    Lehman Brothers Holdings,
                   5.50%, 6/15/96                    1,493
        2,000    Lehman Brothers Holdings,
                   5.75%, 11/15/98                   1,948
                                                  --------
                                                     3,441
                                                  --------

     SHARES OR
     PRINCIPAL                                     MARKET
      AMOUNT         SECURITY DESCRIPTION          VALUE
BUSINESS EQUIPMENT (1.2%):
      $ 2,175    International Business
                   Machines Corp.,
                   6.38%, 11/1/97                 $  2,186
                                                  --------
CHEMICALS (0.6%):
        1,000    Dow Capital,
                   5.75%, 9/15/97                      993
                                                  --------
FINANCIAL SERVICES (6.1%):
        1,000    American Express Co.,
                   6.05%, 7/15/97                    1,002
        1,000    Associates Corp.,
                   6.88%, 1/15/97                    1,011
        1,500    Associates Corp.,
                   7.25%, 9/1/99                     1,551
        3,000    Ford Motor Credit,
                   7.13%, 12/1/97                    3,060
        1,800    Merrill Lynch, Corp.,
                   5.00%, 12/15/96                   1,800
        2,000    Norwest Corp.,
                   7.75%, 12/31/96                   2,042
                                                  --------
                                                    10,466
                                                  --------
GOVERNMENTS (FOREIGN) (0.6%):
        1,000    Province of Ontario Global
                   Bonds,
                   5.70%, 10/1/97                      999
                                                  --------
INDUSTRIAL GOODS & SERVICES (2.4%):
        2,000    Burlington Resources,
                   7.15%, 5/1/99                     2,060
        2,000    WMX Technologies,
                   7.13%, 3/22/97                    2,028
                                                  --------
                                                     4,088
                                                  --------
INSURANCE (1.2%):
        2,000    International Lease Finance,
                   8.35%, 10/1/98                    2,115
                                                  --------

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1995
LIMITED TERM INCOME FUND                   (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                     MARKET
      AMOUNT         SECURITY DESCRIPTION          VALUE
UTILITIES -- GAS & ELECTRIC (1.2%):
      $ 1,000    Northern Illinois Gas,
                   5.50%, 2/1/97                  $    994
        1,000    Northern States Power Corp.,
                   5.50%, 2/1/99                       979
                                                  --------
                                                     1,973
----------------------------------------------------------
TOTAL CORPORATE BONDS                               26,261
----------------------------------------------------------
----------------------------------------------
  U.S. GOVERNMENT AGENCIES (8.7%)
FEDERAL HOME LOAN BANK:
        5,000    7.63%, 3/15/99**                    5,022
        3,000    8.13%, 2/22/00**                    3,116
FEDERAL HOME LOAN MORTGAGE CORP.:
        2,000    5.20%, 8/4/97                       1,979
FEDERAL NATIONAL MORTGAGE ASSOC.:
        2,000    5.30%, 1/17/97                      1,990
        3,000    5.23%, 11/25/98**                   2,935
----------------------------------------------------------
TOTAL U.S. GOVERNMENT AGENCIES                      15,042
----------------------------------------------------------
----------------------------------------------
  U.S. TREASURY NOTES (65.0%)
        1,000    7.50%, 12/31/96                     1,021
        8,000    7.50%, 1/31/97                      8,180
       16,000    6.88%, 2/28/97                     16,253
       10,000    6.63%, 3/31/97                     10,136
        2,000    6.50%, 5/15/97                      2,025
        7,000    6.50%, 8/15/97                      7,101
        4,000    7.38%, 11/15/97                     4,131
       10,500    7.88%, 4/15/98                     11,021
        7,000    5.88%, 8/15/98                      7,030
       16,000    4.75%, 8/31/98                     15,606
        9,000    7.75%, 11/30/99                     9,626
       12,000    7.13%, 2/29/00                     12,592
        5,000    6.13%, 9/30/00                      5,065
        2,000    5.75%, 10/31/20                     1,995
----------------------------------------------------------
TOTAL U.S. TREASURY NOTES                          111,782
----------------------------------------------------------
----------------------------------------------
  INVESTMENT COMPANIES (1.3%)
     2,181,663   AIM Treasury Portfolio              2,182
----------------------------------------------------------
TOTAL INVESTMENT COMPANIES                           2,182
----------------------------------------------------------
TOTAL (COST $168,101) (a)                         $169,872
---------------------------------------------------------

---------------

Percentages indicated are based on net assets of $172,002.

(a) Represents cost for federal income tax purposes and differs from value by net unrealized appreciation of securities as follows (amounts in thousands):

                 Unrealized appreciation          $  2,209
                 Unrealized depreciation              (438)
                                                  --------
                 Net unrealized appreciation      $  1,771
                                                  =========

** Put and demand features exist allowing the Fund to require the repurchase of the investment within variable time periods of less than one year.

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                                         Schedule of Investments
THE VICTORY PORTFOLIOS                                          October 31, 1995
INTERMEDIATE INCOME FUND                   (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                     MARKET
      AMOUNT         SECURITY DESCRIPTION          VALUE
---------------------------------------------------------
  ASSET BACKED SECURITIES (0.6%)
      $ 1,000    Capital Auto Receivables
                   Asset Trust,
                   5.35%, 2/15/98                 $    997
----------------------------------------------------------
TOTAL ASSET BACKED SECURITIES                          997
----------------------------------------------------------
----------------------------------------------
  COLLATERALIZED MORTGAGE
  OBLIGATIONS (12.7%)
FEDERAL HOME LOAN MORTGAGE CORP.:
        2,114    5.80%, 4/15/14                      2,098
        1,800    6.50%, 5/15/03                      1,808
        1,994    6.50%, 7/15/16                      1,991
        1,000    7.00%, 5/15/99                      1,019
        1,736    7.50%, 9/15/20                      1,756
           52    8.00%, 1/15/18                         52
        2,500    8.40%, 1/15/21                      2,554
FEDERAL NATIONAL MORTGAGE ASSOC.:
        2,475    6.00%, 10/25/03                     2,466
        4,000    6.25%, 5/25/19                      3,957
          956    7.50%, 7/25/18                        972
        2,000    8.50%, 8/25/19                      2,071
----------------------------------------------------------
TOTAL COLLATERALIZED MORTGAGE OBLIGATIONS           20,744
----------------------------------------------------------
----------------------------------------------
  CORPORATE BONDS (29.3%)
APPLIANCES (0.7%):
        1,000    Whirlpool Corp. Notes,
                   9.50%, 6/15/00                    1,125
                                                  --------
AUTOMOTIVE (2.1%):
        1,000    General Motors Corp.,
                   9.13%, 7/15/01                    1,124
        1,000    General Motors Corp.,
                   9.63%, 12/1/00                    1,137
        1,000    Ford Motor Co.,
                   9.00%, 9/15/01                    1,126
                                                  --------
                                                     3,387
                                                  --------
BANKING (0.7%):
        1,000    Wells Fargo & Co.,
                   8.75%, 5/1/02                     1,119
                                                  --------
BROKERAGE SERVICES (3.0%):
        5,000    Lehman Brothers Sr.
                   Subordinated Note,
                   5.75%, 11/15/98                   4,869
                                                  --------

     SHARES OR
     PRINCIPAL                                     MARKET
      AMOUNT         SECURITY DESCRIPTION          VALUE
CHEMICALS (1.3%):
      $ 1,000    Dow Chemical,
                   5.75%, 9/15/97                 $    992
        1,000    Monsanto Defined,
                   8.13%, 12/15/06                   1,111
                                                  --------
                                                     2,103
                                                  --------
FINANCIAL SERVICES (11.6%):
        2,000    American Express Credit,
                   8.50%, 8/15/01                    2,212
        2,000    American Express Credit,
                   6.75%, 6/1/01                     2,040
        4,000    Bear Stearns Co.,
                   9.38%, 6/1/01                     4,515
        2,500    Merrill Lynch,
                   8.25%, 11/15/99                   2,666
        1,000    Norwest Corp.,
                   7.75%, 12/31/96                   1,021
        3,500    Salomon, Inc.,
                   6.75%, 1/15/06                    3,259
        3,000    Transamerica Financial,
                   8.75%, 10/1/99                    3,240
                                                  --------
                                                    18,953
                                                  --------
FOOD PRODUCTS (0.6%):
        1,000    Super Valu, Inc.,
                   5.88%, 11/15/95                   1,000
                                                  --------
INDUSTRIAL GOODS & SERVICES (5.9%):
        3,000    Amoco Canada,
                   7.25%, 12/1/02                    3,157
        1,000    Grand Metropolitan Investment
                   Corp.,
                   8.63%, 8/15/01                    1,114
        3,000    Service Corp. International,
                   8.38%, 12/15/04                   3,349
        2,000    WMX Technologies,
                   7.13%, 3/22/97                    2,028
                                                  --------
                                                     9,648
                                                  --------
OIL & GAS EXPLORATION (0.6%):
        1,000    Chevron Corp. Amortization
                   Notes,
                   8.11%, 12/1/04                    1,108
                                                  --------
PRINTING & PUBLISHING (1.4%):
        1,000    Knight Ridder, Inc.,
                   8.50%, 9/1/01                     1,114
        1,000    R.R. Donnelley & Sons Co.,
                   9.13%, 12/1/00                    1,135
                                                  --------
                                                     2,249
                                                  --------

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1995
INTERMEDIATE INCOME FUND                   (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                     MARKET
      AMOUNT         SECURITY DESCRIPTION          VALUE
UTILITIES -- TELECOMMUNICATIONS (1.4%):
      $ 2,000    GTE Corp. Notes,
                   9.10%, 6/1/03                  $  2,265
----------------------------------------------------------
TOTAL CORPORATE BONDS                               47,826
----------------------------------------------------------
MEDIUM TERM NOTES (0.6%):
INDUSTRIAL (0.6%):
        1,000    J.C. Penney, Inc.,
                   6.38%, 9/15/00                    1,005
----------------------------------------------------------
TOTAL MEDIUM TERM NOTE                               1,005
----------------------------------------------------------
U.S. GOVERNMENT AGENCIES (4.3%):
FEDERAL HOME LOAN BANK:
        5,000    7.63%, 3/15/99, 3/15/96**           5,022
FEDERAL NATIONAL MORTGAGE ASSOC.:
        2,000    5.23%, 11/25/98, 11/25/96**         1,957
----------------------------------------------------------
TOTAL U.S. GOVERNMENT AGENCIES                       6,979
----------------------------------------------------------
----------------------------------------------
  U.S. TREASURY NOTES (46.9%)
        3,000    4.75%, 8/31/98                      2,926
        3,000    5.75%, 10/31/00                     2,992
        5,000    5.88%, 8/15/98                      5,022
        3,000    6.13%, 9/30/00                      3,039
       11,000    6.50%, 8/15/05                     11,386
        4,000    6.88%, 4/30/97                      4,072
        7,000    7.00%, 4/15/99                      7,266
       16,000    7.13%, 2/29/00                     16,789
       22,000    7.88%, 4/15/98                     23,091
----------------------------------------------------------
TOTAL U.S. TREASURY NOTES                           76,583
----------------------------------------------------------
----------------------------------------------
  INVESTMENT COMPANIES (4.4%)
     7,138,512   Aim Treasury Portfolio              7,139
----------------------------------------------------------
TOTAL INVESTMENT COMPANIES                           7,139
----------------------------------------------------------
TOTAL (COST $159,722)(a)                          $161,273
----------------------------------------------------------

---------------

Percentages indicated are based on net assets of $163,281.

(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax reporting purposes by the amount of losses recognized for financial reporting purposes in excess of federal income tax reporting of approximately $13. Cost for federal income tax purposes differs from value by net unrealized appreciation of securities as follows:

                 Unrealized appreciation          $  2,450
                 Unrealized depreciation              (912)
                                                  --------
                 Net unrealized appreciation      $  1,538
                                                  =========

** Put and demand features exist allowing the Fund to require the repurchase of the investment within variable time periods of less than one year.

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                                         Schedule of Investments
THE VICTORY PORTFOLIOS                                          October 31, 1995
INVESTMENT QUALITY BOND FUND               (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                      MARKET
       AMOUNT         SECURITY DESCRIPTION          VALUE
----------------------------------------------
  ASSET BACKED SECURITIES (0.6%)
     $      233   Capital Auto Receivables
                    Asset Trust,
                    4.90%, 2/17/98                $      233
            442   Railcar Trust, Series 92-1,
                    7.75%, 6/1/04                        470
------------------------------------------------------------
TOTAL ASSET BACKED SECURITIES                            703
------------------------------------------------------------
----------------------------------------------
  COLLATERALIZED MORTGAGE OBLIGATIONS (0.9%)
FEDERAL HOME LOAN MORTGAGE CORP.:
          1,092   7.50%, 4/1/07                        1,113
FEDERAL NATIONAL MORTGAGE ASSOC.:
             41   7.00%, 3/25/18                          41
             10   7.25%, 6/25/18                          10
------------------------------------------------------------
TOTAL COLLATERALIZED MORTGAGE OBLIGATIONS              1,164
------------------------------------------------------------
----------------------------------------------
  CORPORATE BONDS (22.3%)
AUTOMOTIVE (2.3%):
          1,000   Ford Motor Co.,
                    8.88%, 1/15/22                     1,196
          1,000   Ford Motor Co.,
                    9.00%, 9/15/01                     1,126
            500   General Motors,
                    9.13%, 7/15/01                       562
                                                  ----------
                                                       2,884
                                                  ----------
BANKING (3.9%):
            600   BankAmerica Corp.,
                    9.63%, 2/13/01                       684
          1,020   First Union Corp,
                    9.45%, 6/15/99                     1,123
            800   SunTrust Banks Inc.,
                    7.38%, 7/1/02                        853
          2,000   Wells Fargo & Co.,
                    8.75%, 5/1/02                      2,238
                                                  ----------
                                                       4,898
                                                  ----------
BROKERAGE SERVICES (1.3%):
            500   Morgan Stanley,
                    8.00%, 10/15/96                      509
          1,000   Morgan Stanley,
                    8.88%, 10/15/01                    1,116
                                                  ----------
                                                       1,625
                                                  ----------
ELECTRICAL & ELECTRONIC (0.8%):
          1,000   Philips Electronics,
                    7.13%, 5/15/25                     1,027
                                                  ----------

     SHARES OR
     PRINCIPAL                                      MARKET
       AMOUNT         SECURITY DESCRIPTION          VALUE
FINANCIAL SERVICES (1.9%):
     $      255   Ford Motor Credit Co.,
                    9.40%, 11/16/95               $      255
          1,000   Lehman Brothers Holdings,
                    7.38%, 5/15/07                     1,025
          1,020   Merrill Lynch,
                    8.25%, 11/15/99                    1,088
                                                  ----------
                                                       2,368
                                                  ----------
GOVERNMENTS (FOREIGN) (0.6%):
            700   Quebec Province, Canada,
                    7.50%, 7/15/23                       702
                                                  ----------
HEALTH CARE (0.9%):
          1,000   Columbia Health Care,
                    8.85%, 1/1/07,                     1,154
                                                  ----------
INDUSTRIAL GOODS & SERVICES (5.3%):
          1,500   Black & Decker,
                    7.50%, 4/1/03                      1,541
            500   Dean Foods Co.,
                    6.75%, 6/15/05                       505
          1,000   Georgia-Pacific,
                    9.95%, 6/15/02                     1,171
            500   Loral,
                    7.63%, 8/15/25                       508
          1,000   Lubrizol Corp.,
                    7.25%, 6/15/25                     1,031
          1,200   Nabisco, Inc.,
                    8.00%, 1/15/00                     1,267
            500   Westvaco Corp.,
                    9.75%, 6/15/20                       644
                                                  ----------
                                                       6,667
                                                  ----------
MACHINERY & EQUIPMENT (1.0%):
          1,100   John Deere Capital,
                    8.63%, 8/1/19                      1,222
                                                  ----------
TOBACCO & TOBACCO RELATED (1.8%):
          2,000   Phillip Morris,
                    9.00%, 1/1/01                      2,213
                                                  ----------
UTILITIES -- TELECOMMUNICATIONS (1.1%):
            510   GTE Hawaiian Telephone
                    Service,
                    9.00%, 12/1/00                       519
            510   MCI Communications,
                    7.63%, 11/7/96                       519
            360   Northern Telecom Ltd.,
                    8.25%, 6/13/96                       365
                                                  ----------
                                                       1,403
                                                  ----------

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1995
INVESTMENT QUALITY BOND FUND               (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                      MARKET
       AMOUNT         SECURITY DESCRIPTION          VALUE
UTILITIES -- TELEPHONE (1.4%):
     $      750   A T &T Corp.,
                    4.50%, 2/15/96                $      748
          1,000   New England Telephone &
                    Telegraph,
                    6.25%, 12/15/97                    1,003
                                                  ----------
                                                       1,751
------------------------------------------------------------
TOTAL CORPORATE BONDS                                 27,914
------------------------------------------------------------
----------------------------------------------
  U.S. GOVERNMENT AGENCIES (36.4%)
FEDERAL HOME LOAN MORTGAGE CORP.:
            133   8.00%, 5/1/02                          136
FEDERAL NATIONAL MORTGAGE ASSOC.:
          2,969   6.00%, 8/1/10                        2,901
          1,506   7.50%, 3/1/24                        1,522
          2,396   9.00%, 3/1/25                        2,502
          1,276   9.00%, 5/1/25                        1,333
GOVERNMENT NATIONAL MORTGAGE ASSOC.:
          2,574   6.50%, 2/15/09                       2,570
            957   6.50%, 7/15/23                         932
          1,409   7.00%, 10/15/23                      1,401
          2,594   7.50%, 8/15/22                       2,629
            198   7.50%, 8/15/23                         201
            612   7.50%, 8/15/23                         621
          1,370   7.50%, 10/15/23                      1,389
          4,646   7.50%, 1/15/24                       4,711
          1,912   7.50%, 5/15/24                       1,939
          1,407   8.50%, 9/15/17                       1,462
          1,573   8.50%, 8/15/22                       1,639
          1,124   8.50%, 2/15/23                       1,169
          7,253   8.50%, 12/15/24                      7,552
          1,454   9.00%, 2/15/17                       1,523
            803   9.00%, 6/15/18                         842
            776   9.00%, 10/15/19                        813
            805   9.00%, 10/15/19                        843
          1,148   9.00%, 12/15/19                      1,202
            719   9.00%, 12/15/19                        753
            673   9.00%, 12/15/19                        705
          1,608   9.00%, 1/15/20                       1,690
            570   9.00%, 10/15/21                        597
------------------------------------------------------------
TOTAL U.S. GOVERNMENT AGENCIES                        45,577
------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                      MARKET
       AMOUNT         SECURITY DESCRIPTION          VALUE
----------------------------------------------
  U.S. TREASURY BONDS (12.8%)
     $    2,000   7.13%, 2/15/23                  $    2,179
         11,155   7.50%, 11/15/24                     12,741
          1,000   7.63%, 2/15/25                       1,160
------------------------------------------------------------
TOTAL U.S. TREASURY BONDS                             16,080
------------------------------------------------------------
----------------------------------------------
  U.S. TREASURY NOTES (21.5%)
          3,100   5.75%, 9/30/97                       3,108
          5,000   6.13%, 5/31/97                       5,036
          1,500   6.13%, 9/30/00                       1,520
          5,000   7.13%, 2/29/00                       5,247
          4,000   7.25%, 5/15/04                       4,328
          4,000   7.50%, 1/31/96                       4,019
          1,000   7.50%, 2/29/96                       1,006
          2,500   7.75%, 1/31/00                       2,679
------------------------------------------------------------
TOTAL U.S. TREASURY NOTES                             26,943
------------------------------------------------------------
----------------------------------------------
  INVESTMENT COMPANIES (4.0%)
      5,021,916   Aim Treasury Portfolio               5,022
------------------------------------------------------------
TOTAL INVESTMENT COMPANIES                             5,022
------------------------------------------------------------
TOTAL (COST $122,273)(A)                          $  123,403
---------------------------------------------------------

---------------

Percentages indicated are based on net assets of $125,248.

(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax reporting purposes by the amount of losses recognized for financial reporting proposes in excess of federal income tax reporting of approximately $43. Cost for federal income tax purposes and differs from value by net unrealized appreciation of securities as follows:

                  Unrealized appreciation         $    1,948
                  Unrealized depreciation               (861)
                                                  ----------
                  Net unrealized depreciation     $    1,087
                                                  ==========

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                                         Schedule of Investments
THE VICTORY PORTFOLIOS                                          October 31, 1995
GOVERNMENT BOND FUND                       (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                     MARKET
       AMOUNT         SECURITY DESCRIPTION         VALUE
----------------------------------------------
  U.S. TREASURY BONDS (21.9%)
     $    4,000   8.13%, 8/15/19                  $  4,812
          1,000   12.00%, 8/15/13                    1,500
----------------------------------------------------------
TOTAL U.S. TREASURY BONDS                            6,312
----------------------------------------------------------
---------------------------------------------------------
  U.S. TREASURY NOTES (72.9%)
          5,200   6.50%, 4/30/99                     5,321
          2,000   6.50%, 5/15/05                     2,069
          2,000   6.50%, 8/15/05                     2,070
          5,000   6.75%, 5/31/99                     5,156
          3,000   7.75%, 11/30/99                    3,209
          3,000   7.88%, 4/15/98                     3,149
----------------------------------------------------------
TOTAL U.S. TREASURY NOTES                           20,974
----------------------------------------------------------

     SHARES OR
     PRINCIPAL                                     MARKET
       AMOUNT         SECURITY DESCRIPTION         VALUE
---------------------------------------------------------
  INVESTMENT COMPANIES (3.8%)
     $1,081,904   Federated Treasury
                  Obligation                      $  1,082
----------------------------------------------------------
TOTAL INVESTMENT COMPANIES                           1,082
----------------------------------------------------------
TOTAL (COST $27,598)(a)                           $ 28,368
----------------------------------------------------------

---------------

Percentages indicated are based on net assets of $28,765.

(a) Represents cost for federal income tax purposes and differs from value by net unrealized appreciation of securities as follows:

                  Unrealized appreciation         $    779
                  Unrealized depreciation               (9)
                                                  --------
                  Net unrealized depreciation     $    770
                                                  =========

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                                         Schedule of Investments
THE VICTORY PORTFOLIOS                                          October 31, 1995
GOVERNMENT MORTGAGE FUND                   (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                    MARKET
      AMOUNT         SECURITY DESCRIPTION         VALUE
---------------------------------------------------------
  COLLATERALIZED MORTGAGE
  OBLIGATIONS (11.2%)
FEDERAL HOME LOAN MORTGAGE CORP.:
      $ 5,000    5.50%, 10/15/02                 $  4,947
FEDERAL NATIONAL MORTGAGE ASSOC.:
       10,000    7.50%, 8/25/22                    10,284
---------------------------------------------------------
                TOTAL COLLATERALIZED MORTGAGE
                                  OBLIGATIONS      15,231
---------------------------------------------------------
---------------------------------------------------------
  U.S. GOVERNMENT
  AGENCIES (80.6%)
FEDERAL HOME LOAN MORTGAGE CORP.:
        2,774    5.99%, 12/1/23*                    2,831
        4,759    7.50%, 4/1/24                      4,815
        4,675    7.50%, 4/1/24                      4,730
        4,870    7.50%, 4/1/24                      4,927
        4,841    7.50%, 4/1/24                      4,898
          202    9.50%, 8/1/21                        212
FEDERAL NATIONAL MORTGAGE ASSOC.:
        9,084    6.00%, 8/1/10                      8,878
        9,597    6.50%, 4/1/24                      9,332
        1,308    8.00%, 5/1/17                      1,339
        2,253    8.00%, 2/1/23                      2,310
        3,720    8.50%, 8/1/24                      3,855
        2,081    9.50%, 6/1/22                      2,188
GOVERNMENT NATIONAL MORTGAGE ASSOC.:
        4,706    7.00%, 9/15/23                     4,679
        2,717    7.00%, 10/15/23                    2,702
        4,590    7.00%, 12/15/23                    4,564
        4,389    7.50%, 7/15/23                     4,450
        2,764    7.50%, 1/15/24                     2,803
        6,275    8.00%, 5/15/22                     6,456
        5,901    8.00%, 5/15/22                     6,072
        3,935    8.00%, 10/15/22                    4,050
        1,520    8.00%, 8/15/23                     1,565

     SHARES OR
     PRINCIPAL                                    MARKET
      AMOUNT         SECURITY DESCRIPTION         VALUE
U.S. GOVERNMENT AGENCIES, CONTINUED:
      $   451    8.50%, 12/15/19                 $    468
           42    8.50%, 2/15/20                        44
           93    8.50%, 5/15/21                        97
        2,135    8.50%, 3/15/23                     2,218
          388    8.50%, 3/15/23                       404
        1,708    8.75%, 8/15/25                     1,777
          513    9.00%, 11/15/18                      537
        1,401    9.00%, 3/15/21                     1,467
        1,179    9.00%, 5/15/21                     1,234
        1,136    9.00%, 6/15/21                     1,189
        2,913    9.00%, 2/15/23                     3,056
        1,965    9.50%, 11/15/17                    2,089
          360    9.50%, 1/15/19                       383
        1,220    9.50%, 5/15/20                     1,297
        2,193    9.50%, 6/15/21                     2,334
        3,265    9.75%, 1/15/21                     3,425
---------------------------------------------------------
               TOTAL U.S. GOVERNMENT AGENCIES     109,675
---------------------------------------------------------
---------------------------------------------
  U.S. TREASURY NOTES (3.0%)
        1,000    6.50%, 5/15/05                     1,035
        3,000    6.50%, 8/15/05                     3,105
---------------------------------------------------------
                    TOTAL U.S. TREASURY NOTES       4,140
---------------------------------------------------------
---------------------------------------------
  INVESTMENT COMPANIES (0.7%)
      956,684    Aim Treasury Portfolio               957
---------------------------------------------------------
TOTAL INVESTMENT COMPANIES                            957
---------------------------------------------------------
TOTAL (COST $129,826)(a)                         $130,003
---------------------------------------------------------

---------------

Percentages indicated are based on net assets of $136,103.

(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax reporting purposes by the amount of losses recognized for financial reporting purposes in excess of federal income tax reporting of approximately $29. Cost for federal income tax purposes and differs from value by net unrealized appreciation of securities as follows:

                 Unrealized appreciation         $  1,592
                 Unrealized depreciation           (1,444)
                                                 --------
                 Net unrealized appreciation     $    148
                                                 =========

*Adjustable Rate Mortgage.

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                                         Schedule of Investments
THE VICTORY PORTFOLIOS                                          October 31, 1995
FUND FOR INCOME                                           (Amounts in Thousands)
--------------------------------------------------------------------------------

     PRINCIPAL                                      MARKET
       AMOUNT         SECURITY DESCRIPTION          VALUE
---------------------------------------------------------
  COLLATERALIZED MORTGAGE
  OBLIGATIONS (60.5%)
     $    1,079   Bear Stearns Mortgage
                    Capital Corp.,
                  9.40%, 6/25/21                  $    1,079
          2,291   Bear Stearns Secured
                    Investors Trust,
                  7.50%, 9/20/20                       2,302
             83   Drexel, Burnham, & Lambert
                    Trust,
                  6.30%, 6/1/17                           85
          1,000   General Electric Capital
                    Mortgage Services, Inc.,
                  7.00%, 3/25/08                         968
            213   Federal Home Loan Mortgage
                    Corp., 138c
                  8.85%, 4/15/20                         214
             92   Federal Home Loan Mortgage
                    Corp., Series 8B-3, C
                  9.30%, 8/15/15                          94
          1,000   Federal National Mortgage
                    Assoc., 1991-13, C
                  8.25%, 3/25/04                       1,023
          1,996   Federal National Mortgage
                    Assoc., 1988, 4Z
                  9.25%, 3/25/18                       2,092
          1,921   Housing Securities, Inc.,
                  7.25%, 4/25/08                       1,908
          1,000   Kidder Peabody Acceptance
                    Corp.,
                  6.80%, 9/1/06                          997
            118   Merrill Lynch Trust,
                  8.90%, 10/20/15                        119
          1,334   Prudential Home Mortgage
                    Securities,
                  7.00%, 1/25/08                       1,337
          1,500   Resolution Trust Corp.,
                  8.20%, 11/25/21                      1,549
------------------------------------------------------------
TOTAL COLLATERALIZED MORTGAGE OBLIGATIONS             13,767
------------------------------------------------------------
----------------------------------------------
  COMMERCIAL PAPER (1.9%)
FINANCIAL SERVICES (1.9%):
            441   Cooperative Assoc. of
                    Tractor Dealers,
                  5.85%, 11/1/95                         441
------------------------------------------------------------
TOTAL COMMERCIAL PAPER                                   441
------------------------------------------------------------

     PRINCIPAL                                      MARKET
       AMOUNT         SECURITY DESCRIPTION          VALUE
----------------------------------------------
  U.S. GOVERNMENT AGENCIES (34.4%)
FEDERAL HOME LOAN MORTGAGE CORPORATION:
     $      128   9.50%, 8/1/19                   $      134
            195   9.50%, 11/1/19                         204
             81   9.50%, 11/1/19                          85
            838   9.50%, 12/1/22                         882
             21   10.00%, 2/1/17                          23
            215   10.00%, 9/1/19                         231
             13   12.00%, 10/1/10                         14
              2   12.00%, 7/1/14                           2
              3   12.00%, 7/1/14                           3
FEDERAL NATIONAL MORTGAGE ASSOCIATION:
            805   8.50%, 10/1/24                         834
            573   8.50%, 10/1/24                         594
             25   9.50%, 1/1/19                           26
             12   10.00%, 5/1/13                          14
             11   10.00%, 1/1/14                          12
              8   10.00%, 8/1/17                           9
             20   10.00%, 8/1/17                          22
              5   10.00%, 10/1/17                          6
             12   10.00%, 10/1/17                         13
              6   10.00%, 11/1/17                          7
             12   10.00%, 1/1/18                          13
             10   10.00%, 1/1/18                          11
             12   10.00%, 1/1/18                          13
             41   10.00%, 2/1/18                          44
             10   10.50%, 1/1/18                          11
             33   12.00%, 8/1/13                          36
             22   12.00%, 4/1/15                          24
             36   13.00%, 12/1/12                         40
GOVERNMENT NATIONAL MORTGAGE ASSOCIATION:
            181   9.50%, 8/15/17                         192
             56   9.50%, 8/15/17                          60
            408   9.50%, 5/15/18                         434
            214   9.50%, 6/15/18                         228
            232   9.50%, 10/15/19                        247
          1,036   9.50%, 9/20/20                       1,092
            108   10.00%, 3/15/16                        117
             98   10.00%, 10/15/17                       107
             91   10.00%, 1/15/18                         99
             83   10.00%, 1/15/18                         90
             22   10.00%, 2/15/18                         24
             63   10.00%, 3/15/18                         68
              8   10.00%, 7/15/18                          9
            124   10.00%, 7/15/18                        134
             73   10.00%, 9/15/18                         79
            117   10.00%, 9/15/18                        127
             99   10.00%, 9/15/18                        107
            121   10.00%, 9/15/18                        131
             91   10.00%, 9/15/18                         98
            332   10.00%, 11/15/18                       360

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1995
FUND FOR INCOME                                           (Amounts in Thousands)
--------------------------------------------------------------------------------

     PRINCIPAL                                      MARKET
       AMOUNT         SECURITY DESCRIPTION          VALUE
     $      111   10.00%, 1/15/19                 $      120
            312   10.00%, 6/15/21                        338
             48   10.25%, 3/15/19                         52
             49   10.25%, 6/15/19                         53
             72   10.50%, 2/15/16                         79
             66   11.00%, 9/20/14                         72
------------------------------------------------------------
TOTAL U.S. GOVERNMENT AGENCIES                         7,824
------------------------------------------------------------
----------------------------------------------
  U.S. TREASURY OBLIGATIONS (1.8%)
U.S. Treasury Strip's
          2,000   0.00%, 8/15/20                         397
------------------------------------------------------------
TOTAL U.S. TREASURY OBLIGATIONS                          397
------------------------------------------------------------
TOTAL (COST $21,384)(a)                           $   22,429
---------------------------------------------------------

---------------

Percentages indicated are based on net assets of $22,756.

(a) Represents cost for federal income tax purposes and differs from value by net unrealized appreciation of securities as follows:

                  Unrealized appreciation         $    1,099
                  Unrealized depreciation                (54)
                                                  ----------
                  Net unrealized appreciation     $    1,045
                                                  ==========

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                                         Schedule of Investments
THE VICTORY PORTFOLIOS                                          October 31, 1995
NATIONAL MUNICIPAL FUND                    (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                      MARKET
       AMOUNT         SECURITY DESCRIPTION          VALUE
----------------------------------------------
  MUNICIPAL BONDS (97.0%)
ALABAMA (2.4%):
     $        5   East Alabama, Health Care
                    Authority, Series A,
                    5.10%, 9/1/08, MBIA           $        5
            300   Mobile, Water & Sewer,
                    4.50%, 1/1/00, FGIC                  300
                                                  ----------
                                                         305
                                                  ----------
ARIZONA (1.5%):
            125   Maricopa County, School
                    District #95, Queens
                    Creek, Series A,
                    5.20%, 7/1/05                        129
             50   Salt River Project,
                    Agriculture Improvement,
                    Series A,
                    5.63%, 1/1/06                         53
                                                  ----------
                                                         182
                                                  ----------
CALIFORNIA (0.1%):
              5   California State Public
                    Works, Department of
                    Corrections,
                    Del Norte Project, Series
                    C,
                    4.88%, 12/1/06                         5
              5   Capital Area Development
                    Authority, GO, Tax
                    Allocation,
                    4.35%, 10/1/01                         5
                                                  ----------
                                                          10
                                                  ----------
COLORADO (7.3%):
            250   Adams County, School
                    District #12,
                    4.70%, 12/15/02, MBIA                251
            400   Routt County, School
                    District, GO, 3.90%,
                    12/1/96                              400
            250   Summit County, School
                    District, GO,
                    4.75%, 12/1/02, FGIC                 253
                                                  ----------
                                                         904
                                                  ----------
CONNECTICUT (1.8%):
              5   Connecticut State, Special
                    Tax Obligation,
                    Transportation
                    Infrastructure, Series B,
                    4.30%, 10/1/03                         5
            200   Connecticut State, Special
                    Tax Obligation,
                    Transportation
                    Infrastructure, Series B,
                    6.00%, 9/1/06                        217
                                                  ----------
                                                         222
                                                  ----------

     SHARES OR
     PRINCIPAL                                      MARKET
       AMOUNT         SECURITY DESCRIPTION          VALUE
FLORIDA (1.4%):
     $        5   Melbourne, Water & Sewer,
                    Series A,
                    4.50%, 10/1/05, FGIC          $        5
            150   Orlando, Utilities
                    Commission, Water &
                    Electric,
                    5.80%, 10/1/06                       160
              5   Palm Bay, Utility Revenue
                    Bonds,
                    5.00%, 10/1/08, MBIA                   5
                                                  ----------
                                                         170
                                                  ----------
GEORGIA (1.7%):
            200   Georgia State, GO, Series E,
                    5.50%, 7/1/03                        213
                                                  ----------
ILLINOIS (10.1%):
            250   Chicago Public Building
                    Commission, Revenue Bonds,
                    6.05%, 1/1/06, AMBAC                 269
            250   Chicago Public Building
                    Commission, Revenue Bonds,
                    6.20%, 1/1/08, AMBAC                 267
            200   Illinois State Sales Tax
                    Revenue Bonds, Series V,
                    5.88%, 6/15/05                       214
            500   Northlake, Illinois Tax
                    Increment,
                    5.00%, 12/1/04, MBIA                 508
                                                  ----------
                                                       1,258
                                                  ----------
INDIANA (0.1%):
             15   Indiana Board Book Revenue
                    Bonds,
                    5.38%, 2/1/03                         15
                                                  ----------
IOWA (3.2%):
            400   Woodbury, Iowa Health
                    Systems Revenue Bonds,
                    5.10%, 9/1/06, MBIA                  398
                                                  ----------
KENTUCKY (0.4%):
             15   Kentucky Economic
                    Development Finance
                    Authority, St. Claire
                    Medical Center,
                    5.35%, 9/1/04                         15
             30   Kentucky State Turnpike
                    Authority, Revitalization
                    Projects,
                    5.30%, 7/1/04, AMBAC                  31
                                                  ----------
                                                          46
                                                  ----------

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1995
NATIONAL MUNICIPAL FUND                    (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                      MARKET
       AMOUNT         SECURITY DESCRIPTION          VALUE
MAINE (1.3%):
     $      150   Maine Health & Higher
                    Educational Facilities,
                    6.20%, 7/1/25                 $      153
              5   Maine State Housing
                    Authority,
                    5.00%, 11/15/06                        5
                                                  ----------
                                                         158
                                                  ----------
MASSACHUSETTS (0.5%):
             50   Massachusetts State, GO,
                    Series B,
                    5.20%, 11/1/04                        51
             10   New England Education Loan
                    Marketing Corp., Series A,
                    5.80%, 3/1/02                         10
                                                  ----------
                                                          61
                                                  ----------
MICHIGAN (10.7%):
            255   Byron Center,
                    5.40%, 5/1/07                        261
            240   Farmington Hills, Economic
                    Development Corp.,
                    5.30%, 2/15/06, MBIA                 244
              5   Imlay City, Community School
                    District,
                    5.00%, 5/1/08, AMBAC                   5
            250   Leslie, Public Schools
                    5.55%, 5/1/07                        259
            225   Michigan Municipal Bond
                    Authority, Revenue Bonds,
                    6.70%, 11/1/06                       253
            275   Michigan Municipal Bond
                    Authority, Revenue Bonds,
                    6.80%, 11/1/07                       308
                                                  ----------
                                                       1,330
                                                  ----------
MINNESOTA (8.1%):
          1,000   Minneapolis, Series B,
                    5.10%, 9/1/07                      1,010
                                                  ----------
MISSOURI (4.3%):
            500   Excelsior Springs School
                    District Building Corp.,
                    6.50%, 3/1/09                        538
                                                  ----------
NEVADA (0.3%):
             25   Nevada State, GO, Series B,
                    5.60%, 7/15/06                        26
             15   Washoe County, School
                    District, Series A,
                    4.70%, 6/1/99, MBIA                   15
                                                  ----------
                                                          41
                                                  ----------

     SHARES OR
     PRINCIPAL                                      MARKET
       AMOUNT         SECURITY DESCRIPTION          VALUE
NEW JERSEY (0.2%):
     $       20   New Jersey State
                    Transportation Authority,
                    Series A,
                    5.40%, 12/15/02               $       21
                                                  ----------
NEW YORK (0.2%):
              5   Albany, GO, 4.70% 11/1/01,
                    MBIA                                   5
              5   Nassau County, GO, Series A,
                    4.10%, 5/1/00, FGIC                    5
              5   New York State Mortgage
                    Agency, Series 33,
                    4.50%, 10/1/02                         5
              5   Schenectady Industrial
                    Development Agency,
                    Broadway Center Project,
                    Series A,
                    5.00%, 9/1/09, FGIC                    5
                                                  ----------
                                                          20
                                                  ----------
OHIO (14.2%):
            200   Columbus Sewer, Revenue
                    Bonds,
                    5.50%, 6/1/01                        209
            400   Huber Heights Ohio Water
                    Systems,
                    5.10%, 12/1/06, MBIA                 404
            100   Lorain, GO, 5.00%, 12/1/05             102
            500   Middleburg Heights Hospital,
                    5.75%, 8/15/21, FSA                  492
             15   Ohio State Building
                    Authority, State
                    Correctional Facilities,
                    Series A, 5.50%, 10/1/05              16
              5   Ohio State, GO, 4.90%,
                    8/1/09                                 5
            500   Ohio State, Special
                    Obligation,
                    5.80%, 6/1/03                        538
                                                  ----------
                                                       1,766
                                                  ----------
OKLAHOMA (3.3%):
            500   Oklahoma State Municipal
                    Power,
                    4.50%, 1/1/28, FGIC                  415
                                                  ----------

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1995
NATIONAL MUNICIPAL FUND                    (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                      MARKET
       AMOUNT         SECURITY DESCRIPTION          VALUE
PENNSYLVANIA (0.1%):
     $        5   Allegheny County, Higher
                    Education, Community
                    College, Capital Guaranty,
                    Series B,
                    5.00%, 7/15/10                $        5
              5   Harrisburg Water Authority,
                    Series A,
                    5.00%, 8/15/08, FGIC                   5
                                                  ----------
                                                          10
                                                  ----------
RHODE ISLAND (0.0%):
              5   Rhode Island State Health &
                    Educational, Butler
                    Hospital Financing,
                    4.60%, 1/1/01                          5
                                                  ----------
SOUTH CAROLINA (2.2%):
              5   Charleston County, GO,
                    4.20%, 6/1/00                          5
            250   Hilton Head Public Service
                    District #1, Waterworks &
                    Sewer Systems,
                    5.00%, 8/1/05                        253
             20   Piedmont Municipal Power
                    Agency,
                    5.50%, 1/1/08, MBIA                   21
                                                  ----------
                                                         279
                                                  ----------
SOUTH DAKOTA (4.1%):
            250   Rapid City, Sales Tax,
                    Revenue Bonds, Series C,
                    4.70%, 6/1/00                        253
            250   Rapid City, Water Revenue
                    Bonds,
                    5.00%, 11/1/04, FGIC                 254
                                                  ----------
                                                         507
                                                  ----------

     SHARES OR
     PRINCIPAL                                      MARKET
       AMOUNT         SECURITY DESCRIPTION          VALUE
TEXAS (6.4%):
     $      200   Conroe Independent School
                    District, GO, 6.50%,
                    2/1/04                        $      222
             15   Dallas County, Hospital
                    District,
                    5.40%, 5/15/06, AMBAC                 15
              5   Houston Public Improvement,
                    GO, 3.85%, 3/1/99                      5
            200   Keller Independent School
                    District,
                    6.20%, 8/15/04                       220
             15   North Texas Water District,
                    4.20%, 6/1/00, AMBAC                  15
            100   Texas State, GO, Series A,
                    6.00%, 10/1/08                       108
            200   Ysleta, Independent School
                    District,
                    5.60%, 8/15/02                       211
                                                  ----------
                                                         796
                                                  ----------
UTAH (3.4%):
              5   Brigham City, GO, Series A,
                    4.90%, 6/1/07                          5
            410   St. George, Water Revenue
                    Bonds,
                    5.05%, 6/1/05, AMBAC                 414
                                                  ----------
                                                         419
                                                  ----------
WASHINGTON (1.9%):
             15   Seattle Indian Services
                    Commission,
                    4.95%, 11/1/00                        15
            200   Seattle Municipal Light &
                    Power, Revenue Bonds,
                    6.00%, 7/1/03                        217
                                                  ----------
                                                         232
                                                  ----------
WISCONSIN (2.3%):
            200   Milwaukee Sewer District,
                    Series A,
                    6.70%, 10/1/02                       224
              5   Sturgeon Bay, Combined
                    Utilities,
                    4.75%, 1/1/05, AMBAC                   5
             20   Wisconsin State,
                    5.80%, 5/1/01                         21
             25   Wisconsin State
                    Transportation, Series A,
                    7.50%, 7/1/04                         30
                                                  ----------
                                                         280
                                                  ----------

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1995
NATIONAL MUNICIPAL FUND                    (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                      MARKET
       AMOUNT         SECURITY DESCRIPTION          VALUE
WYOMING (1.5%):
     $      185   Lincoln County, School
                    District,
                    5.10%, 6/1/03                 $      191
                                                  ----------
WEST VIRGINIA (2.0%):
            250   West Virginia State
                    Hospital,
                    5.00%, 9/1/05, MBIA                  251
------------------------------------------------------------
TOTAL MUNICIPAL BONDS                                 12,053
------------------------------------------------------------
----------------------------------------------
  INVESTMENT COMPANIES (1.1%)
        133,272   Nuveen Reserves Fund                   133
------------------------------------------------------------
TOTAL INVESTMENT COMPANIES                               133
------------------------------------------------------------
TOTAL (COST $11,691)(a)                           $   12,186
---------------------------------------------------------

---------------

Percentages indicated are based on net assets of $12,420.

(a) Represents cost for federal income tax purposes and differs from value by net unrealized appreciation of securities as follows:

                  Unrealized appreciation         $      497
                  Unrealized depreciation                 (2)
                                                  ----------
                  Net unrealized appreciation     $      495
                                                  ==========

AMBAC -- American Municipal Bond Assurance Corp.
FGIC -- Financial Guaranty Insurance Company
GO -- General Obligation
MBIA -- Municipal Bond Insurance Assoc.

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                                         Schedule of Investments
THE VICTORY PORTFOLIOS                                          October 31, 1995
NEW YORK TAX-FREE FUND                     (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES
       OR
     PRINCIPAL                                 MARKET
     AMOUNT        SECURITY DESCRIPTION         VALUE
-------------------------------------------
  MUNICIPAL BONDS (97.3%)
     $   250   County of Erie, GO, 5.50%,
                 6/15/25                       $   244
       1,200   Metropolitan Transit
                 Authority, 7.50%, 7/1/98,
                 AMBAC                           1,326
         220   Metropolitan Transit
                 Authority, 7.50%, 1/1/20,
                 AMBAC                             251
         250   Metropolitan Transit
                 Authority, Revenue Bonds,
                 Series I, 7.00%, 7/1/09,
                 AMBAC                             293
         250   Nassau County Industrial
                 Development Agency, Civic
                 Facilities Revenue Bonds,
                 Hofstra University
                 Project, 6.75%, 8/1/11,
                 AMBAC                             273
         680   New York City, Cultural
                 Resources, Revenue Bonds,
                 6.63%, 1/1/11, AMBAC              743
         300   New York City, GO, Series B,
                 7.00%, 10/1/18, FSA               327
         350   New York City, GO, Series C,
                 7.00%, 2/1/12, FGIC               359
         700   New York City, Housing
                 Development, Refunding
                 Revenue Bonds, Multi-Unit
                 Mortgage, Series A, FHA,
                 7.30%, 6/1/10                     756
         675   New York City, Housing
                 Development, Refunding
                 Revenue Bonds, Multi-Unit
                 Mortgage, Series A, FHA,
                 7.35%, 6/1/19                     724
         335   New York City, Housing
                 Development, Revenue
                 Bonds, Series 1, MBIA,
                 7.38%, 4/1/17                     353
         200   New York City, Industrial
                 Development Agency, Civic
                 Facilities Revenue Bonds,
                 USTA National Tennis
                 Center, 6.38%, 11/15/14           212
         750   New York City, Municipal
                 Water Finance Authority,
                 6.75%, 6/15/16                    823

     SHARES
       OR
     PRINCIPAL                                 MARKET
     AMOUNT        SECURITY DESCRIPTION         VALUE
     $   750   New York State, Dormitory
                 Authority, Revenue Bonds,
                 Ithaca College, 6.50%,
                 7/1/10, MBIA                  $   808
         225   New York State, Dormitory
                 Authority, Revenue Bonds,
                 Judicial Facilities
                 Leases, Series B, 7.00%,
                 4/15/16, MBIA                     249
         700   New York State, Dormitory
                 Authority, Revenues Bonds,
                 City University, Series 2,
                 MBIA 6.75%, 7/1/24                770
         370   New York State, GO, 6.75%,
                 8/1/18, AMBAC                     404
         325   New York State, GO, 6.75%,
                 8/1/19, AMBAC                     353
         340   New York State, Medical Care
                 Facilities, 7.45%, 2/15/00        387
         200   New York State, Medical Care
                 Facilities Finance Agency,
                 Montefiore Medical 5.75%,
                 2/15/25, AMBAC                    197
         815   New York State, Medical Care
                 Facilities Finance Agency,
                 Refunding Revenue Bonds,
                 North Shore University,
                 7.20%, 11/1/20, MBIA              917
         550   New York State, Medical Care
                 Facilities Finance Agency,
                 Revenue Bonds,
                 St. Luke's, Series A, BIG,
                 7.10%, 2/15/27                    579
         500   New York State, Medical
                 Care, Facilities Finance
                 Agency, Unrefunded/Revenue
                 Bonds, 7.38%, 8/15/19,
                 MBIA                              558
         550   New York State, TWY
                 Authority, General Revenue
                 Bonds, Series C, 6.00%,
                 1/1/25, FGIC                      559
       1,000   New York State, Urban
                 Development, 7.50%, 1/1/98      1,093
         400   New York State, Urban
                 Development, 7.50%, 1/1/00        457

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1995
NEW YORK TAX-FREE FUND                     (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES
       OR
     PRINCIPAL                                 MARKET
     AMOUNT        SECURITY DESCRIPTION         VALUE
     $   250   New York State, Urban
                 Development, 5.50%, 1/1/25    $   244
         900   Triborough Bridge & Tunnel
                 Authority, 7.00%, 1/1/01        1,022
       1,000   Triborough Bridge & Tunnel
                 Authority, Special
                 Obligation Refunding
                 Revenue Bonds, Series B,
                 6.88%, 1/1/15, AMBAC            1,097
         500   University Puerto Rico,
                 Revenue Bonds, 5.25%,
                 6/1/25, MBIA                      478
------------------------------------------------------
TOTAL MUNICIPAL BONDS                           16,856
------------------------------------------------------
-------------------------------------------
  INVESTMENT COMPANIES (0.3%)
     $57,738   Providence of New York          $    58
------------------------------------------------------
TOTAL INVESTMENT COMPANIES                          58
------------------------------------------------------
TOTAL (COST $15,602)(a)                        $16,914
------------------------------------------------------

---------------

Percentages indicated are based on net assets of $17,327.

(a) Represents cost for federal income tax purposes and differs from value by net unrealized appreciation of securities as follows (amounts in thousands):

               Unrealized appreciation         $ 1,312
               Unrealized depreciation
                                               -------
               Net unrealized appreciation     $ 1,312
                                               ========

AMBAC -- American Municipal Bond Assurance Corp.
FGIC -- Financial Guaranty Insurance Company
FHA -- Federal Housing Administration
MBIA -- Municipal Bond Insurance Assoc.
GO -- General Obligation

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                                         Schedule of Investments
THE VICTORY PORTFOLIOS                                          October 31, 1995
OHIO MUNICIPAL BOND FUND                   (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

      SHARE OR
     PRINCIPAL                                      MARKET
       AMOUNT         SECURITY DESCRIPTION          VALUE
----------------------------------------------
  MUNICIPAL BONDS (97.4%)
ALTERNATIVE MINIMUM TAX PAPER (12.8%):
     $    3,500   Student Loan Funding Corp.,
                    Series A, 5.50%, 12/1/01      $    3,576
          4,000   Student Loan Funding Corp.,
                    Series A, 5.85%, 8/1/04            4,105
------------------------------------------------------------
TOTAL ALTERNATIVE MINIMUM TAX PAPER                    7,681
------------------------------------------------------------
----------------------------------------------
  GENERAL OBLIGATION BONDS (35.7%)
COUNTY, CITY, SPECIAL DISTRICT & SCHOOLS (35.4%):
          1,000   Adams County,
                    5.35%, 12/1/07, MBIA               1,027
          1,000   Anthony Wayne School
                    District,
                    5.75%, 12/1/18, FGIC               1,001
          1,500   Batavia Local School
                    District,
                    7.00%, 12/1/14                     1,700
            750   Batavia Local School
                    District,
                    6.30%, 12/1/22                       796
            500   Canton Waterworks System,
                    5.75%, 12/1/10,
                    AMBAC                                513
          1,100   Chardon,
                    5.80%, 12/1/05, MBIA               1,101
            500   Columbus,
                    5.35%, 9/15/06                       519
          1,385   Crawford County,
                    6.75%, 12/1/19, AMBAC              1,560
            500   Dawson Bryant Local
                    School District,
                    6.70%, 12/1/17, FGIC                 553
          1,250   Delaware City School
                    District,
                    5.75%, 12/1/20, FGIC               1,251
          1,000   Hilliard School District,
                    6.15%, 12/1/06                     1,071
          2,500   Indian Valley Local
                    School District,
                    7.00%, 12/1/14                     2,886
          1,250   Lakeview Local School
                    District,
                    6.95%, 12/1/19,
                    AMBAC                              1,426
            250   Lorain,
                    5.35%, 12/01/08, AMBAC               254
            600   Madison County,
                    7.00%, 12/1/19, AMBAC                688
          1,000   Marysville Exempt Village
                    School District,
                    5.75%, 12/1/23, MBIA                 997

      SHARE OR
     PRINCIPAL                                      MARKET
       AMOUNT         SECURITY DESCRIPTION          VALUE
     $    1,000   Monroe Falls,
                    Series A
                    6.95%, 12/1/14, AMBAC         $    1,112
            500   Olentangy Local
                    School District,
                    6.25%, 12/1/14                       523
            250   St. Henry Local
                    School District,
                    5.25%, 12/1/19, MBIA                 239
          1,000   Sylvania City School
                    District,
                    5.75%, 12/1/22, FGIC                 997
          1,000   Toledo,
                    6.10%, 12/1/14, AMBAC              1,037
                                                  ----------
                                                      21,251
                                                  ----------
SPECIAL TAX (LIMITED TAXES, TAX ALLOCATION) (0.3%):
            200   North Ridgeville,
                    5.70%, 12/1/15, AMBAC                201
------------------------------------------------------------
TOTAL GENERAL OBLIGATION BONDS                        21,452
------------------------------------------------------------
----------------------------------------------
  REVENUE BONDS (48.8%)
HOSPITALS, NURSING HOMES & HEALTH CARE (23.1%):
          2,250   Butler County, Middletown
                    Regional Hospital,
                    6.75%, 11/15/10, FGIC              2,463
          1,720   Franklin County, Riverside
                    Hospital,
                    7.25%, 5/15/20                     1,924
          1,000   Garfield Heights Marymont
                    Hospital, Refunding &
                    Improvement,
                    6.70%, 11/15/15                    1,043
          2,200   Lake County Hospital
                    Improvement Facilities,
                    6.38%, 8/15/03                     2,374
          1,500   Middleburg Heights Hospital,
                    5.75%, 8/15/21                     1,476
            635   Portage County Hospital
                    6.50%, 11/15/03, MBIA                712
            675   Portage County Hospital,
                    6.50%, 11/15/04, MBIA                759
            715   Portage County Hospital,
                    6.50%, 11/15/05, MBIA                806
          2,315   Portage County Hospital,
                    5.50%, 11/15/09, MBIA              2,347
                                                  ----------
                                                      13,904
                                                  ----------

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1995
OHIO MUNICIPAL BOND FUND                   (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

      SHARE OR
     PRINCIPAL                                      MARKET
       AMOUNT         SECURITY DESCRIPTION          VALUE
HOUSING (8.9%):
     $    2,000   Cuyahoga County Multifamily
                    Revenue, GNMA
                    6.60%, 10/20/30,              $    2,041
            275   Ohio Cap Corp.,
                    5.75%, 7/1/06                        283
          1,775   Ohio Cap Corp.,
                    6.35%, 7/1/22                      1,805
          1,170   Ohio Capital Corp.,
                    6.50%, 1/1/24                      1,194
                                                  ----------
                                                       5,323
                                                  ----------
PUBLIC FACILITIES (CONVENTION, SPORT) (5.3%):
          2,000   Ohio State Building
                    Authority,
                    Adult Correctional
                    Facilities,
                    6.00%, 10/1/07                     2,135
          1,000   Ohio State Higher
                    Educational Facility,
                    5.88%, 12/1/04                     1,067
                                                  ----------
                                                       3,202
                                                  ----------
TRANSPORTATION (AIRPORTS, TOLL ROADS) (1.7%):
          1,000   Greater Cleveland Regulatory
                    Transit Authority,
                    4.45%, 7/1/99, FGIC                1,006
                                                  ----------
UTILITY (SEWERS, TELEPHONE, ELECTRIC) (9.8%):
            540   Cambridge Ohio Water System,
                    5.50%, 12/1/08                       552
          1,985   Cleveland Public Power
                    Systems,
                    7.00%, 11/15/24, MBIA              2,271
            500   Huber Heights Water System,
                    5.25%, 12/1/07, MBIA                 507
            815   Huber Heights Water System,
                    5.55%, 12/1/10, MBIA                 822
          1,185   Huber Heights Water System,
                    0.00%, 12/1/21, MBIA                 266
          1,205   Huber Heights Water System,
                    0.00%, 12/1/22, MBIA                 255
          1,225   Huber Heights Water System,
                    0.00%, 12/1/23, MBIA                 244
          1,245   Huber Heights Water System,
                    0.00%, 12/1/24, MBIA                 234
          1,265   Huber Heights Water System,
                    0.00%, 12/1/25, MBIA                 224
            500   Southwest Regional Water,
                    6.00%, 12/1/20, MBIA                 513
                                                  ----------
                                                       5,888
------------------------------------------------------------
TOTAL REVENUE BONDS                                   29,323
------------------------------------------------------------
TOTAL MUNICIPAL BONDS                                 58,456
------------------------------------------------------------

      SHARE OR
     PRINCIPAL                                      MARKET
       AMOUNT         SECURITY DESCRIPTION          VALUE
----------------------------------------------
  INVESTMENT COMPANIES (0.8%)
     $  505,774   Federated Ohio Municipal
                  Cash Trust Fund                 $      506
------------------------------------------------------------
Total Investment Companies                               506
------------------------------------------------------------
TOTAL (COST $56,549) (a)                          $   58,962
---------------------------------------------------------

---------------

Percentages indicated are based on net assets of $60,031.

(a) Represents cost for federal income tax purposes and differs from value by net unrealized appreciation of securities as follows (amounts in thousands):

                  Unrealized appreciation         $    2,503
                  Unrealized depreciation                (90)
                                                  ----------
                  Net unrealized appreciation     $    2,413
                                                  ==========
AMBAC  American Municipal Bond Assurance Corp.
FGIC   Financial Guaranty Insurance Company
GNMA   Government National Mortgage Assoc.
LOC    Letter of Credit
MBIA   Municipal Bond Insurance Assoc.

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                                         Schedule of Investments
THE VICTORY PORTFOLIOS                                          October 31, 1995
BALANCED FUND                              (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                      MARKET
       AMOUNT         SECURITY DESCRIPTION          VALUE
---------------------------------------------------------
  COLLATERALIZED MORTGAGE
  OBLIGATIONS (0.8%)
FEDERAL HOME LOAN MORTGAGE CORP.:
     $  430,890   7.50%, 4/1/07                   $      439
FEDERAL NATIONAL MORTGAGE ASSOC.:
      1,129,727   7.40%, 7/25/17                       1,130
------------------------------------------------------------
  TOTAL COLLATERALIZED MORTGAGE OBLIGATIONS            1,569
------------------------------------------------------------
----------------------------------------------
  COMMON STOCKS (53.9%)
AEROSPACE/DEFENSE (2.6%):
         19,900   Boeing Co.                           1,306
         11,800   General Dynamics Corp.                 653
         47,300   Raytheon Co.                         2,063
         18,400   Textron, Inc.                        1,265
                                                  ----------
                                                       5,287
                                                  ----------
ALUMINUM (1.3%):
         50,300   Aluminum Co. of America              2,565
                                                  ----------
AUTOMOBILES (0.7%):
          8,000   Chrysler Corp.                         413
          1,200   Fiat - ADR                              20
         35,000   Ford Motor Co.                       1,006
                                                  ----------
                                                       1,439
                                                  ----------
BANKS (4.0%):
         54,900   BankAmerica Corp.                    3,157
            900   BBV - ADR                               27
         28,200   Comerica, Inc.                         948
         27,600   First Union Corp.                    1,370
          1,300   IMI - ADR                               21
         33,150   J.P. Morgan & Co., Inc.              2,557
          2,000   Westpac Banking-ADR(b)                  41
                                                  ----------
                                                       8,121
                                                  ----------
BEVERAGES (1.2%):
         35,400   Anheuser Busch Co., Inc.             2,336
          2,300   Coca-Cola Femsa - ADR                   41
                                                  ----------
                                                       2,377
                                                  ----------
BROADCASTING (0.0%):
          2,000   Grupo Televisa - ADR                    34
                                                  ----------
CHEMICALS (1.1%):
         14,800   Dow Chemical Co.                     1,016
          8,300   Eastman Chemical                       494
          1,200   Imperial Chemical - ADR                 58
         21,200   Lubrizol Corp.                         610
          3,200   Montedison - ADR(b)                     22
          1,000   Norsk Hydro - ADR                       40
                                                  ----------
                                                       2,240
                                                  ----------

     SHARES OR
     PRINCIPAL                                      MARKET
       AMOUNT         SECURITY DESCRIPTION          VALUE
CLOSED END FUNDS (0.1%):
          5,600   Alliance Worldwide
                    Privatization Fund, Class
                    A                             $       58
         11,000   Italy Fund, Inc.                        83
          5,000   Japan OTC Equity Fund(b)                40
          2,300   Latin American Equity Fund              30
          2,000   Malaysia Fund                           35
                                                  ----------
                                                         246
                                                  ----------
COMPUTERS & PERIPHERALS (1.1%):
         11,000   Cisco Systems(b)                       853
         13,400   Hewlett Packard Co.                  1,241
                                                  ----------
                                                       2,094
                                                  ----------
CONTAINERS (0.8%):
         28,600   Newell Co.                             690
         34,600   Sonoco Products Co.                    856
                                                  ----------
                                                       1,546
                                                  ----------
COSMETICS & RELATED (0.5%):
         15,400   Avon Products                        1,095
                                                  ----------
ELECTRICAL EQUIPMENT (2.0%):
         24,100   Emerson Electric Co.                 1,717
         34,400   General Electric Co.                 2,176
            900   Hitachi - ADR                           94
                                                  ----------
                                                       3,987
                                                  ----------
ELECTRONIC COMPUTING EQUIPMENT (0.9%):
         32,900   Compaq Computer Corp.(b)             1,834
                                                  ----------
ENTERTAINMENT (0.1%):
            450   Matsushita Electric - ADR               65
          1,500   Sony - ADR                              69
                                                  ----------
                                                         134
                                                  ----------
FINANCIAL SERVICES (2.0%):
         26,400   American Express Co.                 1,073
          1,000   Barclays - ADR                          47
         15,300   Federal National Mortgage
                    Assoc.                             1,605
         23,300   Household International,
                    Inc.                               1,311
                                                  ----------
                                                       4,036
                                                  ----------
FOOD DISTRIBUTORS (0.3%):
         16,500   Supervalu Inc.                         507
                                                  ----------
FOOD PROCESSING & PACKAGING (0.7%):
         16,000   ConAgra, Inc.                          618
          2,000   Grand Metropolitan PLC - ADR            55
         22,000   Sara Lee Corp.                         646
                                                  ----------
                                                       1,319
                                                  ----------

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1995
BALANCED FUND                              (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                      MARKET
       AMOUNT         SECURITY DESCRIPTION          VALUE
FOREST PRODUCTS (1.7%):
         44,000   International Paper Co.         $    1,628
         14,000   Mead Corp.                             807
         19,700   Union Camp Corp.                     1,002
                                                  ----------
                                                       3,437
                                                  ----------
HEALTH CARE (0.5%):
         20,000   Columbia HCA Healthcare                983
                                                  ----------
HEAVY MACHINERY (0.8%):
         58,500   Baker Hughes, Inc.                   1,148
          4,500   Deere & Co.                            402
                                                  ----------
                                                       1,550
                                                  ----------
HOLDING COMPANIES (0.0%):
            150   U.S. Industries, Inc.(b)                 2
                                                  ----------
INDUSTRIAL SERVICES (0.7%):
         16,700   American Home Products Corp.         1,480
                                                  ----------
INSURANCE (2.3%):
         51,942   Allstate                             1,909
         12,000   American General Corp.                 395
          9,200   Chubb Corp.                            827
         30,200   St. Paul Cos., Inc.                  1,533
                                                  ----------
                                                       4,664
                                                  ----------
MANAGEMENT COMPANIES (0.0%):
          3,000   Hanson PLC - ADR                        47
                                                  ----------
MANUFACTURING (0.8%):
         24,700   Allied Signal, Inc.                  1,050
         15,300   Litton Industries, Inc.(b)             606
                                                  ----------
                                                       1,656
                                                  ----------
MEDICAL SUPPLIES (0.4%):
         13,200   Medtronic, Inc.                        762
                                                  ----------
METALS (0.3%):
          1,300   SKF Corp. - ADR                         25
         22,100   USX U.S. Steel Group                   660
                                                  ----------
                                                         685
                                                  ----------
OFFICE EQUIPMENT & SUPPLIES (0.0%):
          1,000   Canon - ADR                             85
                                                  ----------
OIL (7.6%):
         16,000   Atlantic Richfield Co.               1,708
            700   British Petroleum Co., PLC -
                    ADR                                   62
         19,800   Chevron Corp.                          926
         41,000   Exxon Corp.                          3,131
         44,200   Mobil Corp.                          4,453
          1,400   Repsol - ADR                            41
         24,100   Royal Dutch Petroleum Co. -
                    ADR                                2,962

     SHARES OR
     PRINCIPAL                                      MARKET
       AMOUNT         SECURITY DESCRIPTION          VALUE
         29,500   Texaco, Inc.                    $    2,010
          2,800   YPF S.A. - ADR                          48
                                                  ----------
                                                      15,341
                                                  ----------
OIL & GAS EXPLORATION (2.3%):
         52,600   Enron Corp.                          1,808
         85,900   Phillips Petroleum Co.               2,770
                                                  ----------
                                                       4,578
                                                  ----------
OILFIELD EQUIPMENT & SERVICES (0.5%):
         16,000   Schlumberger Limited                   996
                                                  ----------
PAINT, VARNISHES & ENAMELS (0.3%):
         17,700   Sherwin Williams Co.                   666
                                                  ----------
PAPER (0.0%):
            913   Fletcher Challange - ADR                23
                                                  ----------
PHARMACEUTICALS (3.5%):
         49,000   Abbott Laboratories                  1,948
         13,600   Merck & Co., Inc.                      782
         44,800   Pfizer, Inc.                         2,570
         30,200   Schering-Plough                      1,619
          1,400   Smithkline Beecham                      73
                                                  ----------
                                                       6,992
                                                  ----------
PUBLISHING (0.4%):
          2,500   News Corp. - ADR                        50
         20,000   Time Warner, Inc.                      730
                                                  ----------
                                                         780
                                                  ----------
RETAIL (1.9%):
         23,800   Dayton Hudson Corp.                  1,636
         25,200   Pep Boys -- Manny, Moe &
                    Jack                                 551
         19,500   Sears & Roebuck Co.                    663
          7,500   Wal-Mart Stores, Inc.                  162
         27,800   Walgreen Co.                           792
                                                  ----------
                                                       3,804
                                                  ----------
SEMICONDUCTORS (0.7%):
         19,700   Intel Corp.                          1,377
            600   Kyocera - ADR                           99
                                                  ----------
                                                       1,476
                                                  ----------
SOAPS & CLEANING AGENTS (0.1%):
          1,300   Procter & Gamble Co.                   105
                                                  ----------
SOFTWARE & COMPUTER SERVICES (0.8%):
         10,650   Microsoft(b)                         1,065
         32,000   Novell, Inc.(b)                        528
                                                  ----------
                                                       1,593
                                                  ----------

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1995
BALANCED FUND                              (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                      MARKET
       AMOUNT         SECURITY DESCRIPTION          VALUE
STEEL (0.1%):
          2,100   British Steel - ADR             $       54
            880   Broken Hill Proprietary -
                    ADR                                   48
          2,300   Worthington Industries, Inc.            38
                                                  ----------
                                                         140
                                                  ----------
TAX RETURN PREPARATION (0.2%):
         10,500   H & R Block                            433
                                                  ----------
TOBACCO & TOBACCO PRODUCTS (0.8%):
          4,000   B.A.T. Industries - ADR                 67
         16,500   Philip Morris Cos., Inc.             1,394
          3,900   UST, Inc.                              117
                                                  ----------
                                                       1,578
                                                  ----------
TRANSPORTATION (0.0%):
            900   British Airways -ADR                    64
          3,000   TMM - ADR (b)                           21
                                                  ----------
                                                          85
                                                  ----------
UTILITIES - ELECTRIC (3.5%):
         64,900   Consolidated Edison Co. NY,
                    Inc.                               1,971
         51,000   DQE Co.                              1,403
         17,400   Houston Industries                     807
         75,300   Texas Utilities Co.                  2,767
                                                  ----------
                                                       6,948
                                                  ----------
UTILITIES - TELECOMMUNICATIONS (4.3%):
         68,600   A T & T Corp                         4,390
         15,000   Ameritech Corp.                        810
            900   British Telecom - ADR                   54
            700   CIA Telecommunicacion -
                    Chile - ADR                           50
         60,500   GTE Corp.                            2,496
          1,000   Hong Kong Telecom - ADR                 17
         29,000   MCI Telecommunications Corp.           723
          1,000   Telefonica De Espana - ADR              38
          2,000   Telephonos De Mexico - ADR              55
                                                  ----------
                                                       8,633
------------------------------------------------------------
  TOTAL COMMON STOCKS                                108,383
------------------------------------------------------------
----------------------------------------------
  COMMON STOCKS - FOREIGN (1.4%)
BRITAIN (0.1%):
  PUBLISHING (0.0%):
          2,200   Reed Elsevier International             33
                                                  ----------
  FOOD MANUFACTURING (0.0%):
          5,000   United Biscuits                         22
                                                  ----------
  RETAIL (0.0%):
          8,000   Marks & Spencer                         53
                                                  ----------

     SHARES OR
     PRINCIPAL                                      MARKET
       AMOUNT         SECURITY DESCRIPTION          VALUE
  UTILITIES - WATER (0.0%):
          5,000   Severn Trent PLC                $       51
------------------------------------------------------------
  TOTAL BRITAIN                                          159
------------------------------------------------------------
DENMARK (0.0%):
  FINANCIAL SERVICES (0.0%):
          1,000   Dansk Bank                              66
------------------------------------------------------------
  TOTAL DENMARK                                           66
------------------------------------------------------------
FINLAND (0.0%):
  FOOD PRODUCTS (0.0%):
          1,000   Huhtamaki 1                             30
------------------------------------------------------------
  TOTAL FINLAND                                           30
------------------------------------------------------------
FRANCE (0.2%):
  AUTOMOBILES (0.0%):
            400   PSA Peugeot Citroen                     52
                                                  ----------
  BUILDING PRODUCTS (0.0%):
            700   LaFarge                                 46
                                                  ----------
  BANKS (0.0%):
            900   Cie Financiere De Paribas-A             49
                                                  ----------
  BUILDING MATERIALS (0.0%):
            450   Compagnie De Saint Gobain               54
                                                  ----------
  OIL & GAS PRODUCTION (0.0%):
            700   Elf Aquitaine                           48
                                                  ----------
  UTILITIES - TELECOMMUNICATIONS (0.0%):
            600   Alcatel-Alsthom                         51
                                                  ----------
  UTILITIES - WATER (0.0%):
            500   Cie Generale Des Eaux                   46
------------------------------------------------------------
  TOTAL FRANCE                                           346
------------------------------------------------------------
GERMANY (0.2%):
  AUTOMOBILES (0.0%):
            190   Volkswagen                              60
                                                  ----------
  BANKING (0.0%):
            200   Commerzbank                             46
          1,000   Deutsche Bank                           45
                                                  ----------
                                                          91
                                                  ----------
  BUILDING PRODUCTS (0.0%):
            100   M.A.N. AG                               29
                                                  ----------
  CHEMICALS (0.0%):
            200   Bayer                                   53
                                                  ----------
  MACHINERY & ENGINEERING (0.0%):
            100   Mannesmann                              33
                                                  ----------
  MANUFACTURING (0.0%):
            100   Siemens AG                              52
                                                  ----------
  RETAIL (0.0%):
          1,000   Douglas Holding AG                      36
                                                  ----------

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1995
BALANCED FUND                              (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                      MARKET
       AMOUNT         SECURITY DESCRIPTION          VALUE
  UTILITIES - ELECTRIC (0.0%):
          1,400   Veba                            $       57
------------------------------------------------------------
  TOTAL GERMANY                                          411
------------------------------------------------------------
HOLLAND (0.1%):
  BANKING (0.0%):
          1,400   ABN/Amro Holding                        59
                                                  ----------
  CHEMICALS (0.0%):
            200   Akzo Nobel NV                           23
                                                  ----------
  TELECOMMUNICATIONS (0.0%):
          2,400   Koninklijke PTT NED NV                  84
------------------------------------------------------------
  TOTAL HOLLAND                                          166
------------------------------------------------------------
HONG KONG (0.1%):
  BROKERAGE (0.0%):
         20,000   Peregrine Investments
                    Holding Co.                           26
                                                  ----------
  REAL ESTATE (0.1%):
         10,000   Cheung Kong                             56
         10,000   Hutchinson Whampoa                      55
                                                  ----------
                                                         111
------------------------------------------------------------
  TOTAL HONG KONG                                        137
------------------------------------------------------------
JAPAN (0.6%):
  AUTOMOBILES (0.0%):
          4,000   Nippon Denso Co., Ltd.                  73
                                                  ----------
  BANKS (0.1%):
          2,000   Mitsubishi Bank                         39
          3,000   Sanwa Bank                              51
          4,000   Sumitomo Bank                           71
                                                  ----------
                                                         161
                                                  ----------
  BEVERAGES (0.0%):
          5,000   Kirin Brewery Co.                       50
                                                  ----------
  CHEMICALS (0.0%):
         11,000   Mitsubishi Chemical, Inc.               50
          5,000   Toray Industries, Inc.                  31
                                                  ----------
                                                          81
                                                  ----------
  CONSTRUCTION (0.0%):
          4,000   Kajima Corp.                            37
                                                  ----------
  FINANCIAL SERVICES (0.1%):
          3,000   Kinden                                  52
          3,000   Nomura Securities                       55
                                                  ----------
                                                         107
                                                  ----------
  HOUSEHOLD PRODUCTS (0.0%):
          6,000   Kao Corp.                               73
                                                  ----------
  INSURANCE (0.0%):
          4,000   Tokio Marine & Fire
                    Insurance                             41
                                                  ----------

     SHARES OR
     PRINCIPAL                                      MARKET
       AMOUNT         SECURITY DESCRIPTION          VALUE
  PAPER (0.0%):
          6,000   New Oji Paper Co., Ltd.         $       55
                                                  ----------
  PHARMACEUTICALS (0.1%):
          2,000   Sankyo Co. Ltd.                         44
          3,000   Yamanouchi Pharmaceutical               67
                                                  ----------
                                                         111
                                                  ----------
  REAL ESTATE (0.0%):
          4,000   Mitsui Fudosan                          46
                                                  ----------
  RETAIL (0.1%):
          2,000   Ito Yokado Co.                         109
          2,000   Jusco                                   47
          4,000   Marui Co., Ltd.                         69
                                                  ----------
                                                         225
                                                  ----------
  RUBBER & RUBBER PRODUCTS (0.0%):
          4,000   Bridgestone(b)                          55
                                                  ----------
  STEEL (0.0%):
         15,000   Nippon Steel                            50
                                                  ----------
  UTILITIES - ELECTRIC (0.0%):
          2,100   Tokyo Electric Power                    55
                                                  ----------
  UTILITIES - WATER (0.0%):
          3,000   Kurita Water Ind.                       84
------------------------------------------------------------
  TOTAL JAPAN                                          1,304
------------------------------------------------------------
SWEDEN (0.0%):
  AUTOMOTIVE (0.0%):
          2,500   Volvo AB                                56
------------------------------------------------------------
  TOTAL SWEDEN                                            56
------------------------------------------------------------
SWITZERLAND (0.1%):
  ENGINEERING (0.0%):
             50   ABB Asea Brown Boveri,
                    Series A                              58
                                                  ----------
  FINANCIAL SERVICES (0.0%):
            725   CS Holding                              74
                                                  ----------
  FOOD MANUFACTURING (0.0%):
             50   Nestle SA Registered                    52
                                                  ----------
  PHARMACEUTICALS (0.0%):
              5   Roche Genussshein                       36
------------------------------------------------------------
  TOTAL SWITZERLAND                                      220
------------------------------------------------------------
  TOTAL FOREIGN COMMON STOCKS                          2,895
------------------------------------------------------------
----------------------------------------------
  CONVERTIBLE PREFERRED STOCKS (0.2%)
AUTOMOTIVE (0.2%):
          4,300   Ford Motor Co., Series A               404
------------------------------------------------------------
  TOTAL CONVERTIBLE PREFERRED STOCKS                     404
------------------------------------------------------------

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1995
BALANCED FUND                              (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                      MARKET
       AMOUNT         SECURITY DESCRIPTION          VALUE
----------------------------------------------
  CORPORATE BONDS (9.6%)
AUTOMOTIVE (1.3%):
        800,000   Ford Motor Co., 8.88%,
                    1/15/22                       $      957
      1,500,000   General Motors, 9.13%,
                    7/15/01                            1,686
                                                  ----------
                                                       2,643
                                                  ----------
BANKING (1.5%):
        300,000   BankAmerica Corp., 9.63%,
                    2/13/01                              342
      1,200,000   First Union Corp., 9.45%,
                    8/15/01                            1,382
        500,000   Nation Bank Corp., 5.38%,
                    12/1/95                              500
        300,000   SunTrust Banks, Inc., 7.38%,
                    7/1/02                               320
        500,000   Wells Fargo & Co., 8.75%,
                    5/1/02                               559
                                                  ----------
                                                       3,103
                                                  ----------
BROKERAGE SERVICES (0.4%):
        750,000   Morgan Stanley, 8.88%,
                    10/15/01                             837
                                                  ----------
ELECTRICAL & ELECTRONIC (0.2%):
        500,000   Philips Electronics, 7.13%,
                    5/15/25                              514
                                                  ----------
FINANCIAL SERVICES (2.0%):
      1,000,000   Associates, 7.50%, 10/15/96          1,015
        700,000   John Deere Capital Corp.,
                    8.63%, 8/1/19                        778
        500,000   Lehman Brothers Holdings,
                    7.38%, 5/15/07                       513
      1,000,000   Merrill Lynch Corp., 8.25%,
                    11/15/99                           1,066
        500,000   Merrill Lynch Corp., 4.75%,
                    6/24/96                              497
        200,000   U.S. West Capital Funding,
                    Inc., 8.00%, 10/15/96                204
                                                  ----------
                                                       4,073
                                                  ----------

     SHARES OR
     PRINCIPAL                                      MARKET
       AMOUNT         SECURITY DESCRIPTION          VALUE
GOVERNMENTS (FOREIGN) (0.2%):
        500,000   Province of Quebec, 7.50%,
                    7/15/23                       $      501
                                                  ----------
HEALTH CARE (0.6%):
      1,000,000   Columbia Health Care, 8.85%,
                    1/1/07                             1,154
                                                  ----------
INDUSTRIAL GOODS & SERVICES (2.6%):
      1,200,000   Black & Decker, 7.50%,
                    4/1/03                             1,233
        400,000   Dean Foods Co., 6.75%,
                    6/15/05                              404
        500,000   Georgia-Pacific, 9.95%,
                    6/15/02                              586
        500,000   Loral, 7.63%, 8/15/25                  508
        500,000   Lubrizol Corp., 7.25%,
                    6/15/25                              516
        700,000   Nabisco, Inc., 8.00%,
                    1/15/00                              739
        500,000   Waste Management, 7.88%,
                    8/15/96                              507
        500,000   Westvaco Corp., 9.75%,
                    6/15/20                              644
                                                  ----------
                                                       5,137
                                                  ----------
TOBACCO & TOBACCO PRODUCTS (0.6%):
      1,000,000   Philip Morris, 9.00%, 1/1/01         1,106
                                                  ----------
UTILITIES - TELECOMMUNICATIONS (0.2%):
        300,000   Southwestern Bell Co.,
                    8.30%, 6/1/96                        304
------------------------------------------------------------
  TOTAL CORPORATE BONDS                               19,372
------------------------------------------------------------
----------------------------------------------
  U.S. GOVERNMENT SECURITIES (14.8%)
FEDERAL HOME LOAN MORTGAGE CORP.:
            119   8.00%, 5/1/02                          121
FEDERAL NATIONAL MORTGAGE ASSOC.:
          2,110   6.00%, 11/1/08                       2,067
          2,969   6.00%, 8/1/10                        2,901
          1,772   7.50%, 3/1/24                        1,791
          1,276   9.00%, 5/1/25                        1,333

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1995
BALANCED FUND                              (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                      MARKET
       AMOUNT         SECURITY DESCRIPTION          VALUE
GOVERNMENT NATIONAL MORTGAGE ASSOC.:
     $    1,704   6.50%, 2/15/09                  $    1,701
            219   9.50%, 7/15/09                         233
          1,427   9.00%, 10/15/16                      1,500
            204   9.00%, 11/15/16                        213
            767   9.00%, 6/15/18                         803
             21   10.00%, 10/15/18                        22
            744   9.00%, 9/15/19                         779
          1,080   9.00%, 10/15/19                      1,131
            686   9.00%, 12/15/19                        719
            745   9.00%, 12/15/19                        780
            804   9.00%, 1/15/20                         845
            516   9.00%, 2/15/20                         541
          1,510   8.50%, 5/15/20                       1,569
            608   8.50%, 4/15/21                         631
            797   7.50%, 12/15/22                        808
            410   8.50%, 3/15/23                         427
            946   7.50%, 11/15/23                        959
          1,951   7.50%, 1/15/24                       1,978
          1,434   7.50%, 5/15/24                       1,454
          2,883   8.50% 9/15/24                        3,002
          1,397   9.00%, 4/1/25                        1,460
------------------------------------------------------------
  TOTAL U.S. GOVERNMENT SECURITIES                    29,768
------------------------------------------------------------
----------------------------------------------
  U.S. TREASURY BONDS (5.0%)
            500   7.13%, 2/15/23                         545
          8,350   7.50%, 11/15/24                      9,537
------------------------------------------------------------
  TOTAL U.S. TREASURY BONDS                           10,082
------------------------------------------------------------
----------------------------------------------
  U.S. TREASURY NOTES (10.3%)
          5,000   7.50%, 12/31/96                      5,106
          4,000   6.13%, 5/31/97                       4,029
            500   7.13%, 9/30/99                         523
          1,000   7.75%, 12/31/99                      1,071
          3,700   7.75%, 1/31/00                       3,965
          3,600   7.13%, 2/29/00                       3,777
          1,000   6.13%, 9/30/00                       1,013
          1,000   7.25%, 5/15/04                       1,082
------------------------------------------------------------
  TOTAL U.S. TREASURY NOTES                           20,566
------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                      MARKET
       AMOUNT         SECURITY DESCRIPTION          VALUE
----------------------------------------------
  INVESTMENT COMPANIES (3.3%)
      6,493,638   AIM Treasury Fund               $    6,494
         65,396   Federated Treasury
                    Obligation Fund                       65
------------------------------------------------------------
  TOTAL INVESTMENT COMPANIES                           6,559
------------------------------------------------------------
TOTAL (COST - $181,749)(a)                        $  199,598
---------------------------------------------------------

---------------

Percentages indicated are based on net assets of $201,073.

(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting purposes in excess of federal income tax reporting of approximately $691. Cost for federal income tax purposes differs from value by net unrealized appreciation of securities as follows (amounts in thousands):

                  Unrealized appreciation         $   17,307
                  Unrealized depreciation               (149)
                                                  ----------
                  Net unrealized appreciation     $   17,158
                                                  ==========

(b) Represents non-income producing securities.

ADR -- American Depository Receipt

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                                         Schedule of Investments
THE VICTORY PORTFOLIOS                                          October 31, 1995
STOCK INDEX FUND                           (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                     MARKET
       AMOUNT         SECURITY DESCRIPTION         VALUE
----------------------------------------------
  COMMERCIAL PAPER (17.7%)
FINANCIAL SERVICES (17.7%):
     $    5,000   American General Finance,
                    5.75%, 11/2/95                $  5,000
          5,000   Ford Motor Credit,
                    5.71%, 12/22/95                  5,000
          4,000   General Electric Capital
                    Services,
                    5.75%, 11/16/95                  4,000
          5,000   Household Finance,
                    5.72%, 11/3/95                   5,000
          4,000   Merrill Lynch,
                    5.73%, 11/3/95                   3,999
          5,500   General Motors Acceptance
                    Corp.,
                    5.77%, 12/14/95                  5,500
----------------------------------------------------------
TOTAL COMMERCIAL PAPER                              28,499
----------------------------------------------------------
----------------------------------------------
  COMMON STOCKS (78.8%)
ADVERTISING (0.1%):
          2,286   Interpublic Group Cos., Inc.          89
                                                  --------
AEROSPACE/DEFENSE (1.2%):
         10,066   Boeing Co.                           661
          1,900   General Dynamics Corp.               105
          5,861   Lockheed Martin Corp.                399
          3,346   McDonnell Douglas                    274
          1,498   Northrop Grumman Corp                 86
          6,420   Rockwell International Corp.         286
          2,480   Textron, Inc.                        170
                                                  --------
                                                     1,981
                                                  --------
AIRCRAFT & AIRCRAFT PARTS (0.2%):
          3,604   United Technologies Corp.            320
                                                  --------
AIR FREIGHT (0.1%):
          2,206   AMR Corp. Delaware(b)                146
          1,834   U. S. Air Group, Inc.(b)              25
                                                  --------
                                                       171
                                                  --------
AIRLINES (0.1%):
          1,537   Delta Air Lines                      101
                                                  --------
ALUMINUM (0.2%):
          5,260   Aluminum Co. of America              268
                                                  --------
APPAREL (0.0%):
          2,202   Liz Claiborne, Inc.                   62
                                                  --------

     SHARES OR
     PRINCIPAL                                     MARKET
       AMOUNT         SECURITY DESCRIPTION         VALUE
AUTOMOBILES (1.6%):
         11,221   Chrysler Corp.                  $    579
         31,694   Ford Motor Co.                       911
         22,040   General Motors                       964
          2,200   Navistar International
                    Corp.(b)                            23
          1,172   Paccar, Inc.                          49
                                                  --------
                                                     2,526
                                                  --------
AUTOMOTIVE PARTS (0.4%):
          1,204   Cummins Engine, Inc.                  42
          2,958   Dana Corp.                            76
          2,328   Eaton Corp.                          119
          1,754   Echlin, Inc.                          63
          3,614   Genuine Parts Co.                    143
          1,931   TRW, Inc.                            127
                                                  --------
                                                       570
                                                  --------
BANKS (3.1%):
          3,333   Bank of Boston Corp.                 148
         10,991   BankAmerica Corp.                    632
          2,322   Bankers Trust New York               148
          2,816   Barnett Banks, Inc.                  156
          3,736   Boatmens Bancshares, Inc.            142
          5,177   Chase Mahattan Corp.                 295
          7,387   Chemical Banking Corp.               420
          2,622   First Chicago Corp.                  178
          2,364   First Fidelity Bancorp.              155
          2,206   First Interstate Bancorp.            285
          5,064   First Union Corp.                    251
          5,513   J.P. Morgan & Co., Inc.              425
          8,014   NationsBank Corp.                    527
          9,549   Norwest Corp.                        282
          6,814   PNC Bank Corp.                       179
          3,324   SunTrust Banks, Inc.                 214
          5,022   Wachovia Corp.                       222
          1,415   Wells Fargo & Co.                    297
                                                  --------
                                                     4,956
                                                  --------
BANKS -- MONEY CENTERS (REGIONAL) (0.8%):
         11,690   Citicorp                             758
          4,107   CoreStates Financial Corp.           149
          1,731   Golden West Financial Corp.
                    Delaware                            87
          4,547   NBD Bancorp., Inc.                   173
          4,350   National City Corp.                  134
                                                  --------
                                                     1,301
                                                  --------
BANKS -- OUTSIDE MONEY CENTER (0.4%):
         11,648   Banc One Corp.                       393
          3,870   First Bank Systems, Inc.             193
                                                  --------
                                                       586
                                                  --------

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1995
STOCK INDEX FUND                           (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                     MARKET
       AMOUNT         SECURITY DESCRIPTION         VALUE
BEVERAGES (3.0%):
          7,558   Anheuser Busch Co., Inc.        $    499
          2,021   Brown Forman Corp., Class B           77
         37,212   Coca Cola Co.                      2,675
          1,143   Coors Adolph Co., Class B             20
         23,182   PepsiCo, Inc.                      1,223
         10,971   Seagram Co. Limited                  395
                                                  --------
                                                     4,889
                                                  --------
BUILDING MATERIALS (0.5%):
          1,143   Armstrong World Industries,
                    Inc.                                68
            866   Centex Corp.                          28
            846   Crane Co.                             30
          1,360   Fleetwood Enterprises, Inc.           28
            904   Kaufman & Broad Home Corp.            11
          4,631   Masco Corp.                          130
          3,446   Monsanto Co.                         361
          4,354   Morton International, Inc.           133
          1,521   Owens Corning Fiberglas
                    Corp.(b)                            64
            807   Pulte Corp.                           26
                                                  --------
                                                       879
                                                  --------
CHEMICALS (0.1%):
          1,948   Great Lakes Chemical                 131
                                                  --------
CHEMICALS -- GENERAL (2.0%):
          3,268   Air Products & Chemicals,
                    Inc.                               169
          7,906   Dow Chemical Co.                     543
         16,394   E.I. Du Pont De Nemours Co.        1,023
          2,373   Eastman Chemical                     141
          1,857   Ecolab, Inc.                          54
          1,124   FMC Corp.(b)                          80
          3,263   Hercules, Inc.                       174
          2,225   Mallinckrodt                          77
          2,009   Nalco Chemical Co.                    60
          6,004   PPG Industries, Inc.                 255
          4,059   Praxair, Inc.                        110
          1,989   Rohm & Haas Co.                      110
          1,500   Sigma-Aldrich                         71
          4,012   Union Carbide Corp.                  152
          2,758   W.R. Grace & Co.                     154
                                                  --------
                                                     3,173
                                                  --------
CHEMICALS -- SPECIALTY (0.0%):
          1,554   Avery Dennison Corp.                  70
                                                  --------
COMMERCIAL SERVICES (0.1%):
          5,150   CUC International(b)                 178
                                                  --------

     SHARES OR
     PRINCIPAL                                     MARKET
       AMOUNT         SECURITY DESCRIPTION         VALUE
COMPUTERS & PERIPHERALS (2.9%):
          3,468   Amdahl Corp.(b)                 $     32
          3,588   Apple Computer, Inc.                 130
          7,950   Cisco Systems(b)                     616
          1,656   Computer Sciences Corp.(b)           111
            788   Cray Research, Inc.(b)                16
          1,104   Data General Corp.(b)                 13
          4,321   Digital Equipment Corp.(b)           234
         15,110   Hewlett Packard Corp.              1,399
          1,298   Integraph Corp.(b)                    16
         16,742   International Business
                    Machines Corp.                   1,628
          4,650   Silicon Graphics(b)                  155
          2,852   Sun Microsystems, Inc.(b)            222
          3,449   Tandem Computers, Inc.(b)             39
          5,086   Unisys Corp.(b)                       29
                                                  --------
                                                     4,640
                                                  --------
CONGLOMERATES (0.5%):
          6,749   Corning Glass Works                  176
         12,424   Minnesota Mining &
                    Manufacturing Co.                  707
                                                  --------
                                                       883
                                                  --------
CONSTRUCTION (0.1%):
          2,403   Fluor Corp.                          136
          1,024   Foster Wheeler Corp.                  38
                                                  --------
                                                       174
                                                  --------
CONSUMER CREDIT (0.2%):
          4,984   Dean Witter Discover & Co.           248
                                                  --------
CONSUMER GOODS (0.1%):
          2,167   American Greetings Corp.              68
          1,046   Jostens, Inc.                         24
                                                  --------
                                                        92
                                                  --------
CONTAINERS -- METAL, GLASS, PAPER, PLASTIC
  (0.3%):
            927   Ball Corp.                            26
          1,457   Bemis, Inc.                           38
          2,680   Crown Cork & Seal, Inc.(b)            93
          1,321   Federal Paper Board, Inc.             55
          4,690   Newell Co.                           113
          4,647   Rubbermaid, Inc.                     121
          2,743   Stone Container Corp.                 45
                                                  --------
                                                       491
                                                  --------

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1995
STOCK INDEX FUND                           (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                     MARKET
       AMOUNT         SECURITY DESCRIPTION         VALUE
COSMETICS & RELATED (0.6%):
            827   Alberto Culver Co.              $     26
          2,048   Avon Products                        146
          2,758   Dial Corp.                            67
         13,040   Gillette Co.                         631
          3,289   International Flavor &
                    Fragrance, Inc.                    159
                                                  --------
                                                     1,029
                                                  --------
DEPARTMENT STORES (0.3%):
          3,349   Dillard Department Stores,
                    Inc., Class A                       91
          6,734   J. C. Penney                         283
          1,043   Mercantile Stores, Inc.               47
                                                  --------
                                                       421
                                                  --------
DIVERSIFIED -- CONGLOMERATES, HOLDINGS (0.3%):
          3,446   International Telephone &
                    Telegraph                          422
          1,418   National Service Industries,
                    Inc.                                42
                                                  --------
                                                       464
                                                  --------
DRUG STORES (0.1%):
            591   Longs Drug Stores Corp.               24
          2,480   Rite Aid Corp.                        67
                                                  --------
                                                        91
                                                  --------
ELECTRICAL EQUIPMENT (2.6%):
          1,379   Bally Manufacturing Corp.(b)          15
          3,390   DSC Communications Corp.(b)          125
          6,598   Emerson Electric Co.                 470
         49,948   General Electric Co.               3,159
          1,182   Johnson Controls, Inc.                69
            572   Thomas & Betts Corp.                  37
          1,457   W.W. Grainger, Inc.                   91
         11,521   Westinghouse Electric Corp.          163
                                                  --------
                                                     4,129
                                                  --------
ELECTRICAL SERVICES (0.1%):
          3,450   General Public Utilities
                    Corp.                              108
                                                  --------

     SHARES OR
     PRINCIPAL                                     MARKET
       AMOUNT         SECURITY DESCRIPTION         VALUE
ELECTRONIC COMPUTING EQUIPMENT (0.4%):
          2,100   Cabletron Systems,(b)           $    165
          7,809   Compaq Computer Corp.(b)             435
                                                  --------
                                                       600
                                                  --------
ELECTRONIC & ELECTRICAL -- GENERAL (1.8%):
          3,019   Advanced Micro Devices(b)             72
          6,447   AMP, Inc.                            253
          1,167   Andrew Corp.(b)                       49
          3,168   Cooper Industries                    107
          1,515   E G & G, Inc.                         28
          1,379   General Signal Corp.                  44
          1,182   Harris Corp.                          69
          3,759   Honeywell, Inc.                      158
         17,354   Motorola, Inc.                     1,139
          3,611   National Semiconductor
                    Corp.(b)                            88
          7,158   Raytheon Co.                         312
          1,925   Tandy Corp.                           95
            946   Tektronix, Inc.                       56
          5,544   Texas Instruments, Inc.              378
                                                  --------
                                                     2,848
                                                  --------
ELECTRONICS -- DEFENSE RELATED (0.1%):
          5,006   Loral Corp.                          148
                                                  --------
ENTERTAINMENT (0.9%):
          2,797   Brunswick Corp.                       54
          3,034   Harrahs Entertainment(b)              75
          2,580   Hasbro, Inc.                          79
          1,043   King World Productions(b)             36
          1,700   Loews Corp.                          249
          4,734   Lowes Cos., Inc.                     128
         15,368   Walt Disney Co.                      886
                                                  --------
                                                     1,507
                                                  --------
ENVIRONMENTAL CONTROL (0.0%):
          8,100   Laidlaw, Inc., Class B                73
                                                  --------

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1995
STOCK INDEX FUND                           (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                     MARKET
       AMOUNT         SECURITY DESCRIPTION         VALUE
FINANCIAL SERVICES (3.1%):
         14,400   American Express Co.            $    585
          4,276   Automatic Data Processing,
                    Inc.                               306
          5,700   Bank of New York Co., Inc.           239
          1,576   Beneficial Corp.                      77
          1,321   Ceridian Corp.(b)                     57
          5,319   Federal Home Loan Mortgage
                    Corp.                              368
          7,996   Federal National Mortgage
                    Assoc.                             839
          4,198   Fleet Financial Group                163
          4,021   Great Western Financial
                    Corp.                               91
          3,407   H.F. Ahmanson & Co.                   85
          2,877   Household International,
                    Inc.                               162
          6,700   Keycorp                              226
          4,382   MBNA Corp.                           162
          4,346   Mellon Bank Corp.                    218
          5,204   Merrill Lynch & Co., Inc.            289
          2,280   Morgan Stanley Group, Inc.           198
          3,110   Salomon, Inc.                        112
          3,777   Shawmut National Corp.               128
          2,045   Transamerica Corp.                   139
          9,468   Travelers, Inc.                      478
          2,845   U.S. Bancorp                          84
                                                  --------
                                                     5,006
                                                  --------
FOOD DISTRIBUTORS (0.2%):
          7,505   Albertsons, Inc.                     250
                                                  --------
FOOD DISTRIBUTORS
  (SUPERMARKETS & WHOLESALERS) (0.3%):
          1,143   Fleming Cos., Inc.                    26
          1,163   Great Altantic & Pacific
                    Tea, Inc.                           24
          3,652   Kroger Co.(b)                        122
          2,048   Supervalu, Inc.                       63
          5,416   Sysco Corp.                          165
          2,225   Winn Dixie Stores, Inc.              145
                                                  --------
                                                       545
                                                  --------

     SHARES OR
     PRINCIPAL                                     MARKET
       AMOUNT         SECURITY DESCRIPTION         VALUE
FOOD PROCESSING & PACKAGING (2.1%):
         15,961   Archer Daniels Midland Co.      $    257
          4,331   CPC International, Inc.              287
          7,386   Campbell Soup Co.                    387
          7,286   ConAgra, Inc.                        281
          4,647   General Mills                        267
          7,225   H.J. Heinz Co.                       336
          2,319   Hershey Foods Corp.                  139
          6,456   Kellogg Co.                          466
          2,509   Pioneer Hi-Bred
                    International, Inc.                125
          3,996   Quaker Oats Co.                      136
          3,113   Ralston-Ralston Purina Group         185
         14,100   Sara Lee Corp.                       414
          3,407   Wm. Wrigley Jr. Co.                  158
                                                  --------
                                                     3,438
                                                  --------
FOREST PRODUCTS -- LUMBER & PAPER (1.5%):
          1,679   Alco Standard Corp.                  149
          1,363   Boise Casacade Corp.                  49
          2,858   Champion International Corp.         153
          2,719   Georgia Pacific Corp.                224
          7,408   International Paper Co.              274
          2,383   James River Corp. Virginia            77
          4,747   Kimberly Clark Corp.                 345
          3,210   Louisiana Pacific Corp.               77
          1,554   Mead Corp.                            90
          2,955   Moore Corp. Ltd.                      57
            827   Potlatch Corp.                        35
          4,472   Scott Paper Co.                      238
          1,615   Temple Inland, Inc.                   73
          2,028   Union Camp Corp.                     103
          2,955   Westvaco Corp.                        82
          5,988   Weyerhaeuser Co.                     264
          1,650   Willamette Industries, Inc.           96
                                                  --------
                                                     2,386
                                                  --------
FUNERAL SERVICES (0.1%):
          2,822   Service Corp. International          113
                                                  --------
GOLD & SILVER MINING (0.0%):
          3,800   Santa Fe Pacific Gold Corp.           38
                                                  --------
HEALTH CARE (0.4%):
         13,078   Columbia HCA Healthcare              642
                                                  --------

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1995
STOCK INDEX FUND                           (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                     MARKET
       AMOUNT         SECURITY DESCRIPTION         VALUE
HEAVY MACHINERY (0.6%):
          4,156   Baker Hughes, Inc.              $     82
          5,848   Caterpillar Tractor, Inc.            328
          2,522   Deere & Co.                          225
          1,369   Harnischfeger Industries,
                    Inc.                                43
          3,133   Ingersoll Rand Co.                   111
          1,557   McDermott International,
                    Inc.                                25
          2,279   Tyco Laboratories, Inc.              138
          1,218   Varity Corp.(b)                       44
                                                  --------
                                                       996
                                                  --------
HOLDING COMPANIES (0.1%):
          1,700   Republic New York Corp.              100
                                                  --------
HOSPITAL & NURSING EQUIPMENT (1.0%):
          1,557   Bard C.R., Inc.                       44
         18,983   Johnson & Johnson, Inc.            1,547
                                                  --------
                                                     1,591
                                                  --------
HOTELS & MOTELS (0.1%):
          1,398   Hilton Hotels Corp.                   94
          3,694   Marriott International, Inc.         136
                                                  --------
                                                       230
                                                  --------
HOUSEHOLD GOODS --
  APPLIANCES & FURNISHINGS (0.2%):
            416   Bassett Furniture Ind.                 8
          3,171   Maytag Corp.                          60
          1,832   Premark International, Inc.           85
          2,128   Whirlpool Corp.                      113
          1,300   Zenith Electronics(b)                 11
                                                  --------
                                                       277
                                                  --------
INDUSTRIAL SERVICES (0.6%):
          9,120   American Home Products Corp.         808
          3,268   Dover Corp.                          129
                                                  --------
                                                       937
                                                  --------
INSURANCE -- LIFE (0.5%):
          1,437   Jefferson Pilot Corp.                 95
          2,774   Providian Corp                       109
          2,067   Torchmark Corp.                       86
          5,150   United Healthcare                    274
          4,550   U. S. Healthcare, Inc.               175
            945   USLIFE Corp.                          27
                                                  --------
                                                       766
                                                  --------

     SHARES OR
     PRINCIPAL                                     MARKET
       AMOUNT         SECURITY DESCRIPTION         VALUE
INSURANCE -- MULTI-LINE (1.7%):
          3,310   Aetna Life & Casualty Co.       $    233
          1,301   Alexander & Alexander
                    Services, Inc.                      29
          6,062   American General Corp.               199
         13,936   American International
                    Group, Inc.                      1,176
          2,148   Cigna Corp.                          213
          2,442   General Re Corp.                     354
          2,777   Lincoln National Corp.               124
          2,167   Marsh & Mclennan Cos., Inc.          177
          1,812   SafeCo Corp.                         116
          2,442   St. Paul Cos., Inc.                  124
             44   Transport Holdings, Inc.(b)            2
          3,242   USF & G Corp.                         54
                                                  --------
                                                     2,801
                                                  --------
INSURANCE -- PROPERTY, CASUALTY, HEALTH (0.5%):
         13,170   Allstate                             484
          2,580   Chubb Corp.                          232
          2,100   UNUM Corp.                           111
                                                  --------
                                                       827
                                                  --------
LEISURE -- RECREATION, GAMING (0.0%):
            985   Handleman Co.                          8
                                                  --------
MACHINE TOOLS (0.0%):
            985   Cincinnati Milacron, Inc.             25
          1,004   Giddings & Lewis, Inc.                16
                                                  --------
                                                        41
                                                  --------
MANUFACTURING -- CAPITAL GOODS (0.1%):
          3,449   Illinois Tool Works, Inc.            200
            807   Trinova Corp.                         23
                                                  --------
                                                       223
                                                  --------
MANUFACTURING -- CONSUMER GOODS (0.1%):
            591   Outboard Marine Corp.                 12
          1,615   Teledyne, Inc.                        40
          1,560   Western Atlas(b)                      68
                                                  --------
                                                       120
                                                  --------
MANUFACTURING -- MISCELLANEOUS (0.8%):
          8,312   Allied Signal, Inc.                  353
            826   Briggs & Stratton Corp.               33
          1,314   Millipore Corp.                       46
            966   Morrison Knudsen Corp.                 6
          3,401   Pall Corp.                            83
          2,127   Parker-Hannifin Corp.                 72
          4,747   Unilever N. V.                       622
          3,071   Whitman Corp.                         65
                                                  --------
                                                     1,280
                                                  --------

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1995
STOCK INDEX FUND                           (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                     MARKET
       AMOUNT         SECURITY DESCRIPTION         VALUE
MEDICAL SERVICES (0.1%):
          2,903   Beverly Enterprises, Inc.(b)    $     34
          1,321   Community Psychiatric
                    Centers, Inc.(b)                    14
          1,844   Manor Care, Inc.                      60
          5,825   Tenet Healthcare Corp.(b)            104
                                                  --------
                                                       212
                                                  --------
MEDICAL SUPPLIES (0.8%):
          1,673   Bausch & Lomb, Inc.                   58
          8,135   Baxter International, Inc.           314
          1,906   Becton Dickinson & Co.               124
          3,388   Biomet, Inc.(b)                       56
          4,500   Boston Scientific Corp.(b)           190
          6,816   Medtronic, Inc.                      394
          1,379   St. Jude Medical, Inc.(b)             73
          1,615   United States Surgical Corp.          40
                                                  --------
                                                     1,249
                                                  --------
METALS -- FABRICATION (0.5%):
          6,669   Alcan Aluminum Ltd.                  211
          1,201   Asarco, Inc.                          39
          2,700   Cyprus Amax Minerals                  71
          5,950   Freeport McMoran Copper,
                    Class B                            135
          4,098   Homestake Mining Co.                  63
          1,424   Inland Steel Industries,
                    Inc.                                33
          2,527   Newmont Mining Corp.                  95
          2,028   Phelps Dodge Corp.                   129
          1,873   Reynolds Metals Co.                   94
                                                  --------
                                                       870
                                                  --------
PRIMARY METAL & MINERAL PRODUCTION (0.5%):
          3,113   Armco, Inc.(b)                        19
         10,377   Barrick Gold Corp.                   240
          3,239   Bethlehem Steel Corp.(b)              43
          3,330   Echo Bay Mines Ltd.                   30
          4,270   Englehard Corp.                      106
          3,510   Inco Ltd.                            121
          2,561   Nucor Corp.                          123
          2,413   USX U.S. Steel Group                  72
                                                  --------
                                                       754
                                                  --------
NEWSPAPERS (0.4%):
          4,134   Gannett Co., Inc.                    225
          1,495   Knight-Ridder, Inc.                   83
          2,852   New York Times Co., Class A           79
          3,282   Times Mirror Co., Class A             95
          1,870   Tribune Co.                          118
                                                  --------
                                                       600
                                                  --------

     SHARES OR
     PRINCIPAL                                     MARKET
       AMOUNT         SECURITY DESCRIPTION         VALUE
OFFICE EQUIPMENT & SUPPLIES (0.4%):
          4,509   Pitney Bowes, Inc.              $    197
          3,213   Xerox Corp.                          417
                                                  --------
                                                       614
                                                  --------
OIL & GAS EXPLORATION & PRODUCTION (1.2%):
          2,758   Amerada Hess Corp.                   124
          1,873   Ashland, Inc.                         59
          3,123   Coastal Corp.                        101
          1,437   Columbia Gas System(b)                55
            630   Eastern Enterprises                   19
          7,473   Enron Corp.                          257
          1,970   Enserch Corp.                         29
            769   Helmerich & Payne, Inc.               20
          1,498   Kerr-Mcgee Corp.                      83
            985   Louisiana Land & Exploration
                    Co.                                 35
          3,585   Noram Energy Corp.                    28
          9,362   Occidental Petroleum Corp.           201
            788   Oneok, Inc.                           19
          2,916   Oryx Energy Co.(b)                    34
          1,360   Pennzoil Co.                          51
          7,722   Phillips Petroleum Co.               249
          2,422   Rowan Cos.(b)                         16
          2,619   Sante Fe Energy Resources,
                    Inc.(b)                             23
          2,561   Sonat, Inc.                           74
          2,252   Sun Co., Inc.                         64
          8,790   USX -- Marathon Group                156
          7,231   Unocal Corp.                         190
          2,994   Williams Co., Inc.                   116
                                                  --------
                                                     2,003
                                                  --------
OIL & GAS PRODUCTION (1.0%):
          3,701   Burlington Resource, Inc.            133
         11,639   Mobil Corp.                        1,173
          5,364   Tenneco, Inc.                        235
                                                  --------
                                                     1,541
                                                  --------
OIL -- INTEGRATED COMPANIES (4.7%):
         14,655   Amoco Corp.                          936
          4,728   Atlantic Richfield Co.               505
         19,206   Chevron Corp.                        898
         36,639   Exxon Corp.                        2,798
         15,837   Royal Dutch Petroleum Co.          1,946
          7,683   Texaco, Inc.                         523
                                                  --------
                                                     7,606
                                                  --------
OILFIELD EQUIPMENT & SERVICES (0.4%):
          5,418   Dresser Industries, Inc.             112
          3,368   Halliburton Co.                      140
          7,131   Schlumberger Limited                 444
                                                  --------
                                                       696
                                                  --------

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1995
STOCK INDEX FUND                           (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                     MARKET
       AMOUNT         SECURITY DESCRIPTION         VALUE
PAINT, VARNISHES & ENAMELS (0.1%):
          2,500   Sherwin Williams Co.            $     94
                                                  --------
PHARMACEUTICALS (4.9%):
         23,344   Abbott Laboratories                  928
          7,758   Amgen, Inc.(b)                       372
          1,870   Allergan, Inc.                        55
          2,406   Alza Corp., Class A(b)                53
         14,966   Bristol-Myers Squibb Co.           1,141
          8,568   Eli Lilly & Co.                      828
         36,416   Merck & Co., Inc.                  2,094
         18,574   Pfizer, Inc.                       1,066
         11,004   Schering-Plough                      590
          5,041   Upjohn Co.                           256
          3,979   Warner-Lambert Co.                   339
                                                  --------
                                                     7,722
                                                  --------
PHOTOGRAPHY (0.4%):
         10,092   Eastman Kodak Co.                    632
          1,379   Polaroid Corp.                        59
                                                  --------
                                                       691
                                                  --------
POLLUTION CONTROL SERVICES & EQUIPMENT (0.4%):
          6,322   Browning-Ferris Industries,
                    Inc.                               184
          1,644   Safety Kleen                          25
         14,242   WMX Technologies, Inc.               401
            375   Zurn Industries, Inc.                  9
                                                  --------
                                                       619
                                                  --------
PRECISION INSTRUMENTS & RELATED (0.0%):
          1,240   Perkin Elmer                          44
                                                  --------
PUBLISHING, EXCEPT NEWSPAPER (0.8%):
          2,403   Deluxe Corp.                          64
          2,855   Dow Jones & Co., Inc.                101
          5,000   Dun & Bradstreet Corp.               299
            866   John H. Harland Co.                   18
          1,518   McGraw Hill, Inc.                    124
            826   Meredith Corp.                        30
          4,470   R.R. Donnelley & Sons Co.            163
         11,382   Time Warner, Inc.                    415
                                                  --------
                                                     1,214
                                                  --------
RADIO & TELEVISION (1.0%):
          1,955   CBS, Inc.                            158
          4,530   Capital Cities ABC, Inc.             537
          6,775   Comcast, Class A Special
                    Shares                             121
            300   Comcast Corp., Class A                 5
         19,285   Tele-Communications, Inc.,
                    Class A(b)                         328
         10,687   Viacom, Class B(b)                   534
                                                  --------
                                                     1,683
                                                  --------

     SHARES OR
     PRINCIPAL                                     MARKET
       AMOUNT         SECURITY DESCRIPTION         VALUE
RAILROAD & RAILROAD HOLDING
  COMPANIES (0.7%):
          4,422   Burlington Northern/Santa
                    Fe, Inc.                      $    371
          3,113   CSX Corp.                            261
          2,264   Conrail, Inc.                        156
          6,088   Union Pacific Corp.                  398
                                                  --------
                                                     1,186
                                                  --------
RAILROADS (0.2%):
          3,837   Norfolk Southern Corp.               296
                                                  --------
RESTAURANTS (0.6%):
          4,647   Darden Restaurants, Inc.              53
            707   Luby's Cafeterias, Inc.               15
         20,520   McDonald's Corp.                     841
          1,576   Ryans Family Steak House(b)           12
          1,182   Shoney's, Inc.(b)                     13
          2,955   Wendy's International                 59
                                                  --------
                                                       993
                                                  --------
RETAIL (1.9%):
          4,356   American Stores Co.                  130
          2,994   Charming Shoppes, Inc.                 9
          2,148   Dayton Hudson Corp.                  148
          2,125   Harcourt General, Inc.                84
         13,556   K-Mart Corp.                         110
          7,328   May Department Stores                288
          2,403   Nordstrom, Inc.                       89
          5,712   Price/Costco, Inc.(b)                 97
         11,521   Sears & Roebuck Co.                  392
         67,700   Wal-Mart Stores, Inc.              1,464
          7,208   Walgreen Co.                         205
          3,921   Woolworth Corp.                       57
                                                  --------
                                                     3,073
                                                  --------
RETAIL -- SPECIALTY STORES (0.9%):
          2,897   Circuit City Stores, Inc.             97
          4,215   The Gap                              166
          1,773   Giant Food, Inc.                      57
         14,031   Home Depot, Inc.                     523
         10,496   The Limited, Inc.                    193
          3,133   Melville Corp.                       100
          1,792   Pep Boys - Manny, Moe & Jack          39
          2,167   TJX Cos., Inc.                        29
          8,168   Toys R Us, Inc.(b)                   179
                                                  --------
                                                     1,383
                                                  --------

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1995
STOCK INDEX FUND                           (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                     MARKET
       AMOUNT         SECURITY DESCRIPTION         VALUE
RUBBER & RUBBER PRODUCTS (0.2%):
            769   B.F. Goodrich, Inc.             $     51
          2,422   Cooper Tire & Rubber Co.              56
          4,534   Goodyear Tire & Rubber Co.           172
                                                  --------
                                                       279
                                                  --------
SEMICONDUCTORS (1.5%):
          5,200   Applied Materials, Inc.(b)           261
         24,300   Intel Corp.                        1,698
          6,100   Micron Technology, Inc.              431
                                                  --------
                                                     2,390
                                                  --------
SERVICES (NON-FINANCIAL) (0.2%):
          3,550   First Data Corp.                     235
          1,440   Ogden Corp.                           33
                                                  --------
                                                       268
                                                  --------
SHOES, LEATHER GOODS &
  CLOTHING ACCESSORIES (0.2%):
            552   Brown Group, Inc.                      8
          4,212   Nike, Inc.                           239
          2,261   Reebok International Ltd.             77
          1,437   Stride Rite Corp.                     16
                                                  --------
                                                       340
                                                  --------
SOAPS & CLEANING AGENTS (1.3%):
          1,595   Clorox Co.                           114
          4,270   Colgate Palmolive, Inc.              296
         20,271   Procter & Gamble Co.               1,642
                                                  --------
                                                     2,052
                                                  --------
SOFTWARE & COMPUTER SERVICES (1.8%):
          1,398   Autodesk, Inc.                        48
          7,037   Computer Associates
                    International, Inc.                387
         17,300   Microsoft Corp.(b)                 1,730
         10,862   Novell, Inc.(b)                      179
         12,819   Oracle Systems Corp.(b)              559
            730   Shared Medical Systems                28
                                                  --------
                                                     2,931
                                                  --------
STEEL (0.0%):
          2,719   Worthington Industries, Inc.          45
                                                  --------
TAX RETURN PREPARATION (0.1%):
          3,052   H & R Block                          126
                                                  --------

     SHARES OR
     PRINCIPAL                                     MARKET
       AMOUNT         SECURITY DESCRIPTION         VALUE
TELECOMMUNICATIONS (2.0%):
         14,612   Airtouch Communications(b)      $    416
          5,600   Alltel Corp.                         172
         12,844   Bell Atlantic Corp.                  817
          7,447   Northern Telecom Ltd.                268
         12,572   Pacific Telesis Group                382
          2,266   Scientific-Atlanta, Inc.              28
         10,266   Sprint Corp.                         395
          2,580   Tellabs, Inc.(b)                      88
         13,891   U. S. West, Inc.                     662
                                                  --------
                                                     3,228
                                                  --------
TEXTILE MANUFACTURING (0.1%):
          2,250   Fruit of The Loom(b)                  39
          1,101   Russell Corp.                         27
            552   Springs Industries, Inc.,
                    Class A                             24
          1,931   V. F. Corp.                           92
                                                  --------
                                                       182
                                                  --------
TOBACCO & TOBACCO PRODUCTS (1.6%):
          5,549   American Brands, Inc.                238
         24,804   Philip Morris Cos., Inc.           2,096
          5,746   UST, Inc.                            172
                                                  --------
                                                     2,506
                                                  --------
TOOLS & HARDWARE MANUFACTURING (0.1%):
          2,522   Black & Decker Corp.                  85
          1,221   Snap On Tools, Inc.                   52
          1,260   Stanley Works                         60
            946   Timken Co.                            38
                                                  --------
                                                       235
                                                  --------
TOYS & BICYCLES -- MANUFACTURING (0.1%):
          6,525   Mattel, Inc.                         188
                                                  --------
TRANSPORTATION-AIR (0.1%):
          4,250   Southwest Airlines Co.                85
                                                  --------
TRANSPORTATION LEASING & TRUCKING (0.2%):
          1,324   Consolidated Freightways,
                    Inc.                                31
          1,695   Federal Express Corp.(b)             139
          1,201   Pittston Services Group               33
          1,163   Roadway Services, Inc.                52
          2,306   Ryder Systems, Inc.                   56
            807   Yellow Corp.                          11
                                                  --------
                                                       322
                                                  --------
TRUCKS -- MANUFACTURING (0.1%):
            236   Nacco Industries, Inc.                14
          7,073   Placer Dome, Inc.                    155
                                                  --------
                                                       169
                                                  --------

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1995
STOCK INDEX FUND                           (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

     SHARES OR
     PRINCIPAL                                     MARKET
       AMOUNT         SECURITY DESCRIPTION         VALUE
UTILITIES -- ELECTRIC (2.6%):
          5,497   American Electric Power         $    210
          4,547   Carolina Power & Light               149
          5,655   Central & South West Corp.           151
          4,628   Cinergy Corp.                        131
          6,914   Consolidated Edison Co. NY,
                    Inc.                               210
          4,353   Detroit Edison Co.                   147
          5,115   Dominion Resources                   203
          5,988   Duke Power Co.                       268
          6,661   Entergy Corp                         190
          5,435   FPL Group, Inc.                      228
          3,901   Houston Industries                   181
          4,276   Niagara Mohawk Power Corp.            46
          1,970   Northern States Power Co.
                    Minnesota                           93
          4,531   Ohio Edison                          104
          8,396   Pacificorp                           158
          6,540   Peco Energy Co.                      191
          7,231   Public Service Enterprise            212
          1,301   Raychem Corp.                         60
         13,138   SCEcorp.                             223
         19,612   Southern Co.                         468
          6,659   Texas Utilities Co.                  245
          6,323   Unicom Corp.                         207
          2,994   Union Electric Co.                   117
                                                  --------
                                                     4,192
                                                  --------
UTILITIES -- ELECTRIC & GAS (0.3%):
          4,324   Baltimore Gas & Electric             116
         12,524   Pacific Gas & Electric Co.           368
          1,004   Peoples Energy Corp.                  29
                                                  --------
                                                       513
                                                  --------
UTILITIES -- NATURAL GAS (0.2%):
          2,758   Consolidated Natural Gas             105
          1,515   Nicor, Inc.                           41
          2,522   Pacific Enterprises                   62
          4,427   Panhandle Eastern Corp.              112
                                                  --------
                                                       320
                                                  --------
UTILITIES -- TELECOMMUNICATIONS (5.0%):
         46,798   A T & T Corp                       2,995
         16,316   Ameritech Corp.                      881
         14,636   Bellsouth Corp.                    1,120
         28,613   GTE Corp.                          1,180
         19,940   MCI Telecommunications Corp.         497
         12,633   Nynex Corp.                          594
         17,949   SBC Communications, Inc.           1,003
                                                  --------
                                                     8,270
----------------------------------------------------------
TOTAL COMMON STOCKS                                126,596
----------------------------------------------------------

     SHARES OR
     PRINCIPAL                                     MARKET
       AMOUNT         SECURITY DESCRIPTION         VALUE
----------------------------------------------
  U.S. TREASURY BILLS (0.8%)
     $       20   5.22%, 12/14/95(c)              $     20
          1,315   5.38%, 12/21/95(c)                 1,305
                                                  --------
                                                     1,325
                                                  --------
----------------------------------------------
  INVESTMENT COMPANIES (2.7%)
      4,367,074   AIM Treasury Portfolio             4,367
----------------------------------------------------------
TOTAL INVESTMENT COMPANIES                           4,367
----------------------------------------------------------
TOTAL (COST $138,797)(a)                          $160,787
----------------------------------------------

---------------

Percentages indicated are based on net assets of $160,822.

(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax reporting purposes by the amount of losses recognized for financial reporting purposes in excess of federal income tax reporting of approximately $530. Cost for federal income tax purposes differs from value by net unrealized appreciation of securities as follows (amount in thousands):

                  Unrealized appreciation         $ 24,874
                  Unrealized depreciation         $ (2,988)
                                                  --------
                  Net unrealized appreciation     $ 21,886
                                                  =========

(b) Represents non-income producing security.

(c) Serves as collateral for futures contracts.

----------------------------------------------
  FUTURES CONTRACTS

     NUMBER OF               MARKET
     CONTRACTS               VALUE
    Long, Standard & Poor's 500
      Index Futures Contract,
      face amount $34,605,
      expiring December 1995        120      $35,031
                                             -------
    Total Futures Contracts                  $35,031
                                             ========

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                                         Schedule of Investments
THE VICTORY PORTFOLIOS                                          October 31, 1995
DIVERSIFIED STOCK FUND                     (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

                                                   MARKET
       SHARES         SECURITY DESCRIPTION         VALUE
----------------------------------------------
  COMMON STOCKS (94.7%)
AEROSPACE/DEFENSE (5.2%):
        128,500   Boeing Co.                      $  8,432
         98,000   General Dynamics Corp.             5,427
        105,000   Textron, Inc.                      7,219
                                                  --------
                                                    21,078
                                                  --------
AIR FREIGHT (1.0%):
         60,000   AMR Corp., Delaware (b)            3,960
                                                  --------
ALUMINUM (1.4%):
        110,200   Aluminum Co. of America            5,620
                                                  --------
BANKS (7.0%):
        125,800   BankAmerica Corp.                  7,234
        100,000   First Union Corp.                  4,963
         96,800   J.P. Morgan & Co., Inc.            7,466
        174,400   Norwest Corp.                      5,145
        150,000   PNC Bank Corp.                     3,938
                                                  --------
                                                    28,746
                                                  --------
CHEMICALS (3.4%):
        110,200   Dow Chemical Co.                   7,562
        120,000   Lubrizol Corp.                     3,450
        145,000   RPM, Inc., Ohio                    2,809
                                                  --------
                                                    13,821
                                                  --------
COMPUTERS & PERIPHERALS (1.1%):
         50,000   Hewlett Packard Co.                4,631
                                                  --------
CONTAINERS - METAL, GLASS, PAPER, PLASTIC
  (0.8%):
        134,300   Newell Co.                         3,240
                                                  --------
COSMETICS & RELATED (0.7%):
         40,300   Avon Products                      2,866
                                                  --------
ELECTRICAL EQUIPMENT (3.1%):
        110,800   General Electric Co.               7,008
         86,800   W.W. Grainger, Inc.                5,425
                                                  --------
                                                    12,433
                                                  --------
ELECTRONIC & ELECTRICAL - GENERAL (1.6%):
         60,000   Motorola, Inc.                     3,938
         40,800   Texas Instruments, Inc.            2,785
                                                  --------
                                                     6,723
                                                  --------
ENGINEERING & CONSTRUCTION (1.6%):
        113,700   Fluor Corp.                        6,424
                                                  --------
ENTERTAINMENT (0.4%):
         70,400   Harrah's Entertainment (b)         1,742
                                                  --------
FINANCIAL SERVICES (2.8%):
        260,000   Bear Stearns Cos., Inc.            5,168
        130,000   Travelers, Inc.                    6,565
                                                  --------
                                                    11,733
                                                  --------

                                                   MARKET
       SHARES         SECURITY DESCRIPTION         VALUE
FOREST PRODUCTS (2.7%):
        200,000   International Paper Co.         $  7,400
         31,900   Mead Corp.                         1,838
         38,900   Union Camp Corp.                   1,979
                                                  --------
                                                    11,217
                                                  --------
FUNERAL SERVICES (0.5%):
         46,900   Service Corp. International        1,882
                                                  --------
HEALTH CARE (1.9%):
        160,000   Columbia HCA Healthcare            7,860
                                                  --------
HOTELS & MOTELS (1.2%):
        115,000   Mirage Resorts, Inc. (b)           3,766
         56,700   Promus Hotel Corp. (b)             1,247
                                                  --------
                                                     5,013
                                                  --------
HOUSEHOLD GOODS - APPLIANCES, FURNISHINGS
  (1.3%):
        100,000   Whirlpool Corp.                    5,300
                                                  --------
INSURANCE - LIFE (1.0%):
         60,000   Jefferson Pilot Corp.              3,960
                                                  --------
INSURANCE - MULTI-LINE (3.4%):
         45,000   Aetna Life & Casualty Co.          3,167
         80,350   American International
                    Group, Inc.                      6,780
         80,000   St. Paul Companies, Inc.           4,060
                                                  --------
                                                    14,007
                                                  --------
INSURANCE - PROPERTY, CASUALTY, HEALTH & OTHER
  (0.8%):
         35,000   Chubb Corp.                        3,146
                                                  --------
MANUFACTURING - MISCELLANEOUS (0.8%):
         81,100   Allied Signal, Inc.                3,447
                                                  --------
OFFICE EQUIPMENT & SUPPLIES (1.5%):
         47,500   Xerox Corp.                        6,163
                                                  --------
OIL & GAS EXPLORATION (2.8%):
        168,700   Enron Corp.                        5,799
        170,000   Phillips Petroleum Co.             5,483
                                                  --------
                                                    11,282
                                                  --------
OIL & GAS PRODUCTION (1.3%):
        120,000   Tenneco, Inc.                      5,265
                                                  --------
OIL - INTEGRATED COMPANIES (7.4%):
         40,400   Atlantic Richfield Co.             4,313
         88,200   Chevron Corp.                      4,123
        135,500   Exxon Corp.                       10,349
        170,500   Texaco, Inc.                      11,615
                                                  --------
                                                    30,400
                                                  --------
OILFIELD EQUIPMENT & SERVICES (3.9%):
        270,000   Baker Hughes, Inc.                 5,299
        252,600   Dresser Industries, Inc.           5,241
         89,800   Schlumberger Ltd.                  5,590
                                                  --------
                                                    16,130
                                                  --------

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1995
DIVERSIFIED STOCK FUND                     (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

                                                   MARKET
       SHARES         SECURITY DESCRIPTION         VALUE
PHARMACEUTICALS (4.8%):
        120,000   Abbott Laboratories             $  4,770
        159,000   Amgen, Inc. (b)                    7,632
         50,000   Pfizer, Inc.                       2,869
         50,000   Warner-Lambert Co.                 4,256
                                                  --------
                                                    19,527
                                                  --------
POLLUTION CONTROL SERVICES (0.8%):
        110,000   Browning-Ferris Industries,
                    Inc.                             3,204
                                                  --------
RADIO & TELEVISION (1.2%):
        100,000   Viacom, Class B (b)                5,000
                                                  --------
RETAIL (3.7%):
        101,500   Dayton Hudson Corp.                6,977
        110,000   Nordstrom, Inc.                    4,077
        149,000   Walgreen Co.                       4,247
                                                  --------
                                                    15,301
                                                  --------
RETAIL - SPECIALTY STORES (0.8%):
        148,000   Pep Boys -- Manny,
                    Moe & Jack                       3,238
                                                  --------
RUBBER & RUBBER PRODUCTS (2.1%):
        170,000   Cooper Tire & Rubber Co.           3,931
        119,600   Goodyear Tire & Rubber Co.         4,545
                                                  --------
                                                     8,476
                                                  --------
SEMICONDUCTORS (1.2%):
         70,000   Intel Corp.                        4,891
                                                  --------
SHIPPING (1.1%):
        250,650   TNT Freightways Corp.              4,512
                                                  --------
SOFTWARE & COMPUTER SERVICES (2.6%):
         75,800   Microsoft (b)                      7,580
         70,000   Oracle Systems Corp. (b)           3,054
                                                  --------
                                                    10,634
                                                  --------
TAX RETURN PREPARATION (1.0%):
        100,000   H&R Block                          4,125
                                                  --------
TOBACCO & TOBACCO RELATED (2.7%):
        130,000   Philip Morris Cos., Inc.          10,984
                                                  --------

                                                   MARKET
       SHARES         SECURITY DESCRIPTION         VALUE
UTILITIES - ELECTRIC (5.2%):
        200,000   Consolidated Edison Co. NY,
                    Inc.                          $  6,075
        100,000   Houston Industries                 4,638
        150,000   Southern Co.                       3,581
        188,500   Texas Utilities Co.                6,927
                                                  --------
                                                    21,221
                                                  --------
UTILITIES - TELECOMMUNICATIONS (6.9%):
        175,000   A T & T Corp                      11,200
        380,000   GTE Corp.                         15,674
         33,100   Nynex Corp.                        1,556
                                                  --------
                                                    28,430
----------------------------------------------------------
TOTAL COMMON STOCKS                                387,632
----------------------------------------------------------
----------------------------------------------
  INVESTMENT COMPANIES (6.4%)
     16,704,032   Aim Treasury Portfolio            16,704
      9,672,252   Federated Treasury
                    Obligation Fund                  9,672
----------------------------------------------------------
TOTAL INVESTMENT COMPANIES                          26,376
----------------------------------------------------------
TOTAL (COST--$372,310)(A)                         $414,008
---------------------------------------------------------

---------------

Percentages indicated are based on net assets of $409,549.

(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting purposes in excess of federal income tax reporting of approximately $268. Cost for federal income tax purposes differs from value by net unrealized appreciation of securities as follows:

                  Unrealized appreciation         $ 47,305
                  Unrealized depreciation           (5,875)
                                                  --------
                  Net unrealized appreciation     $ 41,430
                                                  =========

(b) Represents non-income producing securities.

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                                         Schedule of Investments
THE VICTORY PORTFOLIOS                                          October 31, 1995
VALUE FUND                                 (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

                                                   MARKET
       SHARES         SECURITY DESCRIPTION         VALUE
----------------------------------------------
  COMMON STOCKS (94.7%)
AEROSPACE/DEFENSE (4.7%):
         72,000   Boeing Co.                      $  4,725
         40,000   General Dynamics Corp.             2,215
         51,500   Litton Industries, Inc.(b)         2,041
        114,000   Raytheon Co.                       4,973
                                                  --------
                                                    13,954
                                                  --------
AUTOMOTIVE (2.9%):
         62,000   Chrysler Corp.                     3,201
         84,000   Ford Motor Co.                     2,415
         47,000   TRW, Inc.                          3,090
                                                  --------
                                                     8,706
                                                  --------
BANKS (7.0%):
         92,000   BankAmerica Corp.                  5,290
        110,000   Comerica, Inc.                     3,699
         54,500   CoreStates Financial Corp.         1,982
         71,000   First Union Corp.                  3,523
         79,100   J.P. Morgan & Co., Inc.            6,101
                                                  --------
                                                    20,595
                                                  --------
BEVERAGES (1.3%):
         58,000   Anheuser Busch Co., Inc.           3,828
                                                  --------
CHEMICALS (2.1%):
         31,000   Dow Chemical Co.                   2,127
         18,000   Eastman Chemical                   1,071
         60,000   Lubrizol Corp.                     1,725
         70,000   RPM, Inc., Ohio                    1,356
                                                  --------
                                                     6,279
                                                  --------
COMPUTER SOFTWARE (1.5%):
         28,000   Microsoft Corp.(b)                 2,800
         92,000   Novell, Inc.(b)                    1,518
                                                  --------
                                                     4,318
                                                  --------
COMPUTERS & OFFICE EQUIPMENT (1.4%):
         22,000   International Business
                    Machines Corp.                   2,140
         45,000   Pitney Bowes, Inc.                 1,963
                                                  --------
                                                     4,103
                                                  --------
CONTAINERS & PACKAGING (0.3%):
         40,000   Sonoco Products Co.                  990
                                                  --------
ELECTRICAL EQUIPMENT (2.8%):
         36,000   Emerson Electric Co.               2,565
         91,000   General Electric Co.               5,756
                                                  --------
                                                     8,321
                                                  --------

                                                   MARKET
       SHARES         SECURITY DESCRIPTION         VALUE
ELECTRONICS (2.7%):
         42,000   Hewlett Packard Co.             $  3,890
         60,000   Intel Corp.                        4,193
                                                  --------
                                                     8,083
                                                  --------
FINANCIAL SERVICES (3.4%):
         70,000   American Express Co.               2,844
         29,000   Federal National Mortgage
                    Assoc.                           3,041
         33,000   H & R Block                        1,361
         52,500   Household International,
                    Inc.                             2,953
                                                  --------
                                                    10,199
                                                  --------
FOOD PROCESSING & PACKAGING (1.3%):
         58,500   ConAgra, Inc.                      2,260
         31,000   Pioneer Hi-Bred
                    International, Inc.              1,538
                                                  --------
                                                     3,798
                                                  --------
HOME PRODUCTS (1.8%):
         95,000   Newell Co.                         2,292
         53,000   Sherwin Williams Co.               1,994
         23,000   Stanley Works                      1,098
                                                  --------
                                                     5,384
                                                  --------
INDUSTRIAL -- MISCELLANEOUS (2.8%):
         40,000   Allied Signal, Inc.                1,700
         43,500   Minnesota Mining &
                    Manufacturing Co.                2,474
         35,000   Textron, Inc.                      2,406
         62,000   WMX Technologies, Inc.             1,744
                                                  --------
                                                     8,324
                                                  --------
INSURANCE (5.1%):
         43,000   Aetna Life & Casualty Co.          3,026
        135,000   Allstate                           4,961
        105,200   American General Corp.             3,458
         69,000   St. Paul Cos., Inc.                3,502
                                                  --------
                                                    14,947
                                                  --------
MACHINERY & MANUFACTURING (1.1%):
         54,000   Cooper Industries                  1,822
         15,500   Deere & Co.                        1,385
                                                  --------
                                                     3,207
                                                  --------
MEDIA (2.6%):
         34,700   Cox Communications, Inc.,
                    Class A(b)                         651
         47,000   Dow Jones & Co., Inc.              1,657
         40,000   Dun & Bradstreet Corp.             2,390
         48,000   Time Warner, Inc.                  1,752
         46,000   Times Mirror Co., Class A          1,334
                                                  --------
                                                     7,784
                                                  --------

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1995
VALUE FUND                                 (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

                                                   MARKET
       SHARES         SECURITY DESCRIPTION         VALUE
METALS & MINING (2.6%):
         55,000   Aluminum Co. of America         $  2,805
         83,000   Cyprus Amax Minerals               2,168
         92,000   USX U.S. Steel Group               2,749
                                                  --------
                                                     7,722
                                                  --------
OIL -- INTEGRATED (DOMESTIC) (3.5%):
         44,000   Atlantic Richfield Co.             4,697
        179,000   Phillips Petroleum Co.             5,773
                                                  --------
                                                    10,470
                                                  --------
OIL -- INTEGRATED (INTERNATIONAL) (9.3%):
        111,600   Chevron Corp.                      5,217
         70,000   Exxon Corp.                        5,346
         73,000   Mobil Corp.                        7,355
         19,500   Royal Dutch Petroleum Co.          2,396
        105,200   Texaco, Inc.                       7,167
                                                  --------
                                                    27,481
                                                  --------
OILFIELD WELL EQUIPMENT & SERVICES (1.4%):
        127,000   Baker Hughes, Inc.                 2,492
         25,000   Schlumberger Ltd.                  1,556
                                                  --------
                                                     4,048
                                                  --------
PAPER & FOREST PRODUCTS (2.6%):
         10,000   Georgia Pacific Corp.                825
        136,000   International Paper Co.            5,032
         33,000   Mead Corp.                         1,902
                                                  --------
                                                     7,759
                                                  --------
PHARMACEUTICALS (6.0%):
         75,200   Abbott Laboratories                2,989
         38,400   American Home Products Corp.       3,403
         44,000   Merck & Co., Inc.                  2,530
         88,000   Pfizer, Inc.                       5,049
         70,200   Schering-Plough                    3,764
                                                  --------
                                                    17,735
                                                  --------
RETAIL -- FOOD & DRUGS (1.5%):
         80,200   Supervalu, Inc.                    2,466
         72,000   Walgreen Co.                       2,052
                                                  --------
                                                     4,518
                                                  --------
RETAIL -- SPECIALTY STORES (0.6%):
         80,000   Pep Boys -- Manny, Moe &
                    Jack                             1,750
                                                  --------
RETAIL -- TRADE (2.5%):
         62,000   Dayton Hudson Corp.                4,263
         90,000   Sears & Roebuck Co.                3,060
                                                  --------
                                                     7,323
                                                  --------

                                                   MARKET
       SHARES         SECURITY DESCRIPTION         VALUE
SOAPS & PERSONAL CARE (1.3%):
         41,000   Avon Products                   $  2,916
         10,000   Procter & Gamble Co.                 810
                                                  --------
                                                     3,726
                                                  --------
TOBACCO (1.7%):
         46,000   Philip Morris Cos., Inc.           3,887
         42,000   UST Corp.                          1,260
                                                  --------
                                                     5,147
                                                  --------
TRANSPORTATION (1.0%):
         15,500   Norfolk Southern Corp.             1,197
         40,000   Roadway Services, Inc.             1,790
                                                  --------
                                                     2,987
                                                  --------
UTILITIES -- ELECTRIC (6.0%):
        136,000   Consolidated Edison Co. NY,
                    Inc.                             4,131
         90,000   DQE Light Co.                      2,475
         66,000   Houston Industries                 3,061
         95,000   Public Service Co. of
                    Colorado                         3,242
        130,000   Texas Utilities Co.                4,778
                                                  --------
                                                    17,687
                                                  --------
UTILITIES -- NATURAL GAS (2.1%):
         75,000   Consolidated Natural Gas           2,850
         52,000   Enron Corp.                        1,788
         50,000   Peoples Energy Corp.               1,438
                                                  --------
                                                     6,076
                                                  --------
UTILITIES -- TELECOMMUNICATIONS (7.8%):
        127,000   A T & T Corp.                      8,128
         62,000   Ameritech Corp.                    3,348
         41,000   Comsat Corp.                         815
        156,000   GTE Corp.                          6,435
         82,000   MCI Telecommunications Corp.       2,045
         47,000   Nynex Corp.                        2,209
                                                  --------
                                                    22,980
                                                  --------
----------------------------------------------------------
                           TOTAL COMMON STOCKS    $280,229
----------------------------------------------------------
----------------------------------------------
  INVESTMENT COMPANIES (5.3%)
     12,892,123   AIM Treasury Portfolio            12,892
      2,824,635   Federated Treasury
                    Obligation Fund                  2,825
----------------------------------------------------------
TOTAL INVESTMENT COMPANIES                          15,717
----------------------------------------------------------
TOTAL (COST $257,181)(a)                          $295,946
---------------------------------------------------------

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1995
VALUE FUND                                 (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

---------------

Percentages indicated are based on net assets of $295,871.

(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax reporting purposes by the amount of losses recognized for financial reporting purposes in excess of federal income tax reporting of approximately $148. Cost for federal income tax purposes differs from value by net unrealized appreciation of securities as follows:

                  Unrealized appreciation         $ 43,806
                  Unrealized depreciation           (5,189)
                                                  --------
                  Net unrealized appreciation     $ 38,617
                                                  =========

(b) Represents non-income producing securities.

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                                         Schedule of Investments
THE VICTORY PORTFOLIOS                                          October 31, 1995
GROWTH FUND                                (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

                                                    MARKET
       SHARES         SECURITY DESCRIPTION          VALUE
----------------------------------------------
  COMMON STOCKS (98.5%)
AEROSPACE/DEFENSE (0.8%):
         12,500   Boeing Co.                      $      820
                                                  ----------
ALUMINUM (0.5%):
         10,000   Aluminum Co. of America                510
                                                  ----------
AUTOMOTIVE (0.1%):
         30,000   Pep Boys -- Manny, Moe, &
                    Jack                                 656
                                                  ----------
BANKS (1.9%):
         20,500   BankAmerica Corp.                    1,179
         29,700   Norwest Corp.                          876
                                                  ----------
                                                       2,055
                                                  ----------
BEVERAGES (4.5%):
         15,000   Anheuser Busch Co., Inc.               990
         54,700   Coca-Cola Co.                        3,932
                                                  ----------
                                                       4,922
                                                  ----------
CHEMICALS-SPECIALTY (1.9%):
         15,000   Eastman Co.                            892
         15,000   Lubrizol Corp.                         431
         37,500   RPM, Inc.                              727
                                                  ----------
                                                       2,050
                                                  ----------
CHEMICALS -- GENERAL (1.3%):
         20,000   Dow Chemical Co.                     1,372
                                                  ----------
COMPUTERS & PERIPHERALS (2.1%):
         15,000   Hewlett Packard Co.                  1,389
         20,000   3-Com Corp. (b)                        940
                                                  ----------
                                                       2,329
                                                  ----------
COSMETICS & RELATED (1.6%):
         35,000   Gillette Co.                         1,693
                                                  ----------
ELECTRICAL EQUIPMENT (7.8%):
         35,000   Emerson Electric Co.                 2,494
         72,000   General Electric Co.                 4,554
         20,000   W.W. Grainger, Inc.                  1,250
                                                  ----------
                                                       8,298
                                                  ----------
ELECTRONIC COMPUTING EQUIPMENT (1.0%):
         20,000   Compaq Computer Corp. (b)            1,115
                                                  ----------
ELECTRONIC & ELECTRICAL -- GENERAL (2.6%):
         42,000   Motorola, Inc.                       2,756
                                                  ----------
ENTERTAINMENT (1.6%):
         30,000   Walt Disney Co.                      1,729
                                                  ----------

                                                    MARKET
       SHARES         SECURITY DESCRIPTION          VALUE
FINANCIAL SERVICES (2.3%):
         14,600   Federal National Mortgage
                    Assoc.                        $    1,531
         20,000   First USA, Inc.                        920
                                                  ----------
                                                       2,451
                                                  ----------
FOOD PROCESSING & PACKAGING (1.2%):
         20,000   ConAgra, Inc.                          772
         18,000   Sara Lee Corp.                         529
                                                  ----------
                                                       1,301
                                                  ----------
FOREST PRODUCTS -- LUMBER, PAPER (2.8%):
         50,000   International Paper Co.              1,850
         10,000   Mead Corp.                             576
         25,000   Sonoco Products Co.                    619
                                                  ----------
                                                       3,045
                                                  ----------
HEALTH CARE (2.0%):
         45,000   Columbia HCA Healthcare              2,211
                                                  ----------
HOME PRODUCTS (1.9%):
         85,000   Newell Co.                           2,051
                                                  ----------
INSURANCE (3.0%):
         30,000   American International
                    Group, Inc.                        2,531
         15,000   St. Paul Cos., Inc.                    761
                                                  ----------
                                                       3,292
                                                  ----------
MANUFACTURING -- MISCELLANEOUS (2.2%):
         30,000   Allied Signal, Inc.                  1,275
         18,000   Minnesota Mining &
                    Manufacturing Co.                  1,024
                                                  ----------
                                                       2,299
                                                  ----------
MEDICAL SUPPLIES (2.8%):
         30,000   Johnson & Johnson, Inc.              2,445
         10,000   Medtronic, Inc.                        577
                                                  ----------
                                                       3,022
                                                  ----------
OFFICE EQUIPMENT & SUPPLIES (1.0%):
         25,000   Pitney Bowes, Inc.                   1,091
                                                  ----------
OILFIELD EQUIPMENTS & SERVICES (0.9%):
         50,000   Baker Hughes, Inc.                     981
                                                  ----------
OIL-DOMESTIC INTEGRATED (5.8%):
         20,000   Atlantic Richfield Co.               2,135
         75,000   Enron Corp.                          2,578
         50,000   Phillips Petroleum Corp.             1,612
                                                  ----------
                                                       6,325
                                                  ----------
OIL -- INTEGRATED COMPANIES (4.2%):
         54,000   Chevron Corp.                        2,525
         19,700   Mobil Corp.                          1,985
                                                  ----------
                                                       4,510
                                                  ----------

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1995
GROWTH FUND                                (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

                                                    MARKET
       SHARES         SECURITY DESCRIPTION          VALUE
PHARMACEUTICALS (13.5%):
         50,000   Abbott Laboratories             $    1,988
         20,000   Alza Corp., Class A (b)                440
         27,500   American Home Products Corp.         2,437
         21,000   Amgen, Inc. (b)                      1,008
         30,000   Merck & Co., Inc.                    1,725
         55,000   Pfizer, Inc.                         3,156
         69,000   Schering-Plough                      3,700
                                                  ----------
                                                      14,454
                                                  ----------
RETAIL (5.6%):
         65,000   Home Depot, Inc.                     2,421
         30,000   The Gap                              1,181
         70,000   Wal Mart Stores, Inc.                1,514
         32,000   Walgreen Co.                           912
                                                  ----------
                                                       6,028
                                                  ----------
SEMICONDUCTORS (3.2%):
         50,000   Intel Corp.                          3,494
                                                  ----------
SOAPS & CLEANING AGENTS (2.6%):
         35,000   Procter & Gamble Co.                 2,835
                                                  ----------
SOFTWARE & COMPUTER SERVICES (4.7%):
         10,000   Automatic Data Processing,
                    Inc.                                 715
         32,000   Microsoft (b)                        3,200
         40,000   Novell, Inc. (b)                       660
         10,000   Oracle Systems Corp. (b)               436
                                                  ----------
                                                       5,011
                                                  ----------

                                                    MARKET
       SHARES         SECURITY DESCRIPTION          VALUE
TOBACCO & TOBACCO PRODUCTS (3.7%):
         40,000   Philip Morris Cos., Inc.        $    3,380
         20,000   UST, Inc.                              600
                                                  ----------
                                                       3,980
                                                  ----------
TRANSPORTATION -- AIR (0.6%):
         30,000   Southwest Airlines Co.                 600
                                                  ----------
UTILITIES -- TELECOMMUNICATIONS (6.8%):
         62,500   A T & T Corp.                        4,000
         60,000   SBC Communications, Inc.             3,353
                                                  ----------
                                                       7,353
------------------------------------------------------------
TOTAL COMMON STOCKS                                  106,639
------------------------------------------------------------
----------------------------------------------
  INVESTMENT COMPANIES (1.5%)
      1,652,960   AIM Treasury Portfolio               1,653
------------------------------------------------------------
TOTAL INVESTMENT COMPANIES                             1,653
------------------------------------------------------------
TOTAL (COST $91,022)                              $  108,292
---

---------------

Percentages indicated are based on net assets of $108,253.
(a) Represents cost for federal income tax purposes and differs from value by net unrealized appreciation of securities as follows:

                  Unrealized appreciation         $   19,144
                  Unrealized depreciation             (1,874)
                                                  ----------
                  Net unrealized appreciation     $   17,270
                                                  ==========

(b) Represents non-income producing securities.

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                                         Schedule of Investments
THE VICTORY PORTFOLIOS                                          October 31, 1995
SPECIAL VALUE FUND                         (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

                                                    MARKET
       SHARES         SECURITY DESCRIPTION          VALUE
----------------------------------------------
  COMMON STOCKS (90.6%)
AEROSPACE/DEFENSE (2.9%):
        113,400   GenCorp, Inc.                   $    1,191
         43,100   General Dynamics Corp.               2,387
         58,000   Thiokol Corp. Delaware               2,008
                                                  ----------
                                                       5,586
                                                  ----------
AIRLINES (0.5%):
         41,100   Atlantic Southeast Airlines          1,017
                                                  ----------
AUTOMOTIVE PARTS (3.2%):
         26,000   Echlin, Inc.                           930
         44,200   Genuine Parts Co.                    1,751
        121,331   Mark IV Industries                   2,366
         51,600   Mascotech, Inc.                        529
         85,775   T B C Corp.(b)                         600
                                                  ----------
                                                       6,176
                                                  ----------
BANKS (4.3%):
         35,500   Bank of Boston Corp.                 1,580
         30,100   Central Fidelity Banks, Inc.           948
         89,600   Comerica, Inc.                       3,013
         16,129   Michigan National Corp.              1,770
         17,500   Star Bank                              969
                                                  ----------
                                                       8,280
                                                  ----------
BEVERAGES (1.0%):
         71,000   Coca Cola Enterprises, Inc.          1,890
                                                  ----------
CHEMICALS (6.1%):
         42,100   A. Schulman, Inc.                      789
         70,000   Arcadian Corp.(b)                    1,444
         42,550   Avery Dennison Corp.                 1,904
         32,000   Lubrizol Corp.                         920
         57,500   Olin Corp.                           3,680
          8,500   Raychem Corp.                          394
         96,500   RPM, Inc.                            1,870
         21,900   WD 40 Co.                              862
                                                  ----------
                                                      11,863
                                                  ----------
CONSTRUCTION (1.5%):
         10,700   CBI Industries, Inc.                   333
         71,100   Foster Wheeler Corp.                 2,666
                                                  ----------
                                                       2,999
                                                  ----------
CONSUMER GOODS (1.6%):
         41,400   Jostens, Inc.                          937
         89,000   Newell Co.                           2,147
                                                  ----------
                                                       3,084
                                                  ----------

                                                    MARKET
       SHARES         SECURITY DESCRIPTION          VALUE
CONTAINERS (1.0%):
         74,550   Sonoco Products Co.             $    1,845
                                                  ----------
ELECTRICAL EQUIPMENT (5.5%):
         39,200   Arrow Electronics, Inc.(b)      $    1,989
         28,000   Harris Corp.                         1,628
         16,000   Lam Research Corp.(b)                  974
         41,625   Molex Corp.                          1,374
         24,900   Sensormatic Electronic                 532
         31,000   Varian Associates, Inc               1,593
         37,000   Vishay Intertechnology,
                    Inc.(b)                            1,304
         22,500   W.W. Grainger, Inc.                  1,406
                                                  ----------
                                                      10,800
                                                  ----------
ENVIRONMENTAL CONTROL (0.9%):
        199,650   Laidlaw, Inc., Class B               1,797
                                                  ----------
FINANCIAL SERVICES (8.1%):
         95,000   Bear Stearns Cos., Inc.              1,888
         54,000   Capital One Financial Corp.          1,323
         53,300   Equifax, Inc.                        2,079
         36,800   H & R Block                          1,518
         13,900   Integra Financial Corp.                817
         51,900   Northern Trust Corp.                 2,478
         70,600   PMI Group, Inc.                      3,389
         69,100   UJB Financial Corp.                  2,203
                                                  ----------
                                                      15,695
                                                  ----------
FOOD & DRUG DISTRIBUTORS (1.2%):
         70,000   Rite Aid Corp.                       1,890
         15,500   Supervalu, Inc.                        477
                                                  ----------
                                                       2,367
                                                  ----------
FOOD PROCESSING & PACKAGING (2.4%):
         72,100   Dean Foods Co.                       2,010
         45,250   IBP, Inc.                            2,709
                                                  ----------
                                                       4,719
                                                  ----------
FOREST PRODUCTS (0.8%):
         64,600   Louisiana Pacific Corp.              1,542
                                                  ----------
FUNERAL SERVICES (1.9%):
         93,000   Service Corp. International          3,732
                                                  ----------
FURNITURE (0.8%):
         67,100   Leggett & Platt, Inc.                1,610
                                                  ----------
HOTELS & MOTELS (1.5%):
         88,300   Mirage Resorts, Inc.(b)              2,892
                                                  ----------

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1995
SPECIAL VALUE FUND                         (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

                                                    MARKET
       SHARES         SECURITY DESCRIPTION          VALUE
INSURANCE (6.0%):
         38,800   American Re Corp.               $    1,484
         55,000   Horace Mann Educators                1,464
         55,200   Kemper Corp.                         2,677
         46,000   Progressive Corp.                    1,909
         72,000   Prudential Reinsurance
                    Holdings, Inc.(b)                  1,467
         25,000   Transatlantic Holdings               1,684
         63,800   USF&G Corp.                          1,069
                                                  ----------
                                                      11,754
                                                  ----------
MACHINE TOOLS (2.1%):
         80,000   Albany International Corp.           1,660
         22,900   Greenfield Industries                  687
         28,000   Kennametal, Inc.                       872
         28,100   Manitowoc Industries                   797
                                                  ----------
                                                       4,016
                                                  ----------
MANUFACTURING (6.2%):
         38,000   Briggs & Stratton Corp.              1,534
         71,333   Federal Signal Corp.                 1,596
         19,100   Hillenbrand                            606
         72,200   Kaydon Corp.                         2,085
         56,466   Pall Corp.                           1,376
          8,100   Paragon Trade Brands,
                    Inc.(b)                              129
         40,062   Pentair, Inc.                        2,023
         13,000   Stewart & Stevenson
                    Services, Inc.                       296
         40,650   Tyco Laboratories, Inc.              2,469
                                                  ----------
                                                      12,114
                                                  ----------
MEDICAL SERVICES (4.0%):
        139,300   Community Psychiatric
                    Centers, Inc.                      1,515
         67,200   Coventry Corp.(b)                    1,319
         53,900   Integrated Health Services,
                    Inc.(b)                            1,233
         33,000   Lincare Holdings(b)                    821
         73,300   Quorum Health Group(b)               1,571
         42,437   Vivra, Inc.(b)                       1,400
                                                  ----------
                                                       7,859
                                                  ----------
MEDICAL SUPPLIES (0.1%):
         10,000   Sunrise Medical, Inc.(b)               181
                                                  ----------
METALS (1.9%):
         31,800   Minerals Technologies, Inc.          1,268
         84,000   Ucar International(b)                2,394
                                                  ----------
                                                       3,662
                                                  ----------
NEWSPAPERS (1.8%):
         35,900   New York Times Co., Class A            996
         41,100   Tribune Co.                          2,594
                                                  ----------
                                                       3,590
                                                  ----------

                                                    MARKET
       SHARES         SECURITY DESCRIPTION          VALUE
OILFIELD EQUIPMENTS & SERVICES (1.3%):
        125,200   Baker Hughes, Inc.              $    2,457
                                                  ----------
OIL & GAS EXPLORATION (2.5%):
         80,100   Anadarko Petroleum                   3,474
        145,000   ENSERCH Exploration(b)               1,432
                                                  ----------
                                                       4,906
                                                  ----------
OIL & GAS PRODUCTION (1.2%):
         26,000   Diamond Shamrock, Inc.                 670
         46,100   Snyder Oil Corp.                       473
         42,500   Vastar Resources, Inc.               1,201
                                                  ----------
                                                       2,344
                                                  ----------
RETAIL (2.7%):
         90,200   Fingerhut Cos., Inc.                 1,229
         70,800   Hannaford Brothers                   1,850
         48,000   Tiffany & Co.                        2,094
                                                  ----------
                                                       5,173
                                                  ----------
RUBBER (0.5%):
         15,800   Bandag, Inc.                           810
          4,500   Bandag, Inc., Class A                  224
                                                  ----------
                                                       1,034
                                                  ----------
SEMICONDUCTORS (0.6%):
         25,000   Advanced Micro Devices(b)              597
         16,000   MEMC Electronic Materials,
                    Inc.(b)                              512
                                                  ----------
                                                       1,109
                                                  ----------
SHOES, LEATHER GOODS (0.8%):
         28,000   Nike, Inc.                           1,589
                                                  ----------
SOFTWARE & COMPUTER SERVICES (0.9%):
         10,000   American Software, Inc.(b)              78
         14,750   Analysts International Corp.           437
         28,300   Policy Management Systems
                    Corp.(b)                           1,334
                                                  ----------
                                                       1,849
                                                  ----------
STEEL (0.6%):
         68,620   Worthington Industries, Inc.         1,141
                                                  ----------
TELECOMMUNICATIONS (1.2%):
          4,600   Comsat Corp.                            91
         69,400   Worldcom, Inc.(b)                    2,264
                                                  ----------
                                                       2,355
                                                  ----------
TRANSPORTATION (3.7%):
         47,150   GATX Corp.                           2,240
         80,750   Illinois Central Corp.               3,089
         66,000   Pittston Services Group              1,815
                                                  ----------
                                                       7,144
                                                  ----------

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1995
SPECIAL VALUE FUND                         (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

                                                    MARKET
       SHARES         SECURITY DESCRIPTION          VALUE
TRUCKS -- MANUFACTURING (0.4%):
         28,700   Wabash National Corp.           $      728
                                                  ----------
UTILITIES - ELECTRIC & GAS (6.9%):
         32,400   Brooklyn Union Gas Co.                 814
         40,530   DQE Co.                              1,114
        118,600   Florida Progress Corp.               3,929
        154,300   Northeast Utilities                  3,818
         79,400   Public Service Co. of
                    Colorado                           2,710
         55,400   Washington Gas Light Co.             1,060
                                                  ----------
                                                      13,445
------------------------------------------------------------
  TOTAL COMMON STOCKS                                176,344
------------------------------------------------------------
----------------------------------------------
  PREFERRED STOCKS (0.0%)
INSURANCE (0.0%):
          1,766   Everen Capital, Series A(b)             39
------------------------------------------------------------
  TOTAL PREFERRED STOCKS                                  39
------------------------------------------------------------
----------------------------------------------
  INVESTMENT COMPANIES (8.3%)
      8,244,719   AIM Treasury Portfolio          $    8,245
      8,016,471   Federated Treasury
                    Obligation                         8,016
------------------------------------------------------------
  TOTAL INVESTMENT COMPANIES                          16,261
------------------------------------------------------------
TOTAL (COST $171,447)(a)                          $  192,644
---------------------------------------------------------

---------------

Percentages indicated are based on net assets of $194,700.

(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax reporting purposes by the amount of losses recognized for financial reporting purposes in excess of federal income tax reporting of approximately $31. Cost for federal income tax purposes differs from value by net unrealized appreciation of securities as follows:

                  Unrealized appreciation         $   27,076
                  Unrealized depreciation             (5,910)
                                                  ----------
                  Net unrealized appreciation     $   21,166
                                                  ==========

(b) Represents non-income producing securities.

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                                         Schedule of Investments
THE VICTORY PORTFOLIOS                                          October 31, 1995
SPECIAL GROWTH FUND                        (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

                                                    MARKET
       SHARES         SECURITY DESCRIPTION          VALUE
----------------------------------------------
  COMMERCIAL PAPER (4.7%)
FINANCIAL SERVICES (1.0%):
        130,000   Corporate Asset Funding,
                    5.70%, 12/13/95               $      129
        430,000   Preferred Receivables Fund,
                    5.73%, 12/6/95                       427
                                                  ----------
                                                         556
                                                  ----------
INSURANCE (1.6%):
        324,000   Aon Corp., 5.90%, 11/1/95              324
        375,000   Aon Corp., 5.75%, 11/27/95             373
        172,000   Metlife Funding, 5.72%,
                    11/10/95                             172
                                                  ----------
                                                         869
                                                  ----------
PUBLISHING(1.3%):
        685,000   Dow Jones & Co., Inc.,
                    5.70%, 12/18/95                      680
                                                  ----------
RETAIL (0.8%):
        425,000   Wal-Mart Stores, Inc.,
                    5.70%, 11/21/95                      424
------------------------------------------------------------
TOTAL COMMERCIAL PAPER                                 2,529
------------------------------------------------------------
----------------------------------------------
  COMMON STOCKS (95.3%)
ADVERTISING (0.4%):
          4,400   Catalina Marketing Group
                    Corp.(b)                             222
                                                  ----------
AEROSPACE/DEFENSE (0.4%):
          1,000   Alliant Techsystems, Inc.(b)            46
          5,000   Precision Castparts                    179
                                                  ----------
                                                         225
                                                  ----------
AGRICULTURE & LIVESTOCK (0.2%):
          2,500   Delta & Pine Land Co.                   97
                                                  ----------
AUTOMOTIVE PARTS (2.1%):
         18,100   Breed Technologies, Inc.               337
          4,000   Exide Corp.                            175
          3,000   Gentex Corp.(b)                         67
          3,100   Intermet Corp.(b)                       36
         16,300   Kaydon Corp.                           471
          3,000   OEA, Inc.                               82
                                                  ----------
                                                       1,168
                                                  ----------

                                                    MARKET
       SHARES         SECURITY DESCRIPTION          VALUE
BANKS (0.9%):
          3,163   First Bank Systems, Inc.        $      157
          3,400   Firstbank Puerto Rico                   66
         13,300   Peoples Heritage Financial
                    Group                                253
                                                  ----------
                                                         476
                                                  ----------
BROADCASTING (1.5%):
          6,000   Emmis Broadcasting, Inc.,
                    Class A(b)                           159
          5,500   Evergreen Media Corp.(b)               150
          2,500   Heartland Wireless
                    Communications, Inc.(b)               64
          5,500   Heritage Media Corp.,
                    Class A(b)                           153
          6,000   TCA Cable TV, Inc.                     178
          7,000   Westwood One, Inc.(b)                  110
                                                  ----------
                                                         814
                                                  ----------
BUILDING MATERIALS (0.7%):
          5,600   Medusa Corp.                           140
          5,800   Oakwood Homes Corp.                    217
                                                  ----------
                                                         357
                                                  ----------
CHEMICALS (2.5%):
          2,700   Church & Dwight Co., Inc.               55
          5,500   First Mississippi Corp.                113
         28,700   Lilly Industries, Inc.,
                    Class A                              366
         13,300   Om Group, Inc.                         386
          6,800   Synalloy Corp.                         139
          7,000   WD 40 Co.                              276
                                                  ----------
                                                       1,335
                                                  ----------
COMMERCIAL SERVICES (1.6%):
          2,000   Affiliated Computer
                    Services, Inc.(b)                     67
          4,650   Apollo Group, Class A(b)               122
          4,500   Concord Efs, Inc.(b)                   155
          3,000   Corrections Corp. of
                    America(b)                           164
          5,900   Robert Half International,
                    Inc.(b)                              215
         11,400   Sothebys Holdings, Class A             158
                                                  ----------
                                                         881
                                                  ----------

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1995
SPECIAL GROWTH FUND                        (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

                                                    MARKET
       SHARES         SECURITY DESCRIPTION          VALUE
COMPUTERS & PERIPHERALS (9.6%):
          4,500   Alantec Corp.(b)                $      161
          9,000   Cheyenne Software, Inc.(b)             188
          6,600   Cognex Corp.(b)                        394
         14,500   Conner Peripherals(b)                  261
          7,600   Control Data Systems,
                    Inc.(b)                              101
          7,600   Davidson & Associates(b)               270
          3,300   FTP Software, Inc.(b)                   89
          2,000   FileNet Corp.(b)                        91
          5,400   Henry(Jack) & Associates               117
          3,800   Hyperion Software Corp.(b)             187
          7,000   In Focus Systems, Inc.(b)              230
         10,000   MapInfo Corp.(b)                       201
          1,000   McAfee Associates, Inc.(b)              58
          5,200   Minnesota Educational
                    Computing Corp.(b)                   161
         10,800   Netmanage, Inc.(b)                     220
          4,000   Network General Corp.(b)               166
          9,900   Optical Data Systems(b)                296
          6,000   Safeguard Scientifics,
                    Inc.(b)                              270
          5,400   Sequent Computer Systems,
                    Inc.(b)                               94
          2,200   Shiva Corp.(b)                         132
          5,200   Sterling Software, Inc.(b)             240
         12,300   Sungard Data Systems,
                    Inc.(b)                              338
          4,000   Systems & Computers
                    Technology Corp.(b)                   72
          2,600   Tivoli Systems, Inc.(b)                 84
          5,800   VeriFone, Inc.(b)                      157
          5,200   Wonderware Corp.(b)                    165
          5,000   Zebra Technologies(b)                  297
          5,200   Zilog, Inc.(b)                         185
                                                  ----------
                                                       5,225
                                                  ----------
CONSUMER GOODS (0.9%):
         14,000   Bell Industries(b)                     294
          5,500   Tootsie Roll Industries                199
                                                  ----------
                                                         493
                                                  ----------
CONTAINERS (0.2%):
          3,500   Chesapeake Corp.                       107
                                                  ----------
COSMETICS & RELATED (0.3%):
          7,000   Maybelline, Inc.                       165
                                                  ----------
DRUG STORES (0.6%):
          8,000   Eckerd Corp.(b)                        317
                                                  ----------

                                                    MARKET
       SHARES         SECURITY DESCRIPTION          VALUE
ELECTRICAL EQUIPMENT (3.5%):
         13,600   Belden, Inc.                    $      328
          3,800   C-Cube Microsystems, Inc.(b)           263
          3,500   Cable Design Technologies(b)           115
          4,000   Checkpoint Systems, Inc.(b)            116
          4,000   CIDCO, Inc.(b)                         118
          1,800   Electro Scientific, Inc.(b)             56
          2,000   FORE Systems, Inc.(b)                  106
          4,000   Input/Output, Inc.(b)                  150
          2,000   ITI Technologies, Inc.(b)               50
          5,000   Littelfuse, Inc.(b)                    162
          5,500   Methode Electronics, Inc.              127
          6,000   Pioneer-Standard
                    Electronics, Inc.                     83
          4,800   SCI Systems, Inc.(b)                   169
          4,000   Tech Data Corp.(b)                      48
                                                  ----------
                                                       1,891
                                                  ----------
ELECTRICAL & ELECTRONICS (6.1%):
          8,500   AMETECK, Inc.                          150
          7,000   Allen Group                            172
          7,950   Alliance Semiconductor
                    Corp.(b)                             244
          9,000   Atmel Corp.(b)                         281
          3,300   Avnet, Inc.                            166
          5,250   Harman International                   242
         18,000   Integrated Circuit
                    Systems(b)                           244
          8,600   Kent Electronics Corp.(b)              419
          5,000   Lam Research Corp.(b)                  304
          5,000   Lattice Semiconductor(b)               196
          5,000   Rexel, Inc.(b)                          58
          6,000   Teleflex, Inc.                         254
          4,000   Thermedics, Inc.(b)                     74
          2,500   Thermotrex Corp.(b)                     90
          1,750   Transpro, Inc.(b)                       19
          5,200   Ultratech Stepper, Inc.(b)             208
          9,000   VLSI Technology, Inc.(b)               212
                                                  ----------
                                                       3,333
                                                  ----------
ENTERTAINMENT (0.5%):
         10,000   Carmike Cinemas, Inc.,
                    Class A(b)                           209
          3,800   Players International,
                    Inc.(b)                               41
                                                  ----------
                                                         250
                                                  ----------

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1995
SPECIAL GROWTH FUND                        (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

                                                    MARKET
       SHARES         SECURITY DESCRIPTION          VALUE
ENVIRONMENTAL CONTROL (1.8%):
          5,200   Donaldson Co., Inc.             $      127
          5,000   Sanifill, Inc.(b)                      157
          7,500   U.S.A. Waste Services,
                    Inc.(b)                              158
          4,700   United States Filter
                    Corp.(b)                             109
          6,300   United Waste Systems,
                    Inc.(b)                              249
          8,800   Western Waste Industries(b)            174
                                                  ----------
                                                         974
                                                  ----------
FINANCIAL SERVICES (2.4%):
          8,300   Aames Financial Corp.                  208
          2,600   Eaton Vance Corp.                       95
          7,000   Green Tree Financial Corp.             186
          8,000   North American Mortgage Co.            165
          8,700   Pioneer Group, Inc.                    228
          9,450   Quick & Reilly Group                   224
          2,900   Value Line, Inc.                        95
          5,250   Waterhouse Investor Services           104
                                                  ----------
                                                       1,305
                                                  ----------
FOOD PROCESSING & PACKAGING (0.2%):
          5,200   Goodmark Foods                          96
                                                  ----------
FURNITURE (0.7%):
         10,000   Juno Lighting                          145
          8,300   La Z Boy Chair Co.                     247
                                                  ----------
                                                         392
                                                  ----------
HEALTH CARE SERVICES (1.3%):
          8,000   Charter Medical Corp.(b)               144
          8,000   Medaphis Corp.(b)                      254
         19,000   Res-Care, Inc.(b)                      313
                                                  ----------
                                                         711
                                                  ----------
HOSPITAL & NURSING EQUIPMENT & SUPPLIES
  (0.8%):
         11,000   Invacare Corp.                         278
          2,300   Omnicare, Inc.                          83
          5,500   Vital Signs, Inc.                      100
                                                  ----------
                                                         461
                                                  ----------
HOTELS & MOTELS (0.2%):
          5,200   Doubletree Corp.(b)                    114
            600   Marcus Corp.                            21
                                                  ----------
                                                         135
                                                  ----------
HOUSEHOLD GOODS -- APPLIANCES, FURNISHINGS &
  ELECTRONICS (0.2%):
          5,800   Williams-Sonoma Co.(b)                 101
                                                  ----------

                                                    MARKET
       SHARES         SECURITY DESCRIPTION          VALUE
INDUSTRIAL SERVICES (1.4%):
         15,000   Peak Technologies Group,
                    Inc.(b)                       $      379
         16,900   Unitog Co.                             397
                                                  ----------
                                                         776
                                                  ----------
INSURANCE (1.3%):
          2,800   CMAC Investment Corp.                  133
         17,120   Gainsco, Inc.                          148
          2,000   Gallagher (Arthur J.) & Co.             71
          6,700   Maxicare Health Plans,
                    Inc.(b)                              116
          3,900   Reliastar Financial Corp.              163
          6,600   United American Healthcare,
                    Inc.(b)                               73
                                                  ----------
                                                         704
                                                  ----------
LEISURE -- RECREATION, GAMING (0.4%):
         12,200   Callaway Golf Co.                      200
                                                  ----------
MACHINERY & ENGINEERING (2.1%):
         10,000   Alamo Group, Inc.                      171
          4,600   Applied Power, Inc., Class A           140
          5,500   Credence Systems Corp.(b)              206
          2,300   Electroglas, Inc.(b)                   162
          3,600   Helix Technology Corp.                 135
          6,500   IDEX Corp.                             245
          4,600   JLG Industries, Inc.                   108
                                                  ----------
                                                       1,167
                                                  ----------
MACHINE TOOLS (1.2%):
          5,000   Cascade Corp.                           69
          3,000   FSI International, Inc.(b)              71
          6,300   Greenfield Industries                  189
          4,600   Kulicke & Soffa
                    Industries(b)                        161
          7,200   Telxon Corp.                           166
                                                  ----------
                                                         656
                                                  ----------
MANUFACTURING -- MISCELLANEOUS (1.9%):
          3,000   AptarGroup, Inc.                       103
          5,000   Fisher Scientific
                    International, Inc.                  157
          3,600   Graco, Inc.                            121
         11,500   Keystone International, Inc.           256
         10,000   Pall Corp.                             243
          2,000   Plantronics, Inc.(b)                    67
          3,000   Watts Industries, Class A               62
                                                  ----------
                                                       1,009
                                                  ----------

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1995
SPECIAL GROWTH FUND                        (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

                                                    MARKET
       SHARES         SECURITY DESCRIPTION          VALUE
MEDICAL-BIOTECHNOLOGY (0.8%):
          3,100   Liposome Company, Inc.(b)       $       48
          6,000   Mentor Corp.                           132
          7,500   Protein Design Labs, Inc.(b)           126
          7,000   Somatogen, Inc.(b)                     109
                                                  ----------
                                                         415
                                                  ----------
MEDICAL SERVICES (6.3%):
          2,000   American Oncology
                    Resources(b)                          70
          9,000   Apria Healthcare Group,
                    Inc.(b)                              195
          7,400   Community Health Systems,
                    Inc.(b)                              235
          5,000   Express Scripts, Inc.,
                    Class A(b)                           190
          2,400   Gelman Sciences, Inc.(b)                51
          9,000   Health Management Assoc.,
                    Inc.-A(b)                            193
          5,400   Health Management Systems,
                    Inc.(b)                              173
          5,500   Horizon/CMS Healthcare
                    Corp.(b)                             111
          6,000   Integrated Health Services,
                    Inc.                                 137
          4,000   Living Centers of America(b)           103
         10,000   Mid-Atlantic Medical
                    Services, Inc.(b)                    199
          5,400   Nellcor Puritan Bennett,
                    Inc.(b)                              311
         10,000   Ornda Healthcorp(b)                    176
          7,400   Orthodontic Centers of
                    America(b)                           237
          7,000   Pacific Physician Services,
                    Inc.(b)                              111
          4,800   Pacificare Health System(b)            349
          7,200   PhyCor, Inc.(b)                        265
          3,600   Renal Treatment Centers,
                    Inc.(b)                              130
          1,200   Sierra Health Services(b)               34
          5,200   Vivra, Inc.(b)                         172
                                                  ----------
                                                       3,442
                                                  ----------

                                                    MARKET
       SHARES         SECURITY DESCRIPTION          VALUE
MEDICAL SUPPLIES (2.8%):
          5,300   AMSCO International, Inc.(b)    $       85
          9,900   Centocor, Inc.(b)                      111
          4,400   Diagnostic Products Corp.              163
          2,800   Fresenius USA, Inc.(b)                  46
          6,200   Haemonetics Corp.(b)                   117
          7,500   IDEXX Laboratories, Inc.(b)            306
          4,000   MediSense, Inc.(b)                      85
          3,500   PLC Systems, Inc.(b)                    67
          1,000   Sofamor Danek Group, Inc.(b)            24
          4,500   STERIS Corp.(b)                        152
          5,000   Summit Technology, Inc.(b)             222
          1,500   Target Therapeutics, Inc.(b)           116
                                                  ----------
                                                       1,494
                                                  ----------
MERCHANDISING (0.3%):
         10,000   Lands End, Inc.(b)                     150
                                                  ----------
METALS -- FABRICATION (1.7%):
         13,000   Commercial Metals Co.                  335
          8,000   Kennametal, Inc.                       249
          3,900   Mueller Industries, Inc.(b)             92
          7,000   Quanex Corp.                           138
          3,000   Wolverine Tube, Inc.(b)                107
                                                  ----------
                                                         921
                                                  ----------
MINING (1.1%):
         16,400   Addington Resources, Inc.(b)           205
          7,100   Coeur D'Alene Mines Corp.              120
          3,897   Firstmiss Gold, Inc.(b)                 70
          5,500   Minerals Technologies, Inc.            219
                                                  ----------
                                                         614
                                                  ----------
OFFICE EQUIPMENT & SUPPLIES
      (NON-COMPUTER REL) (0.3%):
          6,300   American Business Products             138
                                                  ----------
OIL & GAS EXPLORATION, PRODUCTION
      & SERVICES (3.1%):
          9,000   Barrett Resources Corp.(b)             209
          5,000   Camco International, Inc.              114
         13,000   Devon Energy Corp.                     283
         25,000   H.S. Resource, Inc.(b)                 347
         14,100   Newfield Exploration(b)                416
         11,300   Smith International, Inc.(b)           181
          9,000   United Meridian Corp.(b)               152
                                                  ----------
                                                       1,702
                                                  ----------
OILFIELD EQUIPMENT & SERVICES (0.5%):
          8,200   BJ Services Co.(b)                     193
         10,000   Pride Petroleum Services(b)             87
                                                  ----------
                                                         280
                                                  ----------

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1995
SPECIAL GROWTH FUND                        (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

                                                    MARKET
       SHARES         SECURITY DESCRIPTION          VALUE
PHARMACEUTICALS (2.3%):
          3,100   Alpharma, Inc., Class A         $       74
         10,000   Amylin Pharmaceuticals(b)               74
          2,900   Dura Pharmaceuticals(b)                 85
          5,000   Gilead Sciences, Inc.(b)                98
          8,200   Immunex Corp.(b)                       105
          4,000   INCYTE Pharmaceuticals,
                    Inc.(b)                               83
          9,500   ISIS Pharmaceuticals,
                    Inc.(b)                               96
          4,200   Roberts Pharmaceutical(b)               81
          5,000   Teva Pharmaceutical
                    Industries Ltd.                      196
          8,000   Watson Pharmaceutical(b)               358
                                                  ----------
                                                       1,250
                                                  ----------
PRECISION INSTRUMENTS & RELATED (0.4%):
          4,000   Dionex Corp.(b)                        216
                                                  ----------
PUBLISHING (1.7%):
          5,700   A. H. Belo Corp.                       197
          3,100   Edmark Corp.(b)                        133
          4,700   Meredith Corp.                         168
          4,000   Houghton Mifflin Co.                   164
         17,800   Valassis Communications(b)             247
                                                  ----------
                                                         909
                                                  ----------
RADIO & TELEVISION (0.3%):
          8,250   Renaissance Communications
                    Corp.(b)                             185
                                                  ----------
REAL ESTATE INVESTMENT TRUSTS (3.9%):
          4,000   Beacon Corp.                            87
          6,000   Cail Realty Corp.                      117
          4,500   Chelsea GCA Realty, Inc.               125
          5,500   Crescent Real Estate
                    Equities, Inc.                       176
          8,000   DeBartolo Realty Corp.                 104
          3,900   Developers Divers Realty               111
          6,000   Federal Realty Investment
                    Trust                                122
          5,500   General Growth Properties              111
          4,500   Liberty Property Trust                  91
          4,000   National Health Investors,
                    Inc.                                 120
          4,500   Nationwide Health
                    Properties, Inc.                     185
          5,900   Post Properties, Inc.                  177
          3,800   Reckson Associates Realty
                    Corp.                                102
          3,500   Saul Centers, Inc.                      50
          6,000   Spieker Properties, Inc.               145
          5,000   Starwood Lodging Trust                 136
          2,000   Summit Properties, Inc.                 37
          4,500   Weeks Corp.                            104
                                                  ----------
                                                       2,100
                                                  ----------

                                                    MARKET
       SHARES         SECURITY DESCRIPTION          VALUE
RESTAURANTS (1.1%):
          5,100   Apple South, Inc.               $      105
          8,000   Applebees International,
                    Inc.                                 225
          5,700   IHOP Corp.(b)                          123
          6,800   Sbarro, Inc.                           142
                                                  ----------
                                                         595
                                                  ----------
RETAIL (2.2%):
          2,000   Circle K Corp.(b)                       41
          8,300   Gymboree Corp.(b)                      188
          6,000   Medicine Shoppe
                    International, Inc.                  258
          7,500   Micro Warehouse, Inc.(b)               334
         10,200   Nautica Enterprises, Inc.(b)           349
                                                  ----------
                                                       1,170
                                                  ----------
RETAIL -- SPECIALTY STORES (1.7%):
          1,700   CDW Computer Centers,
                    Inc.(b)                               82
         12,900   Lillian Vernon Corp.                   173
          6,200   Men's Wearhouse(b)                     242
          4,000   Michaels Stores, Inc.(b)                54
          4,100   Tiffany & Co.                          179
         13,800   Zale Corp.(b)                          204
                                                  ----------
                                                         934
                                                  ----------
SEMICONDUCTORS (2.2%):
          9,600   Actel Corp.(b)                         113
          8,000   International Rectifier
                    Corp.(b)                             361
          7,100   Linear Technology                      311
         13,400   S-3, Inc.(b)                           229
         10,000   Sierra Semiconductor(b)                179
                                                  ----------
                                                       1,193
                                                  ----------
SERVICES (NON-FINANCIAL) (0.2%):
         11,000   IDEON Group, Inc.                       98
                                                  ----------
SHIPPING (0.7%):
         20,500   TNT Freightways Corp.                  369
                                                  ----------
SHOES, LEATHER GOODS & CLOTHING ACCESSORIES
  (0.3%):
          6,200   Wolverine World Wide                   186
                                                  ----------

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1995
SPECIAL GROWTH FUND                        (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

                                                    MARKET
       SHARES         SECURITY DESCRIPTION          VALUE
SOFTWARE & COMPUTER SERVICES (5.4%):
          4,600   Acxiom Corp.(b)                 $      138
          5,600   American Management Systems,
                    Inc.(b)                              162
          6,500   Analysts International Corp.           192
          4,000   Avid Technology, Inc.(b)               175
          3,600   Bolt Beranek & Newman,
                    Inc.(b)                              111
          5,900   Continuum Co., Inc.(b)                 232
          4,000   Electronics For Imaging,
                    Inc.(b)                              329
          3,000   Expert Software, Inc.(b)                62
          8,000   Intersolv, Inc.(b)                     126
         10,600   Macromedia, Inc.(b)                    392
          9,800   National Data Corp.                    260
          5,800   ParGain Technologies,
                    Inc.(b)                              248
          7,400   Sierra On-Line, Inc.(b)                276
          4,500   Wallace Computer Services,
                    Inc.                                 254
                                                  ----------
                                                       2,957
                                                  ----------
STEEL (0.3%):
          2,000   Carpenter Technology                    76
          5,000   J&L Speciality Steel, Inc.              82
                                                  ----------
                                                         158
                                                  ----------
TRANSPORTATION (2.0%):
          5,000   Air Express International              104
          8,500   Comair Holding, Inc.                   238
         14,000   Landstar System, Inc.(b)               367
         18,800   Railtex, Inc.(b)                       390
                                                  ----------
                                                       1,099
                                                  ----------
TRUCKING LOCAL & LONG DISTANCE (0.5%):
         21,000   American Freightways,
                    Inc.(b)                              268
                                                  ----------
TRUCKS -- MANUFACTURING (0.2%):
          5,000   Wabash National Corp.                  127
                                                  ----------

                                                    MARKET
       SHARES         SECURITY DESCRIPTION          VALUE
UTILITIES-TELECOMMUNICATIONS (4.8%):
         12,200   Aspect Telecommunications(b)    $      419
          6,000   BroadBand Technologies,
                    Inc.(b)                              105
          4,500   CellStar Corp.(b)                      125
          6,000   Cellular Communications,
                    Class A(b)                           322
          5,000   Cellular Communication of
                    Puerto Rico(b)                       145
         10,100   Centennial Cellular(b)                 184
          4,600   Coherent Communications
                    Systems Corp.(b)                      94
         15,000   Digi International, Inc.(b)            401
          6,100   Network Equipment
                    Technologies, Inc.(b)                199
          4,900   Picture Tel Corp.(b)                   323
         23,000   U.S. Long Distance Corp.(b)            296
                                                  ----------
                                                       2,613
                                                  ----------
WINE & SPIRITS (0.3%):
          6,100   Robert Mondavi Corp.(b)                172
------------------------------------------------------------
TOTAL COMMON STOCKS                                   51,798
------------------------------------------------------------
TOTAL (COST $51,675)(a)                           $   54,327
----------------------------------------------

---------------

Percentages indicated are based on net assets of $54,335.

(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax reporting purposes by the amount of losses recognized for financial reporting purposes in excess of federal income tax reporting of approximately $34. Cost for federal income tax purposes differs from value by net unrealized appreciation of securities as follows:

                  Unrealized appreciation         $    5,887
                  Unrealized depreciation             (3,269)
                                                  ----------
                  Net unrealized appreciation     $    2,618
                                                  ==========

(b) Represents non-income producing securities.

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                                         Schedule of Investments
THE VICTORY PORTFOLIOS                                          October 31, 1995
OHIO REGIONAL STOCK FUND                   (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

                                                    MARKET
       SHARES         SECURITY DESCRIPTION          VALUE
----------------------------------------------
  COMMON STOCKS (95.4%)
AMUSEMENT & RECREATION SERVICES (0.6%):
          7,000   Cedar Fair L.P.                 $      221
                                                  ----------
AUTOMOTIVE PARTS (4.8%):
         24,000   Dana Corp.                             615
         19,800   Myers Industries, Inc.                 285
         15,000   TRW, Inc.                              986
                                                  ----------
                                                       1,886
                                                  ----------
BANKS (7.9%):
         24,000   Charter One Financial, Inc.            681
         19,000   First Merit Corp.                      513
          9,843   Huntington Bancshares, Inc.            235
         20,000   National City Corp.                    618
         15,000   Provident Bancorp                      634
          2,000   Second Bancorp                          59
          6,000   Star Bank                              332
                                                  ----------
                                                       3,072
                                                  ----------
BUILDING MATERIALS (1.2%):
         10,000   Medusa Corp                            250
          5,000   Owens Corning Fiberglass
                  Corp.(b)                               212
                                                  ----------
                                                         462
                                                  ----------
CHEMICALS (6.0%):
         12,500   A. Schulman, Inc.                      234
         15,000   Chemed Corp.                           525
         12,500   Chempower, Inc.(b)                      48
         20,000   Ferro Corp.                            463
         19,000   Lubrizol Corp.                         546
         26,250   RPM, Inc.                              509
                                                  ----------
                                                       2,325
                                                  ----------
CONSUMER GOODS (2.7%):
         12,000   American Greetings Corp.               378
         15,000   Cincinnati Microwave, Inc.
                  (b)                                     86
         43,000   Gibson Greetings, Inc.                 597
                                                  ----------
                                                       1,061
                                                  ----------
ELECTRICAL EQUIPMENT (4.5%):
         78,500   Pioneer-Standard
                  Electronics,
                  Inc.                                 1,089
         20,000   Robbins & Myers, Inc.                  670
                                                  ----------
                                                       1,759
                                                  ----------
ENGINEERING (0.1%):
         10,000   Corrpro(b)                              56
                                                  ----------

                                                    MARKET
       SHARES         SECURITY DESCRIPTION          VALUE
FINANCIAL SERVICES (2.8%):
         16,500   Haverfield Corp.                $      233
         18,000   Mcdonald & Co. Investments             322
         24,000   State Auto Financial                   528
                                                  ----------
                                                       1,083
                                                  ----------
FOOD DISTRIBUTORS (1.0%):
         10,000   Chiquita Brands
                  International                          162
          7,000   Kroger Co.(b)                          234
                                                  ----------
                                                         396
                                                  ----------
FOOD PROCESSING & PACKAGING (0.2%):
          5,000   Smuckers Class A                        98
                                                  ----------
FOREST PRODUCTS (3.1%):
         12,000   Mead Corp.                             692
         15,000   Reynolds & Reynolds Co.                534
                                                  ----------
                                                       1,226
                                                  ----------
HEALTH CARE (0.3%):
          9,000   Health Power, Inc.(b)                  101
                                                  ----------
HOSPITAL & NURSING EQUIPMENT (6.0%):
         38,000   Invacare Corp.                         960
         38,000   Omnicare, Inc.                       1,377
                                                  ----------
                                                       2,337
                                                  ----------
HOUSEHOLD GOODS (2.5%):
         26,099   Lancaster Colony Corp.                 868
         20,000   Sun Television & Appliance             110
                                                  ----------
                                                         978
                                                  ----------
INDUSTRIAL SERVICES (3.2%):
         40,000   ACME Cleveland Corp.                   875
         22,000   Amcast Industrial Corp.                374
                                                  ----------
                                                       1,249
                                                  ----------
INSURANCE (2.9%):
         15,000   Ohio Casualty                          532
         15,000   Progressive Corp.                      623
                                                  ----------
                                                       1,155
                                                  ----------
MACHINE TOOLS (8.3%):
         15,750   Bearings, Inc.                         571
         17,000   Cincinnati Milacron, Inc.              438
         37,050   Commercial Intertech Corp.             625
         46,500   Gorman Rupp Co.                        668
         14,000   Lincoln Electric Co.                   354
          5,000   Monarch Machine Tool Co.                58
         24,000   Telxon Corp.                           555
                                                  ----------
                                                       3,269
                                                  ----------
MANUFACTURING (1.3%):
         15,000   Parker-Hannifin Corp.                  506
                                                  ----------

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1995
OHIO REGIONAL STOCK FUND                   (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

                                                    MARKET
       SHARES         SECURITY DESCRIPTION          VALUE
MEDICAL -- BIOTECHNOLOGY (0.1%):
          5,000   Gliatech, Inc.(b)               $       48
                                                  ----------
METALS (0.9%):
         10,000   Brush Wellman, Inc.                    168
          7,000   Cold Metal Products, Inc.(b)            40
         10,000   Park-Ohio Industries,
                  Inc.(b)                                137
                                                  ----------
                                                         345
                                                  ----------
OFFICE EQUIPMENT & SUPPLIES (3.1%):
         23,000   Diebold, Inc.                        1,219
                                                  ----------
OIL & GAS EXPLORATION (3.1%):
         68,000   USX -- Marathon Group                1,207
                                                  ----------
PAINT, VARNISHES & ENAMELS (1.3%):
         14,000   Sherwin Williams Co.                   527
                                                  ----------
POLLUTION CONTROL SERVICES (0.6%):
         51,100   Mid American Waste
                  Systems(b)                             217
                                                  ----------
PRECISION INSTRUMENTS (2.2%):
         30,000   Keithley Instruments, Inc.             863
                                                  ----------
PRINTING (0.2%):
         20,000   Multi-Color Corp.(b)                    75
                                                  ----------
PUBLISHING (3.4%):
         35,000   Scripps (E.W.) Co.                   1,321
                                                  ----------
REAL ESTATE INVESTMENT TRUSTS (0.8%):
         16,000   Health Care Reit, Inc.                 300
                                                  ----------
RESTAURANTS (3.0%):
         29,500   Bob Evans Farms, Inc.                  531
         20,000   Frisch's Restaurants                   200
         22,000   Wendy's International                  437
                                                  ----------
                                                       1,168
                                                  ----------
RETAIL (2.0%):
         17,000   Fabri-Centers of America,
                  Inc.(b)                                253
         17,000   Fabri-Centers of America-B
                  (b)                                    198
         15,000   The Limited, Inc.                      275
         10,000   Value City Department
                  Stores,
                  Inc.(b)                                 60
                                                  ----------
                                                         786
                                                  ----------
RUBBER AND RUBBER PRODUCTS (1.5%):
          5,000   Cooper Tire & Rubber Co.               116
         12,000   Goodyear Tire & Rubber Co.             456
                                                  ----------
                                                         572
                                                  ----------
SERVICES (NON-FINANCIAL) (0.4%):
          4,200   Roto Rooter, Inc.                      139
                                                  ----------

                                                    MARKET
       SHARES         SECURITY DESCRIPTION          VALUE
SHIPPING (0.3%):
          3,000   Oglebay Norton Co.              $      105
                                                  ----------
STEEL (2.0%):
         35,000   Shiloh(b)                              380
         25,000   Worthington Industries, Inc.           416
                                                  ----------
                                                         796
                                                  ----------
TEXTILE MANUFACTURING (1.2%):
         25,000   Essef Corp.(b)                         456
                                                  ----------
TOOLS AND HARDWARE MANUFACTURING (0.9%):
          9,000   Timken Co.                             362
                                                  ----------
TRANSPORTATION (3.0%):
         31,500   Comair Holding, Inc.                   884
          6,000   Roadway Services, Inc.                 268
                                                  ----------
                                                       1,152
                                                  ----------
TRUCKS (0.8%):
         20,000   Thor Industries, Inc.                  318
                                                  ----------
UTILITIES -- ELECTRIC (3.0%):
         14,000   American Electric Power                534
         22,500   D.P.L., Inc.                           534
          5,000   Ohio Edison                            114
                                                  ----------
                                                       1,182
                                                  ----------
UTILITIES -- TELECOMMUNICATIONS (2.2%):
         29,000   Cincinnati Bell                        852
------------------------------------------------------------
TOTAL COMMON STOCKS                                   37,250
------------------------------------------------------------
----------------------------------------------
  RIGHTS & WARRANTS (0.1%)
         10,000   Cincinnati Microwave, Inc.              41
------------------------------------------------------------
TOTAL RIGHTS & WARRANTS                                   41
------------------------------------------------------------
----------------------------------------------
  INVESTMENT COMPANIES (4.5%)
      1,746,220   AIM Treasury Portfolio               1,746
          9,659   Federated Treasury
                  Obligation                              10
------------------------------------------------------------
TOTAL INVESTMENT COMPANIES                             1,756
------------------------------------------------------------
TOTAL (COST $26,212)(a)                           $   39,047
---------------------------------------------------------

---------------

Percentages indicated are based on net assets of $ 39,048.

(a) Represents cost for federal income tax purposes and differs from value by net unrealized appreciation of securities as follows (amounts in thousands):

                  Unrealized appreciation         $   14,542
                  Unrealized depreciation             (1,707)
                                                  ----------
                  Net unrealized appreciation     $   12,835
                                                  ==========

(b) Represents non-income producing securities.

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                                         Schedule of Investments
THE VICTORY PORTFOLIOS                                          October 31, 1995
INTERNATIONAL GROWTH FUND                  (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

                                                   MARKET
       SHARES         SECURITY DESCRIPTION         VALUE
----------------------------------------------
  COMMON STOCKS (93.3%)
AUSTRALIA (1.3%):
  ENERGY SOURCES (1.0%)
         80,211   The Broken Hill Proprietary
                    Co., Ltd.                     $  1,085
                                                  --------
  METALS (0.2%)
        234,000   Australian National
                    Industries, Ltd.                   183
                                                  --------
  OIL & GAS PRODUCTION (0.1%):
         43,000   Australian Gas Light Co.             149
----------------------------------------------------------
TOTAL AUSTRALIA                                      1,417
----------------------------------------------------------
BRITAIN (13.7%):
  AIRLINES (0.7%):
        104,375   British Airways                      749
                                                  --------
  BANKS (1.5%):
         38,000   National Westminster Bank            379
        151,000   Standard Charter Bank              1,241
                                                  --------
                                                     1,620
                                                  --------
  BUSINESS & PUBLIC SERVICES (2.5%):
        122,200   British Airport Authority            949
         65,800   Carlton Communications PLC         1,001
         77,800   Reuters                              722
                                                  --------
                                                     2,672
                                                  --------
  BUILDING MATERIALS (0.2%):
         47,000   Blue Circle                          216
                                                  --------
  CHEMICALS (0.9%):
         82,900   Imperial Chemical Industries
                    PLC                              1,012
                                                  --------
  CONGLOMERATES (0.7%):
        150,000   Hanson PLC                           459
         64,000   Tomkins PLC                          252
                                                  --------
                                                       711
                                                  --------
  FOOD PROCESSING & PACKAGING (0.3%):
         39,000   Grand Metropolitan PLC               270
                                                  --------
  HOTELS & MOTELS (0.2%):
         30,000   Greenalls Group PLC                  229
                                                  --------
  INSURANCE (0.2%):
         60,000   Guardian Royal Exchange PLC          217
                                                  --------
  MANUFACTURING -- CAPITAL GOODS (0.2%):
        100,000   Ladbroke                             262
                                                  --------
  METALS (0.6%):
        254,000   British Steel PLC                    655
                                                  --------
  OIL & GAS PRODUCTION (1.0%):
        144,400   British Petroleum                  1,061
                                                  --------
  PHARMACEUTICALS (0.6%):
         50,000   Glaxo Wellcome PLC                   673
                                                  --------

                                                   MARKET
       SHARES         SECURITY DESCRIPTION         VALUE
  PUBLISHING (0.7%):
         51,400   Reed International              $    780
                                                  --------
  RETAIL (0.3%):
         18,000   Great Universal Stores PLC      $    162
         24,000   Tesco                                114
                                                  --------
                                                       276
                                                  --------
  TELECOMMUNICATIONS EQUIPMENT (1.9%):
        120,000   British Telecom PLC                  713
        122,600   Cable Wireless                       801
        111,000   Vodafone                             457
                                                  --------
                                                     1,971
                                                  --------
  TEXTILE MANUFACTURING (0.2%):
         75,000   Coats Vivella PLC                    221
                                                  --------
  TOBACCO & TOBACCO PRODUCTS (0.3%):
         37,732   B.A.T. Industries PLC                309
                                                  --------
  UTILITIES -- NATURAL GAS (0.2%):
         54,000   British Gas PLC                      205
                                                  --------
  UTILITIES -- WATER (0.5%):
         50,000   Severn Trent PLC                     507
----------------------------------------------------------
TOTAL BRITAIN                                       14,616
----------------------------------------------------------
FINLAND (1.5%):
  ELECTRONIC & ELECTRICAL (1.3%):
         25,000   Nokia AB                           1,430
                                                  --------
  FOOD PROCESSING & PACKAGING (0.2%):
          6,000   Huhtamaki I Free                     178
----------------------------------------------------------
TOTAL FINLAND                                        1,608
----------------------------------------------------------
FRANCE (7.9%):
  AUTOMOTIVE PARTS (0.8%):
         18,700   Valeo                                844
                                                  --------
  BUILDING MATERIALS (0.2%):
          2,973   LaFarge Coppee                       197
                                                  --------
  CHEMICALS (0.2%):
          7,550   Rhone-Poulence A                     165
                                                  --------
  COSMETICS & RELATED (0.3%):
          2,800   Christian Dior                       275
                                                  --------
  ELECTRICAL EQUIPMENT (1.0%):
         26,600   Schneider                          1,025
                                                  --------
  ENERGY SOURCES (0.4%):
          6,940   Elf Aquitaine                        472
                                                  --------
  FOOD PROCESSING & PACKAGING (0.4%):
          3,000   Group Danone                         479
                                                  --------
  INSURANCE (1.4%):
         26,450   Axa                                1,468
                                                  --------
  RECREATION/OTHER CONSUMER GOODS (0.7%):
          7,400   BIC Corp.                            702
                                                  --------

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1995
INTERNATIONAL GROWTH FUND                  (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

                                                   MARKET
       SHARES         SECURITY DESCRIPTION         VALUE
  RETAIL (2.5%):
          1,120   Carrefour                       $    657
          3,600   Castorama                            583
          7,250   Pinault-Printemps                  1,571
                                                  --------
                                                     2,811
----------------------------------------------------------
TOTAL FRANCE                                         8,438
----------------------------------------------------------
GERMANY (6.3%):
  AUTOMOBILES (1.0%):
          3,300   Volkswagen                         1,037
                                                  --------
  BANKS (2.0%):
          4,920   Commerzbank AG                     1,136
         13,800   Deutsche Bank                        622
          8,700   Deutsche Bank AG                     392
                                                  --------
                                                     2,150
                                                  --------
  CHEMICALS (0.5%):
          1,950   Bayer AG                             515
                                                  --------
  COSMETICS & RELATED (0.5%):
         14,000   Douglas Holdings                     504
                                                  --------
  MACHINERY & ENGINEERING (1.2%):
          1,000   Mannesmann                           328
          1,900   Siemens                              992
                                                  --------
                                                     1,320
                                                  --------
  UTILITIES -- ELECTRIC (1.1%):
         28,750   Veba                               1,177
----------------------------------------------------------
TOTAL GERMANY                                        6,703
----------------------------------------------------------
HOLLAND (4.7%):
  BREWERIES (0.6%):
          4,000   Heineken Holdings                    660
                                                  --------
  COMMERCIAL SERVICES (1.2%):
         25,200   Randstad Holdings                  1,135
                                                  --------
  FINANCIAL SERVICES (1.0%):
         18,600   Internationale Nederlanden         1,108
                                                  --------
  FOREST PRODUCTS (0.8%):
         29,300   Koninklijke KNP                      881
                                                  --------
  WHOLESALE & INTERNATIONAL TRADE (1.1%):
         23,960   Hagemeyer                          1,192
----------------------------------------------------------
TOTAL HOLLAND                                        4,976
----------------------------------------------------------
HONG KONG (3.5%):
  BANKS (0.5%):
         35,000   Hong Kong & Shanghai Bank            509
                                                  --------
  DIVERSIFIED (1.9%):
        197,000   Hutchinson Whampoa                 1,086
        122,000   Swire Pacific "A"                    915
                                                  --------
                                                     2,001
                                                  --------
  FINANCIAL SERVICES (0.3%):
        250,000   Peregrine Investment
                    Holdings                           318
                                                  --------
  REAL ESTATE (0.8%):
        150,000   Cheung Kong                          846

                                                   MARKET
       SHARES         SECURITY DESCRIPTION         VALUE
----------------------------------------------------------
TOTAL HONG KONG                                   $  3,674
----------------------------------------------------------
ITALY (1.7%):
  AUTOMOBILES (0.1%):
         74,000   Fiat                                 146
                                                  --------
  CHEMICALS (0.1%):
        199,000   Montedison(b)                        137
                                                  --------
  INSURANCE (0.4%):
         20,000   Assicurazioni Generali               466
                                                  --------
  TELECOMMUNICATIONS EQUIPMENT (0.2%):
         86,500   Stet Societa Finanziaria
                    Telefonica S.p.A.                  189
                                                  --------
  UTILITIES -- TELECOMMUNICATIONS (0.9%):
        282,000   Telecom Italia                       428
        282,000   Telecom Italia Mobile                473
                                                  --------
                                                       901
----------------------------------------------------------
TOTAL ITALY                                          1,839
----------------------------------------------------------
JAPAN (33.4%):
  AEROSPACE/DEFENSE (1.0%):
        140,000   Mitsubishi Heavy Industry          1,080
                                                  --------
  AUTOMOBILES (1.4%):
         60,000   Honda Motor Co.                    1,044
         25,000   Toyota Motor Corp.                   465
                                                  --------
                                                     1,509
                                                  --------
  BANKS (2.6%):
         41,000   Mitsubishi Bank                      802
         62,000   Sanwa Bank                         1,055
         52,000   Sumitomo                             921
                                                  --------
                                                     2,778
                                                  --------
  BUILDING MATERIALS (1.2%):
         66,000   Matsushita Electric Works            652
         22,000   Tostem Corp.                         676
                                                  --------
                                                     1,328
                                                  --------
  CHEMICALS (1.0%):
         35,000   Mitsui Petrochemical
                    Industries                         278
         36,000   Shin Etsu Chemical                   736
                                                  --------
                                                     1,014
                                                  --------
  ELECTRICAL EQUIPMENT (10.3%):
         86,000   Canon, Inc.                     $  1,472
        134,000   Hitachi, Ltd.                      1,376
          7,300   Keyence                              900
         17,000   Kyocera                            1,393
         50,000   Mitsubishi Electric Corp.            374
         28,000   Murata Manufacturing                 983
         50,000   Nippon Denso Co.                     914
         25,000   Rohm Co., Ltd.                     1,518
         12,000   TDK Corp.                            619
         32,000   Tokyo Electron                     1,390
                                                  --------
                                                    10,939
                                                  --------

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1995
INTERNATIONAL GROWTH FUND                  (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

                                                   MARKET
       SHARES         SECURITY DESCRIPTION         VALUE
  ENGINEERING/INDUSTRIAL CONSTRUCTION (0.5%):
         30,000   Kinden                          $    516
                                                  --------
  FOOD PROCESSING (0.0%):
          1,000   Mos Food Services                     25
                                                  --------
  FINANCE (0.7%):
         12,000   Nichiei Co.                          745
                                                  --------
  FORREST PRODUCTS (0.4%):
         50,000   New Oji Paper Co., Ltd.              459
                                                  --------
  HOUSEHOLD GOODS (0.7%):
         20,400   Amway Japan                          778
                                                  --------
  INSURANCE (0.4%):
         40,000   Tokio Marine & Fire
                    Insurance                          411
                                                  --------
  MACHINE TOOLS (0.4%):
         11,000   Fuji Machine                         414
                                                  --------
  MANUFACTURING -- CAPITAL GOODS (1.0%):
         16,000   Secom & Co.                        1,042
                                                  --------
  PHARMACEUTICALS (1.1%):
         51,000   Yamanouchi Pharmaceutical          1,137
                                                  --------
  PRINTING (0.5%):
         42,000   Toppan Printing Co., Ltd.            555
                                                  --------
  REAL ESTATE (0.9%):
         80,000   Sekisui House                        923
                                                  --------
  RETAIL (2.0%):
         10,000   Ito-Yokado Co., Ltd.                 547
         50,000   Marui                                866
         11,000   Seven-Eleven Japan                   734
                                                  --------
                                                     2,147
                                                  --------
  RUBBER & RUBBER PRODUCTS (0.7%):
         56,000   Bridgestone                          778
                                                  --------
  STEEL (1.6%):
        268,000   NKK Corp.                            647
        315,000   Nippon Steel                       1,044
                                                  --------
                                                     1,691
                                                  --------
  STORAGE & WAREHOUSING (0.7%):
         51,000   Mitsubishi Warehouse                 703
                                                  --------
  TELECOMMUNICATIONS EQUIPMENT (0.9%):
             98   DDI Corp.                            795
         24,000   Nippon Denwa Shisetsu                199
                                                  --------
                                                       994
                                                  --------
  TEXTILE MANUFACTURING (0.2%):
         20,000   Kuraray Co., Ltd.                    198
                                                  --------
  UTILITIES -- TELECOMMUNICATIONS (0.8%):
             99   Nippon Telephone & Telegraph         812
                                                  --------
  UTILITIES -- WATER (1.0%):
         40,000   Kurita Water Ind.                  1,115
                                                  --------

                                                   MARKET
       SHARES         SECURITY DESCRIPTION         VALUE
  WHOLESALE & INTERNATIONAL TRADE (1.4%):
         33,000   Canon Sales                     $    781
        122,000   Itochu Corp.                         723
                                                  --------
                                                     1,504
----------------------------------------------------------
TOTAL JAPAN                                         35,595
----------------------------------------------------------
MALAYSIA (1.6%):
  BANKS (0.1%):
         12,000   AMMB Holdings Berhad                 148
                                                  --------
  DIVERSIFIED (0.8%):
        496,000   Renong Berhad                        757
                                                  --------
  ENTERTAINMENT (0.1%):
         16,000   Genting Berhad                       138
                                                  --------
  FINANCIAL SERVICES (0.5%):
        125,000   Hong Leong Credit                    531
                                                  --------
  SHIPPING (0.1%):
         38,666   Malaysian International
                    Shipping                           102
----------------------------------------------------------
TOTAL MALAYSIA                                       1,676
----------------------------------------------------------
NEW ZEALAND (0.8%):
  FOREST PRODUCTS (0.8%):
        338,000   Fletcher Challenge                   895
----------------------------------------------------------
TOTAL NEW ZEALAND                                      895
----------------------------------------------------------
NORWAY (0.6%):
  ENERGY SOURCES (0.2%):
          5,000   Norsk Hydro                          225
                                                  --------
  OIL & GAS PRODUCTION (0.4%):
         30,000   Saga Petroleum                       376
----------------------------------------------------------
TOTAL NORWAY                                           601
----------------------------------------------------------
SINGAPORE (2.2%):
  AIRLINES (0.7%):
         84,000   Singapore Airlines, Series F         778
                                                  --------
  BANKS (1.3%):
         81,000   Overseas Chinese Banking
                    Corp.                              950
         43,320   United Overseas Bank                 380
                                                  --------
                                                     1,330
                                                  --------
  SHIP REPAIR (0.2%):
         33,000   Jurong Shipyard Ltd.                 219
----------------------------------------------------------
TOTAL SINGAPORE                                      2,327
----------------------------------------------------------
SPAIN (2.2%):
  BANKS (0.3%):
          2,600   Banco De Santander                   113
          1,500   Banco Popular Espanola               238
                                                  --------
                                                       351
                                                  --------
  ENERGY SOURCES (0.3%):
         42,200   Iberdrola I                          318
                                                  --------
  FOOD DISTRIBUTORS (1.0%):
         48,600   Pryca                              1,034
                                                  --------

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                          October 31, 1995
INTERNATIONAL GROWTH FUND                  (Amounts in Thousands, except shares)
--------------------------------------------------------------------------------

                                                   MARKET
       SHARES         SECURITY DESCRIPTION         VALUE
  OIL & GAS PRODUCTION (0.3%):
          9,400   Repsol SA                       $    280
                                                  --------
  UTILITIES -- TELECOMMUNICATIONS (0.3%):
         25,000   Telefonica                           315
----------------------------------------------------------
TOTAL SPAIN                                          2,298
----------------------------------------------------------
SWEDEN (3.8%):
  AUTOMOBILES (1.0%):
         46,400   Volvo AB                           1,044
                                                  --------
  MANUFACTURING (1.6%):
         68,000   Atlas Copco(b)                      1029
         30,000   Ericsson (L.M.) Series B             637
                                                  --------
                                                     1,666
                                                  --------
  PHARMACEUTICALS (1.2%):
         37,300   Astra A Free                       1,370
----------------------------------------------------------
TOTAL SWEDEN                                         4,080
----------------------------------------------------------
SWITZERLAND (4.8%):
  BANKS (0.9%):
          9,200   CS Holding                           939
                                                  --------
  FOOD PROCESSING (0.9%):
            960   Nestle Registered                  1,005
                                                  --------
  HOLDING COMPANY (1.3%):
          1,180   Brown Boveri, Series A             1,367
                                                  --------
  PHARMACEUTICALS (1.7%):
            385   Ciba Geigy AG                        333
            199   Roche Holdings AG                  1,445
                                                  --------
                                                     1,778
----------------------------------------------------------
TOTAL SWITZERLAND                                    5,089
----------------------------------------------------------
UNITED STATES (3.3%):
  INVESTMENT FUNDS -- CLOSED END (1.3%):
         34,000   Chile Fund                           774
         12,700   India Magnum Fund NV A               629
                                                  --------
                                                     1,403
                                                  --------

                                                   MARKET
       SHARES         SECURITY DESCRIPTION         VALUE
  OIL (1.6%):
          8,800   Royal Dutch Petroleum           $  1,081
         35,000   YPF S.A. Sponsored ADR               599
                                                  --------
                                                     1,680
                                                  --------
  TELECOMMUNICATIONS EQUIPMENT (0.3%):
          5,000   Cia Telecommunicacion -- ADR         360
                                                  --------
  WHOLESALE & INTERNATIONAL TRADE (0.1%):
          7,000   Grupo Casa Autrey -- ADR              89
----------------------------------------------------------
TOTAL UNITED STATES                                  3,532
----------------------------------------------------------
TOTAL COMMON STOCKS                                 99,364
----------------------------------------------------------
---------------------------------------------------------
  INVESTMENT COMPANIES (4.9%)
      4,847,717   AIM Treasury Portfolio             4,848
          8,700   Brazilian Investment Co.             271
        126,618   Federated Trust for U.S.
                    Treasury Obligations Money
                    Market Fund                        126
---------------------------------------------------------
TOTAL INVESTMENT COMPANIES                           5,245
----------------------------------------------
TOTAL (COST $96,839)(a)                           $104,609
---------------------------------------------------------

---------------
Percentages indicated are based on net assets of $106,477.

(a) Represents cost for federal income tax purposes and differs from value by net unrealized appreciation of securities as follows (amounts in thousands):

        Unrealized appreciation      $ 8,058
        Unrealized depreciation         (288)
                                     -------
        Net unrealized
          appreciation               $ 7,770
                                     ========

(b) Represents non-income producing securities.

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                            Statements of Assets and Liabilities
THE VICTORY PORTFOLIOS                                          October 31, 1995
--------------------------------------------------------------------------------

                                                              U.S.
                                                           GOVERNMENT       PRIME       FINANCIAL
                                                           OBLIGATIONS   OBLIGATIONS    RESERVES
                                                              FUND          FUND          FUND
                                                              (000)         (000)         (000)
                                                           -----------   -----------   -----------
ASSETS:
Investments, at amortized cost                              $ 194,691     $ 399,355     $ 685,784
Repurchase agreements                                         771,227        57,203        76,787
--------------------------------------------------------------------------------------------------
                                                              965,918       456,558       762,571
Interest receivable                                             3,789         2,032         4,328
Prepaid expenses and other assets                                                              99
--------------------------------------------------------------------------------------------------
         Total Assets                                         969,707       458,590       766,998
--------------------------------------------------------------------------------------------------
LIABILITIES:
Dividends payable                                               4,176         1,958         3,783
Accrued expenses and other payables:
    Investment advisory fees                                      279           135           259
    Administration fees                                           119            58            99
    Accounting and transfer agent fees                             43            24            25
    Shareholder service fees                                       27            91
    Other                                                         134            58           139
--------------------------------------------------------------------------------------------------
         Total Liabilities                                      4,778         2,324         4,305
--------------------------------------------------------------------------------------------------
NET ASSETS:
Capital                                                       965,083       456,266       762,721
Accumulated undistributed net realized gains (losses)
  from investment transactions                                   (154)                        (28)
--------------------------------------------------------------------------------------------------
         Net Assets                                         $ 964,929     $ 456,266     $ 762,693
--------------------------------------------------------------------------------------------------
Outstanding units of beneficial interest (shares)             965,105       456,366       762,846
--------------------------------------------------------------------------------------------------
Net asset value -- offering and redemption price per
  share                                                     $    1.00     $    1.00     $    1.00
--------------------------------------------------------------------------------------------------
Investments, at cost                                        $ 965,918     $ 456,558     $ 762,571
--------------------------------------------------------------------------------------------------

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                            Statements of Assets and Liabilities
THE VICTORY PORTFOLIOS                                          October 31, 1995
--------------------------------------------------------------------------------

                                                                                                  OHIO
                                                                   INSTITUTIONAL  TAX-FREE      MUNICIPAL
                                                                      MONEY         MONEY         MONEY
                                                                   MARKET FUND   MARKET FUND   MARKET FUND
                                                                      (000)         (000)         (000)
                                                                   -----------   -----------   -----------
ASSETS:
Investments, at amortized cost                                      $ 479,398     $ 306,645     $ 508,278
Repurchase agreements                                                  36,464
----------------------------------------------------------------------------------------------------------
                                                                      515,862       306,645       508,278
Cash                                                                       31
Interest receivable                                                     2,733         2,140         4,005
Prepaid expenses and other assets                                           8                          93
----------------------------------------------------------------------------------------------------------
         Total Assets                                                 518,634       308,785       512,376
----------------------------------------------------------------------------------------------------------
LIABILITIES:
Dividends payable                                                       2,449           831         1,662
Accrued expenses and other payables:
    Investment advisory fees                                               45            89            86
    Administration fees                                                    27            39            66
    Accounting and transfer agent fees                                     21            13            41
    Shareholder service fees                                                             43            24
    Shareholder service fees -- Service Shares                              1
    Other                                                                  76            44            83
----------------------------------------------------------------------------------------------------------
         Total Liabilities                                              2,619         1,059         1,962
----------------------------------------------------------------------------------------------------------
NET ASSETS:
Capital                                                               515,919       307,664       510,395
Undistributed net investment income                                        76
Accumulated undistributed net realized gains from investment
  transactions                                                             20            62            19
----------------------------------------------------------------------------------------------------------
         Net Assets                                                 $ 516,015     $ 307,726     $ 510,414
----------------------------------------------------------------------------------------------------------
Net Assets
    Institutional Shares                                            $ 504,536
    Service Shares                                                     11,479
----------------------------------------------------------------------------------------------------------
         Total                                                      $ 516,015
----------------------------------------------------------------------------------------------------------
Outstanding units of beneficial interest (shares)
    Institutional Shares                                              504,506
    Service Shares                                                     11,479
----------------------------------------------------------------------------------------------------------
         Total                                                        515,985       307,664       510,395
----------------------------------------------------------------------------------------------------------
Net asset value
    Offering and redemption price per share                                       $    1.00     $    1.00
    Offering and redemption price per share -- Institutional
      Shares                                                        $    1.00
    Offering and redemption price per share -- Service Shares            1.00
----------------------------------------------------------------------------------------------------------
Investments, at cost                                                $ 515,862       306,645     $ 508,278
----------------------------------------------------------------------------------------------------------

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                            Statements of Assets and Liabilities
THE VICTORY PORTFOLIOS                                          October 31, 1995
--------------------------------------------------------------------------------

                                               LIMITED                   INVESTMENT                  GOVERNMENT
                                             TERM INCOME   INTERMEDIATE    QUALITY     GOVERNMENT     MORTGAGE
                                                FUND       INCOME FUND    BOND FUND     BOND FUND       FUND
                                                (000)         (000)         (000)         (000)         (000)
                                             -----------   -----------   -----------   -----------   -----------
ASSETS:
Investments, at value                         $ 169,872     $ 161,273     $ 123,403     $  28,368     $ 130,003
Interest receivable                               2,271         2,145         1,937           805           926
Receivable for capital shares issued                  9             2            28           342
Receivable from brokers for investments
  sold                                                                            4                       5,420
Prepaid expenses and other assets                                                               7             9
----------------------------------------------------------------------------------------------------------------
         Total Assets                           172,152       163,420       125,372        29,522       136,358
----------------------------------------------------------------------------------------------------------------
LIABILITIES:
Cash overdraft                                                                                112
Dividends payable                                                                              14
Payable for capital shares redeemed                                                           573           102
Accrued expenses and other payables:
    Investment advisory fees                         70            76            63             9            58
    Administration fees                              22            21            16             4            17
    Accounting and transfer agent fees               19             9            15            19             7
    Shareholder service fees                         15            13            11                          12
    Shareholder service fees -- Class A                                                         3
    Shareholder service fees -- Class B                                                         1
    Other                                            24            20            19            22            59
----------------------------------------------------------------------------------------------------------------
         Total Liabilities                          150           139           124           757           255
----------------------------------------------------------------------------------------------------------------
NET ASSETS:
Capital                                         171,615       165,455       132,597        35,206       138,607
Undistributed net investment income                 179           172           133            98           365
Net unrealized appreciation from
  investments                                     1,771         1,551         1,130           770           177
Accumulated net realized losses from
  investment transactions                        (1,563)       (3,897)       (8,612)       (7,309)       (3,046)
----------------------------------------------------------------------------------------------------------------
         Net Assets                           $ 172,002     $ 163,281     $ 125,248     $  28,765     $ 136,103
----------------------------------------------------------------------------------------------------------------
Net Assets
    Class A                                                                             $  27,856
    Class B                                                                                   909
----------------------------------------------------------------------------------------------------------------
         Total                                                                          $  28,765
----------------------------------------------------------------------------------------------------------------
Outstanding units of beneficial interest (shares)
    Class A                                                                                 2,824
    Class B                                                                                    92
----------------------------------------------------------------------------------------------------------------
         Total                                   16,940        16,857        12,827         2,916        12,533
----------------------------------------------------------------------------------------------------------------
Net asset value
    Redemption price per share                $   10.15     $    9.69     $    9.76                   $   10.86
    Redemption price per share -- Class A                                               $    9.87
    Offering and redemption price per
      share -- Class B                                                                  $    9.85
----------------------------------------------------------------------------------------------------------------
Maximum Sales Charge                               2.00%         4.75%         4.75%         4.75%         4.75%
----------------------------------------------------------------------------------------------------------------
Maximum Offering Price (100%(100% --
  Maximum Sales Charge) of net asset
  value adjusted to nearest cent) per
  share                                       $   10.36     $   10.17     $   10.25                   $   11.40
----------------------------------------------------------------------------------------------------------------
Maximum Offering Price (100%(100% --
  Maximum Sales Charge) of net asset
  value adjusted to nearest cent) per
  share --
  Class A                                                                               $   10.36
----------------------------------------------------------------------------------------------------------------
Investments, at cost                          $ 168,101     $ 159,722     $ 122,273     $  27,598     $ 129,826
----------------------------------------------------------------------------------------------------------------

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                            Statements of Assets and Liabilities
THE VICTORY PORTFOLIOS                                          October 31, 1995
--------------------------------------------------------------------------------

                                                                          NATIONAL      NEW YORK        OHIO
                                                            FUND FOR      MUNICIPAL     TAX-FREE      MUNICIPAL
                                                             INCOME       BOND FUND       FUND        BOND FUND
                                                              (000)         (000)         (000)         (000)
                                                           -----------   -----------   -----------   -----------
ASSETS:
Investments, at value                                        $22,429       $12,186       $16,914       $58,962
Cash                                                             112
Interest receivable                                              293           170           348         1,117
Receivable for capital shares issued                              26                         162             5
Receivable from brokers for investments sold                       1
Prepaid expenses and other assets                                 37            91            39
----------------------------------------------------------------------------------------------------------------
         Total Assets                                         22,898        12,447        17,463        60,084
----------------------------------------------------------------------------------------------------------------
LIABILITIES:
Payable to brokers for investments purchased                                     3
Payable for capital shares redeemed                              118                         110
Accrued expenses and other payables:
    Investment advisory fees                                       4                                        24
    Administration fees                                            1             2                           8
    Accounting and transfer agent fees                             5             7             7             4
    Shareholder service fees                                       2                                         5
    Shareholder service fees -- Class A                                          1            11
    Shareholder service fees -- Class B                                                        1
    Other                                                         12            14             7            12
----------------------------------------------------------------------------------------------------------------
         Total Liabilities                                       142            27           136            53
----------------------------------------------------------------------------------------------------------------
NET ASSETS:
Capital                                                       23,336        11,867        16,007        58,102
Undistributed net investment income                              140            13            68            43
Net unrealized appreciation from investments                   1,045           495         1,312         2,413
Accumulated undistributed net realized gains (losses)
  from investment transactions                                (1,765)           45           (60)         (527)
----------------------------------------------------------------------------------------------------------------
         Net Assets                                          $22,756       $12,420       $17,327       $60,031
----------------------------------------------------------------------------------------------------------------
Net Assets
    Class A                                                                $11,964       $15,374
    Class B                                                                    456         1,953
----------------------------------------------------------------------------------------------------------------
         Total                                                             $12,420       $17,327
----------------------------------------------------------------------------------------------------------------
Outstanding units of beneficial interest (shares)
    Class A                                                                  1,189         1,196
    Class B                                                                     45           152
----------------------------------------------------------------------------------------------------------------
         Total                                                 2,291         1,234         1,348         5,302
----------------------------------------------------------------------------------------------------------------
Net asset value
    Redemption price per share                               $  9.93                                   $ 11.32
    Redemption price per share -- Class A                                  $ 10.06       $ 12.85
    Offering and redemption price per share -- Class B                     $ 10.07       $ 12.86
----------------------------------------------------------------------------------------------------------------
Maximum Sales Charge                                           2.00%         4.75%         4.75%         4.75%
----------------------------------------------------------------------------------------------------------------
Maximum Offering Price (100%/(100%-Maximum Sales
  Charge) of net asset value adjusted to nearest cent)
  per share                                                  $ 10.14                                   $ 11.88
----------------------------------------------------------------------------------------------------------------
Maximum Offering Price (100%/(100%-Maximum Sales
  Charge) of net asset value adjusted to nearest cent)
  per share -- Class A                                                     $ 10.56       $ 13.49
----------------------------------------------------------------------------------------------------------------
Investments, at cost                                         $21,384       $11,691       $15,602       $56,549
----------------------------------------------------------------------------------------------------------------

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                            Statements of Assets and Liabilities
THE VICTORY PORTFOLIOS                                          October 31, 1995
--------------------------------------------------------------------------------

                                              BALANCED     STOCK INDEX   DIVERSIFIED
                                                FUND          FUND       STOCK FUND    VALUE FUND    GROWTH FUND
                                                (000)         (000)         (000)         (000)         (000)
                                             -----------   -----------   -----------   -----------   -----------
ASSETS:
Investments, at value                         $ 199,598     $ 160,787     $ 414,008     $ 295,946     $ 108,292
Interest and dividends receivable                 1,466           281           292           470           106
Receivable for capital shares issued                 23                          81
Receivable from brokers for investments
  sold                                              704                       1,117           643
Unamortized organization costs                        1             1                           1
Prepaid expenses and other assets                    18                          25            18
----------------------------------------------------------------------------------------------------------------
         Total Assets                           201,810       161,069       415,523       297,078       108,398
----------------------------------------------------------------------------------------------------------------
LIABILITIES:
Payable for capital shares redeemed                 225                           6
Payable to brokers for investments
  purchased                                         298                       5,609           852
Net variation margin on open futures
  contracts                                                       167
Accrued expenses and other payables:
    Investment advisory fees                        126            57           213           233            90
    Administration fees                              26                          51            38            14
    Accounting and transfer agent fees                7             1            12            16            14
    Shareholder service fees                         17                          36            29            10
    Other                                            38            22            47            39            17
----------------------------------------------------------------------------------------------------------------
         Total Liabilities                          737           247         5,974         1,207           145
----------------------------------------------------------------------------------------------------------------
NET ASSETS:
Capital                                         182,467       135,958       335,022       248,414        86,466
Undistributed net investment income                  88           363            73           232            13
Net unrealized appreciation from
  investments                                    18,085        22,416        41,698        38,765        17,270
Net unrealized depreciation from
  translation of assets and liabilities
  in foreign currencies                            (236)
Accumulated undistributed net realized
  gains from investment transactions                658         2,085        32,756         8,460         4,504
Accumulated undistributed net realized
  gains from foreign currency
  transactions                                       11
----------------------------------------------------------------------------------------------------------------
         Net Assets                           $ 201,073     $ 160,822     $ 409,549     $ 295,871     $ 108,253
----------------------------------------------------------------------------------------------------------------
Outstanding units of beneficial interest
  (shares)                                       18,255        12,870        30,069        24,927         8,910
----------------------------------------------------------------------------------------------------------------
Net asset value -- redemption price per
  share                                       $   11.01     $   12.50     $   13.62     $   11.87     $   12.15
----------------------------------------------------------------------------------------------------------------
Maximum Sales Charge                              4.75%         4.75%         4.75%         4.75%         4.75%
----------------------------------------------------------------------------------------------------------------
Maximum Offering Price (100%/(100%-
  Maximum Sales Charge) of net asset
  value adjusted to nearest cent) per
  share                                       $   11.56     $   13.12     $   14.30     $   12.46     $   12.76
----------------------------------------------------------------------------------------------------------------
Investments, at cost                          $ 181,749     $ 138,797     $ 372,310     $ 257,181     $  91,022
----------------------------------------------------------------------------------------------------------------

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                            Statements of Assets and Liabilities
THE VICTORY PORTFOLIOS                                          October 31, 1995
--------------------------------------------------------------------------------

                                                       SPECIAL      SPECIAL     OHIO REGIONAL     INTERNATIONAL
                                                        VALUE       GROWTH          STOCK            GROWTH
                                                         FUND        FUND           FUND              FUND
                                                        (000)        (000)          (000)             (000)
                                                       --------     -------     -------------     -------------
ASSETS:
Investments, at value                                  $192,644     $54,327        $39,047          $ 104,609
Foreign currency (cost $124)                                                                              126
Interest and dividends receivable                           253          27             45                584
Receivable for capital shares issued                         34                                            13
Receivable from brokers for investments sold              1,988         881                             2,299
Unamortized organization costs                                1
Prepaid expenses and other assets                            12           1                                 5
---------------------------------------------------------------------------------------------------------------
         Total Assets                                   194,932      55,236         39,092            107,636
---------------------------------------------------------------------------------------------------------------
LIABILITIES:
Payable for capital shares redeemed                          10                                             1
Payable to brokers for investments purchased                            829                               991
Accrued expenses and other payables:
  Investment advisory fees                                  152          33             24                 91
  Administration fees                                        25           7              5                 14
  Accounting and transfer agent fees                          5          12              3                 19
  Shareholder service fees                                   16           5              4                  9
  Other                                                      24          15              8                 34
---------------------------------------------------------------------------------------------------------------
         Total Liabilities                                  232         901             44              1,159
---------------------------------------------------------------------------------------------------------------
NET ASSETS:
Capital                                                 168,004      51,968         24,726            101,870
Undistributed net investment income                          57                          1                247
Net unrealized appreciation from investments             21,197       2,652         12,835              5,515
Net unrealized appreciation from translation of
  assets and liabilities in foreign currencies                                                          2,248
Accumulated undistributed net realized gains (losses)
  from investment transactions                            5,442        (285)         1,486             (7,337)
Accumulated undistributed net realized gains from
  foreign currency transactions                                                                         3,934
---------------------------------------------------------------------------------------------------------------
         Net Assets                                    $194,700     $54,335        $39,048          $ 106,477
---------------------------------------------------------------------------------------------------------------
Outstanding units of beneficial interest (shares)        16,026       4,601          2,449              8,637
---------------------------------------------------------------------------------------------------------------
Net asset value - redemption price per share           $  12.15     $ 11.81        $ 15.94          $   12.33
---------------------------------------------------------------------------------------------------------------
Maximum Sales Charge                                      4.75%       4.75%          4.75%              4.75%
---------------------------------------------------------------------------------------------------------------
Maximum Offering Price (100%/(100%-Maximum Sales
  Charge) of net asset value adjusted to nearest
  cent) per share                                      $  12.76     $ 12.40        $ 16.73          $   12.94
---------------------------------------------------------------------------------------------------------------
Investments, at cost                                   $171,447     $51,675        $26,212          $  96,839
---------------------------------------------------------------------------------------------------------------

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                  Statements of Operations
--------------------------------------------------------------------------------

                                                                      U.S.
                                                                   GOVERNMENT       PRIME      FINANCIAL
                                                                   OBLIGATIONS    OBLIGATIONS   RESERVES
                                                                      FUND           FUND         FUND
                                                                   ----------     ----------   ----------
                                                                   YEAR ENDED     YEAR ENDED   YEAR ENDED
                                                                    OCTOBER        OCTOBER      OCTOBER
                                                                      31,            31,          31,
                                                                      1995           1995         1995
                                                                     (000)          (000)        (000)
                                                                   ----------     ----------   ----------
INVESTMENT INCOME:
Interest income                                                     $ 37,623       $ 31,781     $ 42,563
---------------------------------------------------------------------------------------------------------
EXPENSES:
Investment advisory fees                                               2,246          1,908        3,544
Administration fees                                                      962            817        1,064
Shareholder service fees                                                  25            706
Accounting fees                                                          243            261          101
Custodian fees                                                            14              7           15
Legal and audit fees                                                     141            114          186
Trustees' fees and expenses                                               47             41           73
Transfer agent fees                                                       24             35           23
Registration and filing fees                                              34             52          260
Printing fees                                                             87             57          121
Other                                                                     12             20            1
Expenses voluntarily reduced                                             (88)                       (421)
---------------------------------------------------------------------------------------------------------
    Expenses before reimbursement from investment adviser              3,747          4,018        4,967
    Expenses reimbursed by investment adviser                                                       (722)
---------------------------------------------------------------------------------------------------------
    Total Expenses                                                     3,747          4,018        4,245
---------------------------------------------------------------------------------------------------------
Net Investment Income                                                 33,876         27,763       38,318
---------------------------------------------------------------------------------------------------------
REALIZED GAINS FROM INVESTMENTS:
Net realized gains from investment transactions                           94
---------------------------------------------------------------------------------------------------------
Change in net assets resulting from operations                      $ 33,970       $ 27,763     $ 38,318
---------------------------------------------------------------------------------------------------------

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                  Statements of Operations
--------------------------------------------------------------------------------

                                                           INSTITUTIONAL
                                                              MONEY       TAX-FREE     OHIO MUNICIPAL
                                                             MARKET         MONEY       MONEY MARKET
                                                              FUND         MARKET           FUND
                                                           -----------      FUND       --------------
                                                           SIX MONTHS    -----------     TWO MONTHS
                                                              ENDED      YEAR ENDED        ENDED
                                                           OCTOBER 31,   OCTOBER 31,    OCTOBER 31,
                                                              1995          1995            1995
                                                              (000)         (000)          (000)
                                                           -----------   -----------   --------------
INVESTMENT INCOME:
Interest income                                              $15,508       $ 9,444        $  3,369
Dividend income                                                                360              43
-----------------------------------------------------------------------------------------------------
    Total Income                                              15,508         9,804           3,412
-----------------------------------------------------------------------------------------------------
EXPENSES:
Investment advisory fees                                         652           864             432
Administration fees                                              391           370             130
Shareholder service fees                                           1            43             130
Accounting fees                                                   50           113              13
Custodian fees                                                     8             5               8
Legal and audit fees                                              57            49              31
Trustees' fees and expenses                                       22            18               8
Transfer agent fees                                                2            17              10
Registration and filing fees                                       8            22              12
Printing fees                                                     52            29              19
Other                                                             27             5               5
Expenses voluntarily reduced                                    (595)          (34)           (245)
-----------------------------------------------------------------------------------------------------
    Total Expenses                                               675         1,501             553
-----------------------------------------------------------------------------------------------------
Net Investment Income                                         14,833         8,303           2,859
-----------------------------------------------------------------------------------------------------
REALIZED GAINS FROM INVESTMENTS:
Net realized gains from investment transactions                                 62
-----------------------------------------------------------------------------------------------------
Change in net assets resulting from operations               $14,833       $ 8,365        $  2,859
-----------------------------------------------------------------------------------------------------

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                  Statements of Operations
--------------------------------------------------------------------------------

                                    LIMITED                      INVESTMENT
                                      TERM        INTERMEDIATE    QUALITY       GOVERNMENT
                                     INCOME         INCOME          BOND           BOND       GOVERNMENT
                                      FUND           FUND           FUND           FUND        MORTGAGE
                                   ----------     ----------     ----------     ----------       FUND
                                   YEAR ENDED     YEAR ENDED     YEAR ENDED     SIX MONTHS   ------------
                                    OCTOBER        OCTOBER        OCTOBER        OCTOBER      YEAR ENDED
                                      31,            31,            31,            31,       OCTOBER 31,
                                      1995           1995           1995           1995          1995
                                     (000)          (000)          (000)          (000)         (000)
                                   ----------     ----------     ----------     ----------   ------------
INVESTMENT INCOME:
Interest income                     $  9,405       $  9,451       $  7,610       $  1,956      $ 10,729
Dividend income                          181            243            214             23           175
---------------------------------------------------------------------------------------------------------
    Total Income                       9,586          9,694          7,824          1,979        10,904
---------------------------------------------------------------------------------------------------------
EXPENSES:
Investment advisory fees                 731          1,018            786            156           719
Administration fees                      220            203            157             43           216
Shareholder service fees                  15             13             11                           12
Shareholder service fees -
  Class A                                                                               6
Shareholder service fees and
  12b-1 fees - Class B                                                                  2
Accounting fees                           89             71             71             29            83
Custodian fees                             3              2              3              2             2
Legal and audit fees                      30             26             21              9            26
Amortization of organization
  costs                                                  16             16
Trustees' fees and expenses               10             10              7              2            10
Transfer agent fees                       20             17             21             10            18
Registration and filing fees              16             44             40             15            25
Printing fees                             25             18             20             25            14
Other                                      4              4              4              3             3
Expenses voluntarily reduced             (21)          (326)          (239)           (39)          (16)
---------------------------------------------------------------------------------------------------------
    Total Expenses                     1,142          1,116            918            263         1,112
---------------------------------------------------------------------------------------------------------
Net Investment Income                  8,444          8,578          6,906          1,716         9,792
---------------------------------------------------------------------------------------------------------
REALIZED/UNREALIZED GAINS
  (LOSSES) FROM INVESTMENTS:
Net realized gains (losses)
  from investment transactions          (892)        (1,399)        (4,593)         3,139        (2,407)
Change in unrealized
  appreciation (depreciation)
  from investments                     4,613          7,769          6,997           (101)       11,075
---------------------------------------------------------------------------------------------------------
Net realized/unrealized gains
  from investments                     3,721          6,370          2,404          3,038         8,668
---------------------------------------------------------------------------------------------------------
Change in net assets resulting
  from operations                   $ 12,165       $ 14,948       $  9,310       $  4,754      $ 18,460
---------------------------------------------------------------------------------------------------------

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                  Statements of Operations
--------------------------------------------------------------------------------

                                                                         NATIONAL
                                                                         MUNICIPAL    NEW YORK       OHIO
                                                            FUND FOR     BOND FUND    TAX-FREE     MUNICIPAL
                                                             INCOME     -----------     FUND       BOND FUND
                                                           -----------  SIX MONTHS   -----------  -----------
                                                           YEAR ENDED      ENDED     YEAR ENDED   YEAR ENDED
                                                           OCTOBER 31,  OCTOBER 31,  OCTOBER 31,  OCTOBER 31,
                                                              1995         1995         1995         1995
                                                              (000)        (000)        (000)        (000)
                                                           -----------  -----------  -----------  -----------
INVESTMENT INCOME:
Interest income                                              $ 2,175      $   236      $ 1,134      $ 3,087
Dividend income                                                                 7           12           54
-------------------------------------------------------------------------------------------------------------
    Total Income                                               2,175          243        1,146        3,141
-------------------------------------------------------------------------------------------------------------
EXPENSES:
Investment advisory fees                                         124           26           93          347
Administration fees                                               37            7           25           87
Shareholder service fees                                          62                                      5
Shareholder service fees - Class A                                              1           36
Shareholder service fees and 12b-1 fees - Class B                               2           14
Accounting fees                                                   32           24           49           43
Custodian fees                                                     2                         2            2
Legal and audit fees                                              14           13           23           12
Trustees' fees and expenses                                        3                         2            5
Transfer agent fees                                               36            6           19           16
Registration and filing fees                                      44           21           27           13
Printing fees                                                     36           17           42           13
Other                                                              5                         2            2
Expenses voluntarily reduced                                     (46)         (31)         (52)        (164)
-------------------------------------------------------------------------------------------------------------
    Expenses before reimbursement from investment
      adviser                                                    349           86          282          381
    Expenses reimbursed by investment adviser                    (68)         (85)         (76)
-------------------------------------------------------------------------------------------------------------
    Total Expenses                                               281            1          206          381
-------------------------------------------------------------------------------------------------------------
Net Investment Income                                          1,894          242          940        2,760
-------------------------------------------------------------------------------------------------------------
REALIZED/UNREALIZED GAINS (LOSSES) FROM INVESTMENTS:
Net realized gains (losses) from investment
  transactions                                                  (328)          35          (60)        (128)
Change in unrealized appreciation from investments             1,370          326          740        5,317
-------------------------------------------------------------------------------------------------------------
Net realized/unrealized gains from investments                 1,042          361          680        5,189
-------------------------------------------------------------------------------------------------------------
Change in net assets resulting from operations               $ 2,936      $   603      $ 1,620      $ 7,949
-------------------------------------------------------------------------------------------------------------

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                  Statements of Operations
--------------------------------------------------------------------------------

                                                    BALANCED    STOCK INDEX  DIVERSIFIED
                                                      FUND         FUND      STOCK FUND   VALUE FUND   GROWTH FUND
                                                   -----------  -----------  -----------  -----------  -----------
                                                   YEAR ENDED   YEAR ENDED   YEAR ENDED   YEAR ENDED   YEAR ENDED
                                                   OCTOBER 31,  OCTOBER 31,  OCTOBER 31,  OCTOBER 31,  OCTOBER 31,
                                                      1995         1995         1995         1995         1995
                                                      (000)        (000)        (000)        (000)        (000)
                                                   -----------  -----------  -----------  -----------  -----------
INVESTMENT INCOME:
Interest income                                      $ 2,834      $   802      $    28      $   832      $     2
Dividend income                                        5,464        2,711        9,901        8,298        1,537
------------------------------------------------------------------------------------------------------------------
    Total Income                                       8,298        3,513        9,929        9,130        1,539
------------------------------------------------------------------------------------------------------------------
EXPENSES:
Investment advisory fees                               1,649          684        2,132        2,583          743
Administration fees                                      247          171          492          387          111
Shareholder service fees                                  17                        36           29           10
Accounting fees                                           88           23          142          124           50
Custodian fees                                             5            8            7            8            4
Legal and audit fees                                      31           23           61           49           18
Amortization of organization costs                        10            7                        16            7
Trustees' fees and expenses                               12            8           23           17            6
Transfer agent fees                                      116           17          182           19           55
Registration and filing fees                              44           33           20           56           30
Printing fees                                             20           14           28           38           19
Other                                                      3            3            6           30            4
Expenses voluntarily reduced                            (624)        (366)        (128)        (811)        (264)
------------------------------------------------------------------------------------------------------------------
    Total Expenses                                     1,618          625        3,001        2,545          793
------------------------------------------------------------------------------------------------------------------
Net Investment Income                                  6,680        2,888        6,928        6,585          746
------------------------------------------------------------------------------------------------------------------
REALIZED/UNREALIZED GAINS (LOSSES) FROM
  INVESTMENTS AND FOREIGN CURRENCIES:
Net realized gains from investment transactions        2,774        2,091       32,800        8,481        4,504
Net realized gains from foreign currency
  transactions                                            11
Net change in unrealized appreciation from
  investments                                         20,046       20,860       29,446       39,805       15,906
Change in unrealized depreciation from
  translation of assets and liabilities in
  foreign currencies                                    (236)
------------------------------------------------------------------------------------------------------------------
Net realized/unrealized gains from investments
  and foreign currencies                              22,595       22,951       62,246       48,286       20,410
------------------------------------------------------------------------------------------------------------------
Change in net assets resulting from operations       $29,275      $25,839      $69,174      $54,871      $21,156
------------------------------------------------------------------------------------------------------------------

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                  Statements of Operations
--------------------------------------------------------------------------------

                                                                          SPECIAL       OHIO
                                                             SPECIAL    GROWTH FUND   REGIONAL    INTERNATIONAL
                                                           VALUE FUND   -----------  STOCK FUND   GROWTH FUND
                                                           -----------  SIX MONTHS   -----------  -----------
                                                           YEAR ENDED      ENDED     YEAR ENDED   YEAR ENDED
                                                           OCTOBER 31,  OCTOBER 31,  OCTOBER 31,  OCTOBER 31,
                                                              1995         1995         1995         1995
                                                              (000)        (000)        (000)        (000)
                                                           -----------  -----------  -----------  -----------
INVESTMENT INCOME:
Interest income                                              $    34      $    71                   $   214
Dividend income                                                3,659          155      $   830        2,221
Foreign tax withholding                                                                                (325)
-------------------------------------------------------------------------------------------------------------
    Total Income                                               3,693          226          830        2,110
-------------------------------------------------------------------------------------------------------------
EXPENSES:
Investment advisory fees                                       1,546          440          268        1,018
Administration fees                                              232           66           53          139
Shareholder service fees                                          16            5            4            9
Accounting fees                                                   76           21           31          121
Custodian fees                                                     4            1            1           92
Legal and audit fees                                              29           46            9           19
Amortization of organization costs                                 8            1
Trustees' fees and expenses                                       11            2            3            6
Transfer agent fees                                               18           11           43           72
Registration and filing fees                                      48           12           16           32
Printing fees                                                     19           10           13           20
Other                                                              3            1            1            2
Expenses voluntarily reduced                                    (407)        (330)         (14)        (116)
-------------------------------------------------------------------------------------------------------------
    Total Expenses                                             1,603          286          428        1,414
-------------------------------------------------------------------------------------------------------------
Net Investment Income (Loss)                                   2,090          (60)         402          696
-------------------------------------------------------------------------------------------------------------
REALIZED/UNREALIZED GAINS (LOSSES) FROM INVESTMENTS AND
  FOREIGN CURRENCIES:
Net realized gains (losses) from investment
  transactions                                                 5,442        2,326        1,485       (7,848)
Net realized gains from foreign currency transactions                                                 4,365
Net change in unrealized appreciation (depreciation)
  from investments                                            18,049         (358)       3,578       (1,929)
Change in unrealized appreciation from translation of
  assets and liabilities in foreign currencies                                                        2,233
-------------------------------------------------------------------------------------------------------------
Net realized/unrealized gains (losses) from investments
  and foreign currencies                                      23,491        1,968        5,063       (3,179)
-------------------------------------------------------------------------------------------------------------
Change in net assets resulting from operations               $25,581      $ 1,908      $ 5,465      $(2,483)
-------------------------------------------------------------------------------------------------------------

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                       Statements of Changes in Net Assets
--------------------------------------------------------------------------------

                                           U.S. GOVERNMENT
                                           OBLIGATIONS FUND          PRIME OBLIGATIONS FUND       FINANCIAL RESERVES FUND
                                      --------------------------    -------------------------    --------------------------
                                      YEAR ENDED     YEAR ENDED     YEAR ENDED    YEAR ENDED     YEAR ENDED     YEAR ENDED
                                      OCTOBER 31,    OCTOBER 31,    OCTOBER 31    OCTOBER 31,    OCTOBER 31,    OCTOBER 31,
                                        1995(B)         1994           1995          1994          1995(B)        1994(A)
                                         (000)          (000)         (000)          (000)          (000)          (000)
                                      -----------    -----------    ----------    -----------    -----------    -----------
FROM INVESTMENT ACTIVITIES:
OPERATIONS:
  Net investment income               $    33,876    $    14,747    $   27,763    $    26,637    $    38,318    $    14,872
  Net realized gains (losses) from
    investment transactions                    94           (167)                      (2,506)                          (28)
---------------------------------------------------------------------------------------------------------------------------
Change in net assets resulting from
  operations                               33,970         14,580        27,763         24,131         38,318         14,844
---------------------------------------------------------------------------------------------------------------------------
DISTRIBUTIONS TO SHAREHOLDERS:
  From net investment income              (33,876)       (14,747)      (27,763)       (26,637)       (38,353)       (14,873)
  In excess of net realized gains
    from investment transactions                             (81)
  Tax return of capital                                                                                  (88)
---------------------------------------------------------------------------------------------------------------------------
Change in net assets from
  distributions to shareholders           (33,876)       (14,828)      (27,763)       (26,637)       (38,441)       (14,873)
---------------------------------------------------------------------------------------------------------------------------
CAPITAL TRANSACTIONS:
  Proceeds from shares issued           1,782,085        935,449     1,719,347      2,109,682      4,803,998      3,005,810
  Proceeds from shares issued in
    connection with acquisition           242,973
  Dividends reinvested                      3,962          1,179        15,471          8,381          1,265
  Cost of shares redeemed              (1,476,233)    (1,040,066)   (2,060,855)    (2,055,784)    (4,475,713)    (3,030,387)
---------------------------------------------------------------------------------------------------------------------------
Change in net assets from capital
  transactions                            552,787       (103,438)     (326,037)        62,279        329,550        (24,577)
---------------------------------------------------------------------------------------------------------------------------
Contribution by KeyCorp                                                                 2,506
---------------------------------------------------------------------------------------------------------------------------
Change in net assets                      552,881       (103,686)     (326,037)        62,279        329,427        (24,606)
---------------------------------------------------------------------------------------------------------------------------
NET ASSETS:
  Beginning of period                     412,048        515,734       782,303        720,024        433,266        457,872
---------------------------------------------------------------------------------------------------------------------------
  End of period                       $   964,929    $   412,048    $  456,266    $   782,303    $   762,693    $   433,266
---------------------------------------------------------------------------------------------------------------------
SHARE TRANSACTIONS:
  Issued                                1,782,107        935,449     1,719,347      2,109,682      4,803,998      3,005,810
  Issued in connection with
    acquisition                           242,973
  Reinvested                                3,962          1,179        15,471          8,381          1,265
  Redeemed                             (1,476,233)    (1,040,066)   (2,060,755)    (2,055,784)    (4,475,713)    (3,030,387)
---------------------------------------------------------------------------------------------------------------------------
Change in shares                          552,809       (103,438)     (325,937)        62,279        329,550        (24,577)
---------------------------------------------------------------------------------------------------------------------

(a) Audited by other auditors.

(b) Effective June 5, 1995, the Victory U.S. Treasury Money Market Portfolio merged into the U.S. Government Obligations Fund. Changes in net assets for periods prior to June 5, 1995 represent the U.S. Government Obligations Fund. Also, effective June 5, 1995 the Victory Financial Reserves Portfolio became the Financial Reserves Fund.

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                       Statements of Changes in Net Assets
--------------------------------------------------------------------------------

                                INSTITUTIONAL                        TAX-FREE
                              MONEY MARKET FUND                 MONEY MARKET FUND           OHIO MUNICIPAL MONEY MARKET FUND
                    --------------------------------------    ----------------------    -----------------------------------------
                      SIX
                     MONTHS                                      YEAR        YEAR      TWO MONTHS
                      ENDED      YEAR ENDED     YEAR ENDED      ENDED        ENDED        ENDED       YEAR ENDED     YEAR ENDED
                   OCTOBER 31,    APRIL 30,     APRIL 30,     OCTOBER 31,  OCTOBER 31,  OCTOBER 31,    AUGUST 31,     AUGUST 31,
                     1995(b)       1995(a)       1994(a)        1995         1994          1995          1995(b)        1994(a)
                      (000)         (000)         (000)         (000)        (000)         (000)          (000)          (000)
                    ---------    -----------    ----------    ---------    ---------    -----------    -----------    -----------
FROM INVESTMENT
  ACTIVITIES:
OPERATIONS:
  Net investment
    income          $  14,833    $    22,107    $    9,184    $   8,303    $   4,538    $     2,859    $    13,393    $     6,365
  Net realized
    gains from
    investment
    transactions                          20             8           62            7
---------------------------------------------------------------------------------------------------------------------------------
Change in net
  assets resulting
  from operations      14,833         22,127         9,192        8,365        4,545          2,859         13,393          6,365
---------------------------------------------------------------------------------------------------------------------------------
DISTRIBUTIONS TO
  SHAREHOLDERS:
  From net
    investment
    income                                          (9,184)      (8,303)      (4,538)        (2,859)       (13,393)        (6,365)
    Institutional
      Shares          (14,857)       (21,993)
    Service Shares        (22)
  From net realized
    losses from
    investment
    transactions                                                                  (7)
---------------------------------------------------------------------------------------------------------------------------------
Change in net
  assets from
  distributions to
  shareholders        (14,879)       (21,993)       (9,184)      (8,303)      (4,545)        (2,859)       (13,393)        (6,365)
---------------------------------------------------------------------------------------------------------------------------------
CAPITAL
  TRANSACTIONS:
  Proceeds from
    shares issued     648,875      1,197,333     1,238,739      518,760      534,878        363,385      1,872,345      1,247,387
  Dividends
    reinvested            144          1,508           390          900          355            472            945          5,662
  Cost of shares
    redeemed         (582,772)    (1,290,390)     (853,005)    (410,557)    (526,023)      (355,896)    (1,688,969)    (1,197,598)
---------------------------------------------------------------------------------------------------------------------------------
Change in net
  assets from
  capital
  transactions         66,247        (91,549)      386,124      109,103        9,210          7,961        184,321         55,451
---------------------------------------------------------------------------------------------------------------------------------
Change in net
  assets               66,201        (91,415)      386,132      109,165        9,210          7,961        184,321         55,451
---------------------------------------------------------------------------------------------------------------------------------
NET ASSETS:
  Beginning of
    period            449,814        541,229       155,097      198,561      189,351        502,453        318,132        262,681
---------------------------------------------------------------------------------------------------------------------------------
  End of period     $ 516,015    $   449,814    $  541,229    $ 307,726    $ 198,561    $   510,414    $   502,453    $   318,132
---------------------------------------------------------------------------------------------------------------------
SHARE TRANSACTIONS:
  Issued              648,875      1,197,333     1,238,739      518,760      534,878        363,385      1,872,345      1,247,387
  Reinvested              144          1,508           390          900          355            472            945          5,662
  Redeemed           (582,772)    (1,290,390)     (853,005)    (410,557)    (526,023)      (355,896)    (1,688,969)    (1,197,598)
---------------------------------------------------------------------------------------------------------------------------------
Change in shares       66,247        (91,549)      386,124      109,103        9,210          7,961        184,321         55,451
---------------------------------------------------------------------------------------------------------------------

(a) Audited by other auditors.

(b) Effective June 5, 1995, the Victory Institutional Money Market Portfolio and the Victory Ohio Municipal Money Market Portfolio became the Institutional Money Market Fund and Ohio Municipal Money Market Fund, respectively.

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                       Statements of Changes in Net Assets
--------------------------------------------------------------------------------

                                                 LIMITED TERM                  INTERMEDIATE               INVESTMENT QUALITY
                                                 INCOME FUND                   INCOME FUND                    BOND FUND
                                          --------------------------    --------------------------    --------------------------
                                                                                        DECEMBER                      DECEMBER
                                                                                           10,                           10,
                                          YEAR ENDED     YEAR ENDED     YEAR ENDED       1993 TO      YEAR ENDED       1993 TO
                                          OCTOBER 31,    OCTOBER 31,    OCTOBER 31     OCTOBER 31,    OCTOBER 31,    OCTOBER 31,
                                            1995(b)         1994           1995          1994(a)        1995(b)        1994(a)
                                             (000)          (000)          (000)          (000)          (000)          (000)
                                          -----------    -----------    -----------    -----------    -----------    -----------
FROM INVESTMENT ACTIVITIES:
OPERATIONS:
  Net investment income                    $   8,444      $   4,521      $   8,578      $   5,951      $   6,906      $   5,712
  Net realized losses from investment
    transactions                                (892)          (671)        (1,399)        (2,498)        (4,593)        (4,019)
  Net change in unrealized appreciation
    (depreciation) from investments            4,613         (4,406)         7,769         (6,218)         6,997         (5,867)
--------------------------------------------------------------------------------------------------------------------------------
Change in net assets resulting from
  operations                                  12,165           (556)        14,948         (2,765)         9,310         (4,174)
--------------------------------------------------------------------------------------------------------------------------------
DISTRIBUTIONS TO SHAREHOLDERS:
  From net investment income                  (8,403)        (4,506)        (8,634)        (5,724)        (6,970)        (5,516)
  In excess of net realized gains from
    investment transactions                                    (357)
--------------------------------------------------------------------------------------------------------------------------------
Change in net assets from distributions
  to shareholders                             (8,403)        (4,863)        (8,634)        (5,724)        (6,970)        (5,516)
--------------------------------------------------------------------------------------------------------------------------------
CAPITAL TRANSACTIONS:
  Proceeds from shares issued                121,860         34,263         73,087        159,988         48,431        139,893
  Proceeds from shares issued in
    connection with acquisition               14,263                                                      27,853
  Dividends reinvested                         8,381          4,378          8,632          5,511          6,932          5,495
  Cost of shares redeemed                    (55,414)       (35,843)       (37,675)       (44,087)       (54,993)       (41,013)
--------------------------------------------------------------------------------------------------------------------------------
Change in net assets from capital
  transactions                                89,090          2,798         44,044        121,412         28,223        104,375
--------------------------------------------------------------------------------------------------------------------------------
Change in net assets                          92,852         (2,621)        50,358        112,923         30,563         94,685
NET ASSETS:
  Beginning of period                         79,150         81,771        112,923                        94,685
--------------------------------------------------------------------------------------------------------------------------------
  End of period                            $ 172,002      $  79,150      $ 163,281      $ 112,923      $ 125,248      $  94,685
---------------------------------------------------------------------------------------------------------------------
SHARE TRANSACTIONS:
  Issued                                      12,215          3,336          7,738         16,205          4,675         14,142
  Issued in connection with acquisition        1,398                                                       2,849
  Reinvested                                     836            433            915            579            735            582
  Redeemed                                    (5,518)        (3,529)        (4,005)        (4,575)        (5,833)        (4,323)
--------------------------------------------------------------------------------------------------------------------------------
Change in shares                               8,931            240          4,648         12,209          2,426         10,401
---------------------------------------------------------------------------------------------------------------------

(a) Period from commencement of operations.

(b) Effective June 5, 1995, the Victory Short-Term Government Income Portfolio merged into the Limited Term Income Fund, and the Victory Corporate Bond Portfolio merged into the Investment Quality Bond Fund. Changes in net assets for the periods prior to June 5, 1995 represent the Limited Term Income Fund and the Investment Quality Bond Fund, respectively.

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                       Statements of Changes in Net Assets
--------------------------------------------------------------------------------

                                                                                                       FUND FOR INCOME
                                  GOVERNMENT BOND FUND              GOVERNMENT MORTGAGE     -------------------------------------
                          -------------------------------------            FUND                             NINE
                                                                  -----------------------                  MONTHS
                            ENDED     YEAR ENDED   MAY 3, 1993    YEAR ENDED   YEAR ENDED   YEAR ENDED     ENDED      YEAR ENDED
                          OCTOBER 31,  APRIL 30,   TO APRIL 30,   OCTOBER 31,  OCTOBER 31,  OCTOBER 31,  OCTOBER 31,  JANUARY 31,
                           1995(c)      1995(b)     1994(a)(b)       1995         1994       1995(c)      1994(b)       1994(b)
                            (000)        (000)         (000)        (000)        (000)        (000)        (000)         (000)
                          ----------   ----------   -----------   ----------   ----------   ----------   ----------   -----------
FROM INVESTMENT
  ACTIVITIES:
OPERATIONS:
  Net investment income    $  1,716     $  6,571     $   3,192     $  9,792     $ 10,593     $  1,894     $  1,967     $   4,063
  Net realized gains
    (losses) from
    investment
    transactions              3,139       (7,388)       (3,114)      (2,407)         615         (328)        (654)         (839)
  Net change in unrealized
    appreciation
    (depreciation) from
    investments                (101)       5,974        (5,103)      11,075      (16,536)       1,370       (2,075)       (1,330)
---------------------------------------------------------------------------------------------------------------------------------
Change in net assets
  resulting from
  operations                  4,754        5,157        (5,025)      18,460       (5,328)       2,936         (762)        1,894
---------------------------------------------------------------------------------------------------------------------------------
DISTRIBUTIONS TO
  SHAREHOLDERS:
  From net investment
    income                                                           (9,746)     (10,495)      (1,704)      (1,911)       (4,053)
  From net investment
    income by class:
    Class A                  (1,750)      (6,395)       (3,192)
    Class B                     (14)          (1)
  In excess of net
    investment income                                      (92)                                                (49)
  From net realized gains
    from investment
    transactions                                                       (596)        (386)                                    (86)
  In excess of net
    realized gains from
    investment
    transactions                                                       (638)
  Tax return of capital                                                (218)
---------------------------------------------------------------------------------------------------------------------------------
Change in net assets from
  distributions to
  shareholders               (1,764)      (6,396)       (3,284)     (11,198)     (10,881)      (1,704)      (1,960)       (4,139)
---------------------------------------------------------------------------------------------------------------------------------
CAPITAL TRANSACTIONS:
  Proceeds from shares
    issued                    3,800       13,782       136,272       36,846      119,347        3,698        3,073        17,079
  Dividends reinvested        1,292           75             4       11,183        9,714          569          525         3,044
  Cost of shares redeemed   (64,039)     (48,532)       (7,331)     (67,356)     (97,422)     (12,101)     (18,150)      (26,321)
---------------------------------------------------------------------------------------------------------------------------------
Change in net assets from
  capital transactions      (58,947)     (34,675)      128,945      (19,327)      31,639       (7,834)     (14,552)       (6,198)
---------------------------------------------------------------------------------------------------------------------------------
Change in net assets        (55,957)     (35,914)      120,636      (12,065)      15,430       (6,602)     (17,274)       (8,443)
NET ASSETS:
  Beginning of period        84,722      120,636                    148,168      132,738       29,358       46,632        55,075
---------------------------------------------------------------------------------------------------------------------------------
  End of period            $ 28,765     $ 84,722     $ 120,636     $136,103     $148,168     $ 22,756     $ 29,358     $  46,632
---------------------------------------------------------------------------------------------------------------------
SHARE TRANSACTIONS:
  Issued                        390        1,475        13,500        3,517       10,724          382          312         1,645
  Reinvested                    132            8                      1,065          906           58           54           294
  Redeemed                   (6,585)      (5,266)         (738)      (6,399)      (8,967)      (1,261)      (1,853)       (2,549)
---------------------------------------------------------------------------------------------------------------------------------
Change in shares             (6,063)      (3,783)       12,762       (1,817)       2,663         (821)      (1,487)         (610)
---------------------------------------------------------------------------------------------------------------------

(a) Period from commencement of operations.

(b) Audited by other auditors.

(c) Effective June 5, 1995, the Victory Government Bond Portfolio and the Victory Fund for Income Portfolio became the Government Bond Fund and Fund for Income, respectively.

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                       Statements of Changes in Net Assets
--------------------------------------------------------------------------------

                                                                                                          OHIO MUNICIPAL BOND
                          NATIONAL MUNICIPAL BOND FUND                 NEW YORK TAX-FREE FUND                     FUND
                    ----------------------------------------  -----------------------------------------  ----------------------
                    SIX MONTHS                PERIOD FROM                   PERIOD FROM
                      ENDED     YEAR ENDED  FEBRUARY 3, 1994  YEAR ENDED  JANUARY 1, 1994   YEAR ENDED   YEAR ENDED  YEAR ENDED
                    OCTOBER 31,  APRIL 30,     TO APRIL 30,   OCTOBER 31,  TO OCTOBER 31,   DECEMBER 31, OCTOBER 31, OCTOBER 31,
                     1995(c)     1995(b)       1994(a)(b)      1995(c)        1994(b)        1993(b)        1995        1994
                      (000)       (000)          (000)          (000)          (000)          (000)         (000)        (000)
                    ----------  ----------  ----------------  ----------  ---------------  ------------  ----------  ----------

FROM INVESTMENT
  ACTIVITIES:
OPERATIONS:
  Net investment
    income           $    242     $  108          $  3         $    940      $   1,033       $  1,537     $  2,760    $  2,580
  Net realized gains
    (losses) from
    investment
    transactions           35         10            (1)             (60)           229            142         (128)       (399)
  Net change in
    unrealized
    appreciation
    (depreciation)
    from investments       326       179           (10)             740         (2,384)         1,661        5,317      (4,662)
-------------------------------------------------------------------------------------------------------------------------------
Change in net assets
  resulting from
  operations              603        297            (8)           1,620         (1,122)         3,340        7,949      (2,481)
-------------------------------------------------------------------------------------------------------------------------------
DISTRIBUTIONS TO SHAREHOLDERS:
  From net
    investment
    income                                                                                                  (2,801)     (2,557)
  From net
    investment
    income by class:
    Class A              (221)      (108)           (3)            (830)        (1,033)        (1,537)
    Class B                (6)                                      (42)
  In excess of net
    investment
    income                            (3)
  From net realized
    gains from
    investment
    transactions                                                    (60)                         (117)                  (1,169)
  In excess of net
    realized gains
    from investment
    transactions                                                   (169)
-------------------------------------------------------------------------------------------------------------------------------
Change in net assets
  from distributions
  to shareholders        (227)      (111)           (3)          (1,101)        (1,033)        (1,654)      (2,801)     (3,726)
-------------------------------------------------------------------------------------------------------------------------------
CAPITAL
  TRANSACTIONS:
  Proceeds from
    shares issued       6,782      4,792           502            5,527          6,305          7,439       15,932      28,815
  Dividends
    reinvested            216        103             3              509            455          1,285        2,784       2,767
  Cost of shares
    redeemed             (219)      (310)                        (7,068)       (15,295)        (7,914)     (21,537)    (18,347)
-------------------------------------------------------------------------------------------------------------------------------
Change in net assets
  from capital
  transactions          6,779      4,585           505           (1,032)        (8,535)           810       (2,821)     13,235
-------------------------------------------------------------------------------------------------------------------------------
Change in net assets     7,155     4,771           494             (513)       (10,690)         2,496        2,327       7,028
-------------------------------------------------------------------------------------------------------------------------------
NET ASSETS:
  Beginning of
    period              5,265        494                         17,840         28,530         26,034       57,704      50,676
-------------------------------------------------------------------------------------------------------------------------------
  End of period      $ 12,420     $5,265          $494         $ 17,327      $  17,840         28,530     $ 60,031    $ 57,704
---------------------------------------------------------------------------------------------------------------------
SHARE TRANSACTIONS:
  Issued                  685        519            51              443            482            566        1,474       2,625
  Reinvested               21         11                             39             35             97          257         255
  Redeemed                (21)       (33)                          (574)        (1,185)          (595)      (2,014)     (1,693)
-------------------------------------------------------------------------------------------------------------------------------
Change in shares          685        497            51              (92)          (668)            68         (283)      1,187
---------------------------------------------------------------------------------------------------------------------

(a) Period from commencement of operations.

(b) Audited by other auditors.

(c) Effective June 5, 1995, the Victory National Municipal Bond Portfolio and Victory New York Tax-Free Portfolio became the National Municipal Bond Fund and New York Tax-Free Fund, respectively.

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                       Statements of Changes in Net Assets
--------------------------------------------------------------------------------

                                        BALANCED FUND                  STOCK INDEX FUND           DIVERSIFIED STOCK FUND
                                ------------------------------   ----------------------------   ---------------------------
                                                                                PERIOD FROM
                                               PERIOD FROM                       DECEMBER 3,
                                YEAR ENDED   DECEMBER 10, 1993   YEAR ENDED         1993         YEAR ENDED     YEAR ENDED
                                OCTOBER 31,    TO OCTOBER 31,    OCTOBER 31,   TO OCTOBER 31,    OCTOBER 31,    OCTOBER 31,
                                   1995           1994(a)           1995          1994(a)          1995           1994
                                  (000)            (000)           (000)           (000)          (000)          (000)
                                ----------   -----------------   ----------   ---------------   ----------   --------------

FROM INVESTMENT ACTIVITIES:
OPERATIONS:
  Net investment income          $  6,680        $   3,706        $  2,888       $   1,515       $  6,928       $  5,177
  Net realized gains (losses)
    from investment transactions     2,774          (2,116)          2,091              (6)        32,800         30,135
  Net realized gains from
    foreign currency
    transactions                       11
  Net change in unrealized
    appreciation (depreciation)
    from investments               20,046           (1,961)         20,860           1,556         29,446        (18,237)
  Change in unrealized
    depreciation from
    translation of assets and
    liabilities in foreign
    currencies                       (236)
---------------------------------------------------------------------------------------------------------------------------
Change in net assets resulting
  from operations                  29,275             (371)         25,839           3,065         69,174         17,075
---------------------------------------------------------------------------------------------------------------------------
DISTRIBUTIONS TO SHAREHOLDERS:
  From net investment income       (6,753)          (3,545)         (2,709)         (1,331)        (7,205)        (4,738)
  From net realized gains from
    investment transactions                                                                       (29,668)       (26,397)
---------------------------------------------------------------------------------------------------------------------------
Change in net assets from
  distributions to shareholders    (6,753)          (3,545)         (2,709)         (1,331)       (36,873)       (31,135)
---------------------------------------------------------------------------------------------------------------------------
CAPITAL TRANSACTIONS:
  Proceeds from shares issued     111,470          176,193          74,489         114,187        144,852         94,732
  Dividends reinvested              6,726            3,529           2,709           1,321         36,846         22,231
  Cost of shares redeemed         (66,930)         (48,521)        (29,192)        (27,556)       (67,677)       (97,081)
---------------------------------------------------------------------------------------------------------------------------
Changes in net assets from
  capital transactions             51,266          131,201          48,006          87,952        114,021         19,882
---------------------------------------------------------------------------------------------------------------------------
Change in net assets               73,788          127,285          71,136          89,686        146,322          5,822
---------------------------------------------------------------------------------------------------------------------------
NET ASSETS:
  Beginning of period             127,285                           89,686                        263,227        257,405
---------------------------------------------------------------------------------------------------------------------------
  End of period                  $201,073        $ 127,285        $160,822       $  89,686       $409,549       $263,227
---------------------------------------------------------------------------------------------------------------------
SHARE TRANSACTIONS:
  Issued                           11,125           17,854           6,638          11,441         11,560          7,718
  Reinvested                          659              366             241             135          3,276          1,830
  Redeemed                         (6,762)          (4,987)         (2,815)         (2,770)        (5,529)        (8,003)
---------------------------------------------------------------------------------------------------------------------------
Change in shares                    5,022           13,233           4,064           8,806          9,307          1,545
---------------------------------------------------------------------------------------------------------------------

(a) Period from commencement of operations.

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                       Statements of Changes in Net Assets
--------------------------------------------------------------------------------

                                                  VALUE FUND                   GROWTH FUND                SPECIAL VALUE FUND
                                          --------------------------    --------------------------    --------------------------
                                                         PERIOD FROM                   PERIOD FROM                   PERIOD FROM
                                                         DECEMBER 3,                   DECEMBER 3,                   DECEMBER 3,
                                          YEAR ENDED       1993 TO      YEAR ENDED       1993 TO      YEAR ENDED       1993 TO
                                          OCTOBER 31,    OCTOBER 31,    OCTOBER 31,    OCTOBER 31,    OCTOBER 31,    OCTOBER 31,
                                            1995(b)        1994(a)        1995(b)      1994(a)(c)        1995          1994(a)
                                             (000)          (000)          (000)          (000)          (000)          (000)
                                          -----------    -----------    -----------    -----------    -----------    -----------
FROM INVESTMENT ACTIVITIES:
OPERATIONS:
  Net investment income                    $   6,585      $   3,602      $     746      $     636      $   2,090      $   1,020
  Net realized gains from investment
    transactions                               8,481          3,124          4,504            298          5,442            588
  Net change in unrealized appreciation
    (depreciation) from investments           39,805         (1,040)        15,906          1,364         18,049          3,148
--------------------------------------------------------------------------------------------------------------------------------
Change in net assets resulting from
  operations                                  54,871          5,686         21,156          2,298         25,581          4,756
--------------------------------------------------------------------------------------------------------------------------------
DISTRIBUTIONS TO SHAREHOLDERS:
  From net investment income                  (6,666)        (3,289)          (783)          (586)        (2,126)          (927)
  From net realized gains from
    investment transactions                   (3,145)                         (298)                         (588)
--------------------------------------------------------------------------------------------------------------------------------
Change in net assets from distributions
  to shareholders                             (9,811)        (3,289)        (1,081)          (586)        (2,714)          (927)
--------------------------------------------------------------------------------------------------------------------------------
CAPITAL TRANSACTIONS:
  Proceeds from shares issued                169,271        229,389         10,526         92,029         87,892        137,158
  Proceeds from shares issued in
    connection with acquisition                  423                        65,632
  Dividends reinvested                         9,809          3,283          1,067            584          2,712            924
  Cost of shares redeemed                   (116,876)       (46,885)       (55,968)       (27,404)       (37,371)       (23,311)
--------------------------------------------------------------------------------------------------------------------------------
Change in net assets from capital
  transactions                                62,627        185,787         21,257         65,209         53,233        114,771
--------------------------------------------------------------------------------------------------------------------------------
Change in net assets                         107,687        188,184         41,332         66,921         76,100        118,600
NET ASSETS:
  Beginning of period                        188,184                        66,921                       118,600
--------------------------------------------------------------------------------------------------------------------------------
  End of period                            $ 295,871      $ 188,184      $ 108,253      $  66,921      $ 194,700      $ 118,600
---------------------------------------------------------------------------------------------------------------------
SHARE TRANSACTIONS:
  Issued                                      16,259         22,949          1,655          9,240          7,864         13,472
  Issued in connection with acquisition           38                         5,881
  Reinvested                                     940            336            100             60            246             91
  Redeemed                                   (10,888)        (4,707)        (5,267)        (2,759)        (3,389)        (2,258)
--------------------------------------------------------------------------------------------------------------------------------
Change in shares                               6,349         18,578          2,369          6,541          4,721         11,305
---------------------------------------------------------------------------------------------------------------------

(a) Period from commencement of operations.

(b) Effective June 5, 1995, the Victory Equity Income Portfolio and the Victory Equity Portfolio merged into the Value Fund and Growth Fund, respectively. Changes in net assets for periods prior to June 5, 1995 represent the Value Fund and Growth Fund, respectively.

(c) Effective March 17, 1994, the Society Earnings Momentum Fund merged into the Growth Fund. Changes in net assets for periods prior to March 17, 1994 represent the Growth Fund.

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                       Statements of Changes in Net Assets
--------------------------------------------------------------------------------

                                                                                  OHIO REGIONAL STOCK      INTERNATIONAL GROWTH
                                           SPECIAL GROWTH FUND                           FUND                      FUND
                             ------------------------------------------------   -----------------------   -----------------------
                                                               PERIOD FROM
                             SIX MONTHS ENDED   YEAR ENDED   JANUARY 11, 1994   YEAR ENDED   YEAR ENDED   YEAR ENDED   YEAR ENDED
                               OCTOBER 31,      APRIL 30,      TO APRIL 30,     OCTOBER 31,  OCTOBER 31,  OCTOBER 31,  OCTOBER 31,
                                   1995         1995(b)(c)    1994(a)(b)(c)        1995         1994         1995         1994
                                  (000)           (000)           (000)           (000)        (000)        (000)        (000)
                             ----------------   ----------   ----------------   ----------   ----------   ----------   ----------
FROM INVESTMENT ACTIVITIES:
OPERATIONS:
  Net investment income
    (loss)                       $    (60)       $     49        $    (15)       $    402     $    438     $    696     $   (136)
  Net realized gains (losses)
    from investment
    transactions                    2,326          (2,209)           (402)          1,485        1,699       (7,848)       4,064
  Net realized losses from
    foreign currency
    transactions                                                                                              4,365         (152)
  Net change in unrealized
    appreciation
    (depreciation) from
    investments                      (358)          3,557            (547)          3,578         (867)      (1,929)       2,879
  Change in unrealized
    appreciation from
    translation of assets and
    liabilities in foreign
    currencies                                                                                                2,233           15
---------------------------------------------------------------------------------------------------------------------------------
Change in net assets
  resulting from operations         1,908           1,397            (964)          5,465        1,270       (2,483)       6,670
---------------------------------------------------------------------------------------------------------------------------------
DISTRIBUTIONS TO
  SHAREHOLDERS:
  From net investment income                          (49)                           (419)        (409)
  In excess of net investment
    income                                             (4)
  From net realized gains
    from investment and
    foreign currency
    transactions                                                                   (1,699)      (1,293)      (3,413)
  Tax return of capital                                                                                        (512)
---------------------------------------------------------------------------------------------------------------------------------
Change in net assets from
  distributions to
  shareholders                                        (53)                         (2,118)      (1,702)      (3,925)
---------------------------------------------------------------------------------------------------------------------------------
CAPITAL TRANSACTIONS:
  Proceeds from shares issued       16,956          4,996          32,410           9,494       16,543       42,668       53,804
  Proceeds from shares issued
    in connection with
    acquisition                    19,565                                                                    21,742
  Dividends reinvested                                                              2,114        1,560        3,922
  Cost of shares redeemed          (4,890)        (16,411)           (579)         (9,872)     (18,632)     (36,754)      (9,796)
---------------------------------------------------------------------------------------------------------------------------------
Change in net assets from
  capital transactions             31,631         (11,415)         31,831           1,736         (529)      31,578       44,008
---------------------------------------------------------------------------------------------------------------------------------
Change in net assets               33,539         (10,071)         30,867           5,083         (961)      25,170       50,678
NET ASSETS:
  Beginning of period              20,796          30,867                          33,965       34,926       81,307       30,629
---------------------------------------------------------------------------------------------------------------------------------
  End of period                  $ 54,335        $ 20,796        $ 30,867        $ 39,048     $ 33,965     $106,477     $ 81,307
---------------------------------------------------------------------------------------------------------------------
SHARE TRANSACTIONS:
  Issued                            1,241             530           3,203             630        1,143        3,463        4,323
  Issued in connection with
    acquisition                     1,816                                                                     1,797
  Reinvested                                                                          156          109          337
  Redeemed                           (429)         (1,701)            (59)           (670)      (1,297)      (3,065)        (784)
---------------------------------------------------------------------------------------------------------------------------------
Change in shares                    2,628          (1,171)          3,144             116          (45)       2,532        3,539
---------------------------------------------------------------------------------------------------------------------

(a) Period from commencement of operations.
(b) Audited by other auditors.
(c) Effective June 5, 1995, the Victory Aggressive Growth Portfolio and Victory Foreign Markets Portfolio merged into the Special Growth Fund and International Growth Fund, respectively. Changes in net assets for periods prior to June 5, 1995 represent the Aggressive Growth Portfolio and International Growth Fund, respectively.

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                                   Notes to Financial Statements
THE VICTORY PORTFOLIOS                                          October 31, 1995
--------------------------------------------------------------------------------

1. ORGANIZATION:

The Victory Portfolios (collectively, the "Funds" and individually, a "Fund") were organized on February 5, 1986, and are registered under the Investment Company Act of 1940 (the "1940 Act"), as amended, as an open-end investment company established as a Massachusetts business trust. The Funds are authorized to issue an unlimited number of shares which are units of beneficial interest without par value. The Funds presently offer shares of the U.S. Government Obligations Fund, Prime Obligations Fund, Financial Reserves Fund, Institutional Money Market Fund, Tax-Free Money Market Fund, Ohio Municipal Money Market Fund, Limited Term Income Fund, Intermediate Income Fund, Investment Quality Bond Fund, Government Bond Fund, Government Mortgage Fund, Fund for Income, National Municipal Bond Fund, New York Tax-Free Fund, Ohio Municipal Bond Fund, Balanced Fund, Stock Index Fund, Diversified Stock Fund, Value Fund, Growth Fund, Special Value Fund, Special Growth Fund, Ohio Regional Stock Fund, and International Growth Fund.

As described in note 3, certain portfolios of the Victory Funds merged into corresponding series of The Victory Porfolios. Subsequent to this merger, the fiscal period end changed from April 30 to October 31 for the Institutional Money Market Fund, Government Bond Fund, National Municipal Bond Fund, and Special Growth Fund. Likewise, the fiscal period end changed from August 31 to October 31 for the Ohio Municipal Money Market Fund. Therefore, the current period statements of operations and changes in net assets for those Funds present results of operations and changes in net assets for the six-month period and two-month period ended October 31, 1995, respectively.

The Institutional Money Market Fund is authorized to issue two classes of shares, Institutional Shares and Service Shares. The Government Bond Fund, National Municipal Bond Fund and New York Tax-Free Fund are each authorized to issue two classes of shares, Class A Shares and Class B Shares. Each class of shares in a Fund has identical rights and privileges except with respect to fees paid under shareholder servicing or distribution plans, expenses allocable exclusively to each class of shares, voting rights on matters affecting a single class of shares, and the exchange privilege of each class of shares.

2. SIGNIFICANT ACCOUNTING POLICIES:

SECURITIES VALUATION:
--------------------

Investments of the U.S. Government Obligations Fund, Prime Obligations Fund, Financial Reserves Fund, Institutional Money Market Fund, Tax-Free Money Market Fund, and Ohio Municipal Money Market Fund (collectively "the money market funds") are valued at either amortized cost which approximates market value, or at original cost which, combined with accrued interest, approximates market value. Under the amortized cost valuation method, discount or premium is amortized on a constant basis to the maturity of the security. In addition, the money market funds may not (a) purchase any instrument with a remaining maturity greater than thirteen months unless such instrument is subject to a demand feature, or (b) maintain a dollar-weighted-average portfolio maturity which exceeds 90 days.

Investments in common and preferred stocks, corporate bonds, commercial paper, municipal and foreign government bonds, U.S. Government securities and securities of U.S. Government agencies of the Limited Term Income Fund, Intermediate Income Fund, Investment Quality Bond Fund, Government Bond Fund, Government Mortgage Fund, Fund for Income, National Municipal Bond Fund, New York Tax-Free Fund, Ohio Municipal Bond Fund, Balanced Fund, Stock Index Fund, Diversified Stock Fund, Value Fund, Growth Fund, Special Value Fund, Special Growth Fund, Ohio Regional Stock Fund, and International Growth Fund (collectively "the variable net asset value funds") are valued at their market values determined on the basis of the latest available bid prices in the principal market (closing sales prices if the principal market is an exchange) in which such securities are normally traded. Investments in investment companies are valued at their respective net asset values as reported by such companies. Investments in foreign securities, currency holdings and other assets and liabilities of the Balanced Fund and International Growth Fund are valued based on quotations from the primary market in which they are traded and are translated from the local currency into U.S. dollars using current exchange rates. The differences between the cost and market values of investments held by the variable net asset value funds are reflected as either unrealized appreciation or depreciation.

SECURITIES TRANSACTIONS AND RELATED INCOME:
-------------------------------------------

Securities transactions are accounted for on the date the security is purchased or sold (trade date). Interest income is recognized on the accrual basis and includes, where applicable, the pro rata amortization of premium or accretion of discount. Dividend income is recorded on the ex-dividend date. Dividend income is recorded net of foreign taxes withheld. Gains or losses realized on sales of securities are determined by comparing the identified cost of the security lot sold with the net sales proceeds.

FOREIGN CURRENCY TRANSLATION:
-----------------------------

The accounting records of the Funds are maintained in U.S. dollars. Investment securities, other assets and liabilities of the Balanced Fund and International Growth Fund denominated in a foreign currency are translated into U.S. dollars at the current exchange rate. Purchases and sales of securities, income receipts and expense payments are translated into U.S. dollars at the exchange rate on the dates of the transactions.

THE VICTORY PORTFOLIOS                                          October 31, 1995
--------------------------------------------------------------------------------

The Funds isolate that portion of the results of operations resulting from changes in foreign exchange rates from the fluctuation arising from changes in market prices of securities held.

Reported net realized foreign exchange gains or losses arise from sales and maturities of securities, sales of foreign currencies, currency exchange fluctuations between the trade and settlement dates of securities transactions, and the difference between the amount of assets and liabilities recorded and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains and losses arise from changes in the value of assets and liabilities, including investments in securities, resulting from changes in currency exchange rates.

REPURCHASE AGREEMENTS:
-----------------------

Each Fund may acquire repurchase agreements from financial institutions such as banks and broker-dealers which Society Asset Management, Inc. (the Funds' investment adviser) deems creditworthy under guidelines approved by the Board of Trustees, subject to the seller's agreement to repurchase such securities at a mutually agreed-upon date and price. The repurchase price generally equals the price paid by a Fund plus interest negotiated on the basis of current short-term rates, which may be more or less than the rate on the underlying Fund securities. The seller, under a repurchase agreement, is required to maintain the value of collateral held pursuant to the agreement at not less than the repurchase price (including accrued interest). Securities subject to repurchase agreements are held by the Funds' custodian or another qualified custodian or in the Federal Reserve/Treasury book-entry system. Repurchase agreements are considered to be loans by a Fund under the 1940 Act.

FORWARD CURRENCY CONTRACTS:
----------------------------

A forward currency contract ("forward") is an agreement between two parties to buy and sell a currency at a set price on a future date. The market value of the forward fluctuates with changes in currency exchange rates. The forward is marked-to-market daily and the change in market value is recorded by a Fund as unrealized appreciation or depreciation. When the forward is closed, the Fund records a realized gain or loss equal to the fluctuation in value during the period the forward was opened. A Fund could be exposed to risk if a counterparty is unable to meet the terms of a forward or if the value of the currency changes unfavorably.

FUTURES CONTRACTS:
-----------------

The Balanced Fund, Stock Index Fund, Diversified Stock Fund, Value Fund, Growth Fund, Special Value Fund, Special Growth Fund, Ohio Regional Stock Fund, and International Growth Fund may enter into contracts for the future delivery of securities or foreign currencies and futures contracts based on a specific security, class of securities, foreign currency or an index, purchase or sell options on any such futures contracts and engage in related closing transactions. A futures contract on a securities index is an agreement obligating either party to pay, and entitling the other party to receive, while the contract is outstanding, cash payments based on the level of a specified securities index. These Funds may enter into futures contracts in an effort to hedge against market risks. The acquisition of put and call options on futures contracts will give the Funds the right (but not the obligation), for a specified price, to sell or to purchase the underlying futures contract, upon exercise of the option, at any time during the option period. Futures transactions involve brokerage costs and require the Funds to segregate assets to cover contracts that would require it to purchase securities or currencies. A Fund may lose the expected benefit of futures transactions if interest rates, exchange rates or securities prices change in an unanticipated manner. Such unanticipated changes may also result in poorer overall performance than if the Fund had not entered into any futures transactions. In addition, the value of a Fund's futures positions may not prove to be perfectly or even highly correlated with the value of its portfolio securities or foreign currencies, limiting a Fund's ability to hedge effectively against interest rate, exchange rate and/or market risk and giving rise to additional risks. There is no assurance of liquidity in the secondary market for purposes of closing out futures positions.

SECURITIES PURCHASED ON A WHEN-ISSUED AND DELAYED DELIVERY BASIS:
------------------------------------------------------------------

Each Fund may purchase securities on a "when-issued" basis. When-issued securities are securities purchased for delivery beyond the normal settlement date at a stated price and/or yield, thereby, involving the risk that the price and/or yield obtained may be more or less than those available in the market when delivery takes place. At the time a Fund makes the commitment to purchase a security on a when-issued basis, the Fund records the transaction and reflects the value of the security in determining net asset value. Normally, the settlement date occurs within one month of the purchase. A segregated account is established and the Funds maintain cash and marketable securities at least equal in value to commitments for when-issued securities. Securities purchased on a when-issued basis or delayed delivery basis do not earn income until settlement date.

THE VICTORY PORTFOLIOS                                          October 31, 1995
--------------------------------------------------------------------------------

DIVIDENDS TO SHAREHOLDERS:
-------------------------

Dividends from net investment income are declared daily and paid monthly for the money market funds. Dividends from net investment income are declared and paid quarterly for the Stock Index Fund, Diversified Stock Fund, Value Fund, Growth Fund, Special Value Fund, Special Growth Fund, Ohio Regional Stock Fund, and International Growth Fund. Dividends from net investment income are declared and paid monthly for the Limited Term Income Fund, Intermediate Income Fund, Investment Quality Bond Fund, Government Bond Fund, Government Mortgage Fund, Fund for Income, National Municipal Bond Fund, New York Tax-Free Fund, Ohio Municipal Bond Fund, and Balanced Fund. Distributable net realized capital gains, if any, are declared and distributed at least annually.

During the year ended October 31, 1994, the Funds adopted Statement of Position 93-2, Determination, Disclosure, and Financial Statement Presentation of Income, Capital Gain, and Return of Capital Distributions by Investment Companies. Accordingly, timing differences relating to shareholder distributions are reflected in the components of net assets and permanent book and tax basis differences relating to shareholder distributions have been reclassified to additional paid-in capital. Net investment income, net realized gains and net assets were not affected by this change.

Dividends from net investment income and from net realized capital gains are determined in accordance with income tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments for mortgage-backed securities, foreign currency transactions, expiring capital loss carryforwards and deferrals of certain losses.

FEDERAL INCOME TAXES:
---------------------

It is the policy of each Fund to continue to qualify as a regulated investment company by complying with the provisions available to certain investment companies, as defined in applicable sections of the Internal Revenue Code, and to make distributions of net investment income and net realized capital gains sufficient to relieve it from all, or substantially all, federal income taxes.

OTHER:
------

Expenses that are directly related to one of the Funds are charged directly to that Fund. Other operating expenses of The Victory Portfolios are prorated to each Fund on the basis of relative net assets or other appropriate basis. Fees paid under a Fund's shareholder servicing or distribution plans are borne by the specific class of shares to which they apply.

All expenses in connection with Intermediate Income, Investment Quality Bond, Balanced, Stock Index, Value, Growth, Special Value, and Special Growth Funds' organization and registration under the 1940 Act and the Securities Act of 1933 were paid by those Funds. Such expenses are being amortized over a period of two years commencing with the respective inception dates.

Certain prior year balances have been reclassified to be consistent with current year presentation.

3. MERGERS:

As approved by vote of shareholders of The Victory Funds via proxy dated April 28, 1995, effective June 5, 1995, certain portfolios of The Victory Funds merged into corresponding series of The Victory Portfolios. The mergers were accomplished by the tax-free transfer of all assets of each Victory Fund to a corresponding investment fund of The Victory Portfolios in exchange for the assumption of liabilities of each Victory Fund. The portfolios of The Victory Funds merged into existing funds of The Victory Portfolios as follows:

            THE VICTORY FUNDS                                          THE VICTORY PORTFOLIOS
-----------------------------------------              ------------------------------------------------------
U.S. Treasury Money Market Portfolio        to         U.S. Government Obligations Fund
Short-Term Government Income Portfolio      to         Limited Term Income Fund
Corporate Bond Portfolio                    to         Investment Quality Bond Fund
Equity Income Portfolio                     to         Value Fund
Equity Portfolio                            to         Growth Fund
Aggressive Growth Portfolio                 to         Special Growth Fund
Foreign Markets Portfolio                   to         International Growth Fund

The Special Growth Fund assumed the past performance of the Aggressive Growth Portfolio.

THE VICTORY PORTFOLIOS                                          October 31, 1995
--------------------------------------------------------------------------------

Additionally, the following portfolios of The Victory Funds merged into newly created funds of The Victory Portfolios:

            THE VICTORY FUNDS                                          THE VICTORY PORTFOLIOS
-----------------------------------------              ------------------------------------------------------
Financial Reserves Portfolio                to         Financial Reserves Fund
Institutional Money Market Portfolio        to         Institutional Money Market Fund
Ohio Municipal Money Market Portfolio       to         Ohio Municipal Money Market Fund
Government Bond Portfolio                   to         Government Bond Fund
Fund for Income Portfolio                   to         Fund for Income
National Municipal Bond Portfolio           to         National Municipal Bond Fund
New York Tax-Free Portfolio                 to         New York Tax-Free Fund

On March 17, 1994, the Growth Fund acquired all the net assets of the Society Earnings Momentum Fund pursuant to a plan of reorganization approved by the shareholders of the Society Earnings Momentum Fund.

The following is a summary of Shares Outstanding, Net Assets, Net Asset Value per Share, and Unrealized Appreciation immediately before and after the mergers (amounts in thousands except Net Asset Value):

                                                               BEFORE MERGER                  AFTER MERGER
                                                    ------------------------------------     ---------------
                                                     U.S. TREASURY       U.S. GOVERNMENT     U.S. GOVERNMENT
                                                      MONEY MARKET         OBLIGATIONS         OBLIGATIONS
                   JUNE 5, 1995                        PORTFOLIO              FUND                FUND
                                                    ----------------     ---------------     ---------------
Shares............................................       242,970              531,916             774,889
Net Assets........................................      $242,973            $ 531,733           $ 774,706
Net Asset Value...................................      $   1.00            $    1.00           $    1.00
Unrealized Appreciation...........................      $      0            $       0           $       0

                                                       SHORT-TERM
                                                       GOVERNMENT         LIMITED TERM        LIMITED TERM
                                                    INCOME PORTFOLIO       INCOME FUND         INCOME FUND
                                                    ----------------     ---------------     ---------------
Shares............................................         1,460               16,699              18,097
Net Assets........................................      $ 14,265            $ 170,408           $ 184,673
Net Asset Value...................................      $   9.77            $   10.20           $   10.20
Unrealized Appreciation...........................      $    124            $   2,956           $   3,080

                                                                           INVESTMENT          INVESTMENT
                                                     CORPORATE BOND          QUALITY             QUALITY
                                                       PORTFOLIO            BOND FUND           BOND FUND
                                                    ----------------     ---------------     ---------------
Shares............................................         2,857               10,475              13,322
Net Assets........................................      $ 27,848            $ 102,403           $ 130,251
Net Asset Value...................................      $   9.75            $    9.78           $    9.78
Unrealized Appreciation...........................      $    414            $   1,992           $   2,406

                                                     EQUITY INCOME
                                                       PORTFOLIO           VALUE FUND          VALUE FUND
                                                    ----------------     ---------------     ---------------
Shares............................................            39               24,535              24,573
Net Assets........................................      $    423            $ 273,791           $ 274,214
Net Asset Value...................................      $  10.63            $   11.16           $   11.16
Unrealized Appreciation...........................      $     41            $  25,387           $  25,428

                                                    EQUITY PORTFOLIO       GROWTH FUND         GROWTH FUND
                                                    ----------------     ---------------     ---------------
Shares............................................         5,603                4,026               9,907
Net Assets........................................      $ 65,632            $  44,910           $ 110,542
Net Asset Value...................................      $  11.71            $   11.16           $   11.16
Unrealized Appreciation...........................      $  8,173            $   5,315           $  13,488

                                                       AGGRESSIVE            SPECIAL             SPECIAL
                                                    GROWTH PORTFOLIO       GROWTH FUND         GROWTH FUND
                                                    ----------------     ---------------     ---------------
Shares............................................         1,930                2,073               3,746
Net Assets........................................      $ 20,796            $  19,565           $  40,361
Net Asset Value...................................      $  10.77            $    9.44           $   10.77
Unrealized Appreciation...........................      $  3,089            $   1,428           $   4,517

THE VICTORY PORTFOLIOS                                          October 31, 1995
--------------------------------------------------------------------------------

                                                               BEFORE MERGER                  AFTER MERGER
                                                    ------------------------------------     ---------------
                                                    FOREIGN MARKETS       INTERNATIONAL       INTERNATIONAL
                                                       PORTFOLIO           GROWTH FUND         GROWTH FUND
                                                    ----------------     ---------------     ---------------
Shares............................................         2,245                6,986               8,783
Net Assets........................................      $ 21,748            $  84,507           $ 106,255
Net Asset Value...................................      $   9.69            $   12.10           $   12.10
Unrealized Appreciation (Depreciation)............      $   (138)           $   6,550           $   6,412

                                                    SOCIETY EARNINGS
                  MARCH 17, 1994                     MOMENTUM FUND         GROWTH FUND         GROWTH FUND
                                                    ----------------     ---------------     ---------------
Shares............................................           883                6,053               6,912
Net Assets........................................      $  8,794            $  61,983           $  70,777
Net Asset Value...................................      $   9.96            $   10.24           $   10.24

4. PURCHASES AND SALES OF SECURITIES:

Purchases and sales of securities (excluding short-term securities) for the period ended October 31, 1995 were as follows (amounts in thousands):

                                                           PURCHASES            SALES
                                                          ------------       ------------
                   Limited Term Income Fund.............  $    219,352       $    134,222
                   Intermediate Income Fund.............       164,126            124,722
                   Investment Quality Bond Fund.........       185,247            156,582
                   Government Bond Fund*................        34,227             95,081
                   Government Mortgage Fund.............        81,862            106,516
                   Fund for Income......................         8,139             19,372
                   National Municipal Bond Fund*........        13,535              6,531
                   New York Tax-Free Fund...............         3,075              3,211
                   Ohio Municipal Bond Fund.............        70,385             71,668
                   Balanced Fund........................       156,241            108,135
                   Stock Index Fund.....................        40,250             11,336
                   Diversified Stock Fund...............       320,417            232,263
                   Value Fund...........................       111,553             53,516
                   Growth Fund..........................       100,486             76,374
                   Special Value Fund...................        97,912             55,387
                   Special Growth Fund*.................        54,021             25,441
                   Ohio Regional Stock Fund.............         4,264              3,878
                   International Growth Fund............        81,845             58,858

* For the period May 1, 1995 through October 31, 1995.

5. RELATED PARTY TRANSACTIONS:

Investment advisory services are provided to all the Funds by Society Asset Management, Inc. ("SAM"), a wholly owned subsidiary of KeyCorp Asset Management Holdings, Inc., which is a wholly owned subsidiary of Society National Bank ("Society"), a wholly owned subsidiary of KeyCorp. Under the terms of the investment advisory agreements, SAM is entitled to receive fees based on a percentage of the average daily net assets of the Funds. Society serves the Funds as custodian. Society received custodian fees from the Funds for providing custodian services in addition to reimbursement of actual out-of-pocket expenses incurred.

Society also serves as Shareholder Servicing Agent for all the Funds. As such, Society provides support services to their clients who are shareholders, which may include establishing and maintaining accounts and records, processing dividend and distribution payments, providing account information, assisting in processing of purchase, exchange and redemption requests, and assisting shareholders in changing dividend options, account designations and addresses. For providing such services, Society may receive a fee computed daily as 0.25% of the average net assets of certain shares of the Funds.

Concord Holding Corporation (the "Administrator"), an indirect, wholly-owned subsidiary of The BISYS Group, Inc. ("BISYS") serves as the administrator to the Funds, and Victory Broker Dealer Services, Inc. (the "Distributor"), a wholly-owned subsidiary of BISYS, serves as the distributor to the Funds. Certain officers of the Funds are affiliated with BISYS. Such officers receive no direct payments or fees from the Fund for serving as officers of the Funds.

Under the terms of the administration agreement, the Administrator's fees are computed as 0.15% of the average daily net assets of the Funds. Pursuant to a 12b-1 Plan, the Distributor may receive fees computed as 0.25% of the average daily net

THE VICTORY PORTFOLIOS                                          October 31, 1995
--------------------------------------------------------------------------------

assets of Service Shares of the Institutional Money Market Fund and 0.75% of the average daily net assets of Class B Shares of each of the Government Bond Fund, National Municipal Bond Fund and New York Tax-Free Fund for providing distribution services and is entitled to receive commissions on sales of shares of the variable net asset value funds. For the year ended October 31, 1995, the Distributor received $721,000 from commissions earned on sales of shares of the variable net asset value funds all of which the Distributor reallowed to dealers of the Funds' shares including $614,000 to affiliates of the Funds. BISYS Fund Services, Ohio, Inc. (the Company), an affiliate of BISYS, serves the Funds as Mutual Fund Accountant. Under the terms of the Fund Accounting Agreement, the Company's fee is based on a percentage of average daily net assets.

Fees may be voluntarily reduced to assist the Funds in maintaining competitive expense ratios.

Additional information regarding related party transactions is as follows for the year ended October 31, 1995:

                                                 INVESTMENT
                                                  ADVISORY                 ADMINISTRATION     MUTUAL FUND
                                                    FEES                        FEES          ACCOUNTANT      CUSTODIAN
                                       -------------------------------     --------------        FEES           FEES
                                         (PERCENTAGES       VOLUNTARY        VOLUNTARY        -----------     ---------
                                       OF AVERAGE DAILY        FEE              FEE             ANNUAL         ANNUAL
                                         NET ASSETS)        REDUCTIONS       REDUCTIONS           FEE            FEE
                                       ----------------     ----------     --------------     -----------     ---------
                                                              (000)            (000)             (000)          (000)

U.S. Government Obligations Fund             0.35%                              $ 88             $ 243           $14
Prime Obligations Fund                       0.35%                                                 261             7
Financial Reserves Fund                      0.50%             $420                1               101            15
Institutional Money Market Fund**            0.25%              338              257                50             8
Tax-Free Money Market Fund                   0.35%               34                                113             5
Ohio Municipal Money Market Fund*            0.50%              245                                 13             8
Limited Term Income Fund                     0.50%               21                                 89             3
Intermediate Income Fund                     0.75%              326                                 71             2
Investment Quality Bond Fund                 0.75%              239                                 71             3
Government Bond Fund**                       0.55%               36                3                29             2
Government Mortgage Fund                     0.50%               16                                 83             2
Fund for Income                              0.50%               37                9                32             2
National Municipal Bond Fund**               0.55%               25                6                24
New York Tax-Free Fund                       0.55%               45                7                49             2
Ohio Municipal Bond Fund                     0.60%              164                                 43             2
Balanced Fund                                1.00%              624                                 88             5
Stock Index Fund                             0.60%              195              171                23             8
Diversified Stock Fund                       0.65%              126                2               142             7
Value Fund                                   1.00%              811                                124             8
Growth Fund                                  1.00%              216               48                50             4
Special Value Fund                           1.00%              406                1                76             4
Special Growth Fund**                        1.00%              297               33                21             1
Ohio Regional Stock Fund                     0.75%               14                                 31             1
International Growth Fund                    1.10%              116                                121            92

    * For the period September 1, 1995 through October 31, 1995

    **For the period May 1, 1995 through October 31, 1995.

THE VICTORY PORTFOLIOS                                          October 31, 1995
--------------------------------------------------------------------------------

6. CAPITAL SHARE TRANSACTIONS:

Transactions in capital shares for the Funds with multiple share classes were as follows (amounts in thousands):

                      INSTITUTIONAL
                    MONEY MARKET FUND
     -----------------------------------------------
      SIX MONTHS
         ENDED         YEAR ENDED       YEAR ENDED
      OCTOBER 31,      APRIL 30,        APRIL 30,
        1995(c)         1995(a)          1994(a)
     -------------   --------------   --------------
CAPITAL AND SHARE TRANSACTIONS:
Institutional
  Shares:
Issued       629,396      1,197,333        1,238,739
Reinvested       133          1,508              390
Redeemed    (574,761)    (1,290,390)        (853,005)
----------------------------------------------------
Total         54,768        (91,549)         386,124
Service
Shares:
Issued        19,479
Reinvested        11
Redeemed      (8,011)
----------------------------------------------------
Total         11,479

                                                                                                                 NEW YORK
                                                                              NATIONAL MUNICIPAL                 TAX-FREE
                               GOVERNMENT BOND FUND                               BOND FUND                        FUND
                   --------------------------------------------  --------------------------------------------  ------------
                    SIX MONTHS                    PERIOD FROM      SIX MONTHS                   PERIOD FROM
                      ENDED        YEAR ENDED    MAY 3, 1993 TO      ENDED        YEAR ENDED   FEBRUARY 3, 1994   YEAR ENDED
                   OCTOBER 31,     APRIL 30,       APRIL 30,      OCTOBER 31,     APRIL 30,      TO APRIL 30,     OCTOBER 31,
                       1995        1995(a)(c)      1994(a)(b)         1995        1995(a)(c)      1994(a)(b)         1995
                   ------------  --------------  --------------  --------------  ------------  ----------------  ------------
CAPITAL
  TRANSACTIONS:
Class A Shares:
Proceeds from
  shares issued....      3,055         13,632        136,272          6,441          4,646            502          3,395
Dividends
  reinvested.......      1,283             73              4            211            102              3            468
Cost of shares
  redeemed.........    (64,259)       (48,532)        (7,331)          (169)          (310)                       (6,784)
---------------------------------------------------------------------------------------------------------------------------
Total..............    (59,921)       (34,827)       128,945          6,483          4,438            505         (2,921)
Class B Shares:
Proceeds from
  shares issued....        745            150                           341            146                         2,132
Dividends
  reinvested.......          9              2                             5              1                            41
Cost of shares
  redeemed.........        (10)                                         (50)                                        (284)
---------------------------------------------------------------------------------------------------------------------------
Total..............        744            152                           296            147                         1,889
SHARE TRANSACTIONS:
Class A Shares:
Issued.............        314          1,459         13,500            651            504             51            271
Reinvested.........        131              8                            21             11                            37
Redeemed...........     (6,584)        (5,266)          (738)           (17)           (33)                         (552)
---------------------------------------------------------------------------------------------------------------------------
Total..............     (6,139)        (3,799)        12,762            655            482             51           (244)
Class B Shares:
Issued.............         76             16                            34             15                           172
Reinvested.........          1                                                                                         2
Redeemed...........         (1)                                          (4)                                         (22)
---------------------------------------------------------------------------------------------------------------------------
Total..............         76             16                            30             15                           152

                      PERIOD FROM
                       JANUARY 1,
                      1994 THROUGH    YEAR ENDED
                      OCTOBER 31,    DECEMBER 31,
                       1994(a)(c)      1993(a)
                     --------------  ------------
                   <
CAPITAL
  TRANSACTIONS:
Class A Shares:
Proceeds from
  shares issued....        6,305        7,439
Dividends
  reinvested.......          455        1,285
Cost of shares
  redeemed.........      (15,295)      (7,914)
-------------------
Total..............       (8,535)         810
Class B Shares:
Proceeds from
  shares issued....
Dividends
  reinvested.......
Cost of shares
  redeemed.........
-------------------
Total..............
SHARE TRANSACTIONS:
Class A Shares:
Issued.............          482          566
Reinvested.........           35           97
Redeemed...........       (1,185)        (595)
-------------------
Total..............         (668)          68
Class B Shares:
Issued.............
Reinvested.........
Redeemed...........
-------------------
Total..............

(a) Audited by other auditors.

(b) Period from commencement of operations.

(c) Service shares commenced offering June 5, 1995 for the Institutional Money Market Fund. Class B Shares commenced offering September 26, 1994 for each of the Government Bond Fund, National Municipal Bond Fund and New York Tax-Free Fund.

THE VICTORY PORTFOLIOS                                          October 31, 1995
--------------------------------------------------------------------------------

7. CONCENTRATION OF RISK:

The Ohio Municipal Money Market Fund, New York Tax-Free Fund, Ohio Municipal Bond Fund and Ohio Regional Stock Fund invest primarily in debt obligations issued by the respective States and their political subdivisions, agencies and public authorities to obtain funds for various public purposes and equity securities issued by organizations domiciled in the respective States. The Funds are more susceptible to economic and political factors that may adversely affect issuers of the States' specific municipal securities than are municipal bond funds that are not concentrated in these issuers to the same extent.

8. FEDERAL INCOME TAX INFORMATION (UNAUDITED):

The Victory Portfolios designate the following eligible distributions for the dividends received deduction for corporations for the taxable year ended October 31, 1995:

                                           DIVIDEND INCOME
                                                (000)            DIVIDEND INCOME PER SHARE
                                           ---------------       -------------------------
                   Balanced Fund               $ 5,464                    $ 0.275
                   Stock Index Fund              2,711                      0.203
                   Diversified Stock Fund        9,901                      0.281
                   Value Fund                    8,298                      0.252
                   Growth Fund                   1,537                      0.110
                   Special Value Fund            3,659                      0.154
                   Special Growth Fund             155                      0.000
                   Ohio Regional Stock             830                      0.177

The Victory Portfolios designate the following exempt-interest dividends for the taxable year ended October 31, 1995:

                                          TAX-FREE         OHIO
                                           MONEY        MUNICIPAL       NATIONAL      NEW YORK       OHIO
                                           MARKET      MONEY MARKET     MUNICIPAL     TAX-FREE     MUNICIPAL
                                            FUND           FUND         BOND FUND       FUND       BOND FUND
                                          --------     ------------     ---------     --------     ---------
Exempt-interest dividends (000)            $8,301         $2,859                                    $ 2,801
Exempt-interest dividends (000) Class A                                   $ 214        $  830
Exempt-interest dividends (000) Class B                                       6            42
Exempt-interest dividends per share         0.034          0.006                                      0.525
Exempt-interest dividends per share Class
  A                                                                       0.225         0.826
Exempt-interest dividends per share Class
  B                                                                       0.180         0.744

THE VICTORY PORTFOLIOS                                          October 31, 1995
--------------------------------------------------------------------------------

The percentage break-down of exempt-interest income by state for the Funds' taxable year ended October 31, 1995 is as follows:

                                    TAX-FREE       OHIO MUNICIPAL     NATIONAL      NEW YORK        OHIO
                                  MONEY MARKET      MONEY MARKET      MUNICIPAL     TAX-FREE      MUNICIPAL
                                      FUND              FUND          BOND FUND     BOND FUND     BOND FUND
                                  ------------     --------------     ---------     ---------     ---------
Alabama                                 2.1%                              0.3%
Arizona                                 3.9%                              2.9%
Arkansas                                1.8%
California                              3.0%                              0.1%
Colorado                                1.2%                              1.8%
Connecticut                                                               2.4%
District of Columbia                    0.3%
Florida                                 8.6%                              1.9%
Georgia                                 1.5%                              2.3%
Illinois                                8.1%                             14.0%
Indiana                                 5.1%                              0.2%
Iowa                                    3.4%                              1.0%
Kansas                                  1.3%
Kentucky                                2.6%                              0.5%
Louisiana                               0.3%
Maine                                                                     2.0%
Maryland                                0.2%                              0.1%
Massachusetts                           0.1%                              0.7%
Michigan                                1.9%                             15.5%
Minnesota                               1.4%                              1.4%
Missouri                                5.3%                              6.5%
Montana                                 0.1%
Nebraska                                1.8%
Nevada                                  1.8%                              0.4%
New Hampshire                           1.0%
New Jersey                                                                0.2%
New Mexico                              0.4%
New York                                1.3%                              3.5%         97.5%
North Carolina                          3.7%
North Dakota                                                              3.5%
Ohio                                   16.7%            100.0%           11.5%                      100.0%
Oklahoma                                                                  1.8%
Oregon                                  0.5%
Pennsylvania                            1.9%                              0.1%
Puerto Rico                                                                             2.5%
South Carolina                          1.4%                              2.3%
South Dakota                                                              3.5%
Tennessee                               2.8%                              2.3%
Texas                                   4.9%                              8.6%
Utah                                    0.1%                              0.2%
Virginia                                1.1%                              0.5%
Washington                              0.7%                              2.8%
West Virginia                                                             0.6%
Wisconsin                               7.2%                              2.9%
Wyoming                                 0.5%                              1.7%
                                     ------            ------         ---------     ---------     ---------
                                      100.0%            100.0%          100.0%        100.0%        100.0%
                                  ===============  ===============    ===========   ===========   ===========

THE VICTORY PORTFOLIOS                                          October 31, 1995
--------------------------------------------------------------------------------

The International Growth Fund elected to pass the benefits of the foreign tax credit to shareholders for the year ended October 31, 1995. The following information is presented with respect to the election:

                                                                          INTERNATIONAL GROWTH FUND
                                                                          -------------------------
        Gross income from foreign countries (000)                                $     2,435
        Gross income from foreign countries per share                                   0.17
        Income taxes paid to foreign countries (000)                                     325
        Income taxes paid to foreign countries per share                                0.02

As of October 31, 1995, for Federal income tax purposes, the following funds have capital loss carryforwards available to offset future capital gains, if any (amounts in thousands):

                                                                               AMOUNT     EXPIRES
                                                                               ------     -------
        U.S. Government Obligations Fund.....................................  $ 117       2002
        Limited Term Income Fund.............................................  1,856       2002
        Limited Term Income Fund.............................................    946       2003
        Intermediate Income Fund.............................................  2,498       2002
        Intermediate Income Fund.............................................  1,429       2003
        Investment Quality Bond Fund.........................................  4,019       2003
        Investment Quality Bond Fund.........................................  4,392       2004
        Government Bond Fund.................................................  3,935       2003
        Government Bond Fund.................................................  3,374       2004
        Government Mortgage Fund.............................................  2,013       2004
        Fund for Income......................................................    839       2001
        Fund for Income......................................................    598       2002
        Fund for Income......................................................    314       2003
        New York Tax-Free Fund...............................................     60       2003
        Ohio Municipal Bond Fund.............................................    399       2002
        Ohio Municipal Bond Fund.............................................    138       2003
        Special Growth Fund..................................................  2,524       2003
        Special Growth Fund..................................................  3,826       2004
        International Growth Fund............................................    362       2003
        International Growth Fund............................................  3,020       2004

THE VICTORY PORTFOLIOS                                      Financial Highlights
--------------------------------------------------------------------------------

                                                         U.S. GOVERNMENT OBLIGATIONS FUND
                                         -----------------------------------------------------------------
                                                              YEAR ENDED OCTOBER 31,
                                         -----------------------------------------------------------------
                                          1995(a)         1994           1993         1992         1991
                                         ----------   -------------   ----------   ----------   ----------
NET ASSET VALUE, BEGINNING OF PERIOD      $  1.000      $   1.000      $  1.000     $  1.000     $  1.000
----------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                      0.052          0.032         0.026        0.036        0.060
Distributions
  Net investment income                     (0.052)        (0.032)       (0.026)      (0.036)      (0.060)
----------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD            $  1.000      $   1.000      $  1.000     $  1.000     $  1.000
----------------------------------------------------------------------------------------------------------
Total Return                                  5.38%          3.30%         2.62%        3.66%        6.14%
RATIOS/SUPPLEMENTAL DATA:
Net Assets, End of Period (000)           $964,929      $ 412,048      $515,734     $579,836     $430,248
Ratio of expenses to average net assets       0.58%          0.63%         0.60%        0.60%        0.60%
Ratio of net investment income to
  average net assets                          5.28%          3.20%         2.57%        3.50%        5.92%
Ratio of expenses to average net
  assets*                                     0.60%          0.80%
Ratio of net investment income to
  average net assets*                         5.26%          3.03%

---------------

 *   During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a)  Effective June 5, 1995, the Victory U.S. Treasury Money Market Portfolio merged into the U.S. Government
     Obligations Fund. Financial highlights for the periods prior to June 5, 1995 represent the U.S. Government
     Obligations Fund.

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                      Financial Highlights
--------------------------------------------------------------------------------

                                                              PRIME OBLIGATIONS FUND
                                         -----------------------------------------------------------------
                                                              YEAR ENDED OCTOBER 31,
                                         -----------------------------------------------------------------
                                            1995          1994           1993         1992         1991
                                         ----------   -------------   ----------   ----------   ----------
NET ASSET VALUE, BEGINNING OF PERIOD      $  1.000      $   1.000      $  1.000     $  1.000     $  1.000
----------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                      0.051          0.035         0.030        0.037        0.061
  Net realized losses from investment
    transactions                                           (0.003)
----------------------------------------------------------------------------------------------------------
    Total from Investment Activities         0.051          0.032         0.030        0.037        0.061
----------------------------------------------------------------------------------------------------------
Distributions
  Net investment income                     (0.051)        (0.035)       (0.030)      (0.037)      (0.061)
----------------------------------------------------------------------------------------------------------
Capital transactions                                        0.003
----------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD            $  1.000      $   1.000      $  1.000     $  1.000     $  1.000
----------------------------------------------------------------------------------------------------------
Total Return                                  5.26%          3.57%         3.05%        3.77%        6.32%
RATIOS/SUPPLEMENTAL DATA:
Net Assets, End of Period (000)           $456,266      $ 782,303      $720,024     $524,338     $442,263
Ratio of expenses to average net assets       0.74%          0.62%         0.60%        0.61%        0.62%
Ratio of net investment income to
  average net assets                          5.09%          3.52%         2.96%        3.68%        6.14%
Ratio of expenses to average net
  assets*                                                    0.79%
Ratio of net investment income to
  average net assets*                                        3.35%

---------------

 *   During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                      Financial Highlights
--------------------------------------------------------------------------------

                                                              FINANCIAL RESERVES FUND
                                         -----------------------------------------------------------------
                                                              YEAR ENDED OCTOBER 31,
                                         -----------------------------------------------------------------
                                          1995(c)        1994(b)      1993(a)(b)   1992(a)(b)   1991(a)(b)
                                         ----------   -------------   ----------   ----------   ----------
NET ASSET VALUE, BEGINNING OF PERIOD      $  1.000      $   1.000      $  1.000     $  1.000     $  1.000
----------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                      0.054          0.035         0.030        0.040        0.060
Distributions
  Net investment income                     (0.054)        (0.035)       (0.030)      (0.040)      (0.060)
----------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD            $  1.000      $   1.000      $  1.000     $  1.000     $  1.000
----------------------------------------------------------------------------------------------------------
Total Return                                  5.50%          3.57%         2.81%        3.76%        6.28%
RATIOS/SUPPLEMENTAL DATA:
Net Assets, End of Period (000)           $762,693      $ 433,266      $457,872     $523,889     $412,542
Ratio of expenses to average net assets       0.60%          0.57%         0.55%        0.55%        0.55%
Ratio of net investment income to
  average net assets                          5.40%          3.48%         2.78%        3.67%        6.12%
Ratio of expenses to average net
  assets*                                     0.76%          0.73%         0.70%        0.70%        0.62%
Ratio of net investment income to
  average net assets*                         5.24%          3.32%         2.63%        3.52%        6.05%

---------------

 *   During the period, certain fees were voluntarily reduced and/or reimbursed. If such voluntary fee reductions and/or reimbursements had not occurred, the ratios would have been as indicated.
(a)  Effective May 16, 1991, Ameritrust Company National Association became investment adviser to the Fund. Effective
     March 16, 1992, Ameritrust was acquired by Society Corporation and merged into Society National Bank, a wholly-owned subsidiary of Society Corporation, on July 13, 1992. Effective January 7, 1993, Society Asset
     Management, Inc., a wholly-owned subsidiary of Society Corporation, was named investment adviser to the Fund.
(b)  Audited by other auditors.
(c)  Effective June 5, 1995, the Victory Financial Reserves Portfolio became the Financial Reserves Fund.

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                      Financial Highlights
--------------------------------------------------------------------------------

                                                            INSTITUTIONAL MONEY MARKET FUND
                              -------------------------------------------------------------------------------------------
                                 SERVICE       INSTITUTIONAL
                                 SHARES           SHARES
                              -------------    -------------
                                                SIX MONTHS
                              JUNE 5, 1995        ENDED                           YEAR ENDED APRIL 30,
                             TO OCTOBER 31,     OCTOBER 31,     ---------------------------------------------------------
                               1995(a)(e)         1995(e)       1995(d)      1994(d)     1993(d)     1992(d)     1991(d)
                              -------------    -------------    --------    ---------    --------    --------    --------
NET ASSET VALUE, BEGINNING
  OF PERIOD                      $ 1.000         $   1.000      $ 1.000     $  1.000     $ 1.000     $ 1.000     $ 1.000
-------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income            0.012             0.290        0.500        0.028       0.032       0.051       0.076
Distributions
  Net investment income           (0.012)           (0.290)      (0.500)      (0.028)     (0.032)     (0.051)     (0.076)
-------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END
  OF PERIOD                      $ 1.000         $   1.000      $ 1.000     $  1.000     $ 1.000     $ 1.000     $ 1.000
------------------------------------------------------------------------------------------------------------------------
Total Return                        1.23%(b)          2.90%(b)     4.91 %       2.80 %      3.26 %      5.21 %      7.83 %
RATIOS/SUPPLEMENTAL DATA:
Net Assets, End of
  Period (000)                   $11,479         $ 504,536     $449,814     $541,229    $155,097    $177,640    $248,515
Ratio of expenses to
  average net assets                0.51%(c)          0.26%(c)     0.27%        0.55%       0.43%       0.30%       0.30%
Ratio of net investment
  income to average net
  assets                            5.33%(c)          5.69%(c)     4.91%        2.78%       3.19%       5.06%       7.46%
Ratio of expenses to
  average net assets*               1.00%(c)          0.49%(c)     0.51%        0.55%       0.48%       0.42%       0.44%
Ratio of net investment
  income to average net
  assets*                           4.84%(c)          5.46%(c)     4.67%        2.78%       3.14%       4.94%       7.32%

---------------

 *   During the period, certain fees were voluntarily reduced and/or reimbursed. If such voluntary fee reductions and/or reimbursements had not occurred, the ratios would have been as indicated.
(a)  Period from commencement of operations.
(b)  Not annualized.
(c)  Annualized.
(d)  Audited by other auditors.
(e)  Effective June 5, 1995, the Victory Institutional Money Market Portfolio became the Institutional Money Market
     Fund, and the Fund commenced offering separate share classes.

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                      Financial Highlights
--------------------------------------------------------------------------------

                                                            TAX-FREE MONEY MARKET FUND
                                         -----------------------------------------------------------------
                                                              YEAR ENDED OCTOBER 31,
                                         -----------------------------------------------------------------
                                            1995          1994           1993         1992         1991
                                         ----------   -------------   ----------   ----------   ----------
NET ASSET VALUE, BEGINNING OF PERIOD      $  1.000      $   1.000      $  1.000     $  1.000     $  1.000
----------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                      0.034          0.021         0.020        0.027        0.043
Distributions
  Net investment income                     (0.034)        (0.021)       (0.020)      (0.027)      (0.043)
----------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD            $  1.000      $   1.000      $  1.000     $  1.000     $  1.000
----------------------------------------------------------------------------------------------------------
Total Return                                  3.42%          2.17%         2.06%        2.77%        4.44%
RATIOS/SUPPLEMENTAL DATA:
Net Assets, End of Period (000)           $307,726      $ 198,561      $189,351     $151,012     $129,601
Ratio of expenses to average net assets       0.61%          0.60%         0.59%        0.61%        0.62%
Ratio of net investment income to
  average net assets                          3.36%          2.14%         2.04%        2.70%        4.29%
Ratio of expenses to average net
  assets*                                     0.62%          0.79%         0.60%
Ratio of net investment income to
  average net assets*                         3.35%          1.95%         2.02%

---------------

 *   During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                      Financial Highlights
--------------------------------------------------------------------------------

                                                   OHIO MUNICIPAL MONEY MARKET FUND
                           ---------------------------------------------------------------------------------
                            TWO MONTHS
                               ENDED                             YEAR ENDED AUGUST 31,
                            OCTOBER 31,    -----------------------------------------------------------------
                               1995         1995(b)        1994(c)      1993(a)(c)   1992(A)(c)   1991(a)(c)
                           -------------   ----------   -------------   ----------   ----------   ----------
NET ASSET VALUE,
  BEGINNING OF PERIOD        $   1.000      $  1.000      $   1.000      $  1.000     $  1.000     $  1.000
------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income          0.006         0.033          0.021         0.021        0.031        0.046
Distributions
  Net investment income         (0.006)       (0.033)        (0.021)       (0.021)      (0.031)      (0.046)
------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END
  OF PERIOD                  $   1.000      $  1.000      $   1.000      $  1.000     $  1.000     $  1.000
------------------------------------------------------------------------------------------------------------
Total Return                      0.55%(d)      3.33%          2.10%         2.14%        3.18%        4.67%
RATIOS/SUPPLEMENTAL DATA:
Net Assets, End of
  Period (000)               $ 510,414      $502,453      $ 318,132      $262,681     $252,705     $253,177
Ratio of expenses to
  average net assets              0.64%(e)      0.63%          0.65%         0.65%        0.65%        0.64%
Ratio of net investment
  income to average net
  assets                          3.31%(e)      3.33%          2.08%         2.12%        3.13%        4.59%
Ratio of expenses to
  average net assets*             0.92%(e)      0.94%          0.76%         0.72%        0.68%        0.66%
Ratio of net investment
  income to average net
  assets*                         3.03%(e)      3.02%          1.97%         2.05%        3.10%        4.57%

---------------

 *   During the period, certain fees were voluntarily reduced and/or reimbursed. If such voluntary fee reductions and/or reimbursements had not occurred, the ratios would have been as indicated.
(a)  Effective February 27, 1991, Ameritrust Company National Association became investment adviser to the Fund.
     Effective March 16, 1992, Ameritrust was acquired by Society Corporation and merged into Society National Bank, a wholly-owned subsidiary of Society Corporation, on July 13, 1992. Effective February 3, 1993, Society Asset
     Management, Inc. a wholly-owned subsidiary of Society Corporation was named investment adviser to the Fund.
(b)  Effective June 5, 1995, the Victory Ohio Municipal Money Market Portfolio became the Ohio Municipal Money Market
     Fund.
(c)  Audited by other auditors.
(d)  Not annualized.
(e)  Annualized.

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                      Financial Highlights
--------------------------------------------------------------------------------

                                                             LIMITED TERM INCOME FUND
                                         -----------------------------------------------------------------
                                                              YEAR ENDED OCTOBER 31,
                                         -----------------------------------------------------------------
                                          1995(a)         1994           1993         1992         1991
                                         ----------   -------------   ----------   ----------   ----------
NET ASSET VALUE, BEGINNING OF PERIOD      $   9.88       $ 10.53       $  10.45     $  10.33     $  10.02
----------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                       0.57          0.54           0.57         0.64         0.73
  Net realized and unrealized gains
    (losses) from investments                 0.27         (0.61)          0.08         0.13         0.31
----------------------------------------------------------------------------------------------------------
    Total from Investment Activities          0.84         (0.07)          0.65         0.77         1.04
----------------------------------------------------------------------------------------------------------
Distributions
  Net investment income                      (0.57)        (0.54)         (0.57)       (0.64)       (0.73)
  In excess of net realized gains                          (0.04)                      (0.01)
----------------------------------------------------------------------------------------------------------
    Total Distributions                      (0.57)        (0.58)         (0.57)       (0.65)       (0.73)
----------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD            $  10.15       $  9.88       $  10.53     $  10.45     $  10.33
----------------------------------------------------------------------------------------------------------
Total Return (excludes sales charges)         8.77%        (0.66)%         6.39%        7.77%       10.82%
RATIOS/SUPPLEMENTAL DATA:
Net Assets, End of Period (000)           $172,002       $79,150       $ 81,771     $ 55,565     $ 43,763
Ratio of expenses to average net assets       0.78%         0.79%          0.77%        0.78%        0.80%
Ratio of net investment income to
  average net assets                          5.77%         5.29%          5.49%        6.18%        7.20%
Ratio of expenses to average net
  assets*                                     0.79%         0.97%          0.78%
Ratio of net investment income to
  average net assets*                         5.76%         5.10%          5.48%
Portfolio turnover                           97.25%        41.26%         50.27%       14.97%        9.79%

---------------

 *   During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a)  Effective June 5, 1995, the Victory Short-Term Government Income Portfolio merged into the Limited Term Income
     Fund. Financial highlights for the periods prior to June 5, 1995 represent the Limited Term Income Fund.

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                      Financial Highlights
--------------------------------------------------------------------------------

                                                      INTERMEDIATE INCOME FUND             INVESTMENT QUALITY BOND FUND
                                                  --------------------------------       --------------------------------
                                                  YEAR ENDED    DECEMBER 10, 1993        YEAR ENDED   DECEMBER 10, 1993
                                                  OCTOBER 31,     TO OCTOBER 31,         OCTOBER 31,    TO OCTOBER 31,
                                                     1995            1994(a)               1995(d)          1994(a)
                                                  ----------   -------------------       ----------   -------------------
NET ASSET VALUE, BEGINNING OF PERIOD               $   9.25         $   10.00             $   9.10          $ 10.00
-------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                                0.60              0.52                 0.62             0.53
  Net realized and unrealized gains (losses)
    from investments                                   0.44             (0.76)                0.67            (0.92)
-------------------------------------------------------------------------------------------------------------------------
    Total from Investment Activities                   1.04             (0.24)                1.29            (0.39)
-------------------------------------------------------------------------------------------------------------------------
Distributions
  Net investment income                               (0.60)            (0.51)               (0.63)           (0.51)
-------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                     $   9.69         $    9.25             $   9.76          $  9.10
---------------------------------------------------------------------------------------------------------------------
Total Return (excludes sales charges)                 11.65%            (2.48)%(b)           14.63%           (3.92)%(b)
RATIOS/SUPPLEMENTAL DATA:
Net Assets, End of Period (000)                    $163,281         $ 112,923             $125,248          $94,685
Ratio of expenses to average net assets                0.82%             0.79%(c)             0.88%            0.79%(c)
Ratio of net investment income to average net
  assets                                               6.32%             6.23%(c)             6.59%            6.33%(c)
Ratio of expenses to average net assets*               1.06%             1.25%(c)             1.10%            1.25%(c)
Ratio of net investment income to average net
  assets*                                              6.08%             5.77%(c)             6.37%            5.87%(c)
Portfolio turnover                                    98.07%            55.06%              160.01%           89.92%

---------------

 *   During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a)  Period from commencement of operations.
(b)  Not annualized.
(c)  Annualized.
(d)  Effective June 5, 1995, the Victory Corporate Bond Portfolio merged into the Investment Quality Bond Fund.
     Financial highlights for the periods prior to June 5, 1995 represent the Investment Quality Bond Fund.

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                      Financial Highlights
--------------------------------------------------------------------------------

                                                                      GOVERNMENT BOND FUND
                                          -----------------------------------------------------------------------------
                                                       CLASS B                          CLASS A
                                          ----------------------------------   -------------------------
                                          SIX MONTHS                           SIX MONTHS
                                             ENDED       SEPTEMBER 26, 1994       ENDED      YEAR ENDED    MAY 3, 1993
                                          OCTOBER 31,       TO APRIL 30,       OCTOBER 31,    APRIL 30,    TO APRIL 30,
                                            1995(e)          1995(a)(d)          1995(e)       1995(d)      1994(a)(d)
                                          -----------   --------------------   -----------   -----------   ------------
NET ASSET VALUE, BEGINNING OF PERIOD        $  9.43            $ 9.25            $  9.44       $  9.45       $  10.00
-----------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                        0.25              0.31               0.33          0.55           0.45
  Net realized and unrealized gains
    (losses) from investments                  0.45              0.17               0.40         (0.02)         (0.54)
-----------------------------------------------------------------------------------------------------------------------
    Total from Investment Activities           0.70              0.48               0.73          0.53          (0.09)
-----------------------------------------------------------------------------------------------------------------------
Distributions
  Net investment income                       (0.22)            (0.30)             (0.29)        (0.54)         (0.45)
  In excess of net investment income          (0.06)                               (0.01)
  Net realized gains                                                                                            (0.01)
-----------------------------------------------------------------------------------------------------------------------
    Total Distributions                       (0.28)            (0.30)             (0.30)        (0.54)         (0.46)
-----------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD              $  9.85            $ 9.43            $  9.87       $  9.44       $   9.45
------------------------------------------------------------------------------------------------------------------
Total Return (excludes sales charges)          7.47%(b)          5.26%(b)           7.86%(b)      5.87%         (1.06)%
RATIOS/SUPPLEMENTAL DATA:
  Net Assets, End of Period (000)           $   909            $  155            $27,856       $84,567       $120,636
Ratio of expenses to average net assets        1.82%(c)          1.43%(c)           0.92%(c)      0.63%          0.38%(c)
Ratio of net investment income to
  average net assets                           4.98%(c)          5.03%(c)           6.04%(c)      5.97%          4.61%(c)
Ratio of expenses to average net assets*       2.12%(c)          1.60%(c)           1.06%(c)      0.98%          0.96%(c)
Ratio of net investment income to
  average net assets*                          4.68%(c)          4.86%(c)           5.90%(c)      5.62%          4.03%(c)
Portfolio turnover                            68.82%           127.00%             68.82%       127.00%        121.00%

---------------

 *   During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a)  Period from commencement of operations.
(b)  Not annualized.
(c)  Annualized.
(d)  Audited by other auditors.
(e)  Effective June 5, 1995, the Victory Government Bond Portfolio became the Government Bond Fund.

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                      Financial Highlights
--------------------------------------------------------------------------------

                                                             GOVERNMENT MORTGAGE FUND
                                         -----------------------------------------------------------------
                                                              YEAR ENDED OCTOBER 31,
                                         -----------------------------------------------------------------
                                            1995          1994           1993         1992         1991
                                         ----------   -------------   ----------   ----------   ----------
NET ASSET VALUE, BEGINNING OF PERIOD      $  10.33      $   11.36      $  11.07     $  10.73     $  10.18
----------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                       0.72           0.68          0.66         0.74         0.80
  Net realized and unrealized
    gains(losses) from investments            0.62          (1.02)         0.32         0.34         0.55
----------------------------------------------------------------------------------------------------------
    Total from Investment Activities          1.34          (0.34)         0.98         1.08         1.35
----------------------------------------------------------------------------------------------------------
Distributions
  Net investment income                      (0.71)         (0.67)        (0.66)       (0.74)       (0.80)
  Net realized gains                         (0.03)         (0.02)        (0.03)
  In excess of net realized gains            (0.05)
  Tax return of capital                      (0.02)
----------------------------------------------------------------------------------------------------------
    Total Distributions                      (0.81)         (0.69)        (0.69)       (0.74)       (0.80)
----------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD            $  10.86      $   10.33      $  11.36     $  11.07     $  10.73
----------------------------------------------------------------------------------------------------------
Total Return (excludes sales charges)        13.55%         (3.01)%        9.05%       10.34%       13.77%
RATIOS/SUPPLEMENTAL DATA:
Net Assets, End of Period (000)           $136,103      $ 148,168      $132,738     $ 73,660     $ 42,616
Ratio of expenses to average net assets       0.77%          0.76%         0.75%        0.77%        0.78%
Ratio of net investment income to
  average net assets                          6.81%          6.38%         5.92%        6.82%        7.68%
Ratio of expenses to average net
  assets*                                     0.79%          0.96%         0.76%
Ratio of net investment income to
  average net assets*                         6.80%          6.18%         5.92%
Portfolio turnover                           59.14%        131.63%        50.18%       11.19%       20.70%

---------------

 *   During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                      Financial Highlights
--------------------------------------------------------------------------------

                                                                           FUND FOR INCOME
                                            -----------------------------------------------------------------------------
                                                             PERIOD FROM
                                            YEAR ENDED     FEBRUARY 1, 1994               YEAR ENDED JANUARY 31,
                                            OCTOBER 31,     TO OCTOBER 31,       ----------------------------------------
                                              1995(d)          1994(c)           1994(c)    1993(c)    1992(c)    1991(c)
                                            -----------   ------------------     -------    -------    -------    -------
NET ASSET VALUE, BEGINNING OF PERIOD          $  9.43          $  10.14          $ 10.57    $ 10.55    $ 10.19    $  9.90
-------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                          0.73              0.52             0.80       0.80       0.85       0.91
  Net realized and unrealized gains
    (losses) on investments                      0.43             (0.71)           (0.41)      0.06       0.36       0.29
-------------------------------------------------------------------------------------------------------------------------
    Total from Investment Activities             1.16             (0.19)            0.39       0.86       1.21       1.20
-------------------------------------------------------------------------------------------------------------------------
Distributions
  Net investment income                         (0.59)            (0.51)           (0.80)     (0.80)     (0.85)     (0.91)
  In excess of net investment income            (0.07)            (0.01)
  Net realized gains                                                               (0.02)     (0.04)
-------------------------------------------------------------------------------------------------------------------------
    Total Distributions                         (0.66)            (0.52)           (0.82)     (0.84)     (0.85)     (0.91)
-------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                $  9.93          $   9.43          $ 10.14    $ 10.57    $ 10.55    $ 10.19
---------------------------------------------------------------------------------------------------------------------
Total Return (excludes sales charges)           12.75%            (1.99)%(a)        3.75%      8.45%     12.34%     12.75%
RATIOS/SUPPLEMENTAL DATA:
Net Assets, End of Period (000)               $22,756          $ 29,358          $46,632    $55,075    $58,055    $44,097
Ratio of expenses to average net assets          1.12%             1.12%(b)         1.13%      1.12%      0.92%      0.50%
Ratio of net investment income to average
  net assets                                     7.62%             7.21%(b)         7.65%      7.56%      8.18%      9.15%
Ratio of expenses to average net assets*         1.58%             1.26%(b)
Ratio of net investment income to average
  net assets*                                    7.16%             7.07%(b)
Portfolio turnover                              35.20%            18.00%           47.00%     23.00%     24.00%      5.00%

---------------

 *   During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a)  Not annualized.
(b)  Annualized.
(c)  Audited by other auditors.
(d)  Effective June 5, 1995, the Victory Fund For Income Portfolio became the Fund For Income.

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                      Financial Highlights
--------------------------------------------------------------------------------

                                                                   NATIONAL MUNICIPAL BOND FUND
                                        -----------------------------------------------------------------------------------
                                                     CLASS B                          CLASS A
                                        ----------------------------------   -------------------------
                                        SIX MONTHS                           SIX MONTHS
                                           ENDED       SEPTEMBER 26, 1994       ENDED      YEAR ENDED     FEBRUARY 3, 1994
                                        OCTOBER 31,       TO APRIL 30,       OCTOBER 31,    APRIL 30,       TO APRIL 30,
                                          1995(e)          1995(a)(d)          1995(e)       1995(d)         1994(a)(d)
                                        -----------   --------------------   -----------   -----------   ------------------
NET ASSET VALUE, BEGINNING OF PERIOD      $  9.59            $ 9.53            $  9.59       $  9.64           $10.00
---------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                      0.20              0.28               0.24          0.44             0.08
  Net realized and unrealized gains
    (losses) from investments                0.47              0.05               0.46         (0.05)           (0.36)
---------------------------------------------------------------------------------------------------------------------------
    Total from Investment Activities         0.67              0.33               0.70          0.39            (0.28)
---------------------------------------------------------------------------------------------------------------------------
Distributions
  Net investment income                     (0.19)            (0.27)             (0.23)        (0.44)           (0.08)
---------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD            $ 10.07            $ 9.59            $ 10.06       $  9.59           $ 9.64
---------------------------------------------------------------------------------------------------------------------
Total Return (excludes sales charges)        6.99%(b)          3.54%(b)           7.39%(b)      4.21%           (2.82)%(b)
RATIOS/SUPPLEMENTAL DATA:
Net Assets, End of Period (000)           $   456            $  147            $11,964       $ 5,118           $  494
Ratio of expenses to average net
  assets                                     0.96%(c)         (0.05)%(c)          0.02%(c)      0.20%            0.65%(c)
Ratio of net investment income (loss)
  to average net assets                      4.15%(c)          4.35%(c)           5.11%(c)      5.01%            3.15%(c)
Ratio of expenses to average net
  assets*                                    3.67%(c)          2.63%(c)           2.57%(c)      3.95%           26.10%(c)
Ratio of net investment loss to
  average net assets*                        1.44%(c)          1.67%(c)           2.56%(c)      1.26%          (22.30%(c))
Portfolio turnover                          72.46%            52.00%             72.46%        52.00%           13.00%

---------------

 *   During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a)  Period from commencement of operations.
(b)  Not annualized.
(c)  Annualized.
(d)  Audited by other auditors.
(e)  Effective June 5, 1995, the Victory National Municipal Bond Portfolio became the National Municipal Bond Fund.

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                      Financial Highlights
--------------------------------------------------------------------------------

                                                                    NEW YORK TAX-FREE FUND
                             ----------------------------------------------------------------------------------------------------
                                        CLASS B                          CLASS A
                             ------------------------------    ---------------------------
                                              PERIOD FROM                     PERIOD FROM                            PERIOD FROM
                                             SEPTEMBER 26,                     JANUARY 1,        YEARS ENDED        FEBRUARY 11,
                             YEAR ENDED         1994 TO        YEAR ENDED       1994 TO          DECEMBER 31,          1991 TO
                             OCTOBER 31,      OCTOBER 31,      OCTOBER 31,    OCTOBER 31,     ------------------    DECEMBER 31,
                               1995(e)          1994(d)          1995(e)        1994(d)       1993(d)    1992(d)     1991(a)(d)
                             -----------    ---------------    -----------    ------------    -------    -------    -------------
NET ASSET VALUE, BEGINNING
  OF PERIOD                    $ 12.39          $ 12.62          $ 12.39        $  13.54      $12.76     $12.50        $ 12.00
---------------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income           0.85             0.07             0.87            0.57        0.70       0.74           0.64
  Net realized and
    unrealized gains
    (losses) from
    investments                   0.36            (0.23)            0.42           (1.15)       0.84       0.26           0.50
---------------------------------------------------------------------------------------------------------------------------------
    Total from Investment
      Activities                  1.21            (0.16)            1.29           (0.58)       1.54       1.00           1.14
---------------------------------------------------------------------------------------------------------------------------------
Distributions
  Net investment income          (0.74)           (0.07)           (0.83)          (0.57)      (0.70 )    (0.74 )        (0.64)
  Net realized gains                                                                           (0.06 )
---------------------------------------------------------------------------------------------------------------------------------
    Total Distributions          (0.74)           (0.07)           (0.83)          (0.57)      (0.76 )    (0.74 )        (0.64)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END
  OF PERIOD                    $ 12.86          $ 12.39          $ 12.85        $  12.39      $13.54     $12.76        $ 12.50
---------------------------------------------------------------------------------------------------------------------
Total Return (excludes
  sales charges)                 10.18%           (1.25)%(b)       10.82%          (4.31)%(b)  12.34 %     8.26 %        11.06%(b)
RATIOS/SUPPLEMENTAL DATA:
Net Assets, End of Period
  (000)                        $ 1,953          $      (f)       $15,374        $ 17,840      $28,530    $26,034       $20,995
Ratio of expenses to
  average net assets              2.02%            0.52%(c)         1.16%           0.91%(c)    0.87 %     0.66 %         0.45%(c)
Ratio of net investment
  income (loss) to average
  net assets                      5.94%            5.94%(c)         5.50%           5.33%(c)    5.28 %     5.89 %         6.28%(c)
Ratio of expenses to
  average net assets*             2.25%            0.86%(c)         1.96%           1.25%(c)    0.96 %     0.96 %         0.95%(c)
Ratio of net investment
  loss to average net
  assets*                         5.71%            5.60%(c)         4.70%           4.99%(c)    5.19 %     5.59 %         5.78%(c)
Portfolio turnover               18.33%           18.00%           18.33%          18.00%      12.00 %    14.00 %        61.00%

---------------

 *   During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a)  Period from commencement of operations.
(b)  Not annualized.
(c)  Annualized.
(d)  Audited by other auditors.
(e)  Effective June 5, 1995, the Victory New York Tax-Free Portfolio became the New York Tax-Free Fund.
(f)  Amount is less than $1,000.

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                      Financial Highlights
--------------------------------------------------------------------------------

                                                             OHIO MUNICIPAL BOND FUND
                                         -----------------------------------------------------------------
                                                              YEAR ENDED OCTOBER 31,
                                         -----------------------------------------------------------------
                                            1995          1994           1993         1992         1991
                                         ----------   -------------   ----------   ----------   ----------
NET ASSET VALUE, BEGINNING OF PERIOD      $  10.33       $ 11.52       $  10.52     $  10.37      $10.06
----------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                       0.52          0.49           0.52         0.60        0.65
  Net realized and unrealized
    gains(losses) from investments            1.00         (0.94)          1.00         0.15        0.31
----------------------------------------------------------------------------------------------------------
    Total from Investment Activities          1.52         (0.45)          1.52         0.75        0.96
----------------------------------------------------------------------------------------------------------
Distributions
  Net investment income                      (0.53)        (0.49)         (0.52)       (0.60)      (0.65)
  Net realized gains                                       (0.25)
----------------------------------------------------------------------------------------------------------
    Total Distributions                      (0.53)        (0.74)         (0.52)       (0.60)      (0.65)
----------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD            $  11.32       $ 10.33       $  11.52     $  10.52      $10.37
----------------------------------------------------------------------------------------------------------
Total Return (excludes sales charges)        15.03%        (4.08)%        14.75%        7.34%       9.87%
RATIOS/SUPPLEMENTAL DATA:
Net Assets, End of Period (000)           $ 60,031       $57,704       $ 50,676     $ 17,676      $8,042
Ratio of expenses to average net assets       0.66%         0.51%          0.42%        0.09%       0.01%
Ratio of net investment income to
  average net assets                          4.78%         4.58%          4.77%        5.76%       6.39%
Ratio of expenses to average net
  assets*                                     0.94%         1.09%          0.86%        0.84%
Ratio of net investment income to
  average net assets*                         4.49%         4.01%          4.33%        5.01%
Portfolio turnover                          124.79%        52.59%        150.76%       47.28%      15.06%

---------------

 *   During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                      Financial Highlights
--------------------------------------------------------------------------------

                                                         BALANCED FUND                          STOCK INDEX FUND
                                               ----------------------------------       ---------------------------------
                                               YEAR ENDED     DECEMBER 10, 1993         YEAR ENDED     DECEMBER 3, 1993
                                               OCTOBER 31,      TO OCTOBER 31,          OCTOBER 31,     TO OCTOBER 31,
                                                  1995             1994(a)                 1995             1994(a)
                                               -----------   --------------------       -----------   -------------------
NET ASSET VALUE, BEGINNING OF PERIOD            $    9.62          $  10.00              $   10.18          $ 10.00
-------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                              0.41              0.33                   0.27             0.20
  Net realized and unrealized gains (losses)
    from investments and foreign currencies          1.40             (0.39)                  2.31             0.16
-------------------------------------------------------------------------------------------------------------------------
    Total from Investment Activities                 1.81             (0.06)                  2.58             0.36
-------------------------------------------------------------------------------------------------------------------------
Distributions
  Net investment income                             (0.42)            (0.32)                 (0.26)           (0.18)
  Net realized gains
-------------------------------------------------------------------------------------------------------------------------
    Total Distributions                             (0.42)            (0.32)                 (0.26)           (0.18)
-------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                  $   11.01          $   9.62              $   12.50          $ 10.18
---------------------------------------------------------------------------------------------------------------------
Total Return (excludes sales charges)               19.24%            (0.57)%(b)             25.72%            3.66%(b)
RATIOS/SUPPLEMENTAL DATA:
Net Assets, End of Period (000)                 $ 201,073          $127,285              $ 160,822          $89,686
Ratio of expenses to average net assets              0.98%             0.87%(c)               0.55%            0.58%(c)
Ratio of net investment income to average net
  assets                                             4.05%             3.97%(c)               2.53%            2.35%(c)
Ratio of expenses to average net assets*             1.36%             1.49%(c)               0.87%            1.10%(c)
Ratio of net investment income to average net
  assets*                                            3.67%             3.35%(c)               2.21%            1.82%(c)
Portfolio turnover                                  69.22%           118.49%                 11.91%            1.44%

---------------

 *   During the period, certain fees were voluntarily reduced and/or reimbursed. If such voluntary fee reductions and/or reimbursements had not occurred, the ratios would have been as indicated.
(a)  Period from commencement of operations.
(b)  Not annualized.
(c)  Annualized.

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                      Financial Highlights
--------------------------------------------------------------------------------

                                                                                                     VALUE FUND
                                               DIVERSIFIED STOCK FUND                      ------------------------------
                              ---------------------------------------------------------                      DECEMBER 3,
                                             YEAR ENDED OCTOBER 31,                         YEAR ENDED          1993
                              ---------------------------------------------------------     OCTOBER 31,     TO OCTOBER 31,
                                1995        1994         1993        1992        1991         1995(d)          1994(a)
                              --------    ---------    --------    --------    --------    -------------    -------------
NET ASSET VALUE, BEGINNING
  OF PERIOD                   $ 12.68     $  13.39     $ 12.16     $ 11.44     $  9.25       $   10.13        $   10.00
-------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income          0.27         0.25        0.18        0.19        0.23            0.27             0.21
  Net realized and
    unrealized gains from
    investments                  2.33         0.64        1.50        1.11        2.20            1.92             0.11
-------------------------------------------------------------------------------------------------------------------------
    Total from Investment
      Activities                 2.60         0.89        1.68        1.30        2.43            2.19             0.32
-------------------------------------------------------------------------------------------------------------------------
Distributions
  Net investment income         (0.28 )      (0.23 )     (0.21 )     (0.19 )     (0.24 )         (0.28)           (0.19)
  Net realized gains            (1.38 )      (1.37 )     (0.24 )     (0.39 )                     (0.17)
-------------------------------------------------------------------------------------------------------------------------
    Total Distributions         (1.66 )      (1.60 )     (0.45 )     (0.58 )     (0.24 )         (0.45)           (0.19)
-------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END
  OF PERIOD                   $ 13.62     $  12.68     $ 13.39     $ 12.16     $ 11.44       $   11.87        $   10.13
---------------------------------------------------------------------------------------------------------------------
Total Return (excludes
  sales charges)                23.54 %       7.39 %     14.04 %     11.57 %     27.50 %         22.28%            3.27%(b)
RATIOS/SUPPLEMENTAL DATA:
Net Assets, End of Period
  (000)                       $409,549    $263,227     $257,405    $227,839    $177,472      $ 295,871        $ 188,184
Ratio of expenses to
  average net assets             0.92 %       0.89 %      0.89 %      0.91 %      0.91 %          0.99%            0.92%(c)
Ratio of net investment
  income to average net
  assets                         2.11 %       2.06 %      1.45 %      1.63 %      2.06 %          2.55%            2.32%(c)
Ratio of expenses to
  average net assets*            0.95 %       1.10 %      0.90 %                                  1.30%            1.48%(c)
Ratio of net investment
  income to average net
  assets*                        2.07 %       1.86 %      1.43 %                                  2.24%            1.76%(c)
Portfolio turnover              75.05 %     103.62 %     86.32 %     74.83 %     50.78 %         23.03%           39.05%

---------------

 *   During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a)  Period from commencement of operations.
(b)  Not annualized.
(c)  Annualized.
(d)  Effective June 5, 1995, the Victory Equity Income Portfolio merged into the Value Fund. Financial highlights for the periods prior to June 5, 1995 represent the Value Fund.

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                      Financial Highlights
--------------------------------------------------------------------------------

                                                                                            SPECIAL GROWTH FUND
                                GROWTH FUND                SPECIAL VALUE FUND         ------------------------------------
                       ----------------------------   ----------------------------      SIX                    JANUARY 11,
                         YEAR         DECEMBER 3,        YEAR        DECEMBER 3,       MONTHS        YEAR         1994
                        ENDED            1993            ENDED           1993          ENDED         ENDED    TO APRIL 30,
                       OCTOBER 31,   TO OCTOBER 31,   OCTOBER 31,   TO OCTOBER 31,    OCTOBER 31,  APRIL 30,      1994
                         1995(f)       1994(a)(g)        1995          1994(a)          1995       1995(d)(e)   (a)(d)(e)
                       -----------   --------------   -----------   --------------    ---------    ---------    ---------
NET ASSET VALUE,
  BEGINNING OF PERIOD   $  10.23        $  10.00       $  10.49        $  10.00        $ 10.54      $  9.82      $ 10.00
-------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment
    income (loss)           0.11            0.10           0.15            0.11                        0.02        (0.01)
  Net realized and
    unrealized gains
    (losses) from
    investments             1.97            0.22           1.71            0.48           1.27         0.72        (0.17)
-------------------------------------------------------------------------------------------------------------------------
    Total from
      Investment
      Activities            2.08            0.32           1.86            0.59           1.27         0.74        (0.18)
-------------------------------------------------------------------------------------------------------------------------
Distributions
  Net investment
    income                 (0.11)          (0.09)         (0.15)          (0.10)                      (0.02)
  Net realized gains       (0.05)                         (0.05)
-------------------------------------------------------------------------------------------------------------------------
    Total
      Distributions        (0.16)          (0.09)         (0.20)          (0.10)                      (0.02)
-------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END
  OF PERIOD             $  12.15        $  10.23       $  12.15        $  10.49        $ 11.81      $ 10.54      $  9.82
---------------------------------------------------------------------------------------------------------------------
Total Return
  (excludes sales
  charges)                 20.54 %          3.22%(b)      18.01 %          5.92%(b)      12.05%(b)     7.51%       (1.80)%(b)
RATIOS/SUPPLEMENTAL
  DATA:
Net Assets, End of
  Period (000)          $108,253        $ 66,921       $194,700        $118,600        $54,335      $20,796      $30,867
Ratio of expenses to
  average net assets        1.07 %          0.94%(c)       1.04 %          1.00%(c)       0.65%(c)     1.04%        0.82%(c)
Ratio of net
  investment income
  to average net
  assets                    1.00 %          1.10%(c)       1.35 %          1.23%(c)      (0.13)%(c)     0.17%      (0.27)%(c)
Ratio of expenses to
  average net assets*       1.42 %          1.51%(c)       1.30 %          1.49%(c)       1.40%(c)     1.35%        1.47%(c)
Ratio of net
  investment income
  (loss) to average
  net assets*               0.65 %          0.52%(c)       1.09 %          0.74%(c)      (0.88)%(c)    (0.14)%     (0.92)%
Portfolio turnover        107.13 %         28.09%         38.57 %         17.90%         54.37%      102.00%       61.00%

---------------

 *   During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a)  Period from commencement of operations.
(b)  Not annualized.
(c)  Annualized.
(d)  Audited by other auditors.
(e)  Effective June 5, 1995, the Victory Aggressive Growth Portfolio merged into the Special Growth Fund. Financial highlights for the periods prior to June 5, 1995 represent the Aggressive Growth Portfolio.
(f)  Effective June 5, 1995, the Victory Equity Portfolio merged into the Growth Fund. Financial highlights for the period prior to June 5, 1995 represent the Growth Fund.
(g)  Effective March 17, 1994, the Society Earnings Momentum Fund merged into the Growth Fund. Financial highlights for the period prior to March 17, 1994 represent the Growth Fund.

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                      Financial Highlights
--------------------------------------------------------------------------------

                                                             OHIO REGIONAL STOCK FUND
                                         -----------------------------------------------------------------
                                                              YEAR ENDED OCTOBER 31,
                                         -----------------------------------------------------------------
                                            1995          1994           1993         1992         1991
                                         ----------   -------------   ----------   ----------   ----------
NET ASSET VALUE, BEGINNING OF PERIOD      $  14.56       $ 14.69       $  12.12     $  11.15     $   6.75
----------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                       0.17          0.18           0.16         0.20         0.21
  Net realized and unrealized gains
    from investments                          2.13          0.39           2.63         1.07         4.39
----------------------------------------------------------------------------------------------------------
    Total from Investment Activities          2.30          0.57           2.79         1.27         4.60
----------------------------------------------------------------------------------------------------------
Distributions
  Net investment income                      (0.18)        (0.17)         (0.18)       (0.21)       (0.20)
  Net realized gains                         (0.74)        (0.53)         (0.04)       (0.09)
----------------------------------------------------------------------------------------------------------
    Total Distributions                      (0.92)        (0.70)         (0.22)       (0.30)       (0.20)
----------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD            $  15.94       $ 14.56       $  14.69     $  12.12     $  11.15
----------------------------------------------------------------------------------------------------------
Total Return (excludes sales charges)        16.93%         3.96%         23.16%       11.50%       68.68%
RATIOS/SUPPLEMENTAL DATA:
Net Assets, End of Period (000)           $ 39,048       $33,965       $ 34,926     $ 36,115     $ 27,092
Ratio of expenses to average net assets       1.20%         1.04%          1.04%        1.04%        1.08%
Ratio of net investment income to
  average net assets                          1.13%         1.27%          1.17%        1.73%        2.16%
Ratio of expenses to average net
  assets*                                     1.24%         1.27%          1.06%
Ratio of net investment income to
  average net assets*                         1.09%         1.04%          1.15%
Portfolio turnover                           11.44%        14.38%          7.25%        7.56%       14.59%

---------------

 *   During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

                       SEE NOTES TO FINANCIAL STATEMENTS.

THE VICTORY PORTFOLIOS                                      Financial Highlights
--------------------------------------------------------------------------------

                                                             INTERNATIONAL GROWTH FUND
                                         -----------------------------------------------------------------
                                                              YEAR ENDED OCTOBER 31,
                                         -----------------------------------------------------------------
                                          1995(A)         1994           1993         1992         1991
                                         ----------   -------------   ----------   ----------   ----------
NET ASSET VALUE, BEGINNING OF PERIOD      $  13.32       $ 11.93       $   8.93     $   9.20      $ 9.46
----------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income (loss)                0.05         (0.01)         (0.03)       (0.02)       0.51
  Net realized and unrealized gains
    (losses) from investments and
    foreign currencies                       (0.42)         1.40           3.03        (0.17)      (0.25)
----------------------------------------------------------------------------------------------------------
    Total from Investment Activities         (0.37)         1.39           3.00        (0.19)       0.26
----------------------------------------------------------------------------------------------------------
Distributions
  Net investment income                                                                (0.01)      (0.52)
  Net realized gains                         (0.55)                                    (0.07)
  Tax return of capital                      (0.07)
----------------------------------------------------------------------------------------------------------
    Total Distributions                      (0.62)                                    (0.08)      (0.52)
----------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD            $  12.33       $ 13.32       $  11.93     $   8.93      $ 9.20
----------------------------------------------------------------------------------------------------------
Total Return (excludes sales charges)        (2.50)%       11.65%         33.59%       (2.08)%      2.93%
RATIOS/SUPPLEMENTAL DATA:
Net Assets, End of Period (000)           $106,477       $81,307       $ 30,629     $ 11,091      $5,682
Ratio of expenses to average net assets       1.53%         1.48%          1.46%        1.56%       1.72%
Ratio of net investment income (loss)
  to average net assets                       0.75%        (0.51)%        (0.74)%      (0.20)%      5.97%
Ratio of expenses to average net
  assets*                                     1.65%         1.83%          1.63%        1.72%
Ratio of net investment loss to average
  net assets*                                 0.63%        (0.86)%        (0.91)%      (0.35)%
Portfolio turnover                           68.09%        50.66%         45.43%       91.92%     102.53%

---------------

 *   During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a)  Effective June 5, 1995, the Victory Foreign Markets Portfolio merged into the International Growth Fund. Financial highlights for the periods prior to June 5, 1995 represent the International Growth Portfolio.

                       SEE NOTES TO FINANCIAL STATEMENTS.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Trustees of
  The Victory Portfolios

    We have audited the accompanying statements of assets and liabilities of The Victory Portfolios (comprising, respectively, the U.S. Government Obligations Fund, Prime Obligations Fund, Financial Reserves Fund (formerly the Financial Reserves Portfolio), Institutional Money Market Fund (formerly the Institutional Money Market Portfolio), Tax-Free Money Market Fund, Ohio Municipal Money Market Fund (formerly the Ohio Municipal Money Market Portfolio), Limited Term Income Fund, Intermediate Income Fund, Investment Quality Bond Fund, Government Bond Fund (formerly the Government Bond Portfolio), Government Mortgage Fund, Fund for Income (formerly the Fund for Income Portfolio), National Municipal Bond Fund (formerly the National Municipal Bond Portfolio), New York Tax-Free Fund (formerly the New York Tax-Free Portfolio), Ohio Municipal Bond Fund, Balanced Fund, Stock Index Fund, Diversified Stock Fund, Value Fund, Growth Fund, Special Value Fund, Special Growth Fund, Ohio Regional Stock Fund, and International Growth Fund), including the schedules of investments, as of October 31, 1995, and the related statements of operations and changes in net assets, and the financial highlights for each period presented except as noted in the next paragraph. These financial statements and financial highlights are the responsibility of The Victory Portfolios' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

    The Financial Reserves Fund's statement of changes in net assets for the year ended October 31, 1994 and the financial highlights for each of the four years in the period ended October 31, 1994 were audited by other auditors, whose reports dated December 2, 1994 and December 17, 1993, respectively, expressed unqualified opinions on those financial statements and financial highlights. The Institutional Money Market Fund's statement of changes in net assets for each of the two years in the period ended April 30, 1995 and the financial highlights for each of the five years in the period ended April 30, 1995 were audited by other auditors, whose report dated June 20, 1995 expressed an unqualified opinion on those financial statements and financial highlights. The Ohio Municipal Money Market Fund's statement of changes in net assets for the year ended August 31, 1994 and the financial highlights for each of the four years in the period ended August 31, 1994 were audited by other auditors, whose reports dated October 7, 1994 and October 13, 1993, respectively, expressed unqualified opinions on those financial statements and financial highlights. The Government Bond Fund's statements of changes in net assets and financial highlights for the periods ended April 30, 1995 and 1994 were audited by other auditors, whose report dated June 20, 1995 expressed an unqualified opinion on those financial statements and financial highlights. The Fund for Income's statements of changes in net assets for the period ended October 31, 1994 and the financial highlights for the period ended October 31, 1994 and for each of the three years in the period ended January 31, 1994 were audited by other auditors, whose reports dated December 2, 1994 and February 28, 1994, respectively, expressed unqualified opinions on those financial statements and financial highlights. The National Municipal Bond Fund's statements of changes in net assets and financial highlights for the periods ended April 30, 1995 and 1994 were audited by other auditors, whose report dated June 20, 1995 expressed an unqualified opinion on those financial statements and financial highlights. The New York Tax-Free Fund's statement of changes in net assets for the periods ended October 31, 1994 and the financial highlights for the period ended October 31, 1994, two years in the period ended December 31, 1993 and the period ended December 31, 1991 were audited by other auditors, whose reports dated December 2, 1994 and January 13, 1994, respectively, expressed unqualified opinions on those financial statements and financial highlights. The Special Growth Fund's statements of changes in net assets and financial highlights for the year ended April 30, 1995 and period ended April 30, 1994 were audited by other auditors, whose report dated June 20, 1995 expressed an unqualified opinion on those financial statements and financial highlights.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation and verification by examination of securities owned as of October 31, 1995, by correspondence with the custodians and brokers or other auditing procedures where confirmations from brokers were not received. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements and financial highlights referred to above, except as noted in the second paragraph present fairly, in all material respects, the financial position of each of the respective funds comprising The Victory Portfolios as of October 31, 1995, and the results of their operations, the changes in their net assets and the financial highlights for the periods then ended in conformity with generally accepted accounting principles.

                                          COOPERS & LYBRAND L.L.P.

Columbus, Ohio
December 19, 1995

THE VICTORY PORTFOLIOS                               Special Shareholder Meeting
--------------------------------------------------------------------------------

On December 1, 1995, a special meeting of the shareholders of The Victory Portfolios was held to consider various proposals.

The shareholders approved each of the following proposals:

With respect to all of the Funds:

     1.   To convert The Victory Portfolios to a Delaware business trust.

     2. To designate KeyCorp Mutual Fund Advisers, Inc. as investment adviser pursuant to a new investment advisory agreement between each of the Funds and KeyCorp Mutual Fund Advisers, Inc.

    3(a). To elect the following Trustees: Robert G. Brown, Edward P. Campbell,
          Dr. Harry Gazelle, Dr. Thomas F. Morrissey, Stanley I. Landgraf, Leigh
          A. Wilson and Dr. H. Patrick Swygert.

    3(b). To select Coopers & Lybrand L.L.P. as independent accountants.

With respect to all of the Funds other than the Fund for Income and Special Growth Fund:

     4. To designate Society Asset Management, Inc. as sub-investment adviser pursuant to a new sub-investment advisory agreement between Society Asset Management, Inc. and KeyCorp Mutual Fund Advisors, Inc.

With respect to the Fund for Income:

     5. To designate First Albany Asset Management Corporation as sub-investment adviser pursuant to a new sub-investment advisory agreement between First Albany Asset Management Corporation and KeyCorp Mutual Fund Advisers, Inc.

With respect to the Special Growth Fund:

     6. To designate T. Rowe Price Associates, Inc. as sub-investment adviser pursuant to a new sub-investment advisory agreement between T. Rowe Price Associates, Inc. and KeyCorp Mutual Fund Advisers, Inc.

With respect to the U.S. Government Obligations Fund, Prime Obligations Fund and Tax-Free Money Market Fund:

     7. To increase the maximum remaining maturity for each security purchased to 397 days.

With respect to all of the Funds other than the Financial Reserves Fund, Institutional Money Market Fund, Ohio Municipal Money Market Fund, Government Bond Fund, Fund for Income, National Municipal Bond Fund, New York Tax-Free Bond Fund, Ohio Municipal Bond Fund and Value Fund:

     8. To restate each Fund's investment objective; and

With respect to all of the Funds other than the Financial Reserves Fund, Institutional Money Market Fund, Ohio Municipal Money Market Fund, Government Bond Fund, Fund for Income, National Municipal Bond Fund, New York Tax-Free Bond Fund and Value Fund:

     9. To amend certain fundamental investment restrictions.

                                  Bulk Rate
                                 U.S. Postage
                                     PAID
                                 Cleveland,OH
                                Permit No. 469

                                 VICTORY FUNDS
                                 1-800-539-FUND
                                AR/VP-001 12/95